EXHIBIT 4.25

Summary of the Transaction

On March 31, 2005 Compañía Vidriera, S.A. de C.V. (“Covisa”), Industria del Álcali, S.A. de C.V. (“Álcali”) and Comercializadora Álcali, S. de R.L. de C.V. (“Comercializadora”), all subsidiaries of Vena, closed a five year non-recourse revolving account receivables facility, through which such companies obtained approximately Ps. 550 million and US$ 19 million. Such amounts were obtained from the issuance through a trust that was specifically setup for this transaction, of Ps. $550 million in “Certificados Bursátiles Preferentes” that trade on the Mexican Stock Exchange and US$19 million in Subordinated Notes placed in the United States of America, and which are not publicly traded. The trust's payment obligation for the Subordinated Notes was guaranteed by US Interest and principal on the “Certificados Bursátiles Preferentes” and the Subordinated Notes are payable by the trust from the collection of the receivables originated by the three Vena subsidiaries. Covisa conducts all of Vena’s glass container operations in Mexico, Álcali is engaged in the manufacturing and distribution of soda ash, sodium bicarbonate, calcium chloride and salt, and Comercializadora markets Álcali’s products.

Summary of the Trust.

On March 23, 2005, Covisa, Álcali and Comercializadora, acting as Settlors and Beneficiaries in Third Place, executed the Trust with the Issuing Trustee. The main purpose of the Trust is for the Issuing Trustee to issue “Certificados Bursátiles Preferentes” and Subordinated Notes according with the written instructions received from the Initial Technical Committee with the terms and other conditions of the Issuance, to be placed among the general investing public with respect to the Certificados Bursátiles Preferentes and by a foreign private offering with respect to the Subordinated Notes, and to comply with all the duties and obligations related to the Certificados Bursátiles Preferentes and the

Subordinated Notes specified or contemplated by the Offering Memorandum, the Trust, the Initial Technical Committee Meeting, the Proffered Notes, the Subordinated Notes and the Offering Agreements, respectively.

A brief summary of the most relevant terms included in the Trust is hereby presented. Such summary is not intended to be exhaustive or sufficient, so it is necessary to review the terms and conditions included in the Trust.

7.1 Creation of the Trust and Receivable Rights Assignment.

The Settlors created the Trust as follows: a) by the irrevocable transfer of Ps. $1,000.00 (one thousand Mexican Pesos 00/100) as starting contribution to the Property of the Trust; b) Covisa in its capacity of Settlor of the Trust and according to the Assignment Agreement, irrevocably assigned and transferred to the Issuing Trustee (i) the Receivable Rights Covisa described on the Initial List, and (ii) the rights, resources and/or values that, as the case may be, result from the execution of such rights, but not the obligations related to them; c) Álcali in its capacity of Settlor of the Trust irrevocably assigned and transferred to the Issuing Trustee: (i) the Receivable Rights Álcali described on the Initial List, and (ii) the rights, resources and/or values that, as the case may be, result from the execution of such rights, but not the obligations related to them, and d) Comercializadora in its capacity of Settlor of the Trust, irrevocably assigned and transferred to the Issuing Trustee: (i) the Receivable Rights Comercializadora described on the Initial List, and (ii) the rights, resources and/or values that, as the case may be, result from the execution of such rights, but not the obligations related to them.

7.2. Parties of the Trust.

Settlors:	Covisa, Álcali and Comercializadora

Trustee:	ABN AMRO Bank (Mexico), S.A. Institución de Banca Múltiple, Fiduciary Division.
Beneficiaries in
First Place:
Each one of the Preferred Holders, represented by the Common Representative, as for their right to receive payment of the principal and interests, and other amounts derived from the Notes, according to the terms and conditions set forth in the Certificados Bursátiles Preferentes and in the Trust.

Beneficiaries in
Second Place:
Each one of the Preferred Holders, represented by the Common Representative, as for their right to receive payment of the principal and interests, and other amounts derived from the Notes, according to the terms and conditions set forth in the Subordinated Notes and in the Trust.

Beneficiaries in
Third Place:
The Settlors, as for their right to, as may correspond according to the Trust, receive back the goods and rights transferred to the Trust, and all the amounts and goods that at that moment are part of the Property of the Trust, in the terms set forth in the Trust, once the principal, the interests and other amounts payable have been paid in full, according to the Certificados Bursátiles Preferentes and the Subordinated Notes.

7.3 Property of the Trust.

The Property of the Trust will be formed by: a) the amounts and Receivable Rights that the Settlors transfer to the Issuing Trustee according to Section 2 of the Trust, and the amounts and Receivable Rights that Settlors may contribute or transfer in the future according to the Assignment Agreement; b) the goods, resources and/or values in cash or in kind derived from the goods and rights mentioned above; c) the resources obtained as a result of the Issuance and placement of the Certificados Bursátiles Preferentes and the Subordinated Notes, according to the Trust; d) the resources obtained as a result of the collection of the Receivable Rights Assigned; e) any other goods or rights that may be part of the accounts or assets of the Trust or the Required Reserves; f) the interests or yield of any kind derived from the investment of the liquid assets of the Property of the Trust; g) other goods or rights received by the Issuing Trustee to comply with the purposes of the Trust or as a consequence thereof; h) any other goods or rights that for any reason become part of the Property of the Trust, including future contributions thereto made by the Settlors.

7.4 Purpose of the Trust

The main purposes of the Trust are: a) for the Issuing Trustee to execute the Assignment Agreement, so that according to the terms of such agreement and the Trust, the Trustee acquires from the Settlors, as part of the Property of the Trust, the Receivable Rights, and communicates the assignment of the Receivable Rights to the respective debtors; b) for the Issuing Trustee to execute the Management Agreement and the Master Services Agreements with the Master Manager, in terms substantially similar to those models included as exhibits in the Trust, and to become a part of the Services Agreements and Services Sub-Agreements, in terms substantially similar to those models included as exhibits in the Trust, so that, among other things, according to the terms of such agreements and of the Trust, the Master Manager, directly or through the Manager or Sub-Manager as the case may be, may render the services of management and collection and receive the resources that are part of the Receivable Rights Assigned, and prepare and deliver the Master Management Reports and all related information that may be required according to such agreements; c) for the Issuing Trustee to supervise all the costs and expenses of the Master Manager, the Manager and the Sub-Manager, resulting from the Management Agreement, the Master Services Agreements, the Services Agreements and the Services Sub-Agreements, and if the case may be, for the Trustee to modify or terminate such agreements according to the instructions received from the Technical Committee; d) for the Issuing Trustee to execute an Issuance of Certificados Bursátiles Preferentes according to the written instruction received from the Initial Technical Committee, with the terms and conditions of the Issuance, to be placed among the general investing public and to comply with all the duties and obligations with respect to the Certificados Bursátiles Preferentes, specified or described in the Trust, in the Meeting of the Initial Technical Committee, in the notes of the Certificados Bursátiles Preferentes and in the Certificados Bursátiles Preferentes Offering Agreement; e) for the Issuing Trustee to execute the Certificados Bursátiles Preferentes Offering Agreement with the Offering Intermediary, according to the written instructions received from the Initial Technical Committee, and to make the Certificados Bursátiles Preferentes offering through the Offering Intermediary, according to the authorization received to such effects from the CNBV; f) for the Issuing Trustee to issue the Subordinated Notes according to the written instructions received from the Initial Technical Committee, to be placed outside of Mexico, to sign all necessary or convenient documentation related to such Issuance and to comply with all duties and obligations with respect to the Subordinated Notes, specified or described in the Trust, the Meeting of the Initial Technical Committee or in the Subordinated Notes, with the understanding that the Subordinated Notes would not be certificados bursátiles; g) for the Issuing Trustee to receive the totality of the resources obtained as a result of the Issuance and offering of the Certificados Bursátiles Preferentes and the Subordinated Notes, and to apply those resources until they last, to the concepts mentioned on Section 8 of the Trust; h) for the Issuing Trustee to open the bank accounts and create the funds provided for in the Trust and to keep them open as long as any part of the principal or any accessory of the Certificados Bursátiles Preferentes or the Subordinated Notes remains unpaid, so that through them, the resources from the Property of the Trust are received and managed, and for the Trustee to make the payments, transfers or deliveries of resources as may correspond, according to Sections 7, 8 and other relevant provisions of the Trust, charging such payments to the Property of the Trust; i) for the Issuing Trustee to keep the Required Reserves in cash or Receivable Rights, according to the provisions of the Assignment Agreement; j) for the Issuing Trustee to receive by electronic money transfer, deposit or any other way, from each one of the Receivable Rights Assigned Debtors, or from Covisa, Álcali or Comercializadora, or from the Master Manager, Manager or Sub-Manager, as the case may be, the resources derived from the Receivable Rights Assigned as well as any other resource contributed by the Settlors, and to apply such resources according to the provisions of the Trust; k) for the Issuing Trustee to keep and manage the resources from the Receivable Rights Assigned as well as any other resource contributed by the Settlors, and to apply such resources according to the provisions of the Trust; l) for the Issuing Trustee to pay to the Preferred Holders, based on the priority list set forth in the Trust, from the resources derived from the Receivable Rights Assigned and from any other income or asset of the Property of the Trust, and until they last, except from the amounts deposited on the Guaranty Account, the accrued interests from the Certificados Bursátiles Preferentes, their nominal value, the premium if the case may be, and other payable amounts according to the terms and conditions of the preferred notes which correspond to the Issuance of the Certificados Bursátiles Preferentes; m) for the Issuing Trustee to pay to the Subordinated Holders, based on the priority list set forth in the Trust, from the resources derived from the Receivable Rights Assigned and from any other income or asset of the Property of the Trust, and until they last, including the amounts deposited on the Guaranty Account, the accrued interest from the Subordinated Notes, their nominal value, the premium if the case may be, and other payable according to the terms and conditions of the Subordinated Notes, with the understanding that, except for the amounts deposited on the Guaranty Account which always will be available to pay the Subordinated Notes, the Issuing Trustee shall only use the

Property of the Trust to pay Subordinated Notes after setting aside the necessary amounts to the pay the Certificados Bursátiles Preferentes, and with the understanding also that the Issuing Trustee may be allowed to withdraw from the amounts deposited on the Guaranty Account and grant them to the Settlors, after receiving specific written instructions from the Master Manager; n) for the Issuing Trustee to execute the investment agreements necessary or convenient to make the Allowed Investments according to the provisions of Section 9 of the Trust; o) for the Issuing Trustee to appear, when necessary or convenient, to the execution of any agreement or document executed by the Settlors and the Subordinated Holders which may be necessary or convenient to the Issuance and Offering of the Subordinated Notes; p) for the Issuing Trustee to (i) exchange into Pesos, the whole or part of the amounts received in dollars as a result of the Issuance of the Subordinated Notes, or as a result of the collection of any of the Receivable Rights Assigned, as appropriate, on the dates that this may result necessary or convenient; (ii) exchange into dollars the amounts in Pesos of the Property of the Trust as long as is necessary to cover the amounts owed in Dollars for the maintenance expenses of the Issuance outside of Mexico, and the amounts owed to the Subordinated Holders, complying at all times with the priority order set forth in the Trust, and (iii) execute currency exchange protection agreements or any other similar agreements that may be necessary or convenient according to the instructions received from the Technical Committee; q) for the Issuing Trustee to prepare and deliver to the CNBV (if required), to the BMV, the Common Representative, the Technical Committee, the Settlors, the Qualifying Agencies, the Preferred Holders that required so through the Common Representative, and to the Subordinated Holders, the Reports of the Issuing Trustee and any other information and reports related to the Trust, with the frequency and under the terms and conditions set forth in the Trust and the applicable law, and r) for the Issuing Trustee, once all the principal and interests, as well as other payable amounts according to the Certificados Bursátiles Preferentes, the Subordinated Notes, and the Trust, are paid in full, to liquidate the Trust and pay the Settlors in their capacity of Beneficiaries in Third Place, based on the applicable proportions according to the written instructions received from the Technical Committee, any remaining amounts that may be part of the Property of the Trust, and return to them the Receivable Rights Assigned, and any other goods, rights or assets that may be part of the Property of the Trust at that moment, and therefore terminate the Trust.

7.5 Funds and Accounts.

According to the provisions of the Trust, the Issuing Trustee opened and shall keep during the life of the Trust the bank accounts, and established and shall keep the funds described below, and any other account or fund that may be necessary or convenient to comply with the purposes of the Trust, including but not limited to, the Required Reserves that the Issuing Trustee must keep (in cash or in Receivable Rights) according to the terms of the Assignment Agreement. Unless expressly provided to the contrary in the Trust, the Issuing Trustee shall not (i) make payments, transfers or deliveries of resources for those concepts to which their corresponding accounts do not have the necessary balance to cover, nor shall (ii) use the balance of a particular account or fund to make payments, transfers or deliveries of resources that shall be covered by charging a different account or fund.

A. Result of the Issuance Accounts. The Issuing Trustee shall keep a bank account in Pesos (the “Result of the Issuance Account in Pesos”) into which all amounts in cash resulting from the Issuance of the Certificados Bursátiles Preferentes shall be deposited. Additionally, the Issuing Trustee opened a bank account in Dollars (the “Result of the Issuance Account in Dollars”) into which all amounts in cash resulting from the Issuance of the Subordinated Notes shall be deposited.

B. Income Account. The Issuing Trustee shall keep a bank account (the “Income Account”) into which all the amounts in cash resulting from the

Receivable Rights Assigned shall be deposited, whether such amounts are deposited by the Debtors of such Receivable Rights, or transferred by the Issuing Trustee from other bank accounts as mentioned hereinafter, or by the Settlors in any other case, and any other income in cash received by the Issuing Trustee for any other concept.

In case it is necessary for the Issuing Trustee to open additional bank accounts, in Pesos or Dollars, in other banking institutions (even though they may not be Authorized Banking Institutions), with the purpose of collecting the Receivable Rights, the Issuing Trustee shall open them. The Issuing Trustee shall immediately withdraw any amounts deposited in such accounts and transfer them to the Income Account. Any and all amounts deposited in such other accounts shall be considered for all effects related to the Trust and the Operation Agreements, as if they were deposited into the Income Account.

C. Issuance Maintenance Fund. The Issuing Trustee shall weekly set aside from the amounts deposited into the Result of the Issuance Accounts and into the Income Account (and if the case may be, the other accounts mentioned under Section B above) the amounts necessary to reach the required sum to create and preserve a fund (the “Issuance Maintenance Fund”) into which the sum necessary to pay the Maintenance Expenses for the Issuance, corresponding to the following calendar month, shall be kept, according to the written instructions of the Permanent Technical Committee, and shall use such amounts precisely to the payment of the Maintenance Expenses of the Issuance. If it is necessary to make Maintenance Expenses payments of the Issuance in Dollars, the Issuing Trustee may exchange into Dollars the corresponding amounts according with the provisions of Section 7 of the Trust.

D. Reserve Fund. The Issuing Trustee shall set aside weekly from the amounts deposited in the Result of the Issuance Accounts, or in the Income Account (and from the accounts mentioned on Section B above, as appropriate) the amounts necessary to reach the required sum to create and preserve a fund (the “Reserve Fund”) into which they shall be deposited, the amounts necessary to make the tax payments that, according to the applicable law, the Issuing Trustee shall withhold and file from the amounts payable to the Holders, as appropriate, as well as the payments of the principal and interests, corresponding to the Holders of the Notes on the next Payment Date, as provided in the Reports of the Master Manager.

From the Issuance Date and thereafter within the 3 (three) Business Days following each Payment Date, the Common Representative will determine the amount that shall be kept in the Reserve Fund to cover the tax payments that, according to applicable law, the Issuing Trustee shall withhold and file from the amounts to be paid to the Holders, as appropriate, the payments of ordinary and penalty interests due and not paid in previous Payments Dates, and the interests and principal that would have to be made on the next Payment Date. According to the provisions of the Management Agreement, the Master Manager shall determine the amounts that will be required to make such payments, according to the Notes, and shall notify the Common Representative not later than 2 (two) Business Days after each Payment Date.

The amounts on the Reserve Fund shall be used first to pay the amounts to the Certificados Bursátiles Preferentes. Once the payments of the Certificados Bursátiles Preferentes have been made, the balance of the Reserve Fund, if any, may be exchanged to Dollars, according to the provisions of Subsection G of Section 7 of the Trust, and applied to the Subordinated Notes.

In case that, immediately after making the aforementioned payments in each Payment Date there were remaining resources in the Reserve Fund, the Issuing Trustee shall transfer the balance to the General Fund.

E. General Fund. All the amounts deposited into the Income Account (and in the other accounts mentioned in Subsection B above) after setting aside the necessary amounts to maintain the required balances in the Issuance Maintenance Fund and the Reserve Fund, shall become a part of the General Fund, and unless they have to be used for other concepts as provided in Section 8 of the Trust, they will be used by the Issuance Trustee during the Revolving Period to acquire and pay Receivable Rights on the dates and for the percentages determined according to the Assignment Agreement, as long as the Collateralization and the Required Reserves are complied with, according to the Assignment Agreement.

At the end of the Revolving Period, the amounts that were part of the General Fund shall be used, first to the payment of the Certificados Bursátiles Preferentes, then to the payment of the Subordinated Notes, and finally, any remaining amount shall be returned to the Settlors at the termination of the Trust.

In case that in any Cut-off Date the Manager determines the need for additional contributions to the Property of the Trust with the purpose of keeping the required collateralization according to the Assignment Agreement, the Settlors may deposit the additional corresponding amounts in the Income Account. The amounts in cash deposited therein shall be credited to the General Fund.

F. Guaranty Account. The Issuing Trustee will open a bank account (the “Guaranty Account”) into which the applicable amounts according to the provisions of Section 8, Subsection B of the Trust, shall be deposited, and shall serve as a guaranty to cover any missing amount from the amounts that shall be paid to the Subordinated Holders, with the understanding that the Issuing Trustee may use such amounts, only and exclusively, to make payments of the Subordinated Notes as applicable, or to make withdrawals and transfers to the General Fund when instructed in writing by the Master Manager, acting as provided for by the Meeting of the Initial Technical Committee, the Subordinated Notes and any other document executed with the Subordinated Holders.

G. Currency Exchange. When necessary to exchange amounts from Pesos to Dollars or vice versa, from the accounts and funds of the Trust, the Issuing Trustee shall obtain exchange quotations from at least two exchange institutions or from any other authorized financial institutions, selected at its discretion, unless the Technical Committee expressly states the institutions from which those quotations shall be requested. The Issuing Trustee shall complete such transactions with the institution that provides the must favorable exchange rate to the Property of the Trust on the following terms: (i) in case Pesos are exchanged into Dollars, the exchange rate that results in the larger amount of Dollars to the Property of the Trust, and (ii) in case Dollars are exchanged into Pesos, the exchange rate that results in the larger amount of Pesos to the Property of the Trust.

H. Statements of Account. Within the first 10 (ten) Business Days of any calendar month, the Issuing Trustee shall deliver to the Settlors and to the Common Representative, a statement of account describing at detail, all movements related to the last immediate month, with respect to each of the funds and accounts of the Trust, with the understanding that with respect to bank accounts opened in a bank different to the bank to which the Issuing Trustee belongs, the Issuing Trustee shall only be obligated to deliver the statements of account, prepared by the bank in which such accounts were opened, no later that the next Business Day after receiving them.

7.6. Payment Priority Order. As part of the purposes of the Trust, the Issuing Trustee shall make the payments mentioned below, following the priority order set forth herein:

A. Resources resulting from the Issuance of the Notes. The amounts and resources obtained as a result of the Issuance and Offering of the Certificados Bursátiles Preferentes and the Subordinated Notes shall be applied on the following order: (i) the resources resulting from the Issuance and offering of the Certificados Bursátiles Preferentes and the Subordinated Notes, in the applicable proportions, to the payment of the Issuance Expenses; (ii) the resources resulting from the Issuance and offering of the Certificados Bursátiles Preferentes and Subordinated Notes, in the applicable proportions, to the creation of the Issuance Maintenance Fund, with the necessary amounts to cover the Maintenance Expenses of the Issuance for the first month following the Issuance Date according to the provisions of Section 7, Subsection B of the Trust; (iii) the remaining balance of the Issuance and offering of the Certificados Bursátiles Preferentes, to pay the Settlors for the initial Assignment of the Eligible Rights, as the Issuing Trustee receives the copies of the assignment notices delivered to the Clients according to the provisions of Section 2 of the Trust and the Assignment Agreement, and all remaining amounts, if any, to the General Fund, and (iv) the remaining balance of the Issuance and offering of the Subordinated Notes, to pay the Settlors for the initial assignment of the Eligible Rights and for the initial assignment of the Non-Eligible Rights, as the Issuing Trustee receives the copies of the assignment notices delivered to the Clients according to the provisions of Section 2 of the Trust and the Assignment Agreement, and all remaining amounts, if any, to the General Fund.

B. Resources resulting from the Receivable Rights Assigned.  The amounts and resources that result from the Receivable Rights Assigned and any other amount that for any concept is deposited into the Income Account (or into the other accounts mentioned on Section 7, Subsection B of the Trust), shall be applied according to the following priority order:

1.	The amounts that each month become part of the Issuance Maintenance Fund, shall be applied on each Set-off Date to the payment of the

Maintenance Expenses of the Issuance, with the understanding that in case the amounts of the Issuance Maintenance Fund on this date were not enough to cover the payment of the Maintenance Expenses of the Issuance, the Issuing Trustee will take the necessary remaining amounts from the General Fund, and also with the understanding that, in case a Cause of Default or an Anticipated Amortization Event takes place, the Issuing Trustee will not pay the Qualifying Agencies fees in this priority order but according to the provisions of paragraph 5 of this Subsection B, Section 8 of the Trust;

2.
The amounts that become part of the Reserve Fund shall be applied in first place to the payment of accrued and not paid penalty interests with respect to the Certificados Bursátiles Preferentes, in each corresponding Payment Date, with the understanding that in case that in any Payment Date the amounts of the Reserve Fund were not enough to make such payment, the Issuing Trustee will take from the General Fund all necessary remaining amounts;

3.
The amounts that become part of the Reserve Fund shall be applied in second place to the payment of the accrued and not paid ordinary interests with respect to the Certificados Bursátiles Preferentes, in each corresponding Payment Date, with the understanding that in case that in any Payment Date the amounts of the Reserve Fund were not enough to make such payment, the Issuance Trustee will take from the General Fund all necessary remaining amounts;

4.
As long as the Certificados Bursátiles Preferentes are not in default with the payment of all principal and interests owed amounts, and as long as after making the corresponding payment the required collateralization is maintained according to the Assignment Agreement, the amounts of the Reserve Fund shall be applied in third place to the payment on each corresponding Payment Date of any tax that according to the applicable law the Issuing Trustee shall withhold and file with respect to the amounts paid to the Subordinated Holders, and after that, to the payment of penalty and ordinary accrued and not paid interests with respect to the Subordinated Notes, with the understanding that if after making the corresponding payments, the required collateralization according to the Assigned Agreement would not be maintained, the Issuing Trustee will not be allowed to make such payments. In case that the amounts of the Reserve Fund were not enough to pay completely the taxes and interests that correspond to the Subordinated Notes, the Issuing Trustee shall take from the General Fund all necessary remaining amounts. In case that the amounts of the General Fund were not enough, the Issuing Trustee shall take the amounts deposited into the Guaranty Account to pay the corresponding amounts to the Subordinated Holders, according to the provisions of the Subordinated Notes;

5.
The amounts that become part of the Reserve Fund shall be applied in fourth place to the payment of the Certificados Bursátiles Preferentes principal on the Last Day of Amortization, or in any other previous date indicated by the Manager after the Prepayment Expected Date (or in any other applicable date in case a Cause of Default or an Anticipated Amortization Event takes place), with the understanding that in case that in any of those dates the amounts of the Reserve Fund were not enough to make such payment, the Issuing Trustee shall take from the General Fund all necessary amounts, and also with the understanding that at the end of the Revolving Period for any cause all the amounts that were part of the Reserve Fund and the General Fund, shall be used to the payment of the principal and interests of the Certificados Bursátiles Preferentes (with the exception of the amounts that exceed the collateralization which could also be used for the interests payment of the Subordinated Holders, according to the provisions of paragraph 4 above);

6.
In case a Cause of Default or an Anticipated Amortization Event takes place once the Certificados Bursátiles Preferentes have been completely amortized, the amounts of the Reserve Fund shall be applied in fifth place to the payment of the Qualifying Agencies fees that were still pending, and such payments shall be made precisely on the dates the Certificados Bursátiles Preferentes complete amortization takes place, with the understanding that in case the amounts of the Reserve Fund were not enough to make such payments, the Issuing Trustee shall take from the General Fund all necessary remaining amounts;

7.
Once the Certificados Bursátiles Preferentes have been completely amortized, the amounts of the Reserve Fund shall be applied in sixth place to the payment of the Subordinated Notes principal. In case that in any Subordinated Notes Payment Date the amounts of the Reserve Fund were not enough to completely pay the Subordinated Notes principal, the Issuing Trustee shall take from the General Fund all necessary remaining amounts. In case that the amounts of the General Fund were not enough, the Issuing Trustee shall use the amounts deposited on the Guaranty Account to pay the amounts that correspond to the Subordinated Holders according to the provisions of the Subordinated Notes;

8.
Once all the previous payments have been made, the amounts of the General Fund shall be applied to the payment of the payable amounts for concept of compensation to the Issuing Trustee according to the provisions of Section 19 of the Trust, in case such compensations were not completely covered according to the provisions of paragraph 1 of this Subsection B and Section 19, and only for the difference described on such Section 19;

9.
In case a default from the guarantor of the Subordinated Notes takes place, which according to the determinations of the Initial Technical Committee Meeting and other documents related to the Issuance and offering of the Subordinated Notes, shall result in setting aside amounts from the Guaranty Account, and the Issuance Trustee shall receive written instructions to the effect, by the Master Manager with copy to the Subordinated Holders, the Settlors, and the Qualifying Agencies, and as long as the Certificados Bursátiles Preferentes are not in default in the payment of all principal and interests owed amounts, the Issuance Trustee shall set aside from the General Fund the amounts indicated in writing by the Master Manager and deposit them in the Guaranty Account until the balance of such account reaches US $1,500,000.00 (One Million Five Hundred Thousand Dollars 00/100) or its equivalent in Mexican Pesos, with the understanding that in each case the Master Manager shall instruct the deposit of the largest available amount from the General Fund in order to reach as soon as possible the aforementioned total balance. Once the total balance of the Guaranty Account reaches such amount, the Trustee shall stop any deposits in that account. The Master Manager shall give the above mentioned instructions to the Trustee once he has verified the existence of a default by the Subordinated Notes guarantor, which according to the provisions of the documents related to the Issuance and offering of the Subordinated Notes, shall result in setting aside amounts in the Guaranty Account, with the understanding that the Master Manager shall make that verification on his behalf or on behalf of the Subordinated Holders majority when a written request is presented.

Once the event that caused the deposit of amounts in the Guaranty Account ceases to exist, and in the other cases provided for in the documents executed with the Subordinated Holders, the Trustee would be able to withdraw from the amounts deposited into the Guaranty Account and transfer them to the General Fund, according to the specific written instructions by the Subordinated Holders majority with copy to the Master Manager;

10.
Unless they shall be used for the payment of other concepts according to the provisions of Section 8 of the Trust, all amounts that become part of the General Fund shall be used during the Revolving Period to acquire and pay Receivable Rights according to the provisions of Section 7, Subsection E of the Trust.

In case of termination of the Revolving Period for any cause, all the amounts that were part of the General Fund shall be applied to the payment of the above mentioned concepts, in the priority order set forth herein.

11.
Once the Subordinated Notes have been completely amortized, and as long as there is not any Maintenance Expenses of the Issuance pending balance, all the remaining amounts shall be delivered to the Beneficiaries in Third Place, in the proportion corresponding to their contributions, according to the provisions of the Trust.

7.5. Obligations of the Trust Settlors.

The obligations of the Trust Settlors are the following: a) To comply in any relevant matter with the applicable law and with the payment of tax obligations, including those related to the payment of VAT with respect to the Receivable Rights Assigned, and the delivery of evidence and documents that prove such payments, and with any other obligation set forth on the Trust for them; b) To take any other additional required action to execute the Assignment to the Trust of the Receivable Rights, and if necessary, to start any reasonable required legal action to defend such assignment, and to contribute with the Issuing Trustee, the Master Manager, the Manager, and the Sub-Manager to sue the Receivable Rights Assigned Debtors, in case of default of their payment obligations, according to the provisions of the Master Services Agreements, the Services Agreements, and the Services Sub-Agreements; c) To notify the assignment of the Receivable Rights Assigned to the corresponding Debtors, and to request from such Debtors to make the corresponding payments, from now on, to the Income Account or to any other account opened by the Trustee, according to the provisions of Section 7, Subsection B; d) To act as depositary of the Trust with respect to the income received from the Receivable Rights Assigned, and to immediately deposit such income into the Income Account (in any case no later than the third Business Day following the date on which they were received); e) Deliver to the Issuance Trustee, the Common Representative, and the Subordinated Holders, before April 30 of each year, a copy of their corresponding audited financial statements for the previous accounting year; f) Deliver to the Issuing Trustee all reasonable information that he may request within a reasonable period of time considering the nature of the requested information, and g) In the cases that may apply with respect to the values issued under the Trust, deliver to the BMV, as appropriate, the information referred to in provision 4.033.00 and Section Second, Chapter 5 of the BMV Internal Rules, so that in case of non compliance with such obligations, the disciplinary and corrective measures shall be applied through the corresponding bodies and proceedings, as provided on Title 11 of such rules. Likewise, they shall appoint the persons in charge of delivering the aforementioned information.

7.6. Initial Technical Committee and Permanent Technical Committee of the Trust.

According to the provisions of Article 80, third paragraph of the Financial Institutions Act, the Trust created an Initial Technical Committee and a Permanent Technical Committee.

a) The Initial Technical Committee.

The Initial Technical Committee shall be formed by 2 (two) proprietary members and their corresponding substitutes, appointed jointly by Covisa, Álcali and Comercializadora. The proprietary members are Mr. Alfonso Gómez Palacio and Mr. Alberto Hernández Téllez, and their substitutes are Mr. Fernando M. Treviño Castillo and Mr. Raúl González Sada.

The authority and rights of the Initial Technical Committee will only include (i) the authorization and written instruction to the Issuing Trustee by the corresponding resolution, to carry on with the issuance of the Notes under the Trust, and with other related actions of such Issuance; (ii) defining the terms and conditions of the Issuance of the Notes, not included already in the Trust Agreement or in the related Operating Agreements, including but not limited to, the principal amount, the interest rate, and other related terms, conditions and characteristics of the Issuance, and (iii) instructing the Issuance Trustee to execute the other Operation Agreements.

The Initial Technical Committee shall cease to operate on the date in which (i) the Issuance of the Certificados Bursátiles Preferentes and the Subordinated Notes takes place under the Trust, and (ii) the Permanent Technical Committee is established according to the provisions of the Trust.

b) The Permanent Technical Committee.

Precisely on the date in which the Issuance of the Certificados Bursátiles Preferentes and the Subordinated Notes takes place, the appointment of the members of the Technical Committee shall be modified. The Initial Technical Committee shall cease to exist and will be substituted by the Permanent Technical Committee which shall be appointed according to the provisions of the Trust.

The Permanent Technical Committee shall be formed by 3 (three) members and their corresponding substitutes. The members of the Technical Committee shall be appointed according to the following: (a) The Settlors will have the right to jointly appoint 1 (one) proprietary member of the Permanent Technical Committee and his corresponding substitute; (b) The Common Representative will have the right to appoint 2 (two) proprietary members of the Permanent Technical Committee and their corresponding substitutes; (c) the proprietary and substitutes members of the Permanent Technical Committee will have the same rights and authority; (d) The appointment of the proprietary and substitute members of the Permanent Technical Committee will take place by written notice to the Issuing Trustee who shall keep a registry of the members of the Permanent Technical Committee; (e) The president of the Permanent Technical Committee will be appointed by the majority of its members and will not have a deciding vote, and (f) the position of the Permanent Technical Committee members will be honorary so they will not receive any compensation for their services.

The authority and rights of the Permanent Technical Committee shall be the following: (a) supervise the duly application of the amounts that become part of the Property of the Trust; (b) notify in writing to the Issuance Trustee, the resignation and appointment of the person or persons that become part of the Permanent Technical Committee; (c) review, analyze and approve the monthly statements delivered by the Issuance Trustee; (d) instruct the Issuance Trustee with regard to all the actions that shall be taken by him to comply with the purposes of the Trust, but only in those cases not expressly provided for in the Trust; (e) In case of Default by the Master Manager or if the Master Services

Agreements are terminated for any reason, (i) appoint a new Master Manager; (ii) negotiate the terms and conditions for the execution of the corresponding Management Agreement or Master Services Agreements; (iii) instruct the Issuance Trustee to execute the new Management Agreement or Master Services Agreements, as appropriate, with the Meeting of Preferred Holders approval, within 20 (twenty) Business Days following the date the Issuance Trustee requested the corresponding instructions; (f) In case of Default by the Manager or Sub-Manager, or in case the Services Agreements or Services Sub-Agreements are terminated for any cause, (i) appoint a new Manager or Sub-Manager, as appropriate, to render the management and collection services with respect to the Receivable Rights Assigned, (ii) negotiate the terms and conditions for the execution of the corresponding Services Agreements and Services Sub-Agreements; (iii) instruct the Issuing Trustee to execute the new Services Agreements or Services Sub-Agreements. Such authority may be used by the Common Representative after the Preferred Holders Meeting approval, in case the Technical Committee fails to instruct the Issuing Trustee the execution of the Services Agreements or Services Sub-Agreements with the Substitute Manager or the Substitute Sub-Manager, as appropriate, within 20 (twenty) Business Days following the date the Issuance Trustee requested the corresponding instructions; (g) supervise and procure that the Issuance Trustee complies with its disclosing information obligations according to the provisions of the Trust; (h) instruct the Issuance Trustee to modify the Trust according to its provisions; (i) substitute the Issuance Trustee according to the provisions of the Trust; (j) the remaining actions that may correspond to the Permanent Technical Committee, according to the Trust and other agreements of the transaction, with the understanding that in those cases in which the Permanent Technical Committee approval is required without setting a deadline for such approval, the Permanent Technical Committee shall render its corresponding resolution within 90 (ninety) calendar days following the date such matter was filed for approval, or, if because of the lack of such resolution the rights of the Preferred Holders are affected, according to the corresponding Preferred Note, the Common

Representative shall call for a meeting of the Certificados Bursátiles Preferentes Holders so that such meeting may issue a resolution.

The Technical Committee (whether the Initial Technical Committee or the Permanent Technical Committee) shall work according to the following: (a) The Technical Committee shall met at least once each quarter in Monterrey, Nuevo Leon, or by conference call as long as all the proprietary members or their corresponding substitutes participate; The Issuing Trustee and the Common Representative will be in charge of calling all the members to the Technical Committee meetings, and shall give written notice with at least 5 (five) Business Days, including the place, date and hour for the meeting; (b) any of the Technical Committee members may request in writing to the Issuing Trustee, at any time, the call to a Technical Committee meeting to deal with those matters included in his request; in such case, the Issuing Trustee shall call for a meeting within 10 (ten) Business Days after receiving such request; (c) a majority of the proprietary members, or their corresponding substitutes, will be the quorum for any Technical Committee meeting; (d) the resolutions of the Technical Committee will be valid if approved by a majority of the proprietary members or their corresponding substitutes; (e) non members may attend a Technical Committee meeting if invited by the Technical Committee, because of their relation or knowledge with some of the issues to be discussed in such meeting, with the understanding that they may have voice but not vote, in the resolutions taken by the Technical Committee; (f) a minute, signed by all the attending members, will be kept from any Technical Committee meeting and shall include the resolutions adopted by the Technical Committee and the specific instructions to the Issuing Trustee for their compliance; (g) The resolutions of the Technical Committee shall be notified to the Issuing Trustee by delivering a copy of the corresponding minute.

8. Summary of the Assignment Agreement.

On Past March 23, 2005, simultaneously to the execution of the Trust, Covisa, Álcali and Comercializadora, in their capacity of assignors, executed the Receivable Rights Assignment Agreement with the Issuing Trustee of the Trust, in its capacity of Assignee.

A brief summary of the main relevant provisions of the Assignment Agreement is presented below. Such summary does not pretend to be exhaustive or sufficient, hence it is necessary to attend to the terms and conditions contained in the respective Assignment Agreement.

8.1 Receivable Rights Assignment.

A.  Assignment. In accordance with articles 389, 390, 391 and other relevant articles of the Commercial Code, and with articles 2029, 2032, 2033, 2046 and other relevant articles of the Civil Code for the Federal District and the corresponding Civil Codes for the rest of the states of the Mexican Republic, and in accordance with the provisions of the Trust, the Assignors assigned in favor of the Assignee, and the Assignee accepted the assignment of all Receivable Rights in existence or to be created starting from March 31, 2005, derived from the Purchase Orders, over goods or services which were delivered by each of the Clients of the Assignors, except for its affiliates, within the national territory. Pursuant to the execution of the Assignment Agreement the Assignors delivered to the Assignee a list of the Clients who’s Receivable Rights were being assigned and referred to in the Assignment Agreement itself (without prejudice that in the future it will be possible to assign Receivable Rights of new Clients that, if that is the case, are being included on Daily Lists and receive notice of the assignment in accordance with the provisions of the Assignment Agreement). The assignment of such Receivable Rights includes everything which corresponds to them legally or de facto, without any limitation whatsoever, including Guarantees,

Collections, as well as any interests and accessories generated, if any, or to be generated with respect to such Receivable Rights, as from the agreed date, provided however that the assignment does not include the Assignor’s obligations related to such Receivable Rights. The Assignee ratified its acceptance of such assignments for the purposes and effects set forth in the Assignment Agreement. The Receivable Rights of each of such Clients will be individually identified on the Daily Lists, in accordance with what is provided for in Section 3, Subsection B of the Assignment Agreement.

B. Identification of the Receivable Rights Assigned. The Assignors assigned in favor of the Assignee, and the Assignee accepted the assignment of the Receivable Rights which are to be identified on the Daily Lists in accordance with the provisions of the Assignment Agreement, including everything which corresponds to them legally or de facto, without any limitation whatsoever, including Guarantees, Collections, as well as any interests and accessories generated, if any, or to be generated with respect to such Receivable Rights. Pursuant to the execution of the Assignment Agreement, the Assignee ratified its acceptance of such assignments for the purposes and effects set forth in the Assignment Agreement. In addition, in accordance with the provisions of the Assignment Agreement, the Assignee will not acquire Receivable Rights which derive from Purchase Orders of Affiliates of the Assignors.

C. Conditions Precedent. The obligation of the Assignee consisting of acquiring the Receivable Rights each Business Day pursuant with the Assignment Agreement, is subject to the compliance of the following conditions precedent in the Business Day when the transfer of the respective Receivable Rights is to occur, unless the Assignee renounces to comply with them: a) the filing of the Assignment Agreement in the Public Registry of Commerce located in the corporate domicile of the Assignors, provided however, if the Assignment Agreement is not filed within 30 (thirty) days since the Issuing Date, the Assignee will stop paying Considerations derived from the Receivable Rights until the respective filing takes place; b) that if the Revolving Period would not have finished; c) the representations and guarantees of the Assignors pursuant to the Representations section of the Assignment Agreement are correct in all material respects. The Assignee will acquire Receivable Rights during the Revolving Period up to the maximum amounts permitted for those effects pursuant to the Trust Agreement. Without prejudice of the provisions of the rest of the Operation Agreements, the Revolving Period will be finished in case of the occurrence of any of the events referred to in paragraphs 1, 5, 6, 20, 11, 12, and 13 of Section 9 Subsection A of the Assignment Agreement.

D. Existence and Legitimacy of the Receivable Rights. Pursuant to the provisions of article 391 and other relevant articles of the Commercial Code and articles 2042 an other relevant articles of the Civil Code for the Federal District and the corresponding ones of the Federal Civil Code and the Civil Codes for the states of the Mexican Republic, the Assignors guaranteed to the Assignee the existence and legitimacy of the Assigned Receivable Rights, but not the solvency of the Debtors, hence the Assignee will not have rights, actions or claims of any kind against the Assignors with respect to the solvency of the Debtors of the Assigned Receivable Rights.

E. Eligibility Requirements. The Assignee will rely on the information provided by the Master Manager, in the terms provided for in the Management Agreement, and the Master Services Agreement, if applicable, with respect to the amounts and percentages of the Receivable Rights Assigned which constitute Eligible Rights.

F. Assignment Execution.
1. Daily Lists. Each Business Day during the life of the Assignment Agreement, the Assignors may deliver to the Assignee through the Master Manager a list of the Receivable Rights transferred to the Assignee in such date, where the respective Consideration and the information set forth in the Assignment Agreement will be specified. The Daily Lists will be elaborated by the Master Manager, in its capacity as agent of the Assignors in accordance with the provisions of the Master Services Agreements. The Assignors, since the date of execution of the Assignment Agreement acknowledged and ratified the assignment of all and each one of the Receivable Rights included in any of such Daily Lists. The Daily Lists may be delivered through electronic means. The data messages so transferred will be valid and binding for the parties of the Assignment Agreement, in accordance with the provisions of article 93 and other relevant articles of the Commercial Code and any other applicable legal provisions.

The Assignors will deliver to the Assignee through the Sub-Manager within the following 5 (five) Business Days from the date of delivery of each Daily List, the respective Purchase Orders and all the respective information related to the Receivable Rights included in each of the Daily Lists, (i) duly endorsed in favor of the Assignee in the terms set forth in the Assignment Agreement, in the cases where the nature of the documents containing the Receivable Rights allows so, or (ii) with a legend in the terms set forth in the Assignment Agreement.

2. Legends. All of the documents where the Receivable Rights are contained, including without limitation invoices and any other non-negotiable instruments, shall contain a legend in the following terms:

“This document and all Receivable Rights covered by it have been assigned to the irrevocable Trust, for the issuance, administration and payment number F/251 created on March 23, 2005, in ABN Amro Bank (Mexico), S.A., Institución de Banca Múltiple, Fiduciary Division”.

Those documents containing an Assigned Receivable Right which constitute negotiable instruments shall have the following endorsement:

“Endorsed in favor of ABN Amro Bank (Mexico), S.A., Institución de Banca Múltiple, Fiduciary Division, in its capacity of trustee of the irrevocable Trust, for the issuance, administration and payment number F/251 created on March 23, 2005, in such institution”.

In case of substitution of the Issuing Trustee pursuant to the provisions of the Trust Agreement, such legends shall be modified as applicable.

3. Other documents. In addition, the Assignors committed themselves to execute any additional documents or instruments as reasonably required by the Assignee which are needed for the perfection of the assignment of the Receivable Rights Assigned and the Guarantees, if such is the case.

G. Assignment Notice. The Assignee will have the right to notify the respective Debtors the assignment of Assigned Receivable Rights in accordance with the provisions of articles 389 of the General Law for Negotiable Instruments and Credit Transactions, 390 of the Commercial Code, 2036 and other relevant articles of the Civil Code for the Federal District and the corresponding provisions of the Federal Civil Code and the Civil Codes for the states of the Mexican Republic. Without prejudice of the above mentioned, the Assignors committed and obliged themselves at the execution of the Assignment Agreement, to notify immediately after the execution of the agreement and no later than within the following 30 (thirty) Business Days, before the notary public of its choice, or before two witnesses, as corresponding pursuant to applicable law, to the Debtors of the Receivable Rights Assigned, the assignment of such Receivable Rights in favor of the Assignee, and to inform them the specifics of the Income Account or any other bank account of the Assignee created for those purposes pursuant to the provisions of Section 7 Subsection B of the Trust Agreement and to require them to, as from such date, make all payments in connection with the Assigned Receivable Rights precisely to such Income Account or to any other bank account mentioned above. Such notices shall as well make reference to the assignment of Receivable Rights to be carried out in the future against such Debtors.

Additionally, the Assignors committed and obliged themselves to notify in writing, immediately after each subsequent assignment of Receivable Rights, before the notary public of its choice or before two witnesses, as corresponding pursuant to applicable law, to each and every one of the Debtors of the Receivable Rights Assigned, not previously notified, about the assignment of such Receivable Rights and the specifics of the Income Account or any other bank account of the Assignee created for those purposes pursuant to the provisions of Section 7 Subsection B of the Trust Agreement and to require them to, that as from such date, make all payments in connection with the Receivable Rights Assigned precisely to such Income Account or in any other bank account mentioned above. Such notices shall as well make reference to the assignment of Receivable Rights to be carried out in the future against such Debtors.

The Assignors committed themselves to deliver to the Assignee, through the Sub-Manager and within the 10 (ten) days following to the date when such notifications take place, the documents, records, deeds or policies where each notification is contained. The above mentioned notifications shall be made in terms substantially similar to those of the formats attached to the Assignment Agreement for those purposes.

If the Assignors obtain in writing from the Debtors of the Receivable Rights Assigned the acknowledgement and acceptance of the Assignment, it will not be necessary to make the notification with the above mentioned formalities.

In case that, notwithstanding the above, the Debtors of the Receivable Rights Assigned continue to make the payment in the Collection Accounts or in any other account of the Assignors, or by any other means, to the Assignors and not to the Assignee, the Assignors will be considered as depositaries of the Assignee regarding the amounts so received, and shall withdraw such amounts and any of the proceeds generated from the Collection Accounts or from any other account of the Assignor, if applicable, and immediately deposit them in the Income Account, and in any event no later than the third Business Day following the date when they receive them.

H. Revolving Period Termination. Following the end of a Revolving Period, the Assignee must stop acquiring Receivable Rights from the Assignors, and will deliver to each one of the Debtors who where notified of the assignment in terms of the provisions of Section 3 Subsection G of the Assignment Agreement, the warnings or notices which may be required or convenient, pursuant to the instructions given for such purposes by the Assignors in connection with the new Receivable Rights to be generated in the future.

The above will be applicable as well in case that the amount of the Receivable Rights Assigned exceeds the maximum amounts permitted for those purposes according to the Trust Agreement.

8.2	Eligibility Requirements.

A. Master Manager’s Statement. In accordance with the provisions of the Administration Agreement, the Master Manager will determine which Receivable Rights comply with the Eligibility Requirements set forth in Section 2 Subsection B of the Assignment Agreement.

B. Eligibility Requirements. In accordance with the Assignment Agreement, in order for any Receivable Right to be considered as an Eligible Right, such Receivable Right must comply with the following eligibility requirements: a) that it is not a Cancelled Receivable Right or an Expired

Receivable Right or a Receivable Right whose Debtor is a Debtor of Expired Receivable Rights; b) that such Receivable Rights were generated in the normal course of business of the Assignors, respectively; c) that is not a credit for sale of products to the Affiliates of any of the Assignors, respectively; d) that the corresponding Debtor is not a government or governmental entity; e) that they are valid payment obligations enforceable against the corresponding Debtor; f) that the corresponding Debtor has received from the respective Assignor a written notice of the Assignment and instructions in order to make the payments into the Income Account of the Trust; g) that the original payment term does not exceed from 120 (one hundred and twenty) natural days since the date in which it was generated, and that the payment term which is pending to occur in the date when such Receivable Right is transferred to the Assignee is not longer than 60 (sixty) natural days, unless the Master Manager agrees to the contrary previously to the assignment of the corresponding Receivable Rights, and (i) if such Receivable Right expires and becomes enforceable before the Payment Date; provided however that the value in Pesos of the total of Receivable Rights with payment terms pending to occur which are longer than 60 (sixty) natural days since the date in which such Receivable Rights were transferred to the Assignee with the consent of the Master Manager according to subsection (i) above, shall not exceed from 5% (five percent) of the value in Pesos of the total Eligible Rights Assigned in the date when the termination is being made, unless the consent of the Permanent Technical Committee is obtained and provided in addition, that once that the payment term pending to occur of such Receivable Rights is equal to or less than 60 (sixty) natural days, such Receivable Rights will not be taken into account for the calculation of the 5% limit mentioned above; h) that the rights of the Assignors over their respective Receivable Rights are free from any lien, and that in the date when is being transferred according to the Assignment Agreement, the corresponding Debtor has no set-off right or any claim whatsoever, except for any agreed discount or claim for non-compliance of agreed guarantees pursuant to the Purchase Order, provided however that: (i) if the respective claim, demand, set off, or legal action only affects a portion of the remaining balance of the respective Receivable Right, then it will be considered that the non-affected portion of such Receivable Right complies with the eligibility requirement pursuant to the Assignment Agreement, and (ii) the Receivable Rights against a Debtor which in turn has accounts for collection against the corresponding Assignor, will comply with the eligibility requirements pursuant to the Assignment Agreement, if and only if the Debtor signs an agreement in reasonably acceptable terms for the Assignor pursuant to which such Debtor renounces to his right to demand a set off of the amounts that any of the Assignors owes him against the amounts owed pursuant to the Receivable Rights; (i) that such Receivable Right is in force and constitutes a valid obligation of the corresponding Debtor, which is enforceable against such Debtor, in accordance with its terms and conditions; (j) that the Receivable Right and the Purchase Order from which it is derived do not breach any legal applicable provision whatsoever; (k) that such Receivable Right is generated in accordance to the applicable requirements pursuant to the Collections and Credit Policies; (l) that any of the Assignors has complied with its main obligations in accordance to the respective Purchase Order; (m) that there is no material breach in the agreed representations of the corresponding Purchase Order; (n) that the consent of the respective Debtor is not required in order to assign the Receivable Right pursuant to the Assignment Agreement; (o) that the Assignors are the legitimate holders of such Receivable Right and that when assigning it to the Assignee, the latter acquires all the rights over it free from of any liens and claims except for the provisions of paragraph (o) above, (p) that the total of the Assigned Eligible Rights in Dollars does not exceed 4% (four percent) of the total Receivable Rights Assigned, (q) that such Receivable Right complies with the rest of the requirements as agreed by the parties pursuant to the Assignment Agreement, and (r) that with respect to Álcali’s Receivable Rights and Comercializadora’s Receivable Rights, the total of Álcali’s Eligible Rights and Comercializadora’s Eligible Rights Assigned do not exceed jointly 23% (twenty three percent) of the total of Assigned Receivable Rights.

8.3 Consideration.

A. Origins of the Initial Consideration. Initially, the amounts for the payment of the Eligible Rights Assigned will derive from the Issuance and offering of the Certificados Bursátiles Preferentes and from one part of the proceeds of the Issuance and offering of the Subordinated Notes, and the amounts for the payment of the Non-Eligible Rights Assigned will derive only from the issuance and offering of the Subordinated Notes, in accordance with the provisions of the Trust.

B. Determination of the Consideration for the Subsequent Assignments. Subject to the provisions of the following Subsection D, and to the rest of the applicable provisions of the Assignment Agreement, the Consideration for the Receivable Rights assigned by the Assignors to the Assignee pursuant to the Assignment Agreement, will be the value that each one of such Receivable Rights has, pursuant to the corresponding invoices and other related documentation, and (ii) with the reductions that correspond for any Dilution, due to discounts or other reductions agreed, as applicable, pursuant to the provisions contained in the documentation of such Receivable Rights.

C. Payment Date of the Initial Assignment Consideration. The Assignee will pay the corresponding amounts pursuant to Section 4 Subsection B of the Assignment Agreement, starting in the Issuance Date, as the copies of the notices delivered to the Clients (or the evidence of the acknowledgement of the Assignment by them) are being delivered to the Assignee pursuant to the provisions of Subsection G (Notification of the Assignment) of Section 8.1 above. Any remaining portion will be covered pursuant to the provisions of the following Subsection D or, if applicable, at the moment of the termination of the Trust through the delivery of the remaining amounts in the Property of the Trust pursuant to the provisions of the Trust Agreement.

D. Master Payment for Subsequent Assignments Consideration. The Collateralization will be determined by the Assignee through the Master Manager in each Assignor’s Payment Date. The Consideration of Receivable Rights Assigned will be paid by the Assignee to any of the Assignors, as it may correspond, during the Business Day in which the respective Assignment takes place, if and only if the notice to the Clients was made when necessary, pursuant to the provisions of Subsection F (Assignments Perfection) of Section 8.1 above, provided however, that the Assignee will only pay such Consideration and if after conducting payment, compliance continues to be made with a Collateralization equal or superior to 1 (one). For the purposes of determining the amounts that shall be delivered to the Assignors in each Assignor’s Payment Date, the following rules will apply: a) in case that after giving effect to the total payment of the Consideration, compliance continues to be made to the Collateralization required, the Assignee will carry such payment in total to the Assignors, as it corresponds; and b) in case of not being possible to make the total payment of the Consideration without breaching the Collateralization required, the Assignee will make a partial payment of the Consideration up to the possible amount, if applicable, and will pay the rest of the Consideration as soon as possible without breaching the Collateralization required, unless the Assignors proceed according to the provisions of the following Subsection E, in which case when receiving the cash or the additional Eligible Rights, as the case may be, the Assignee will increase the partial payment or will conduct the total payment, as it may correspond, no later than the Business Day following to the date in which the Assignees carry out any of the actions mentioned in such Subsection E, if applicable (any remaining portion will be covered in the moment of termination of the Trust by delivering the remaining amounts in the Property of the Trust in accordance to the provisions of such Trust).

E. Reestablishment of the Collateralization. In case that in any of the Cut-off Dates the required Capacity is not complied with, the Assignee will notify it to the Assignors who in such case may assign additional Eligible Rights to the

Assignee or make additional cash contributions to the Property of the Trust, so that it allows that after effecting the corresponding payment, compliance continues to be made with the required Collateralization in accordance with the Assignment Agreement.

F. Other Payment Terms and Conditions. All the amounts that the Assignee owes to the Assignors pursuant to the Assignment Agreement will be paid in immediate available funds, without any withholding or deduction whatsoever by depositing the owed amount in the account that the Assignors indicate in writing for those purposes.

8.4. Determination in the Monthly Report Date; Set-Off.

A.  Determinations in the Monthly Report Dates. In accordance with the Assignment Agreement, in each Monthly Report Date during the life of the Assignment Agreement the following will be made:

1. Collateralization Level. The Assignee, through the Master Manager will determine the Collateralization in each Assignor’s Payment Date based on the Daily Reports which the Master Manager will deliver pursuant to the Administration Agreement.

In case that in any Assignor’s Payment Date the Collateralization is less than the required pursuant to Section 8.3 Subsection D above, the Assignee, through the Master Manager, will immediately notify it in writing to the Assignors, who may reestablish it as from such notice in accordance with the provisions of Subsection E of said section.

In the case referred to in the previous paragraph, the Assignee, through the Master Manager, will determine if the Collateralization Level will be increased during the following 10 (ten) Business Days and if at the end of such period those increases, measured in Pesos, represent a sufficient amount in order to cover the Interests Partial Cost, it will notify it in writing to the Assignors with a copy to the Common Representative at the end of each subsequent 10 (ten) Business Days period until the Collateralization reaches the required levels pursuant to Section 8.3 Subsection D above.

In all calculations that have to be made pursuant to this Agreement, the Master Manager will consider the VAT within the amounts of the Assigned Receivable Rights.

2. Assumed Collections. The Assignee, through the Master Manager will determine during the respective Set Off Period if: a) the Remaining Balance of any Receivable Right has been reduced or cancelled as a consequence of the respective goods or services being defective, or if some cash discounts have been applied, or if any other adjustment has been made by the Debtor, or as a result of any governmental action, or b) the Remaining Balance of any Receivable Right has been reduced or cancelled as a consequence of any set off as a result of any claim of the corresponding Debtor, or c) the Remaining Balance of any Receivable Right has been reduced or cancelled as a consequence of the Assignors’ obligation to, as it may correspond, paying any reimbursements or reductions, or d) the Remaining Balance of any Receivable Right resulted being less than the amount considered to calculate the Total Net Balance (except by the fact of having received Collections, or that such Receivable Right has been converted in an Expired Receivable Right), or e) any of the representations by the Assignors in the Representations section of the Services Agreement resulted being false in any material aspect in connection with any Receivable Right in the date when such Receivable Right was transferred to the Assignee.

In any of those events, it will be considered that any of the Assignors, as it may correspond, received a payment of such Receivable Rights (the “Assumed

Collections”) (i) in case of paragraphs (a) to (c) above, for up to the amount of the reduction or cancellation, (ii) in case of paragraph (d) above, for up to the difference between the real Remaining Balance and the amount considered for the calculation of the Total Net Balance, and (iii) in case of paragraph (e) above, for up to the Remaining Balance of such Receivable Right.

In any of such cases, any of the Assignors, as it may correspond, shall reimburse to the Assignee the amount of such Assumed Collection or assign to the Assignee additional Eligible Rights for a value equal to such Assumed Collection no later than the following 10 (ten) Business Days after the date in which the Assignors received from the Assignee (directly or through the Master Manager) a notice in writing for such purposes. In case that the respective Assignor does carry out the above, the Assignee may set-off such Assumed Collections against the payable Considerations to the respective Assignor for the assignment of Eligible Rights in the following Calculation Periods.

B. Set-Off Dates. In each Set-Off Date during the validity of this Agreement, the Assignor, based on the Reports made by the Master Manager, will carry out the payment of the Consideration to the Manager and the rest of the Maintenance Expenses of the Issuance that are payable in such date in accordance with the provisions that for such purposes are established in the Administration Agreement and in the Trust Agreement.

C. Changes to the Concentration Limit by each Client. In case that the Master Manager and the Qualifying Agencies determine any modification to the Concentration Limit by each Client, the Assignor must present such information to the Assignees (directly or through the Master Manager) with the largest anticipation possible to the date in which such modification shall produce its effects. The Assignment Agreement contains an exhibit setting forth the Concentration Limits by each Client superior to 3% and applicable to specific

Clients in the execution date of the Assignment Agreement. Such Clients are the following:

Client Cervecería Modelo Nestlé de México Avon	Concentration Limit 13% 7.5% 6%

The above mentioned percentages may vary during the validity of the Assignment Agreement. In addition, during the validity of the Assignment Agreement, it will be possible to add other specific Clients which Receivable Rights may have Concentration Limits by Client superior to 3%.

8.5. Anticipated Termination.

A. Anticipated Termination Events. In accordance with the provisions of the Assignment Agreement, any of the following events will constitute an Anticipated Termination Event:

1. Lack of Payment. Any Non-Compliance Event which causes a Note Anticipated Payment, as per the terms and conditions set forth for those purposes in the initial Technical Committee Session;

2. Non-Compliance to the Assignment. In case that the Assignors breach their obligation to execute and deliver the required documentation, as per the terms and conditions set forth in the Assignment Agreement;

3. Non-Compliance to the Acquisition. In case that the Assignee breaches its obligation to acquire Receivable Rights, as per the terms and conditions set forth in the Assignment Agreement;

4. False representations and Guarantees. In case of the Assignor’s false representations and guarantees contained in the Assigned Agreement, or of any other information provided by any of the Assignors which results false, incorrect or incomplete in any material aspect;

5. Suspension of Payments and Bankruptcy. In case a procedure is started with the purposes of declaring any of the Assignors, as it may correspond, in bankruptcy or mercantile aid, without regard of such procedure being started by any of them or by any third party, provided however, that the starting of the procedure with the purposes of declaring any of the Assignors in bankruptcy or mercantile aid without their consent, will not constitute an Anticipated Termination Event unless such procedure is not declared moot in the following 60 (sixty) days;

6. Non-Compliance to the Collateralization. In case that during any consecutive 10 (ten) Business Days period during the life of the Assignment Agreement, there is a non-compliance to the required Capacity in accordance with Section 8.3 Subsection D above, and if at the end of such period the Collateralization level is not increased in such a manner which is sufficient to cover the corresponding Partial Interests Cost in accordance with the provisions of paragraph 1, Section 5 Subsection A of the Assignment Agreement, irrespective of such increases being made automatically or through an assignment of additional Eligible Rights or through the contributions of additional cash amounts to the Property of the Trust.

7. Seizures. If any of the assets of the Assignors having a total value in the aggregate equal or superior to US25,000,000 (Twenty Five Million Dollars) is totally or partially seized by the judicial or administrative authority, or by any authority of any other kind, in order to secure the payment of debts for an amount equal or superior to the one mentioned above, and if the execution of such seizure has an adverse and material effect in the rights of the Preferred Holders, unless such a seizure, at the Assignor’s discretion, is evidently moot or if it may be objected in good faith by any of the Assignors and such objection has a good chance of success through the adequate procedures;

8. Taxes. If the Assignors, as the case may be, stop paying any material tax debt of their companies, or any contributions to the Instituto Mexicano del Seguro Social, to the Instituto para el Fomento Nacional de la Vivienda para los Trabajadores, or to the Sistema de Ahorro para el Retiro, and if such non-compliance has a material adverse effect for the Assignors, as it may correspond, except for those cases when such payment is being objected in good faith by the Assignors through the adequate procedures and subject to the previous implementation of the corresponding reserves;

9. Labor Conflicts. If the workers of any of the Assignor’s companies initiate a legitimate strike which prevents the normal course of the operations of any of the Assignors, and such strike lasts for over 45 days, and if at the Qualifying Agencies’ discretion it has a material adverse effect in the rights of the Preferred Holders;

10. Services Agreements and Management Agreement. In case that any of the Master Services Agreements, the Services Agreement, the Services Sub-Agreements or the Management Services are terminated and there is no execution of new ones with a Substitute Master Manager, Substitute Manager or substitute Sub-Manager, as the case may be, within the periods set forth in those agreements.

11. Rate for the Average Non-Compliance. If at any Monthly Report Date the Master Manager reports that the Rate for the Average Non-Compliance of the last Calculation period is superior to 3% (three percent); or

12. Rate for the Three Month Average Dilution. If at any Monthly Report Date the Master Manager reports that the Rate for the Three Month Average Dilution of the last 3 (three) Calculation periods is superior to 5% (five percent).

13. Anticipated Payment Events. In case of the occurrence of any Anticipated Payment Event.

B. Anticipated Termination Consequences. In case of the occurrence of an Anticipated Termination Event, the Assignor or the Assignees, as the case may be, may terminate the Assignment Agreement by a simple written notice given to the other parties.

CONTRATO DE FIDEICOMISO IRREVOCABLE DE EMISIÓN, ADMINISTRACIÓN Y PAGO

COMPAÑÍA VIDRIERA, S.A. DE C.V.
INDUSTRIA DEL ÁLCALI, S.A. DE C.V.
COMERCIALIZADORA ÁLCALI, S. DE R.L. DE C.V.

(FIDEICOMITENTES Y FIDEICOMISARIOS EN TERCER LUGAR)

ABN AMRO BANK (MEXICO), S.A.
INSTITUCIÓN DE BANCA MÚLTIPLE, DIVISION FIDUCIARIA

(FIDUCIARIO)

BANCO INVEX, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, INVEX GRUPO FINANCIERO, FIDUCIARIO

(REPRESENTANTE COMÚN)

INDICE		Página

DECLARACIONES		2
I.	Declaraciones de Covisa	2
II.	Declaraciones de Álcali	4
III.	Declaraciones de Comercializadora	7
V.	Declaraciones del Fiduciario	10
VI.	Declaraciones del Representante Común	12

CLÁUSULAS		14

Cláusula 1. Definiciones		14
Administrador		14
Administrador Maestro		14
Administrador Maestro Sustituto		14
Administrador Sustituto		14
Afiliada		14
Aforo		14
Agencias Calificadoras		14
Agente Estructurador		14
Álcali		15
Auditor Externo		15
BMV		15
Causa de Incumplimiento		15
Certificados		15
Certificados Bursátiles Preferentes		15
Certificados Subordinados		15
Clientes		15
CNBV		15
Cobros		16
Comercializadora		16
Comité Técnico		16
Comité Técnico Inicial		16
Comité Técnico Permanente		16
Contraprestaciones de los Administradores		16
Contrato		16
Contrato de Administración		16
Contrato de Cesión		17
Contrato de Colocación de Certificados Preferentes		17
Contrato de Servicios Álcali		17
Contrato de Servicios Comercializadora		17
Contrato de Servicios Covisa		17
Contrato Maestro de Servicios Álcali		17
Contrato Maestro de Servicios Comercializadora		18
Contrato Maestro de Servicios Covisa		18

(i)

Contratos de la Operación	18
Contratos de Servicios	19
Contratos Maestros de Servicios	19
Control	19
Covisa	19
Cuenta de Ingresos	19
Cuenta del Producto de la Emisión en Dólares	19
Cuenta del Producto de la Emisión en Pesos	19
Cuentas de Cobranza	19
Cuentas de Cobranza Álcali	19
Cuentas de Cobranza Comercializadora	19
Cuentas de Cobranza Covisa	20
Cuentas del Producto de la Emisión	20
Cuentas y Fondos del Fideicomiso	20
Derechos al Cobro	20
Derechos al Cobro Álcali	20
Derechos al Cobro Cedidos	20
Derechos al Cobro Comercializadora	20
Derechos al Cobro Covisa	21
Derechos Elegibles	21
Derechos Elegibles Álcali	21
Derechos Elegibles Comercializadora	21
Derechos Elegibles Covisa	21
Derechos No Elegibles	21
Derechos No Elegibles Álcali	21
Derechos no Elegibles Comercializadora	22
Derechos No Elegibles Covisa	22
Deudor	22
Día Hábil	22
Dólar”, y el signo “US$	22
Emisión	22
Evento de Amortización Anticipada	22
Evento de Contingencia	22
Fecha de Amortización	22
Fecha de Conciliación	22
Fecha de Corte	22
Fecha de la Emisión	23
Fecha de Pago	23
Fecha de Pago de Intereses	23
Fecha de Pago de Principal	23
Fecha Esperada de Prepago	23
Fideicomisario en Segundo Lugar	23
Fideicomisarios en Primer Lugar	23
Fideicomisarios en Tercer Lugar	23
Fideicomiso	23
Fideicomitentes	23
Fiduciario	24

(ii)

Finacity	24
Flujo Libre	24
Fondo de Mantenimiento de la Emisión	24
Fondo de Reserva	24
Fondo General	24
Garantías	24
Gastos de Emisión	24
Gastos de Mantenimiento de la Emisión	25
Incumplimiento del Administrador	26
Incumplimiento del Administrador Maestro	26
Incumplimiento del Sub-Administrador	27
Indeval	27
Ingresos	27
Institución Bancaria Autorizada	27
Intermediario Colocador	27
Inversiones Permitidas	27
IVA	27
Lista Diaria	27
Lista Inicial	27
México	27
Orden de Compra	27
Patrimonio del Fideicomiso	27
Periodo de Revolvencia	27
Persona	28
Pesos	28
Plazo de Vigencia de la Emisión	28
Reportes del Administrador Maestro	28
Reportes del Auditor	28
Reportes del Fiduciario	28
Representante Común	30
Requisitos de Elegibilidad	30
Reservas Requeridas	30
Sesión del Comité Técnico Inicial	30
Sub-Administrador	31
Sub-Administrador Sustituto	31
Sub-Contrato de Servicios Álcali	31
Sub-Contrato de Servicios Comercializadora	31
Sub-Contrato de Servicios Covisa	31
Sub-Contratos de Servicios	31
TECC	32
Tenedor	32
Tenedor Preferente	32
Tenedor Subordinado	32
TIIE	32
Título	32
Título Preferente	32
Título Subordinado	32

(iii)

Cláusula 2. Constitución; Cesión Inicial de Derechos al Cobro	32

Cláusula 3. Partes del Fideicomiso	36
Cláusula 4. Patrimonio del Fideicomiso	37

Cláusula 5. Fines del Fideicomiso	38

Cláusula 6. Contratos de Cesión; Contratos de Administración	44
A.	Contrato de Cesión	44
B.	Cobranza de los Derechos al Cobro	45
C.	Contratos de Administración	46
D.	Contratos de Servicios	48

Cláusula 7. Cuentas del Patrimonio del Fideicomiso	53
A.	Cuentas del Producto de la Emisión	54
B.	Cuenta de Ingresos.	54
C.	Fondo de Mantenimiento de la Emisión	55
D.	Fondo de Reserva	55
E.	Fondo General	56
G.	Cambios de Divisas	57
H.	Estados de Cuenta	58

Cláusula 8.	Prelación de Erogaciones	58
A.	Recursos Provenientes de la Emisión de Certificados	58
B.	Recursos Provenientes de los Derechos al Cobro Cedidos	59

Cláusula 9.	Inversiones Permitidas	64

Cláusula 10.	Emisión de los Certificados	66

Cláusula 11.	Características Específicas de los Certificados.	67
A.	Características de los Certificados Bursátiles Preferentes	67
1.	Moneda y Denominación.	67
2.	Precio de Colocación	67
3.	Circulación	67
4.	Obligaciones Especiales	67
5.	Eventos de Contingencia	68
6.	Causas de Incumplimiento	68
7.	Eventos de Amortización Anticipada	69
8.	Inscripciones	71
B.	Características Específicas de los Certificados Subordinados	71
1.	Moneda y Denominación	71
2.	Precio de Colocación	71
3.	Restricciones de Circulación	71

(iv)

4.	Naturaleza de los Certificados Subordinados	72
5.	Obligaciones Especiales y Causas de Amortización Anticipada	72

Cláusula 12. Amortización de los Certificados		72
A.	Amortización de los Certificados Bursátiles Preferentes	72
B.	Amortización de los Certificados Subordinados	74

Cláusula 13. Representante Común		75

Cláusula 14. Asamblea de Tenedores de Certificados Bursátiles Preferentes		77

Cláusula 15. Obligaciones de los Fideicomitentes		77

Cláusula 16. Obligaciones del Fiduciario		79

Cláusula 17. Comité Técnico		81
A.	Comité Técnico Inicial	81
1.	Establecimiento del Comité Técnico Inicial	81
2.	Nombramiento de los Miembros del Comité Técnico Inicial	81
3.	Facultades del Comité Técnico Inicial	82
4.	Terminación de Funciones del Comité Técnico Inicial	82
B.	Comité Técnico Permanente	82
1.	Establecimiento del Comité Técnico Permanente	82
2.	Nombramiento de los Miembros del Comité Técnico Permanente	82
3.	Facultades del Comité Técnico Permanente	83
C.	Funcionamiento del Comité Técnico	85

Cláusula 18. Defensa del Patrimonio del Fideicomiso; Responsabilidades del Fiduciario		86

Cláusula 19. Indemnización al Fiduciario		87

Cláusula 20. Honorarios y Gastos del Fiduciario		88

Cláusula 21. Modificaciones		88

Cláusula 22. Obligaciones Fiscales		89

Cláusula 23. Sustitución del Fiduciario; Causahabientes y Cesionarios		89

Cláusula 24. Prohibiciones Legales		90

Cláusula 25. Vigencia, Irrevocabilidad y Extinción		91

(v)

Cláusula 26. Notificaciones	91

Cláusula 27. Jurisdicción; Legislación Aplicable	93

LISTA DE ANEXOS

“A”	Copia de la escritura constitutiva de Covisa.
“B”	Copia de la resolución de consejo y de los poderes de los representantes de Covisa.
“C”	Copia de la escritura constitutiva de Álcali.
“D”	Copia de la resolución de consejo y de los poderes de los representantes de Álcali.
“E”	Copia de la escritura constitutiva de Comercializadora.
“F”	Copia de la resolución de consejo y de los poderes de los representantes de Comercializadora.
“G”	Copia de los poderes de los representantes del Fiduciario.
“H”	Copia del oficio del Banco de México.
“I”	Copia de los poderes de los representantes del Representante Común.
“J”	Copia del Contrato de Cesión.
“K”	Cuentas de Cobranza Álcali.
“L”	Cuentas de Cobranza Covisa.
“M”	Cuentas de Cobranza Comercializadora.
“N”	Lista de Instituciones Bancarias Autorizadas.
“O”	Modelo de Contrato de Administración.
“P”	Modelos de Contratos Maestros de Servicios.
“Q”	Modelos de Contratos de Servicios.
“R”	Modelos de Sub-Contratos de Servicios.

(vi)

“S”	Domicilios de Agencias Calificadoras.
“T”	Honorarios y Gastos del Fiduciario.

(vii)

CONTRATO DE FIDEICOMISO IRREVOCABLE DE EMISIÓN, ADMINISTRACIÓN Y PAGO

_________________________________________

CONTRATO DE FIDEICOMISO IRREVOCABLE DE EMISIÓN, ADMINISTRACIÓN Y PAGO No. F/251, que con fecha 23 de marzo de 2005, celebran:

A. En calidad de fideicomitentes y fideicomisarios en tercer lugar:

(i)	Compañía Vidriera, S.A. de C.V. (“Covisa”), representada en este acto por Rafael Colomé Carrasco,

(ii)	Industria del Álcali, S.A. de C.V. (“Álcali”), representada en este acto por Rafael Colomé Carrasco; y

(iii)	Comercializadora Álcali, S. de R.L. de C.V. (“Comercializadora”), representada en este acto por Rafael Colomé Carrasco

(cada una de las anteriores sociedades y sus respectivos causahabientes o cesionarios permitidos será identificada individualmente como un “Fideicomitente” y conjuntamente como los “Fideicomitentes” o los “Fideicomisarios en Tercer Lugar”);

B. En calidad de fiduciario:

ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria (el “Fiduciario”), representada en este acto por los señores Lic. Alberto Castillo Pereyra y Lic. Karim Diaz Amozurrutia, y

C. En calidad de representante común de los tenedores de certificados bursátiles preferentes que se emitan conforme al presente Fideicomiso:

Banco Invex, S.A., Institución, de Banca Múltiple, Invex Grupo Financiero, Fiduciario (el “Representante

Común”), representado en este acto por el señor Lic. Mario Rafael Esquivel Perpuli,

conforme a los siguientes antecedentes, declaraciones y cláusulas:

DECLARACIONES

I. Declaraciones de Covisa. Covisa declara que:

a)
Es una sociedad debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública No. 11,242 (once mil doscientos cuarenta y dos), de fecha 6 de Octubre de 2000, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Público No. 25 de Monterrey, Nuevo León, inscrita en el Registro Público de Comercio Primer Distrito de Monterrey, Nuevo León, bajo el folio mercantil No. 3,198, Volumen 3, Libro Primero, copia de la cual se anexa al presente como Anexo “A”;

b)
Mediante resolución debidamente adoptada por su consejo de administración de fecha 24 de Septiembre de 2004, según consta en el acta cuya copia se agrega al presente como Anexo “B”, se aprobó, entre otras cosas, (i) la celebración del presente Contrato y los demás Contratos de la Operación de los que es parte y la realización de los demás actos a que los mismos se refieren, y (ii) la transmisión de los Derechos al Cobro Covisa al Patrimonio del Fideicomiso;

c)
Su representante cuenta con las facultades suficientes para celebrar el presente Contrato en su nombre y representación y obligarla en sus términos, según consta en la escritura pública No. 15,624, de fecha 21 de octubre de 2004, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Público Suplente adscrito a la Notaría Pública No. 25 de Monterrey, Nuevo León, la cual está en proceso de inscripción en el Registro Público de Monterrey, Nuevo León, por lo reciente de su otorgamiento, copia de la cual se anexa al presente como Anexo “B”, facultades que no les han sido revocadas, modificadas o limitadas a esta fecha;

d)	La celebración del presente Contrato y el cumplimiento por su parte de las obligaciones contenidas en el mismo, incluyendo, de manera enunciativa más limitativa, la cesión de Derechos al Cobro Covisa no contraviene (i) su objeto social o sus estatutos, (ii) cualquier contrato, convenio, acuerdo u otro instrumento del cual sea parte o al que esté sujeta cuyo incumplimiento pudiere tener un efecto sustancial y adverso en las operaciones contempladas en el presente Contrato, o (iii) cualquier ley, reglamento o decreto que resulte aplicable;

e)
No se encuentra en estado de insolvencia o liquidación y no ha iniciado ni tiene conocimiento de que se haya iniciado ningún procedimiento tendiente a declararla en concurso mercantil o en estado de insolvencia o liquidación;

f)
A esta fecha no se ha presentado y no tiene conocimiento de que exista amenaza de que vaya a iniciarse alguna acción, demanda, reclamación, requerimiento o procedimiento ante cualquier órgano jurisdiccional, agencia gubernamental o árbitro que (i) afecte o pudiere afectar la legalidad, validez o exigibilidad del presente Contrato o de cualesquiera de sus obligaciones derivadas de o relacionadas con el presente Contrato, (ii) pudiere anular o impedir la cesión de Derechos al Cobro Covisa al Patrimonio del Fideicomiso conforme al presente Contrato y al Contrato de Cesión, (iii) pudiere constituir gravámenes o limitaciones de dominio sobre los Derechos al Cobro Covisa, (iv) pudiere impugnar o impedir la Emisión o (v) pudiere traer como consecuencia afectar en forma sustancial y adversa su capacidad para cumplir con sus obligaciones conforme al presente Contrato;

g)
No ha ocurrido hecho alguno o evento en o antes de la fecha del presente Contrato que tenga o pueda tener un efecto sustancial y adverso en su condición financiera, que pudiere afectar adversamente su capacidad para cumplir con sus obligaciones conforme al presente Contrato;

h)	Este Contrato, y los demás Contratos de la Operación de los que es parte, constituyen sus obligaciones legales, válidas y exigibles;

i)	No requiere de ningún permiso o autorización, corporativa, gubernamental, o de cualquier otra naturaleza para la celebración y cumplimiento del presente Contrato, así como para llevar al cabo las operaciones contempladas en el mismo que no haya obtenido a la fecha;

j)
Reconoce y acepta que la validez y exigibilidad del presente Contrato y de la cesión y transmisión de la propiedad y titularidad de los Derechos al Cobro Covisa, son motivo determinante de la voluntad del Fiduciario y de las demás partes del presente Contrato para llevar a cabo la Emisión;

k)
Es legítimo y único titular de los Derechos al Cobro Covisa y será el único y legítimo titular de todos los Derechos al Cobro Covisa que se identifiquen en las Listas Diarias y que se cedan al Fiduciario durante el Periodo de Revolvencia, incluyendo las Garantías, los Cobros, así como todos los intereses y demás accesorios que, en su caso, se generen sobre Derechos al Cobro Covisa, a partir de la fecha de su cesión al Cesionario; dichos derechos al Cobro Covisa no han sido cedidos a ninguna otra persona, y con anterioridad a esta fecha Covisa no ha entregado a los deudores de dichos Derechos al Cobro Covisa ninguna notificación de cesión de los mismos a favor de ningún tercero;

l)
Los Derechos al Cobro Covisa que se identificarán en la Lista Inicial, y los Derechos al Cobro Covisa que se cedan al Fiduciario durante el Periodo de Revolvencia, junto con sus Garantías, Cobros, y todos los intereses y demás accesorios que, en su caso, se generen sobre los mismos, se encuentran libres de todo gravamen o limitación de dominio;

m)	Los Derechos al Cobro Covisa que se cedan al Fiduciario durante el Periodo de Revolvencia, provienen de operaciones legítimas de comercialización de sus productos y servicios, y

n)	Es su deseo celebrar el presente Contrato y obligarse conforme a sus términos para los fines y efectos previstos en el mismo.

II. Declaraciones de Álcali. Álcali declara que:

a)
Es una sociedad debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública No. 309, de fecha 17 de Noviembre de 1942, otorgada ante la fe del licenciado

Emeterio Martínez de la Garza, de Monterrey, Nuevo León, inscrita en el Registro Público de Comercio de Monterrey, Nuevo León, bajo el No. 282, Libro 3, Volumen III, Segundo Auxiliar, Sección de Comercio, y su hoja de matrícula 109, Folio 17, Volumen 13, Sección de Comercio, Libro I, Primer Auxiliar, ambas inscripciones de fecha 11 de Diciembre de 1942, copia de la cual se anexa al presente como Anexo “C”;

b)
Mediante resolución debidamente adoptada por su consejo de administración de fecha 24 de septiembre de 2004, según consta en el acta cuya copia se agrega al presente como Anexo “D”, se aprobó, entre otras cosas, (i) la celebración del presente Contrato y los demás Contratos de la Operación de los que es parte y la realización de los demás actos a que los mismos se refieren, y (ii) la transmisión de los Derechos al Cobro Álcali al Patrimonio del Fideicomiso;

c)
Su representante cuenta con las facultades suficientes para celebrar el presente Contrato en su nombre y representación y obligarla en sus términos, según consta en la escritura pública No. 15,623, de fecha 21 de octubre de 2004, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Público Suplente adscrito a la Notaría Pública No. 25 de Monterrey, Nuevo León, la cual está en proceso de inscripción en el Registro Público de Comercio de Monterrey, Nuevo León, por lo reciente de su otorgamiento, copia de la cual se anexa al presente como Anexo “D”, facultades que no les han sido revocadas, modificadas o limitadas a esta fecha;

d)
La celebración del presente Contrato y el cumplimiento por su parte de las obligaciones contenidas en el mismo, incluyendo, de manera enunciativa más no limitativa, la cesión de los Derechos al Cobro Álcali no contraviene (i) su objeto social o sus estatutos vigentes, (ii) cualquier contrato, convenio, acuerdo u otro instrumento del cual sea parte o al que esté sujeta cuyo incumplimiento pudiere tener un efecto sustancial y adverso en las operaciones contempladas en el presente Contrato, o (iii) cualquier ley, reglamento o decreto que resulte aplicable;

e)	No se encuentra en estado de insolvencia o liquidación y no ha iniciado ni tiene conocimiento de que se haya iniciado ningún procedimiento tendiente a declararla en concurso mercantil o en estado de insolvencia o liquidación;

f)
A esta fecha no se ha presentado y no tiene conocimiento de que exista amenaza de que vaya a iniciarse alguna acción, demanda, reclamación, requerimiento o procedimiento ante cualquier órgano jurisdiccional, agencia gubernamental o árbitro que (i) afecte o pudiere afectar la legalidad, validez o exigibilidad del presente Contrato o de cualesquiera de sus obligaciones derivadas de o relacionadas con el presente Contrato, (ii) pudiere anular o impedir la cesión de Derechos al Cobro Álcali al Patrimonio del Fideicomiso conforme al presente Contrato y al Contrato de Cesión, (iii) pudiere constituir gravámenes o limitaciones de dominio sobre los Derechos al Cobro Álcali, (iv) pudiere impugnar o impedir la Emisión o (v) pudiere traer como consecuencia afectar en forma sustancial y adversa su capacidad para cumplir con sus obligaciones conforme al presente Contrato;

g)
No ha ocurrido hecho alguno o evento en o antes de la fecha del presente Contrato que tenga o pueda tener un efecto sustancial y adverso en su condición financiera, que pudiere afectar adversamente su capacidad para cumplir con sus obligaciones conforme al presente Contrato;

h)	Este Contrato, y los demás Contratos de la Operación de los que es parte, constituyen sus obligaciones legales, válidas y exigibles;

i)
No requiere de ningún permiso o autorización, corporativa, gubernamental, o de cualquier otra naturaleza para la celebración y cumplimiento del presente Contrato, así como para llevar al cabo las operaciones contempladas en el mismo que no haya obtenido a la fecha;

j)
Reconoce y acepta que la validez y exigibilidad del presente Contrato y de la cesión y transmisión de la propiedad y titularidad de los Derechos al Cobro Álcali, son motivo determinante de la voluntad del Fiduciario y de las demás partes del presente Contrato para llevar a cabo la Emisión;

k)	Es legítimo y único titular de los Derechos al Cobro Álcali, y será el único y legítimo titular de todos los

Derechos al Cobro Álcali que se identifiquen en las Listas Diarias y que se cedan al Fiduciario durante el Periodo de Revolvencia, incluyendo las Garantías, los Cobros, así como todos los intereses y demás accesorios que, en su caso, se generen sobre Derechos al Cobro Álcali, a partir de la fecha de su cesión al Cesionario; dichos derechos al Cobro Álcali no han sido cedidos a ninguna otra persona, y con anterioridad a esta fecha Álcali no ha entregado a los deudores de dichos Derechos al Cobro Álcali ninguna notificación de cesión de los mismos a favor de ningún tercero;

l)
Los Derechos al Cobro Álcali que se cedan al Fiduciario durante el Periodo de Revolvencia, junto con sus Garantías, Cobros y todos los intereses y todos los intereses y demás accesorios que, en su caso, se generen sobre los mismos, se encuentran libres de todo gravamen o limitación de dominio;

m)	Los Derechos al Cobro Álcali que se cedan al Fiduciario durante el Periodo de Revolvencia, provienen de operaciones legítimas de comercialización de sus productos y servicios, y

n)	Es su deseo celebrar el presente Contrato y obligarse conforme a sus términos para los fines y efectos previstos en el mismo.

III. Declaraciones de Comercializadora. Comercializadora declara que:

a)
Es una sociedad debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública No. 8,979, de fecha 22 de agosto de 1997, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Público No. 25 de Monterrey, Nuevo León, inscrita en el Registro Público de Comercio Primer Distrito de Monterrey, Nuevo León, bajo el folio mercantil No. 2,094, Volumen 4219, Libro 3, segundo Auxiliar Escrituras de Sociedades Mercantiles, Sección de Comercio, de fecha 26 de agosto de 1997, copia de la cual se anexa al presente como Anexo “E”;

b)
Mediante resolución debidamente adoptada por su consejo de gerentes de fecha 14 de enero de 2005, según consta en el acta cuya copia se agrega al presente como Anexo “F”, se aprobó, entre otras cosas, (i) la celebración del presente Contrato y los demás Contratos de la Operación de los que es parte y la realización de los demás actos a que los mismos se refieren, y (ii) la transmisión de los Derechos al Cobro Comercializadora al Patrimonio del Fideicomiso;

c)
Su representante cuenta con las facultades suficientes para celebrar el presente Contrato en su nombre y representación y obligarla en sus términos, según consta en la escritura pública No. 15,848, de fecha 3 de febrero de 2005, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Público 25 de Monterrey, Nuevo León, la cual está en proceso de inscripción en el Registro Público de Comercio de Monterrey, Nuevo León, por lo reciente de su otorgamiento, copia de la cual se anexa al presente como Anexo “F”, facultades que no les han sido revocadas, modificadas o limitadas a esta fecha;

d)
La celebración del presente Contrato y el cumplimiento por su parte de las obligaciones contenidas en el mismo, incluyendo, de manera enunciativa más no limitativa, la cesión de los Derechos al Cobro Comercializadora no contraviene (i) su objeto social o sus estatutos vigentes, (ii) cualquier contrato, convenio, acuerdo u otro instrumento del cual sea parte o al que esté sujeta cuyo incumplimiento pudiere tener un efecto sustancial y adverso en las operaciones contempladas en el presente Contrato, o (iii) cualquier ley, reglamento o decreto que resulte aplicable;

e)
No se encuentra en estado de insolvencia o liquidación y no ha iniciado ni tiene conocimiento de que se haya iniciado ningún procedimiento tendiente a declararla en concurso mercantil o en estado de insolvencia o liquidación;

f)
A esta fecha no se ha presentado y no tiene conocimiento de que exista amenaza de que vaya a iniciarse alguna acción, demanda, reclamación, requerimiento o procedimiento ante cualquier órgano jurisdiccional, agencia gubernamental o árbitro que (i) afecte o pudiere afectar la legalidad, validez o exigibilidad del presente Contrato o de cualesquiera de sus obligaciones derivadas de o relacionadas con el presente Contrato, (ii) pudiere anular o impedir la cesión de Derechos al Cobro Comercializadora al Patrimonio del Fideicomiso conforme al presente Contrato y al Contrato de Cesión, (iii)

pudiere constituir gravámenes o limitaciones de dominio sobre los Derechos al Cobro Comercializadora, (iv) pudiere impugnar o impedir la Emisión o (v) pudiere traer como consecuencia afectar en forma sustancial y adversa su capacidad para cumplir con sus obligaciones conforme al presente Contrato;

g)
No ha ocurrido hecho alguno o evento en o antes de la fecha del presente Contrato que tenga o pueda tener un efecto sustancial y adverso en su condición financiera, que pudiere afectar adversamente su capacidad para cumplir con sus obligaciones conforme al presente Contrato;

h)	Este Contrato, y los demás Contratos de la Operación de los que es parte, constituyen sus obligaciones legales, válidas y exigibles;

i)
No requiere de ningún permiso o autorización, corporativa, gubernamental, o de cualquier otra naturaleza para la celebración y cumplimiento del presente Contrato, así como para llevar al cabo las operaciones contempladas en el mismo que no haya obtenido a la fecha;

j)
Reconoce y acepta que la validez y exigibilidad del presente Contrato y de la cesión y transmisión de la propiedad y titularidad de los Derechos al Cobro Comercializadora, son motivo determinante de la voluntad del Fiduciario y de las demás partes del presente Contrato para llevar a cabo la Emisión;

k)
Es legítimo y único titular de los Derechos al Cobro Comercializadora, y será el único y legítimo titular de todos los Derechos al Cobro Comercializadora que se identifiquen en las Listas Diarias y que se cedan al Fiduciario durante el Periodo de Revolvencia, incluyendo las Garantías, los Cobros, así como todos los intereses y demás accesorios que, en su caso, se generen sobre Derechos al Cobro Comercializadora, a partir de la fecha de su cesión al Cesionario; dichos derechos al Cobro Comercializadora no han sido cedidos a ninguna otra persona, y con anterioridad a esta fecha Comercializadora no ha entregado a los deudores de dichos Derechos al Cobro Comercializadora ninguna notificación de cesión de los mismos a favor de ningún tercero;

l)
Los Derechos al Cobro Comercializadora que se cedan al Fiduciario durante el Periodo de Revolvencia, junto con sus Garantías, Cobros y todos los intereses y todos los intereses y demás accesorios que, en su caso, se generen sobre los mismos, se encuentran libres de todo gravamen o limitación de dominio;

m)	Los Derechos al Cobro Comercializadora que se cedan al Fiduciario durante el Periodo de Revolvencia, provienen de operaciones legítimas de comercialización de sus productos y servicios, y

n)	Es su deseo celebrar el presente Contrato y obligarse conforme a sus términos para los fines y efectos previstos en el mismo.

IV. Declaraciones del Fiduciario. El Fiduciario declara que:

a)
Es una Institución de Banca Múltiple, debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, con facultades suficientes para celebrar el presente Contrato y obligarse conforme a sus términos;

b)
Sus representantes cuentan con las facultades suficientes para celebrar el presente Contrato en su nombre y representación y obligarla en sus términos, según consta en la escritura pública No. 47,614 (cuarenta y siete mil seiscientos catorce), de fecha 22 de noviembre de 2004, otorgada ante la fe del licenciado Roberto Courtade Bevilacqua, Notario Público No. 132 (ciento treinta y dos) del Distrito Federal, pendiente de inscripción en el Registro Público de Comercio por lo reciente de su otorgamiento, copia de la cual se anexa al presente Contrato como Anexo “G”, facultades que no les han sido revocadas, modificadas o limiitadas a esta fecha;

c)
Está legalmente autorizado para actuar con el carácter de Institución de Crédito, y conforme a sus estatutos sociales, está autorizado para prestar servicios fiduciarios y para celebrar el presente Contrato;

d)	La celebración del presente Contrato y el cumplimiento por su parte de las obligaciones contenidas en el mismo, no contraviene su objeto social ni la legislación aplicable, ni los contratos o compromisos de los que es parte;

e)
No se encuentra en estado de insolvencia o liquidación y no ha iniciado ni tiene conocimiento de que se haya iniciado ningún procedimiento tendiente a declararlo en estado de insolvencia o liquidación, incluyendo sin limitación, concurso mercantil;

f)
No tiene conocimiento de la existencia de procedimiento o averiguación alguna en su contra o que pretenda iniciarse en su contra ante cualquier tribunal con jurisdicción sobre el Fiduciario o cualquiera de sus bienes que tenga como objetivo (i) impugnar la validez o anular el presente Contrato o la Emisión, u (ii) obtener una resolución que pueda traer como consecuencia un efecto adverso en la capacidad del Fiduciario de cumplir con sus obligaciones conforme al presente Contrato;

g)	Este Contrato, y los demás Contratos de la Operación de los cuales es parte, constituyen su obligación legal, válida y exigible;

h)
No requiere de ningún permiso o autorización, corporativa, gubernamental o de cualquier otra naturaleza para la celebración y cumplimiento del presente Contrato, así   como para llevar al cabo las operaciones contempladas en el presente Contrato, distintas de las que ha obtenido y se encuentran en pleno vigor y efecto;

i)
El Banco de México, mediante oficio número REF: S33/17304 de fecha 23 de noviembre de 2004 y oficio número REF: S33/17441, de fecha 7 de marzo de 2005 exceptuó al Fideicomiso del régimen de inversión previsto en el numeral M.31.11 (M punto treinta y uno punto once) de la Circular 2019/95 (dos mil diecinueve diagonal noventa y cinco), copias de los cuales se agregan al presente Contrato marcadas como Anexo “H”, en el entendido de que la autorización contenida en dichos oficios no implica el respaldo de dicho instituto central a las operaciones aquí contempladas;

j)
En cumplimiento de los fines de este Fideicomiso suscribirá el certificado global que documente los Certificados Bursátiles Preferentes y el certificado global que documente los Certificados Subordinados así

como cualquier certificado individual o de otro tipo que resulte necesario o conveniente ahora o en el futuro;

k)
Con fecha 5 de noviembre de 2004 solicitó a la Comisión Nacional Bancaria y de Valores la inscripción de la emisión de Certificados Bursátiles Preferentes hasta por $550,000,000.00 (Quinientos cincuenta millones de Pesos 00/100 m.n.) en la Sección de Valores del Registro Nacional de Valores, y la inscripción de los Certificados Subordinados en la Sección Especial de dicho registro, y

l)	Es su deseo celebrar el presente Contrato y obligarse conforme a sus términos para los fines y efectos previstos en el mismo.

V. Declaraciones del Representante Común. El Representante Común declara que:

a)	Es una institución de banca múltiple, constituida y en operación conforme a las leyes mexicanas, debidamente autorizada para actuar como representante común en términos del presente Contrato;

b)
Su representante cuenta con las facultades suficientes para celebrar el presente Contrato en su nombre y representación y obligarla en sus términos, según consta en la escritura pública No. 5,957, de fecha 27 de noviembre de 2003, otorgada ante la fe del licenciado José Antonio Manzero Escutia, Notario Público No. 138 de México, D.F., inscrita en el Registro Público de México, D.F. bajo el Folio Mercantil No. 187,201, copia de la cual se anexa al presente como Anexo “I”, facultades que no le han sido revocadas, modificadas o limitadas a esta fecha;

c)
Es una institución debidamente autorizada y facultada para intervenir como representante común en los términos de la Ley General de Títulos y Operaciones de Crédito, la Ley de Mercado de Valores y la Circular Única;

d)
La celebración del presente Contrato y el cumplimiento por su parte de las obligaciones contenidas en el mismo no contraviene (i) su objeto social o sus estatutos vigentes; (ii) cualquier contrato, convenio, acuerdo u otro instrumento del cual sea parte o al que esté sujeto cuyo incumplimiento pudiere tener un efecto sustancial y adverso en las operaciones contempladas en el presente

Contrato, o (iii) cualquier ley, reglamento o decreto que resulte aplicable;

e)
Está de acuerdo en fungir como Representante Común en los términos y condiciones que se establecen en el presente Contrato, así como en el título que respalde la Emisión de los Certificados Bursátiles Preferentes;

f)	Está facultada para intervenir con el carácter de Representante Común en los términos de la Ley General de Títulos y Operaciones de Crédito y la Ley del Mercado de Valores;

g)
No tiene conocimiento de la existencia de procedimiento o averiguación alguna en su contra o que pretenda iniciarse en su contra ante cualquier tribunal con jurisdicción sobre el Representante Común o cualquiera de sus bienes que tenga como objetivo (i) impugnar la validez o anular el presente Contrato o la Emisión, u (ii) obtener una resolución que pueda tener como consecuencia un efecto adverso en la capacidad del Representante Común de cumplir con sus obligaciones bajo el presente Contrato;

h)	Este Contrato, y los demás documentos contemplados en el mismo de los cuales es parte, constituyen su obligación legal, válida y exigible;

i)
No requiere de permiso o autorización alguna, corporativa, gubernamental, o de cualquier otra naturaleza para la celebración y cumplimiento del presente Contrato, así como para llevar al cabo las operaciones contempladas en el presente Contrato, distintas de las que ha obtenido y se encuentran en pleno vigor y efecto, y

j)	Es su deseo celebrar el presente Contrato y obligarse conforme a sus términos para los fines y efectos previstos en el mismo.

En virtud de lo anterior, las partes otorgan con las siguientes:

CLÁUSULAS

Cláusula 1.  Definiciones. Los términos que se utilizan con mayúscula inicial en este Contrato tienen el significado que se les atribuye a continuación:

“Administrador”, significa ABN AMRO Bank (México), S.A., Institución de Banca Múltiple o cualquier otra Persona con quien se celebre cualquier Contrato de Servicios.

“Administrador Maestro”, significa Finacity, en carácter de comisionista y administrador de los Derechos al Cobro conforme a lo que se establece en el Contrato de Administración y los Contratos Maestros de Servicios.

“Administrador Maestro Sustituto”, significa cualquier Persona que cuente con la experiencia y capacidad operativa necesaria para celebrar con el Fiduciario y los Fideicomitentes el Contrato de Administración y los Contratos Maestros de Servicios en caso de sustitución del Administrador Maestro, de conformidad con instrucciones escritas del Comité Técnico o del Representante Común, según corresponda conforme a la Cláusula 6.

“Administrador Sustituto”, significa cualquier Persona que cuente con la experiencia y capacidad operativa necesaria para celebrar con el Fiduciario y los Fideicomitentes el Contrato de Servicios en caso de sustitución del Administrador, de conformidad con instrucciones escritas del Comité Técnico o del Representante Común, según corresponda conforme a la Cláusula 6.

“Afiliada”, significa con respecto a cualquier Persona, cualquier otra Persona que, directa o indirectamente la Controle, sea Controlada por ella, o que junto con la primera Persona mencionada se encuentre bajo el Control común de un tercero.

“Aforo”, tiene el significado que se atribuye a dicho término en el Contrato de Cesión.

“Agencias Calificadoras”, significa Moody’s de México, S.A. de C.V. y Standard & Poor’s, S.A. de C.V., sus subsidiarias o las entidades que las sustituyan en México.

“Agente Estructurador”, significa Finacity Corporation, en carácter de agente estructurador.

“Álcali”, tiene el significado que se atribuye a dicho término en el proemio del presente Contrato.

“Auditor Externo”, significa el despacho de contadores públicos Deloitte & Touche/Galaz, Yamazaki, Ruiz Urquiza, S.C., o en el caso de su renuncia o la terminación de su encargo cualquier otro despacho de contadores que sea contratado por el Fiduciario conforme a lo dispuesto en el inciso (q) de la Cláusula 5.

“BMV”, significa la Bolsa Mexicana de Valores, S.A. de C.V.

“Causa de Incumplimiento”, tiene el significado que se atribuye a dicho término en el inciso A de la Cláusula 11 del presente Contrato.

“Certificados”, significa conjuntamente los Certificados Bursátiles Preferentes y los Certificados Subordinados.

“Certificados Bursátiles Preferentes”, significa los títulos de crédito por la cantidad total de $550,000,000 (Quinientos Cincuenta Millones de Pesos 00/100) al momento de su emisión, que serán emitidos por el Fiduciario con cargo al Patrimonio del Fideicomiso, y hasta donde este alcance, de conformidad con los artículos 14-Bis-6 y 14-Bis-7 de la Ley del Mercado de Valores y demás disposiciones legales aplicables, para su colocación entre el gran público inversionista, en los términos, condiciones y con las características que determine el Comité Técnico Inicial en la Sesión del Comité Técnico Inicial.

“Certificados Subordinados”, significa los certificados por la cantidad total de US$19,000,000 (Diecinueve Millones de Dólares 00/100) al momento de su emisión, distintos a los Certificados Bursátiles Preferentes, que el Fiduciario emitirá en cumplimiento de los fines del presente Fideicomiso en los términos, condiciones y con las características que determine el Comité Técnico Inicial en la Sesión del Comité Técnico Inicial.

“Clientes”, significa toda persona que presente una Orden de Compra a cualquiera de los Fideicomitentes para la compra de productos dentro del territorio mexicano.

“CNBV”, significa la Comisión Nacional Bancaria y de Valores o la autoridad o autoridades competentes que la llegasen a sustituir.

“Cobros”, tiene el significado que se atribuye a dicho término en el Contrato de Cesión.

“Comercializadora”, tiene el significado que se atribuye a dicho término en el proemio del presente Contrato.

“Comité Técnico”, significa el Comité Técnico del Fideicomiso, que se constituye conforme a lo que se establece en la Cláusula 17. El término “Comité Técnico” incluye tanto al Comité Técnico Inicial como al Comité Técnico Permanente.

“Comité Técnico Inicial”, tiene el significado que se le atribuye a dicho término en el inciso A de la Cláusula 17 del presente Fideicomiso.

“Comité Técnico Permanente” tiene el significado que se le atribuye a dicho término en el inciso B de la Cláusula 17 del presente Fideicomiso.

“Contraprestaciones de los Administradores”, significa el total de los honorarios gastos y demás cantidades que tendrán derecho a recibir el Administrador Maestro, el Administrador y el Sub-Administrador, o el Administrador Maestro Sustituto, el Administrador Sustituto y el Sub-Administrador Sustituto, según sea el caso, conforme a lo que al efecto se establezca en el Contrato de Administración y en los Contratos Maestros de Servicios, los Contratos de Servicios y los Sub-Contratos de Servicios.

“Contrato”, significa el presente Contrato de Fideicomiso Irrevocable de Emisión, Administración y Pago y todos sus Anexos, e incluye cualquier modificación posterior al mismo.

“Contrato de Administración”, significa el contrato de prestación de servicios de administración (Bond Administration Agreement) que el Fiduciario y todos los Fideicomitentes celebrarán con el Administrador Maestro, por medio del cual el Administrador Maestro se encargará, entre otras cosas, de prestar servicios de administración y de preparar y presentar información tanto a los Fideicomitentes como al Fiduciario, a las Agencias Calificadoras y al Representante Común, incluyendo, de manera enunciativa, más no limitativa, los Reportes del Administrador Maestro, o bien cualquier otro contrato con el mismo objeto que los Fideicomitentes y el Fiduciario celebren con un Administrador Sustituto.

“Contrato de Cesión”, significa el contrato de cesión de derechos al cobro que con esta fecha celebran los Fideicomitentes y el Fiduciario relativo a la cesión de los Derechos al Cobro, copia del cual se anexa al presente Contrato como Anexo “J”, así como sus modificaciones y cualquier otro contrato de cesión de cartera que en el futuro celebren, en su caso, los Fideicomitentes y el Fiduciario.

“Contrato de Colocación de Certificados Preferentes”, significa el contrato de colocación que será celebrado entre el Fiduciario y el Intermediario Colocador, respecto a la Emisión y colocación de los Certificados Bursátiles Preferentes que se llevará a cabo conforme al presente Contrato.

“Contrato de Colocación de Certificados Subordinados”, significa el contrato de colocación (Placement Agent Agreement) que será celebrado entre el Fiduciario y ABN AMRO Incorporated respecto de la Emisión de los Certificados Subordinados que se llevará a cabo conforme al presente Contrato.

“Contrato de Servicios Álcali”, significa el contrato (Servicer Agreement) que celebrarán Álcali, el Fiduciario y Finacity o cualquier Administrador Maestro Sustituto con el Administrador de conformidad con lo que se establece en el Contrato Maestro de Servicios Álcali, mediante el que el Administrador se encargará de ciertas actividades de administración y cobranza de los Derechos al Cobro Álcali.

“Contrato de Servicios Comercializadora”, significa el contrato de servicios (Servicer Agreement) que celebrarán Comercializadora, el Fiduciario y Finacity o cualquier Administrador Maestro Sustituto con el Administrador de conformidad con lo que se establece en el Contrato Maestro de Servicios Comercializadora, mediante el que el Administrador se encargará de ciertas actividades de administración y cobranza de los Derechos al Cobro Comercializadora.
“Contrato de Servicios Covisa”, significa el contrato de servicios (Servicer Agreement) que celebrarán Covisa, el Fiduciario y Finacity o cualquier Administrador Maestro Sustituto con el Administrador de conformidad con lo que se establece en el Contrato Maestro de Servicios Covisa, mediante el que el Administrador se encargará de ciertas actividades de administración y cobranza de los Derechos al Cobro Covisa.

“Contrato Maestro de Servicios Álcali”, significa el contrato maestro de prestación de servicios de administración de derechos al cobro (Master Servicing Agreement) que el Fiduciario celebrará con Finacity y Álcali, por medio del cual Finacity, en calidad de comisionista, se encargará, directa o indirectamente a través del Sub-Contrato de Servicios, entre otras cosas, de la administración y cobranza de los Derechos al Cobro Álcali y de preparar y presentar información tanto a los Fideicomitentes como al Fiduciario, a las Agencias Calificadoras y al Representante Común, o bien cualquier otro contrato de prestación de servicios con el mismo objeto que el Fiduciario y Álcali celebren con un Administrador Maestro Sustituto.

“Contrato Maestro de Servicios Comercializadora”, significa el contrato maestro de prestación de servicios de administración de derechos al cobro (Master Servicing Agreement) que el Fiduciario celebrará con Finacity y Comercializadora, por medio del cual Finacity, en calidad de comisionista, se encargará, directa o indirectamente a través del Sub-Contrato de Servicios, entre otras cosas, de la administración y cobranza de los Derechos al Cobro Comercializadora y de preparar y presentar información tanto a los Fideicomitentes como al Fiduciario, a las Agencias Calificadoras y al Representante Común, o bien cualquier otro contrato de prestación de servicios con el mismo objeto que el Fiduciario y Comercializadora celebren con un Administrador Maestro Sustituto.

“Contrato Maestro de Servicios Covisa”, significa el contrato maestro de prestación de servicios de administración de derechos al cobro (Master Servicing Agreement) que el Fiduciario celebrará con Finacity y Covisa, por medio del cual Finacity, en calidad de comisionista, se encargará, directa o indirectamente a través del Sub-Contrato de Servicios, entre otras cosas, de la administración y cobranza de los Derechos al Cobro Covisa y de preparar y presentar información tanto a los Fideicomitentes como al Fiduciario, a las Agencias Calificadoras y al Representante Común, o bien cualquier otro contrato de prestación de servicios con el mismo objeto que el Fiduciario y Covisa celebren con un Administrador Maestro Sustituto.

“Contratos de Colocación”, significa conjuntamente el Contrato de Colocación de Certificados Preferentes y el Contrato de Colocación de Certificados Subordinados.

“Contratos de la Operación”, significa conjuntamente el presente Contrato, el Contrato de Cesión, el Contrato de Administración, los Contratos Maestros de Servicios, los Contratos de Servicios, los Sub-Contratos de Servicios y los Contratos de Colocación.

“Contratos de Servicios”, significa conjuntamente el Contrato de Servicios Álcali, el Contrato de Servicios Comercializadora y el Contrato de Servicios Covisa.

“Contratos Maestros de Servicios”, significa conjuntamente el Contrato Maestro de Servicios Álcali, el Contrato Maestro de Servicios Comercializadora y el Contrato Maestro de Servicios Covisa.

“Control”, significa la facultad para dirigir la administración o las políticas de cualquier Persona, ya sea a través de la propiedad de acciones o partes sociales con derecho a voto, mediante contrato o de cualquier otra manera.

“Covisa”, tiene el significado que se atribuye a dicho término en el proemio del presente Contrato.

“Cuenta de Ingresos”, tiene el significado que se atribuye a dicho término en la Cláusula 7 del presente Contrato.

“Cuenta de la Garantía”, tiene el significado que se atribuye a dicho término en la Cláusula 7 del presente Contrato.

“Cuenta del Producto de la Emisión en Dólares”, tiene el significado que se atribuye a dicho término en la Cláusula 7 del presente Contrato.

“Cuenta del Producto de la Emisión en Pesos”, tiene el significado que se atribuye a dicho término en la Cláusula 7 del presente Contrato.

“Cuentas de Cobranza”, significa conjuntamente, las Cuentas de Cobranza Covisa, y las Cuentas de Cobranza Álcali y las Cuentas de Cobranza Comercializadora.

“Cuentas de Cobranza Álcali”, significa las cuentas bancarias de las que Álcali es titular que se identifican en el Anexo ”K”, en las que los Deudores actualmente depositan el pago de los Derechos al Cobro Álcali, así como cualquier otra cuenta en la que ahora o en el futuro Álcali reciba el pago de Derechos al Cobro Cedidos.

“Cuentas de Cobranza Comercializadora”, significa las cuentas bancarias de las que Comercializadora es titular que se identifican en el Anexo “L”, en las que los Deudores actualmente depositan el pago de los Derechos al Cobro Comercializadora, así

como cualquier otra cuenta en la que ahora o en el futuro Comercializadora reciba el pago de Derechos al Cobro Cedidos.

“Cuentas de Cobranza Covisa”, significa las cuentas bancarias de las que Covisa es titular que se identifican en el Anexo ”M”, en las que los Deudores actualmente depositan el pago de los Derechos al Cobro Covisa, así como cualquier otra cuenta en la que ahora o en el futuro Covisa reciba el pago de Derechos al Cobro Cedidos.

“Cuentas del Producto de la Emisión”, significa conjuntamente la Cuenta del Producto de la Emisión en Pesos y la Cuenta del Producto de la Emisión en Dólares.

“Cuentas y Fondos del Fideicomiso”, significa conjuntamente, todas y cada una de las cuentas y fondos que se señalan en la Cláusula 7 del presente Contrato.

“Derechos al Cobro”, significa conjuntamente los Derechos al Cobro Álcali, los Derechos al Cobro Covisa y los Derechos al Cobro Comercializadora (ya sea que se trate de Derechos Elegibles, Derechos No Elegibles, o ambos).

“Derechos al Cobro Álcali”, significa los derechos para cobrar, reclamar, demandar, recaudar y recibir todas y cada una de las cantidades que se derivan de las facturas emitidas por Álcali o en su nombre y representación, que amparen productos enviados o servicios prestados a los Clientes como resultado de Órdenes de Compra presentadas por los Clientes y aceptadas por Álcali, ya sea que dichos derechos al cobro se encuentren documentados, además de las facturas, por Órdenes de Compra o cualesquier otros documentos, tales como contratos de compraventa, títulos de crédito que amparen el pago de mercancías, comprobantes de embarque o entrega de mercancías, comprobantes de recepción de mercancías o cualquier otro.

“Derechos al Cobro Cedidos”, significa los Derechos al Cobro que en cualquier momento sean transmitidos por los Fideicomitentes al Fiduciario conforme a lo establecido en el Contrato de Cesión.

“Derechos al Cobro Comercializadora”, significa los derechos para cobrar, reclamar, demandar, recaudar y recibir todas y cada una de las cantidades que se derivan de las facturas emitidas por Comercializadora o en su nombre y representación, que amparen productos enviados o servicios prestados a los Clientes como resultado de Órdenes de Compra presentadas por los Clientes y aceptadas por Comercializadora, ya sea que dichos derechos al cobro se encuentren documentados, además de las facturas, por Órdenes de Compra o cualesquier otros documentos, tales como contratos de compraventa, títulos de crédito que amparen el pago de mercancías, comprobantes de embarque o entrega de mercancías, comprobantes de recepción de mercancías o cualquier otro.

“Derechos al Cobro Covisa”, significa los derechos para cobrar, reclamar, demandar, recaudar y recibir todas y cada una de las cantidades que se derivan de las facturas emitidas por Covisa o en su nombre y representación, que amparen productos terminados producidos y enviados o servicios prestados a los Clientes como resultado de Órdenes de Compra presentadas por los Clientes y aceptadas por Covisa, ya sea que dichos derechos al cobro se encuentren documentados, además de las facturas, por Órdenes de Compra o cualesquier otros documentos, tales como contratos de compraventa, títulos de crédito que amparen el pago de mercancías, comprobantes de embarque o entrega de mercancías, comprobantes de recepción de mercancías o cualquier otro.

“Derechos Elegibles”, significa conjuntamente los Derechos Elegibles Covisa, los Derechos Elegibles Álcali y los Derechos Elegibles Comercializadora.

“Derechos Elegibles Álcali”, significa los Derechos al Cobro Álcali que reúnan los Requisitos de Elegibilidad de conformidad con lo que se establezca en el Contrato de Cesión.
“Derechos Elegibles Comercializadora”, significa los Derechos al Cobro Comercializadora que reúnan los Requisitos de Elegibilidad de conformidad con lo que se establezca en el Contrato de Cesión.

“Derechos Elegibles Covisa”, significa los Derechos al Cobro Covisa que reúnan los Requisitos de Elegibilidad de conformidad con lo que se establezca en el Contrato de Cesión.

“Derechos No Elegibles”, significa conjuntamente los Derechos No Elegibles Covisa, los Derechos No Elegibles Álcali y los Derechos No Elegibles Comercializadora.

“Derechos No Elegibles Álcali”, significa los Derechos al Cobro Álcali que no reúnan los Requisitos de Elegibilidad de conformidad con lo que se establezca en el Contrato de Cesión.

“Derechos no Elegibles Comercializadora”, significa los Derechos al Cobro Comercializadora que no reúnan los Requisitos de Elegibilidad de conformidad con lo que se establezca en el Contrato de Cesión.

“Derechos No Elegibles Covisa”, significa los Derechos al Cobro Covisa que no reúnan los Requisitos de Elegibilidad de conformidad con lo que se establezca en el Contrato de Cesión.

“Deudor”, significa un Cliente o cualquier otra Persona que se encuentre obligada a pagar el precio pactado y a cumplir con las demás obligaciones relacionadas con un Derecho al Cobro.

“Día Hábil”, significa cualquier día del año, excepto sábados o domingos, en el cual las instituciones de crédito en México estén abiertas al público para efectuar operaciones bancarias.

“Dólar”, y el signo “US$”, significa la moneda de curso legal en los Estados Unidos de América.

“Emisión”, significa (i) la inscripción de los Certificados Bursátiles Preferentes en la Sección de Valores del Registro Nacional de Valores, su oferta pública, emisión y colocación, y (ii) la inscripción de los Certificados Subordinados en la Sección Especial del Registro Nacional de Valores, su emisión y colocación, respectivamente, ambas de las cuales serán efectuadas por el Fiduciario en cumplimiento de los fines del presente Fideicomiso, en los términos y condiciones establecidos en el presente Fideicomiso.

“Evento de Amortización Anticipada”, tiene el significado que se atribuye a dicho término en el inciso A de la Cláusula 11 del presente Contrato.

“Evento de Contingencia”, tiene el significado que se atribuye a dicho término en el inciso A de la Cláusula 11 del presente Contrato.

“Fecha de Amortización”, significa la fecha que ocurra un año después de la Fecha Esperada de Prepago.

“Fecha de Conciliación”, tiene el significado que se atribuye a dicho término en el Contrato de Cesión.

“Fecha de Corte”, tiene el significado que se atribuye a dicho término en el Contrato de Cesión.

“Fecha de la Emisión”, significa la fecha en la que el Fiduciario reciba los recursos provenientes de la Emisión y colocación de los Certificados.

“Fecha de Pago”, significa cada una de las Fechas de Pago de Intereses o Fechas de Pago de Principal de los Certificados Bursátiles Preferentes o de los Certificados Subordinados, según sea el caso.

“Fecha de Pago de Intereses”, significa cada una de las fechas en las que deban pagarse intereses conforme a los Certificados Bursátiles Preferentes o los Certificados Subordinados, según sea el caso, según dichas fechas queden determinadas en la Sesión del Comité Técnico Inicial y en los Títulos Preferentes y los Títulos Subordinados, respectivamente.

“Fecha de Pago de Principal”, significa cada una de las fechas programadas en las que deban hacerse pagos de la suma principal de los Certificados Bursátiles Preferentes o los Certificados Subordinados, según sea el caso, según dichas fechas queden determinadas en la Sesión del Comité Técnico Inicial y en los Títulos Preferentes y Títulos Subordinados, respectivamente.

“Fecha Esperada de Prepago”, significa la fecha que se establezca en la Sesión del Comité Técnico Inicial como la fecha en la que se espera llevar a cabo o iniciar el pago de la suma principal de los Certificados Bursátiles Preferentes.

“Fideicomisario en Segundo Lugar”, significa los tenedores de los Certificados Subordinados.

“Fideicomisarios en Primer Lugar”, significa los Tenedores de los Certificados Bursátiles Preferentes.

“Fideicomisarios en Tercer Lugar”, significa los Fideicomitentes en proporción a su participación en el Fideicomiso.

“Fideicomiso”, tiene el significado que se atribuye a dicho término en la Cláusula 2 del presente Contrato.

“Fideicomitentes”, significa conjuntamente Covisa, Álcali y Comercializadora o sus respectivos causahabientes y cesionarios permitidos.

“Fiduciario”, significa ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria, o sus sucesores o causahabientes.

“Finacity”, significa Finacity Corporation, una sociedad constitutiva y existente de conformidad con las leyes del Estado de Delaware, Estados Unidos de América.

“Flujo Libre”, significa las cantidades en efectivo que ingresen al Patrimonio del Fideicomiso y que después del pago de Gastos de Mantenimiento de la Emisión, puedan ser utilizadas para el pago de intereses y principal de los Certificados Bursátiles Preferentes o los Certificados Subordinados, o para la adquisición de Derechos al Cobro, según sea el caso.

“Fondo de Mantenimiento de la Emisión”, tiene el significado que se atribuye a dicho término en la Cláusula 7 del presente Contrato.

“Fondo de Reserva”, tiene el significado que se atribuye a dicho término en la Cláusula 7 del presente Contrato.

“Fondo General”, tiene el significado que se atribuye a dicho término en la Cláusula 7 del presente Contrato.

“Garantías”, tiene el significado que se atribuye a dicho término en el Contrato de Cesión.

“Gastos de Emisión”, significa la suma de:

i)
la comisión y los gastos del Intermediario Colocador conforme al Contrato de Colocación de Certificados Preferentes, y de ABN AMRO Incorporated conforme al Contrato de Colocación de Certificados Subordinados (en ambos casos por cuenta propia o en representación de otros colocadores conforme a los Contratos de Colocación);

ii)	los honorarios, gastos y comisiones del Agente Estructurador, el Auditor Externo y de los asesores legales externos relacionados con la emisión de los Certificados;

iii)	los honorarios y gastos del Representante Común y del Fiduciario por concepto de aceptación;

iv)
los derechos, honorarios, y gastos derivados de la Emisión y colocación de los Certificados Bursátiles Preferentes y de los Certificados Subordinados, incluyendo los derechos derivados de la inscripción de los Certificados Bursátiles Preferentes en el Registro Nacional de Valores, las cuotas o tarifas por inscripción de los Certificados Bursátiles Preferentes en la BMV, por el depósito de los títulos correspondientes en el Indeval, los gastos y honorarios de notarios derivados del otorgamiento de los instrumentos notariales que corresponda, así como los derechos por inscripción de los mismos en el Registro Público de la Propiedad y del Comercio, gastos causados por la impresión del prospecto de colocación y sus suplementos, el aviso de Emisión y por cualquier publicación o publicidad relacionada con la emisión de los Certificados;

v)	los honorarios de las Agencias Calificadoras por el otorgamiento de las calificaciones, y

vi)
cualquier otro gasto relacionado con la Emisión y colocación de los Certificados Bursátiles Preferentes o de los Certificados Subordinados, inclusive aquellos que sean requeridos por las autoridades gubernamentales o regulatorias respectivas, Mexicanas o extranjeras o para documentar e inscribir las garantías que, en su caso, resulten aplicables.

“Gastos de Mantenimiento de la Emisión”, significa la suma de:

i)
los honorarios del Fiduciario y las cantidades correspondientes al pago de indemnizaciones al Fiduciario, en su caso, de conformidad con lo que se establece en la Cláusula 19, hasta el límite máximo establecido en dicha Cláusula;

ii)	los honorarios y gastos del Representante Común;

iii)	las Contraprestaciones del Administrador Maestro, el Administrador y el Sub-Administrador;

iv)	los honorarios y gastos del Auditor Externo y de los asesores legales externos;

v)	el costo de mantener los títulos que documentan los Certificados Bursátiles Preferentes en depósito con el Indeval;

vi)
los honorarios de las Agencias Calificadoras por concepto de mantenimiento de las calificaciones, excepto en el caso de que se presente un Evento de Amortización Anticipada, en cuyo caso se estará a los dispuesto en el inciso B de la Cláusula 8;

vii)	los gastos directos, indispensables y necesarios para cumplir con las disposiciones legales o contractuales relacionadas con este Fideicomiso o la Emisión, colocación y venta de los Certificados;

viii)
los gastos necesarios para mantener la inscripción de los Certificados Bursátiles Preferentes en el Registro Nacional de Valores y su listado en la BMV, así como aquellos derivados de cualquier publicación relacionada con la Emisión,

ix)
los gastos necesarios para mantener la inscripción de los Certificados Subordinados en la Sección Especial del Registro Nacional de Valores y su inscripción o listado en cualquier otro registro aplicable así como cualquier publicación relacionada con los mismos, los honorarios y gastos derivados de los contratos de depósito, comisión o fideicomiso, cobertura cambiaria u otros contratos similares que se celebren, en su caso, de acuerdo con las instrucciones del Comité Técnico, ya sea que cualquiera de dichos gastos sean incurridos en México o en el extranjero, y

x)
cualquier gasto derivado de cualquier modificación al presente Fideicomiso, al Contrato de Cesión, a cualquiera de los Contratos de Administración, o a cualquier otro documento relacionado, que autorice el Comité Técnico.

    “Incumplimiento del Administrador”, significa cualquier incumplimiento de las obligaciones del Administrador de conformidad con lo que al respecto se establezca en los Contratos de Servicios.

    “Incumplimiento del Administrador Maestro”, significa cualquier incumplimiento de las obligaciones del Administrador Maestro de conformidad con lo que al respecto se establezca en el Contrato de Administración o en cualquiera de los Contratos Maestros de Servicios.

“Incumplimiento del Sub-Administrador”, significa cualquier incumplimiento de las obligaciones del Sub-Administrador de conformidad con lo que al respecto se establezca en los Sub-Contratos de Servicios.

“Indeval”, significa la S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores.

“Ingresos”, significan las cantidades derivadas de los Derechos al Cobro Cedidos.

“Institución Bancaria Autorizada”, significa cada una de las instituciones bancarias que se identifican en el Anexo “N”, así como cualquier otra que en cualquier tiempo indique cualquiera de las Agencias Calificadoras.

“Intermediario Colocador”, significa ABN AMRO Securities (México), S.A. de C.V., Casa de Bolsa, en carácter de intermediario colocador de acuerdo con el Contrato de Colocación de Certificados Preferentes, y cualquier sucesor del mismo.

“Inversiones Permitidas”, tiene el significado que se atribuye a dicho término en la Cláusula 9.

“IVA”, significa el impuesto al valor agregado correspondiente que se cause sobre los Ingresos.

“Lista Diaria”, tiene el significado que se atribuye a dicho término en el Contrato de Cesión.

“Lista Inicial”, significa la primera Lista Diaria que se entregue al Fiduciario conforme al Contrato de Cesión.

“México”, significa los Estados Unidos Mexicanos.

“Orden de Compra”, significa cualquier pedido, contrato u otro documento del cual deriva un Derecho al Cobro.

“Patrimonio del Fideicomiso”, significa todos los activos que en cualquier tiempo formen parte del presente Fideicomiso según se describen en la Cláusula 4.

“Periodo de Revolvencia”, significa el lapso de tiempo durante el cual el Fiduciario invertirá las cantidades disponibles en el Fondo General para adquirir Derechos al Cobro conforme al Contrato de Cesión. El Periodo de Revolvencia iniciará en la Fecha de la Emisión y terminará en la fecha que ocurra primero entre (i) la Fecha Esperada de Prepago y (ii) la fecha en la que se presente una Causa de Incumplimiento o un Evento de Amortización Anticipada, de acuerdo con lo que se establezca en la Sesión del Comité Técnico Inicial.

“Persona”, significa cualquier persona física o moral, sociedad civil o mercantil, asociación, asociación en participación, fideicomiso, gobierno o agencia gubernamental o cualquier otra entidad.

“Pesos”, y el signo “$” significa la moneda de curso legal de los Estados Unidos Mexicanos.

“Plazo de Vigencia de la Emisión”, significa el plazo en el que los Certificados Bursátiles Preferentes permanecerán insolutos, y que será desde la Fecha de Emisión hasta la Fecha de Amortización, en el entendido, sin embargo, de que los Certificados podrán amortizarse con anterioridad a dicha fecha, a partir de la Fecha Esperada de Prepago (o en cualquier momento, en caso de que se presente una Causa de Incumplimiento o un Evento de Amortización Anticipada).

“Reportes del Administrador Maestro”, significa los reportes que, deberá entregar el Administrador Maestro o el Administrador Maestro Sustituto, según sea el caso, al Fiduciario, a los miembros del Comité Técnico, a las Agencias Calificadoras, al Representante Común y a los Fideicomitentes, conforme a lo que se establezca conforme al Contrato de Administración.

“Reportes del Auditor”, significa los reportes que deberá entregar el Auditor al Fiduciario, a los miembros del Comité Técnico, al Representante Común, a las Agencias Calificadoras, y a los Fideicomitentes, respecto de los ingresos y egresos a que hagan referencia los Reportes del Fiduciario y los Reportes del Administrador Maestro.

“Reportes del Fiduciario”, significa los reportes que deberá entregar el Fiduciario a la CNBV, a la BMV, a los miembros del Comité Técnico, al Representante Común, a los Tenedores Subordinados, a las Agencias Calificadoras y a los Fideicomitentes, según sea el caso, conforme a lo siguiente:

a)
Dentro de los 22 (veintidós) Días Hábiles de cada mes, un estado de cuenta detallado respecto de cada una de las Cuentas y Fondos del Fideicomiso, en el entendido, sin embargo, de que en caso de que cualquier cuenta hubiere sido abierta en un banco distinto del banco al que pertenece el Fiduciario, el Fiduciario sólo tendrá obligación de entregar los estados de cuenta que le sean proporcionados por el banco en el que esté abierta dicha cuenta, sin otra responsabilidad para el Fiduciario, a más tardar el segundo Día Hábil siguiente de aquél en que los reciba.

b)
Dentro de los 15 (quince) Días Hábiles siguientes al término de cada trimestre de calendario, un reporte que cubra los conceptos que se listan a continuación respecto del período trimestral inmediato anterior:

i)	Desglose de los Derechos al Cobro Covisa recaudados cada mes;

ii)	Desglose de los Derechos al Cobro Álcali recaudados cada mes;

iii)	Desglose de los Derechos al Cobro Comercializadora recaudados cada mes;

iv)	IVA cobrado respecto a los Derechos al Cobro Covisa;

v)	IVA cobrado respecto a los Derechos al Cobro Álcali;

vi)	IVA cobrado respecto a los Derechos al Cobro Comercializadora;

vii)	Gastos de Mantenimiento de la Emisión;

viii)
Flujo Libre para el pago de intereses y principal de los Certificados Bursátiles Preferentes y los Certificados Subordinados, monto pagado en la Fecha de Pago anterior y monto a pagar en la siguiente Fecha de Pago;

ix)	Estado de cuenta detallado respecto de cada una de las Cuentas y Fondos del Fideicomiso;

x)	Estado de las inversiones efectuadas con el Patrimonio del Fideicomiso;

xi)	Adquisiciones de Derechos al Cobro durante el periodo;

xii)	Nivel de morosidad de los Derechos al Cobro Cedidos y acciones emprendidas, y

xiii)	Resumen de eventos de los que tenga conocimiento que puedan afectar adversamente los Certificados, o a los Derechos al Cobro.

c)
Antes del 30 de abril de cada año, un reporte auditado por el Auditor Externo, que deberá contener un estado de (i) activos, pasivos y los balances de las Cuentas y Fondos del Fideicomiso, y (ii) cantidades recibidas y cantidades erogadas y cambios de los balances de las Cuentas y Fondos del Fideicomiso, todo ello al 31 de diciembre de cada año, para cada Cuenta y Fondo del Fideicomiso, en cada caso estableciendo en forma comparativa las cantidades en la cuenta o fondo de que se trate del año anterior, todo ello en detalle razonable y acompañado por la opinión del Auditor Externo, en el sentido de que dichos reportes financieros han sido preparados de acuerdo con los principios de contabilidad generalmente aceptados en México y presentan fielmente los activos, pasivos y balance de las Cuentas y Fondos del Fideicomiso, según sea el caso, al final de dicho año, y demás procedimientos de auditoria que el Auditor Externo considere necesario en dichas circunstancias y que sean aplicables conforme a la legislación aplicable.

“Representante Común”, significa Banco Invex, S.A., Institución de Banca Múltiple, Invex, Grupo Financiero, Fiduciario en su carácter de representante común de los Tenedores de los Certificados Bursátiles Preferentes.

“Requisitos de Elegibilidad”, tiene el significado que se atribuye a dicho término en el Contrato de Cesión.

“Reservas Requeridas”, tiene el significado que se atribuye a dicho término en el Contrato de Cesión.

“Sesión de Comité Técnico Inicial”, significará el acuerdo del Comité Técnico Inicial en el que conste la autorización para realizar la Emisión de los Certificados Bursátiles Preferentes al amparo del prospecto de colocación, así como la Emisión de los Certificados Subordinados, y en el que se deberán establecer las principales características, términos y condiciones de ambos Certificados.

“Sub-Administrador”, significa TECC o cualquier otra Persona con quien se celebre cualquier Sub-Contrato de Servicios.

“Sub-Administrador Sustituto”, significa cualquier Persona que cuente con la experiencia y capacidad operativa necesaria para celebrar un Sub-Contrato de Servicios en caso de sustitución del Sub-Administrador.

“Sub-Contrato de Servicios Álcali”, significa el sub-contrato de servicios (Sub-Servicer Agreement) que celebrarán Álcali, el Fiduciario y el Administrador o cualquier Administrador Sustituto con el Sub-Administrador de conformidad con lo que se establece en el Contrato de Servicios Álcali, mediante el que el Sub-Administrador se encargará de ciertas actividades de administración y cobranza de los Derechos al Cobro Álcali.

“Sub-Contrato de Servicios Comercializadora”, significa el sub-contrato de servicios (Sub-Servicer Agreement) que celebrarán Comercializadora, el Fiduciario y el Administrador o cualquier Administrador Sustituto con el Sub-Administrador de conformidad con lo que se establece en el Contrato de Servicios Comercializadora, mediante el que el Sub-Administrador se encargará de ciertas actividades de administración y cobranza de los Derechos al Cobro Comercializadora.

“Sub-Contrato de Servicios Covisa”, significa el sub-contrato de servicios (Sub-Servicer Agreement) que celebrarán Covisa, el Fiduciario y el Administrador o cualquier Administrador Sustituto con el Sub-Administrador de conformidad con lo que se establece en el Contrato de Servicios Covisa, mediante el que el Sub-Administrador se encargará de ciertas actividades de administración y cobranza de los Derechos al Cobro Covisa.

“Sub-Contratos de Servicios”, significa conjuntamente el Sub-Contrato de Servicios Álcali, el Sub-Contrato de Servicios Covisa y el Sub-Contrato de Servicios Comercializadora.

“TECC”, significa Tecnología en Cuentas por Cobrar, S.A. de C.V., una sociedad debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública 101,598 de fecha 5 de abril de 2000, otorgada ante la fe del Lic. Francisco Villalón Igartúa, notario número 30 del D.F. inscrita en el Registro Público de Comercio en el folio mercantil número 284039.

“Tenedor”, significa cualquier Persona que en cualquier momento sea legítima titular de uno o más Certificados.

“Tenedor Preferente”, significa cualquier Persona que en cualquier momento sea legítima titular de uno o más Certificados Bursátiles Preferentes.

“Tenedor Subordinado”, significa cualquier Persona que en cualquier momento sea legítima titular de uno o más Certificados Subordinados.

“TIIE”, significa la tasa de interés interbancaria de equilibrio a plazo de 28 (veintiocho) días que publica el Banco de México, o cualquier otra tasa de interés que la sustituya.

“Título”, significa cualquier Título Preferente o Título Subordinado.

“Título Preferente”, significa el documento que, en términos del artículo 14 Bis 7 de la Ley del Mercado de Valores, ampare uno o más Certificados Bursátiles Preferentes, los cuales expedirá el Fiduciario con numeración sucesiva comenzando por el número 1 (uno).

“Título Subordinado”, significa el documento que ampare uno o más Certificados Subordinados.

Los significados atribuidos a los términos antes mencionados, serán igualmente aplicables cuando dichos términos se usen en singular, en plural o en cualquier otra derivación o conjugación de los mismos. A menos que el presente Contrato indique lo contrario, las palabras “aquí”, “en el presente” u otras frases similares se refieren a este Contrato en su totalidad y no a una cláusula o inciso en particular.

Cláusula 2. Constitución; Cesión Inicial de Derechos al Cobro. Los Fideicomitentes en este acto constituyen un fideicomiso irrevocable de emisión administración y pago (el

“Fideicomiso”) para lo cual designan al Fiduciario, quien acepta actuar como tal en el presente Fideicomiso y desempeñar su encargo de conformidad con los términos y condiciones previstos en este Contrato. Para efectos de lo anterior:

a)
los Fideicomitentes en este acto entregan y transfieren irrevocablemente en partes iguales la cantidad de $1,000.00 (Un Mil Pesos 00/100 M.N.), como contribución inicial al Patrimonio del Fideicomiso. Dicha cantidad se entrega en este acto al Fiduciario, quien la recibe de conformidad y otorga por medio del presente el recibo correspondiente;

b)
Covisa, en carácter de Fideicomitente del Fideicomiso, y conforme a lo que se establece en el Contrato de Cesión, cede y transfiere irrevocablemente al Fiduciario para los fines y efectos que en el mismo se establecen, quien reconoce y acepta dicha transmisión y entrega: (a) los Derechos al Cobro Covisa que se identifiquen en la Lista Inicial, y (b) los derechos, recursos y/o valores que, en su caso, resulten del ejercicio de los mismos, más no las obligaciones con ellos relacionadas;

c)
Álcali, en carácter de Fideicomitente del Fideicomiso, y conforme a lo que se establece en el Contrato de Cesión, cede y transfiere irrevocablemente al Fiduciario para los fines y efectos que en el mismo se establecen, quien reconoce y acepta dicha transmisión y entrega: (a) los Derechos al Cobro Álcali que se identifiquen en la Lista Inicial, y (b) los derechos, recursos y/o valores que, en su caso, resulten del ejercicio de los mismos, más no las obligaciones con ellos relacionadas;

d)
Comercializadora, en carácter de Fideicomitente del Fideicomiso, y conforme a lo que se establece en el Contrato de Cesión, en esta fecha cede y transfiere irrevocablemente al Fiduciario para los fines y efectos que en el mismo se establecen, quien reconoce y acepta dicha transmisión y entrega: (a) los Derechos al Cobro Comercializadora que se identifiquen en la Lista Inicial, y (b) los derechos, recursos y/o valores que, en su caso, resulten del ejercicio de los mismos, más no las obligaciones con ellos relacionadas;

e)
La cesión de los Derechos al Cobro a que se refieren los incisos (b), (c) y (d) anteriores se realiza en los términos y condiciones que se establecen en el Contrato de Cesión. Conforme a lo que se establece en el Contrato de Cesión, la cesión de los Derechos al Cobro efectuada por los Fideicomitentes, se hace de conformidad con lo dispuesto en los artículos 389, 390, 391 y demás aplicables del Código de Comercio y los artículos 2029, 2032, 2033, 2046 y demás aplicables del Código Civil para el Distrito Federal y sus correlativos y concordantes del Código Civil Federal y de los códigos civiles de los estados de la República Mexicana, según corresponda conforme a la naturaleza de cada uno de los Derechos al Cobro Cedidos, con todo cuanto de hecho y por derecho corresponda a los mismos, sin reserva ni limitación alguna, y el Fiduciario ratifica su aceptación a dichas cesiones para los fines y efectos del presente Contrato. Adicionalmente, sin perjuicio de lo que se establece en el Contrato de Cesión, todas las cesiones de los Derechos al Cobro estarán sujetas a lo siguiente:

i)
Los Fideicomitentes garantizan la existencia y legitimidad de los Derechos al Cobro Cedidos, pero no la solvencia de los Deudores de los mismos, por lo que ni el Fiduciario ni los Fideicomisarios tendrán derecho, acción o reclamación de cualquier clase en contra de los Fideicomitentes con respecto a la solvencia de los Deudores de los Derechos al Cobro Cedidos;

ii)
El Fiduciario tendrá derecho de notificar la cesión de los Derechos al Cobro a los Deudores respectivos de conformidad con lo que se establece en los artículos 389 de la Ley General de Títulos y Operaciones de Crédito, 390 del Código de Comercio, y 2036 y demás aplicables del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles de los estados de la República Mexicana. Sin perjuicio de lo anterior, los Fideicomitentes se comprometen y obligan a notificar, inmediatamente a partir de la celebración del presente Contrato y a más tardar dentro de los 30 (treinta) Días Hábiles siguientes, ante el fedatario público de su elección o ante dos testigos, según corresponda conforme a la legislación aplicable, a todos y cada uno los Deudores de los Derechos al Cobro que se ceden conforme a esta Cláusula 2 acerca de la cesión de los mismos y los datos de la Cuenta de Ingresos abierta por el Fiduciario de conformidad con lo que se establece en el inciso B de la Cláusula 7 o de cualquier otra cuenta abierta para tal efecto por el Fiduciario conforme a lo que se establece en el mencionado inciso B de la Cláusula 7, en la que dichos Deudores deberán efectuar los pagos con respecto a los Derechos al Cobro Cedidos. La referida notificación deberá hacerse en términos de lo que se establece en el Contrato de Cesión, y los Fideicomitentes deberán entregar al Fiduciario una copia de dichas notificaciones, dentro de los 10 (diez) días siguientes a la fecha en que se efectúen. En caso de que los Fideicomitentes obtuvieren de los Deudores de los Derechos al Cobro Cedidos el reconocimiento y la aceptación de la cesión por escrito, no será necesario hacer la notificación con las formalidades arriba indicadas, y

iii)
En caso de que, no obstante lo anterior, los Deudores de los Derechos al Cobro Cedidos continúen haciendo el pago de dichos Derechos al Cobro en las Cuentas de Cobranza o en cualquier otra cuenta de los Fideicomitentes, o de cualquier otra forma a los Fideicomitentes y no al Fiduciario, los Fideicomitentes se considerarán como depositarios del Fideicomiso por lo que se refiere a las cantidades así recibidas, y deberán retirar de las Cuentas de Cobranza, en su caso, dichas cantidades así como los rendimientos que éstas hubieren generado, y depositarlas en la Cuenta de Ingresos de inmediato, y en todo caso a más tardar el tercer Día Hábil siguiente a la fecha en que las reciban.

f)
La cesión de Derechos al Cobro a que se refieren los incisos (b), (c) y (d) anteriores surtirá efectos a partir de la fecha en que los Fideicomitentes o el Administrador Maestro, según sea el caso, entreguen la Lista Inicial al Fiduciario conforme a lo que se establece en el presente Contrato y en el Contrato de Cesión. Con el propósito de asegurarse de que la Cesión de Derechos al Cobro surta efectos contra terceros, de conformidad con lo que establece la fracción II del artículo 2034 del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles de los estados de la República Mexicana, el presente Contrato y el Contrato de Cesión serán elevados a escritura pública y serán inscritos en el Registro Público de Comercio del domicilio social de los Fideicomitentes. Los pagos de las contraprestaciones por las cesiones de Derechos al Cobro se harán una vez que se haya entregado la Lista Inicial y conforme se vayan entregando al Fiduciario las copias de las notificaciones de la cesión entregadas a los Clientes, de conformidad con lo que se establece en el Contrato de Cesión.

Cláusula 3. Partes del Fideicomiso. Las partes de este Fideicomiso son:

Fideicomitentes:	Covisa, Álcali y Comercializadora.
Fiduciario:	ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria.
Fideicomisarios en Primer Lugar:
Cada uno de los Tenedores Preferentes, todos ellos representados por el Representante Común, por cuanto hace a su derecho de percibir la amortización del principal, el pago de los intereses y demás prestaciones y cantidades que deriven de sus Títulos, en los términos y condiciones que se establezcan en los Certificados Bursátiles Preferentes y el presente Contrato.

Fideicomisarios en Segundo Lugar:
Cada uno de los Tenedores Subordinados por cuanto hace a su derecho de percibir la amortización del principal, el pago de intereses y demás prestaciones que deriven de sus Títulos, en los términos y condiciones que se establezcan en los Certificados Subordinados y en el presente Contrato.

Fideicomisarios en Tercer Lugar:	Los propios Fideicomitentes, por cuanto hace a sus derechos a que, según corresponda en

términos del presente Contrato, se les reviertan los bienes y derechos que aportan al presente Fideicomiso y todas las cantidades y bienes que entonces formen parte del Patrimonio del Fideicomiso, en los términos pactados en el presente Contrato una vez que hayan sido pagados íntegramente el principal e intereses y demás cantidades pagaderas conforme a los Certificados Bursátiles Preferentes y los Certificados Subordinados.

Cláusula 4. Patrimonio del Fideicomiso. El patrimonio del Fideicomiso (el “Patrimonio del Fideicomiso”) se integra con los siguientes bienes y derechos:

a)
las cantidades y los Derechos al Cobro que los Fideicomitentes transmiten al Fiduciario en términos de la Cláusula 2 de este Contrato y las cantidades que en el futuro aporten y los Derechos al Cobro que en el futuro transmitan los Fideicomitentes conforme al Contrato de Cesión;

b)	los bienes, recursos y/o valores, en numerario o en especie, que deriven de los bienes y derechos mencionados en el inciso precedente;

c)	los recursos que se obtengan como producto de la Emisión y colocación de los Certificados Bursátiles Preferentes y de los Certificados Subordinados en términos del presente Fideicomiso;

d)	los recursos que se obtengan como producto de la cobranza de los Derechos al Cobro Cedidos;

e)	cualquier otro bien o derecho que integre las Cuentas y Fondos del Fideicomiso o las Reservas Requeridas;

f)	los intereses o rendimientos de cualquier clase que deriven de la inversión de los activos líquidos del Patrimonio del Fideicomiso;

g)	los demás bienes o derechos que reciba el Fiduciario para el cumplimiento de los fines del Fideicomiso o como consecuencia de ello, y

h)	cualesquiera otros bienes o derechos que por cualquier motivo pasen a formar parte del Patrimonio del Fideicomiso, incluso por aportaciones futuras al mismo efectuadas por los Fideicomitentes.

Cláusula 5. Fines del Fideicomiso. Los Fideicomitentes destinan irrevocablemente el Patrimonio del Fideicomiso, por conducto del Fiduciario, a la realización de los fines establecidos a continuación y encomiendan al Fiduciario su puntual y debido cumplimiento. Cuando se indique que el Fideicomiso sea sujeto activo o pasivo de un determinado acto, derecho u obligación, deberá entenderse que el sujeto activo o pasivo del acto, derecho u obligación de que se trate es el Fiduciario, por cuenta de los Fideicomitentes, en cumplimiento de los fines del presente Fideicomiso y hasta donde baste y alcance el Patrimonio del Fideicomiso, actuando precisamente en cumplimiento de los fines del Fideicomiso.

Los fines del presente Fideicomiso son:

a)
que el Fiduciario celebre el Contrato de Cesión para que de conformidad con lo establecido en dicho contrato y en el presente, el Fiduciario adquiera de los Fideicomitentes, como parte del Patrimonio del Fideicomiso, los Derechos al Cobro, y que el Fiduciario notifique la cesión de los Derechos al Cobro a los Deudores respectivos;

b)
que el Fiduciario celebre el Contrato de Administración y los Contratos Maestros de Servicios con el Administrador Maestro en términos sustancialmente iguales a los de los modelos que se agregan al presente Contrato marcados como Anexos “O” y “P” respectivamente (con los cambios necesarios para individualizar dichos formatos para cada uno de los Fideicomitentes y en el caso de contratos con un Administrador Maestro Sustituto, con los cambios adicionales que resulten aceptables para las partes de los mismos y el Comité Técnico), y comparezca en los Contratos de Servicios y los Sub-Contratos de Servicios en términos sustancialmente iguales a los de los modelos que se agregan al presente Contrato marcados como Anexos “Q” y “R” respectivamente (con los cambios necesarios para individualizar dichos formatos para cada uno de los fideicomitentes y en el caso de contratos con un Administrador Sustituto o

Sub-Administrador Sustituto, con los cambios adicionales que resulten aceptables para las partes de los mismos y el Comité Técnico), para que, entre otras cosas, de conformidad con lo establecido en dichos contratos y en el presente, el Administrador Maestro, directamente o a través del Administrador o el Sub-Administrador, según sea el caso, preste los servicios de administración y cobranza y recabe los recursos que integran los Derechos al Cobro Cedidos, y prepare y presente los Reportes del Administrador Maestro y la demás información que sea requerida conforme a dichos contratos;

c)
que el Fiduciario supervise todos los costos y gastos del Administrador Maestro, el Administrador y el Sub-Administrador que se eroguen conforme a lo que se establezca en el contrato de Administración y en los Contratos Maestros de Servicios, los Contratos de Servicios y los Sub-Contratos de Servicios, y en su caso, que el Fiduciario modifique o dé por terminados dichos contratos de conformidad con las instrucciones que reciba del Comité Técnico;

d)
que el Fiduciario realice una Emisión de Certificados Bursátiles Preferentes, de acuerdo con las instrucciones escritas que reciba por parte del Comité Técnico Inicial, con indicación de los términos y demás condiciones de la Emisión, para ser colocados entre el gran público inversionista, y cumpla con todos sus deberes y obligaciones respecto a los Certificados Bursátiles Preferentes especificadas o contemplados en este Contrato, en la Sesión del Comité Técnico Inicial, en los Títulos de los propios Certificados Bursátiles Preferentes y en el Contrato de Colocación de Certificados Preferentes;

e)
que conforme a las instrucciones escritas que reciba del Comité Técnico Inicial, el Fiduciario celebre el Contrato de Colocación de Certificados Preferentes con el Intermediario Colocador y lleve a cabo la colocación de los Certificados Bursátiles Preferentes a través del Intermediario Colocador, conforme a la autorización que reciba de la CNBV para tales efectos. El Fiduciario deberá brindar al Intermediario Colocador todo el apoyo y colaboración que éste razonablemente solicite a efecto de obtener dichas autorizaciones y cumplir tales requisitos;

f)
que el Fiduciario emita Certificados Subordinados de acuerdo con las instrucciones escritas que reciba por escrito del Comité Técnico Inicial, con indicación de los términos y demás condiciones aplicables, para ser colocados en el extranjero a través de ABN AMRO Incorporated conforme al Contrato de Colocación de Certificados Subordinados, firme toda la documentación que resulte necesaria o conveniente en relación con dicha emisión, y cumpla con todos sus deberes y obligaciones respecto de los Certificados Subordinados especificados o contemplados en este Fideicomiso, en la Sesión del Comité Técnico Inicial, en los propios Certificados Subordinados y en el Contrato de Colocación de Certificados Subordinados, en el entendido de que los Certificados Subordinados no serán certificados bursátiles;

g)
que el Fiduciario reciba la totalidad de los recursos que se obtengan como producto de la Emisión y colocación de los Certificados Bursátiles Preferentes y de los Certificados Subordinados y que los aplique hasta donde baste y alcance a los conceptos señalados en la Cláusula 8;

h)
que el Fiduciario abra las cuentas bancarias y constituya los fondos previstos en la Cláusula 7 de este Contrato y los mantenga abiertos mientras se encuentre insoluta cualquier parte principal o accesoria de los Certificados Bursátiles Preferentes o de los Certificados Subordinados, a fin de que a través de ellos se reciban, administren y destinen los recursos del Patrimonio del Fideicomiso, a los conceptos aquí establecidos, y que el Fiduciario realice los pagos, transferencias o entregas de recursos que procedan en términos de las Cláusulas 7, 8 y demás disposiciones aplicables de este Contrato, con cargo al Patrimonio del Fideicomiso;

i)	que el Fiduciario mantenga las Reservas Requeridas, en numerario o en Derechos al Cobro, de conformidad con lo que al efecto se establezca en el Contrato de Cesión;

j)	que el Fiduciario reciba mediante transferencia electrónica de fondos, depósito o de cualquier otra forma de cada uno de los Deudores de los Derechos al

Cobro Cedidos, o de Covisa, Álcali o Comercializadora, o del Administrador Maestro, el Administrador o el Sub-Administrador, según sea el caso, los recursos derivados de los Derechos al Cobro Cedidos y los canalice a través de las Cuentas y Fondos del Fideicomiso conforme a lo que se establece en las Cláusulas 7, 8 y demás disposiciones relativas del presente Contrato (en el entendido, sin embargo, de que en caso de que el Fiduciario reciba algún pago de Derechos al Cobro que no hubieren sido transferidos al Fideicomiso, deberá entregar dichas cantidades de inmediato a Covisa, Álcali o Comercializadora, según sea el caso);

k)
que el Fiduciario conserve, custodie y administre los recursos provenientes de los Derechos al Cobro Cedidos así como cualquier otro recurso que aporten los Fideicomitentes, y aplique dichos recursos conforme a las disposiciones del presente Contrato;

l)	que con arreglo al orden de prelación establecido en la Cláusula 8, y con base en los recursos provenientes de los Derechos al Cobro Cedidos así como cualquier otro ingreso o activo en el Patrimonio del Fideicomiso, pague a los Tenedores Preferentes, con cargo al Patrimonio del Fideicomiso y hasta donde este alcance, excepto por las cantidades depositadas en la Cuenta de la Garantía, los intereses que devenguen los Certificados Bursátiles Preferentes, así como su valor nominal, primas, en su caso, y otras cantidades pagaderas conforme a los términos y condiciones de los Títulos correspondientes de la Emisión de los Certificados Bursátiles Preferentes;

m)
que con arreglo al orden de prelación establecido en la Cláusula 8, y con base en los recursos provenientes de los Derechos al Cobro Cedidos así como cualquier otro ingreso o activo en el Patrimonio del Fideicomiso, así como cualquier otro recurso que aporten los Fideicomitentes, en su caso, pague a los Tenedores Subordinados, con cargo al Patrimonio del Fideicomiso y hasta donde éste alcance, inclusive con las cantidades depositadas en la Cuenta de la Garantía, los intereses que se devenguen de los Certificados Subordinados, así como su valor nominal, primas y otras cantidades pagaderas conforme a los términos y condiciones de los Certificados

Subordinados, en el entendido de que, excepto por lo que se refiere a las cantidades depositadas en la Cuenta de la Garantía mismas que siempre podrán utilizarse para el pago de los Certificados Subordinados, el Fiduciario deberá utilizar el Patrimonio del Fideicomiso para el pago de los Certificados Subordinados únicamente en la medida en que baste y alcance después de separar las cantidades necesarias para el pago de los Certificados Bursátiles Preferentes y en el entendido, además, de que el Fiduciario podrá hacer retiros de cantidades depositadas en la Cuenta de la Garantía y acreditarlas al Fondo General en caso de que reciba instrucciones específicas para ello por parte de la mayoría de los Tenedores Subordinados con copia al Administrador Maestro;

n)	que el Fiduciario celebre los contratos de inversión que sean necesarios o convenientes con las instituciones y en los términos y condiciones que el propio Fiduciario determine, e invierta los recursos líquidos que formen parte del Patrimonio del Fideicomiso en Inversiones Permitidas, de conformidad con lo que se dispone en la Cláusula 9 de este Contrato;

o)
que el Fiduciario comparezca, cuando ello sea necesario o conveniente, a la celebración de cualquier contrato u otro documento entre los Fideicomitentes y los Tenedores Subordinados que fuere conveniente o necesario para lograr la Emisión y colocación de los Certificados Subordinados;

p)
que el Fiduciario (i) cambie la totalidad o una parte de las cantidades en Dólares que se reciban como producto de la Emisión de los Certificados Subordinados o, en su caso, como producto de la cobranza de cualquiera de los Derechos al Cobro Cedidos, por cantidades en Pesos, en las fechas en que ello resulte necesario o conveniente; (ii) cambie cantidades en Pesos en el Patrimonio del Fideicomiso por Dólares, en la medida en que ello sea necesario para cubrir las cantidades adeudadas en Dólares por concepto de Gastos de Mantenimiento de la Emisión en el extranjero, y las cantidades adeudadas a los Tenedores Subordinados de conformidad con los Títulos Subordinados, observando siempre el orden la prelación que se establece en la Cláusula 8, y (iii) celebre los contratos de cobertura cambiaria u otros contratos similares que, en su caso, resulten necesarios o convenientes de acuerdo con las instrucciones escritas que reciba el Comité Técnico;

q)
que el Fiduciario contrate, por cuenta de los Fideicomitentes y conforme a las instrucciones escritas del Comité Técnico Permanente, al Auditor Externo para auditar los estados financieros y cuentas del Fideicomiso, así como los Reportes del Administrador, en el entendido de que, en el supuesto de renuncia o terminación de su encargo, el Fiduciario deberá contratar a la firma de auditores que por escrito le indique el Comité Técnico Permanente, y en el entendido, además, de que a falta de dicha indicación después de 20 (veinte) Días Hábiles contados a partir de la fecha en que el Fiduciario le requiera la instrucción respectiva, el Fiduciario podrá contratar a cualquiera de las tres firmas internacionales de auditores más reconocidas con oficinas en el país;

r)
que el Fiduciario celebre todos los contratos, convenios y documentos relacionados y lleve a cabo todas las acciones necesarias para el cumplimiento de los fines de este Fideicomiso, lo que incluye, de manera enunciativa más no limitativa, la facultad de abrir las Cuentas y Fondos del Fideicomiso, operar cuentas bancarias, efectuar transferencias de fondos y llevar a cabo las operaciones cambiarias que sean necesarias;

s)
que el Fiduciario elabore y entregue oportunamente a la CNBV (de ser requerido), a la BMV, al Representante Común, al Comité Técnico, a los Fideicomitentes, a las Agencias Calificadoras, a los Tenedores Preferentes que así lo soliciten a través del Representante Común y a los Tenedores Subordinados, los Reportes del Fiduciario, así como cualesquiera otra información y reportes en relación con el presente Fideicomiso, con la periodicidad y en los términos y condiciones que se establecen en el presente Fideicomiso y en la legislación aplicable, y

t)	que el Fiduciario, una vez que efectúe el pago íntegro de todas las cantidades de principal e intereses, así

como de todas las cantidades pagaderas conforme a los Certificados Bursátiles Preferentes y los Certificados Subordinados, y demás sumas pagaderas en términos del presente Fideicomiso, proceda a liquidar el Fideicomiso y a entregar a los Fideicomitentes, en su calidad de Fideicomisarios en Tercer Lugar y según la proporción que corresponda, de acuerdo con las instrucciones escritas que al efecto le proporcione el Comité Técnico, cualquier cantidad remanente que exista en el Patrimonio del Fideicomiso, y les revierta los Derechos al Cobro Cedidos, así como cualquier otro bien, derecho o activo que forme parte del Patrimonio del Fideicomiso en dicho momento, y en consecuencia proceda a extinguir el presente Fideicomiso.

Cláusula 6. Contratos de Cesión; Contratos de Administración.

A. Contrato de Cesión. Para cumplir con los fines establecidos en el presente Fideicomiso, simultáneamente a la fecha de firma del presente Contrato, el Fiduciario celebrará con los Fideicomitentes el Contrato de Cesión. Conforme al contrato de Cesión, durante el Periodo de Revolvencia, Covisa, Álcali y Comercializadora cederán al Fiduciario Derechos al Cobro (excepto aquellos que deriven de Órdenes de Compra de Afiliadas de Covisa, Álcali o Comercializadora), y el Fiduciario entregará a aquéllas la contraprestación que corresponda de conformidad con lo que se establece en el propio Contrato de Cesión. La contraprestación por la cesión de los Derechos al Cobro que realizan los Fideicomitentes conforme a lo que se establece en la Cláusula 2 será determinada de conformidad con lo que al efecto se establece en el Contrato de Cesión. Los pagos que corresponda hacer a partir de la Fecha de la Emisión se llevarán a cabo con los fondos provenientes de la Emisión y colocación de los Certificados Bursátiles Preferentes y de los Certificados Subordinados, de conformidad con lo que se establece en el inciso A de la Cláusula 8 y en el Contrato de Cesión. Posteriormente, a partir de la Fecha de la Emisión, durante el Periodo de Revolvencia y en tanto no haya ocurrido una Causa de Incumplimiento o el Representante Común no le haya notificado al Fiduciario que ha ocurrido un Evento de Amortización Anticipada, el Fiduciario aplicará las cantidades líquidas del Patrimonio del Fideicomiso que se encuentren disponibles en el Fondo General para adquirir de los Fideicomitentes nuevos Derechos al Cobro (excepto aquellos que deriven de Órdenes de Compra de Afiliadas de Covisa, Álcali o Comercializadora). El Contrato de Cesión establecerá mecanismos que permitan identificar claramente aquellos Derechos al Cobro objeto de la cesión. Las contraprestaciones por dichas cesiones de Derechos al Cobro serán las que se establezcan en el Contrato de Cesión y serán pagadas a los Fideicomitentes con recursos del Fondo General conforme a lo que se indica en el inciso D de la Cláusula 7 y en el Contrato de Cesión, y en las fechas, forma y proporciones que se establezcan en el propio Contrato de Cesión. Conforme el Fiduciario reciba las cantidades provenientes de los Derechos al Cobro así adquiridos, aplicará dichas cantidades a las Cuentas y Fondos del Fideicomiso que corresponda conforme a lo que se establece en la Cláusula 7.

Con el propósito de asegurarse de que la cesión de los Derechos al Cobro surta efectos contra terceros, de conformidad con lo que se establece en la fracción II del artículo 2034 del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles para los estados de la República Mexicana, el presente Contrato y el Contrato de Cesión serán elevados a escritura pública y serán inscritos en el Registro Público de Comercio del domicilio social de los Fideicomitentes.

B. Cobranza de los Derechos al Cobro. El Fiduciario tendrá derecho de notificar la cesión de los Derechos al Cobro a los Deudores respectivos, de conformidad con lo que se establece en el artículo 389 de la Ley General de Títulos y Operaciones de Crédito, y en los artículos 390 del Código de Comercio, 2036 y demás aplicables del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles de los estados de la República Mexicana. Sin perjuicio de lo anterior, los Fideicomitentes se comprometen y obligan a notificar a todos y cada uno los Deudores de los Derechos al Cobro Cedidos que no hubieren sido notificados anteriormente, acerca de la cesión de dichos Derechos al Cobro y los datos de la Cuenta de Ingresos abierta por el Fiduciario de conformidad con lo que se establece en el inciso B de la Cláusula 7 o de cualquier otra cuenta abierta para tal efecto por el Fiduciario conforme a lo que se establece en el mencionado inciso B de la Cláusula 7, en la que dichos Deudores deberán efectuar los pagos con respecto a los Derechos al Cobro Cedidos. Dichas notificaciones deberán hacerse de inmediato a partir de la fecha de cada cesión de Derechos al Cobro, según corresponda, ante el fedatario público de la elección de quien realice la notificación o ante dos testigos, según corresponda conforme a la legislación aplicable. Las referidas notificaciones deberán hacerse en términos de lo que se establece en el Contrato de Cesión, y los Fideicomitentes deberán entregar al Fiduciario una copia de dichas notificaciones, dentro de los 10 (diez) días siguientes a la fecha en que se efectúen. En caso de que los Fideicomitentes obtuvieran de los Deudores de los Derechos al Cobro Cedidos el reconocimiento y aceptación de la cesión por escrito, no será necesario hacer la notificación con las formalidades arriba indicadas.

En caso de que, no obstante lo anterior, los Deudores de los Derechos al Cobro Cedidos continúen haciendo el pago de dichos Derechos al Cobro en las Cuentas de Cobranza o en cualquier otra cuenta de los Fideicomitentes, o de cualquier otra forma a los Fideicomitentes y no al Fiduciario, los Fideicomitentes se considerarán como depositarios del Fideicomiso por lo que se refiere a las cantidades así recibidas, y deberán retirar de inmediato de las Cuentas de Cobranza, en su caso, dichas cantidades así como los rendimientos que hubieren generado, y depositarlas en la Cuenta de Ingresos.

De igual manera, en caso de que el Fiduciario por cualquier razón reciba algún pago de Derechos al Cobro que no hubieren sido cedidos al Fideicomiso, el Fiduciario deberá entregar de inmediato dichas cantidades a Covisa, Álcali o Comercializadora, según sea el caso.

Los Fideicomitentes firmarán los documentos y autorizaciones que resulten necesarias o convenientes a efecto de permitir al Administrador Maestro, al Administrador y al Sub-Administrador consultar los depósitos y saldos de las Cuentas de Cobranza. De igual manera, el Fiduciario firmará los documentos y autorizaciones que resulten necesarias o convenientes a efecto de permitir al Administrador Maestro, el Administrador y el Sub-Administrador consultar los depósitos y saldos de las Cuentas y Fondos del Fideicomiso.

C. Contrato de Administración. Para cumplir con los fines establecidos en el presente Fideicomiso, simultáneamente a la fecha de firma del presente Contrato, el Fiduciario celebrará el Contrato de Administración, para que el Administrador Maestro, en nombre y representación del Fiduciario, y en los términos y condiciones establecidos en el propio Contrato de Administración, entre otras cosas:

a)	proporcione al Fiduciario, al Comité Técnico, al Representante Común y a los Fideicomitentes la información necesaria para la operación del Fideicomiso de conformidad con el presente Contrato, incluyendo, de manera enunciativa mas no limitativa, información de las cantidades que deberán separarse semanalmente para constituir el Fondo de Mantenimiento de la Emisión y el Fondo de Reserva de conformidad con lo que se establece en los incisos B y C de la Cláusula 7, información acerca de los usos que deberán darse a las cantidades del Fondo General, e información acerca de los depósitos y retiros que deberán hacerse en la Cuenta de la Garantía;

b)	prepare y proporcione los Reportes del Administrador Maestro con la periodicidad y en los términos y demás condiciones y que resulten aplicables conforme al Contrato de Administración;

c)
informe a los Fideicomitentes las cantidades que correspondan a IVA de cada uno de los Ingresos de los Derechos al Cobro Cedidos, de manera que los Fideicomitentes puedan contabilizar e incluir cantidades iguales en sus correspondientes declaraciones fiscales, y

d)
en general, lleve a cabo todos los actos, avisos, solicitudes y gestiones que se requieran para la administración y mantenimiento del Fideicomiso con la periodicidad y en los términos y condiciones que se establezcan en el Contrato de Administración.

En el supuesto de un Incumplimiento del Administrador Maestro, o en caso de que el Contrato de Administración se dé por terminado por cualquier razón, el Fiduciario, de conformidad con las instrucciones por escrito del Comité Técnico Permanente, sustituirá al Administrador Maestro dentro de los 10 (diez) Días Hábiles siguientes a la fecha en que reciba las instrucciones respectivas del Comité Técnico Permanente. En el supuesto de que el Comité Técnico Permanente no emita las instrucciones respectivas dentro de un término de 20 (veinte) Días Hábiles contados a partir de la fecha en que el Fiduciario presente la solicitud correspondiente, será facultad del Representante Común previo acuerdo de la asamblea de Tenedores Preferentes instruir al Fiduciario para que éste lleve a cabo la sustitución del Administrador Maestro. El Fiduciario notificará a las Agencias Calificadoras de cualquiera de dichos eventos en un plazo de 2 (dos) Días Hábiles a partir de que se presentan. El Contrato de Administración establecerá que el Administrador Maestro seguirá

siendo responsable del cumplimiento de sus obligaciones conforme al mismo hasta que se haya llevado a cabo la sustitución del Administrador Maestro conforme a lo que se establece en el siguiente párrafo.

El Contrato de Administración establecerá, además, que el Administrador Maestro únicamente podrá dar por terminado anticipadamente el mismo con causa mediante notificación por escrito entregada al Fiduciario, con copia al Representante Común y al Fideicomitente que corresponda con copia a las Agencias Calificadoras con por lo menos 180 (ciento ochenta) días de anticipación, y siempre y cuando al término de 120 (ciento veinte) días a partir de dicha notificación el Administrador Maestro (i) haya identificado a un Administrador Maestro Sustituto que resulte aceptable para el Fideicomitente correspondiente, el Fiduciario y el Comité Técnico Permanente, (ii) haya proporcionado el entrenamiento necesario a dicho Administrador Maestro Sustituto, y (iii) se encargue de llevar a cabo una transición ordenada de los servicios a dicho Administrador Maestro Sustituto. En caso de que al término de dicho plazo de 120 (ciento veinte) días no se hubieren cumplido las condiciones anteriores, ello constituirá un Evento de Amortización Anticipada, y el Administrador Maestro deberá quedar obligado a continuar prestando servicios conforme al Contrato de Administración hasta que los Certificados Bursátiles Preferentes y los Certificados Subordinados hayan sido íntegramente amortizados. El Fiduciario notificará a las Agencias Calificadoras de cualquiera de dichos eventos en un plazo de 2 (dos) Días Hábiles a partir de que se presenten.

El Contrato de Administración establecerá que la terminación anticipada de este Contrato, del Contrato de Cesión o de cualquiera de los Contratos Maestros de Servicios será causa de terminación anticipada del Contrato de Administración, en el entendido, sin embargo, de que en dicho caso el Administrador Maestro seguirá siendo responsable del cumplimiento de sus obligaciones conforme a dicho contrato hasta el pago total de los Certificados.

El Fiduciario supervisará todos los costos y gastos del Administrador Maestro que se eroguen conforme a lo que se establezca en el Contrato de Administración.

D.   Contratos de Servicios.

1. Servicios. Para cumplir con los fines establecidos en el presente Fideicomiso, simultáneamente a la celebración del presente Contrato, el Fiduciario y cada uno de los Fideicomitentes celebrarán los Contratos Maestros de Servicios para que el Administrador Maestro, (1) en carácter de comisionista y en nombre y representación de los Fideicomitentes (directamente o a través del Administrador o Sub-Administrador, según sea el caso, conforme a los Contratos de Servicios o Sub- Contratos de Servicios) prepare y entregue las Listas Diarias conforme a lo que se establezca en el Contrato de Cesión, y (2) en carácter de comisionista y en nombre y representación del Fiduciario y en los términos y condiciones establecidos en los propios Contratos Maestros de Servicios, entre otras cosas, directamente o a través del Administrador o el Sub-Administrador, según sea el caso, de conformidad con los Contratos de Servicios o los Sub-Contratos de Servicios:

a)	lleve a cabo la administración de los Derechos al Cobro Cedidos;

b)
gestione y lleve a cabo las actividades necesarias para efectuar la cobranza de los Derechos al Cobro Cedidos y se encargue de que la cobranza de los Derechos al Cobro Cedidos ingrese al Patrimonio del Fideicomiso mediante transferencia o depósito en la Cuenta de Ingresos o en las demás cuentas a las que se refiere el inciso B de la Cláusula 7, o, en su caso, reciba de los Deudores respectivos los cheques librados por concepto de pago de los Derechos al Cobro Cedidos para su depósito en la Cuenta de Ingresos;

c)
lleve a cabo todas las acciones judiciales que sean necesarias para el cobro de los Derechos al Cobro Cedidos y de ser necesario requiera a los Fideicomitentes y al Fiduciario su participación en estos procesos, en el entendido de que la responsabilidad del Fiduciario estará limitada al otorgamiento de los poderes que al efecto se requieran;

d)
en general, lleve a cabo todos los actos, avisos, solicitudes y gestiones que se requieran para efectuar el cobro oportuno de los Derechos al Cobro y las funciones de cobranza (ya sea judicial o extrajudicial), administración y mantenimiento de los Derechos al Cobro en los términos y condiciones que se establezcan en dichos contratos.

2. Terminación con Causa; Sustitución.  En el supuesto de un Incumplimiento del Administrador Maestro, un Incumplimiento del Administrador o un incumplimiento del Sub-Administrador, o en caso de que cualquiera de los Contratos Maestros de Servicios, los Contratos de Servicios o los Sub-Contratos de Servicios se dé por terminado por cualquier razón, el Fiduciario, de conformidad con las instrucciones por escrito del Comité Técnico Permanente, sustituirá al Administrador Maestro u ordenará la sustitución del Administrador o el Sub-Administrador, según sea el caso, dentro de los 10 (diez) Días Hábiles siguientes a la fecha en que reciba las instrucciones respectivas del Comité Técnico Permanente. En el supuesto de que el Comité Técnico Permanente no emita las instrucciones respectivas dentro de un término de 20 (veinte) Días Hábiles contados a partir de la fecha en que el Fiduciario presente la solicitud correspondiente, será facultad del Representante Común previo acuerdo de la asamblea de Tenedores Preferentes instruir al Fiduciario para que éste lleve a cabo la sustitución del Administrador Maestro, el Administrador o el Sub-Administrador, según corresponda. El Fiduciario notificará a las Agencias Calificadoras de cualquiera de dichos eventos en un plazo de 2 (dos) Días Hábiles a partir de que se presenten. Los Contratos Maestros de Servicios, los Contratos de Servicios y los Sub-Contratos de Servicios establecerán que el Administrador Maestro, el Administrador o el Sub-Administrador, según sea el caso, seguirán siendo responsables del cumplimiento de sus obligaciones conforme a los Contratos Maestros de Servicios, Contratos de Servicios o Sub-Contratos de Servicios, según corresponda, hasta que se haya llevado a cabo la sustitución conforme a lo que se establece a continuación.

Los Contratos Maestros de Servicios, los Contratos de Servicios y los Sub-Contratos de Servicios establecerán, además, que el Administrador Maestro, el Administrador o el Sub-Administrador, según sea el caso, únicamente podrán dar por terminados anticipadamente dichos contratos con causa mediante notificación por escrito entregada, en el caso de los Contratos Maestros de Servicios y los Contratos de Servicios, al Fiduciario y al Fideicomitente que corresponda, con copia al Representante Común y a las Agencias Calificadoras, y en el caso de los Sub-Contratos de Servicios, al Administrador Maestro y al Administrador con copia al Fiduciario, al Representante Común, al Fideicomitente que corresponda y a las Agencias Calificadoras. No obstante lo anterior, el Administrador podrá dar por terminados los Contratos de Servicios mediante notificación con 180 (ciento ochenta) días de anticipación en caso de que ABN AMRO decida dejar de prestar el servicio de administración de cuentas por cobrar en México.

Las notificaciones de terminación arriba mencionadas deberán entregarse con una anticipación de por lo menos 180 (ciento ochenta) días, y la terminación solo será efectiva si al término de 120 (ciento veinte) días a partir de dicha notificación el Administrador Maestro, el Administrador o el Sub-Administrador (i) hubieren identificado a un Administrador Maestro Sustituto, Administrador Sustituto o Sub-Administrador Sustituto, según sea el caso, que resulte aceptable para el Fideicomitente correspondiente, el Fiduciario y el Comité Técnico Permanente, (ii) hubieren proporcionado a dicho Administrador Maestro Sustituto, Administrador Sustituto o Sub-Administrador Sustituto el entrenamiento necesario, y (iii) se hubieren encargado de llevar a cabo una transición ordenada de los servicios a dicho Administrador Maestro Sustituto, Administrador Sustituto o Sub-Administrador Sustituto. En caso de que al término de dicho plazo de 120 (ciento veinte) días no se hubieren cumplido las condiciones anteriores, ello constituirá un Evento de Amortización Anticipada, y el Administrador Maestro, el Administrador o el Sub-Administrador, según sea el caso, deberán quedar obligados a continuar prestando servicios conforme al Contrato Maestro de Servicios, el Contrato de Servicios o el Sub-Contrato de Servicios, según corresponda, hasta que los Certificados Bursátiles Preferentes y los Certificados Subordinados hayan sido íntegramente amortizados. El Fiduciario notificará a las Agencias Calificadoras de cualquiera de dichos eventos en un plazo de 2 (dos) Días Hábiles a partir de que se presenten.

3. Opciones de Terminación Anticipada de ABN AMRO. Limitación de Responsabilidad. No obstante lo que se establece en el inciso D 2 de esta cláusula 6, en tanto ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, actúe como Administrador, podrá dar por terminados los Contratos de Servicios en cualquier tiempo si a su entera discreción considera que el Sub-Administrador no ha cumplido con sus obligaciones, mediante simple notificación por escrito con por lo menos 5(cinco) días de anticipación, en cuyo caso los Sub-Contratos de Servicios terminarán al término de dicho plazo, y el Administrador reasumirá la prestación de los servicios que hubiere prestado el Sub-Administrador. En caso de que al término de 30 (treinta) días a partir de la fecha en que se hubieren dado por terminados los Sub-Contratos de Servicios no se hubiere identificado a un Sub-Administrador Sustituto que resulte aceptable para los Fideicomitentes, el Administrador

Maestro y el Comité Técnico Permanente y se hubiere llevado a cabo una transición ordenada de los servicios a dicho Administrador Sustituto, ello constituirá un Evento de Amortización Anticipada, y el Administrador deberá quedar obligado a continuar prestando servicios conforme al Contrato de Servicios hasta que los Certificados Bursátiles Preferentes y los Certificados Subordinados hayan sido íntegramente amortizados. El Fiduciario notificará a las Agencias Calificadoras de cualquiera de dichos eventos en un plazo de 2(dos) Días Hábiles a partir de que se presenten.

Los Contratos de Servicios establecerán que la responsabilidad de ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, en carácter de Administrador, estará limitada a un máximo de US$1,500,000.00 (Un millón quinientos mil Dólares 00/100) en total por todos los Contratos de Servicios en caso de que ABN AMRO Bank (México), S.A., Institución de Banca Múltiple hubiere celebrado los Sub-Contratos de Servicios con el Sub-Administrador, en el entendido, sin embargo, de que dicho límite de responsabilidad dejará de ser aplicable en caso de terminación de los Sub-Contratos de Servicios.

4. Terminación Cruzada.  Los Contratos Maestros de Servicios establecerán que la terminación anticipada de este Contrato, del Contrato de Cesión, del Contrato de Administración será causa de terminación anticipada de los mismos. Además, los Contratos Maestros de Servicios establecerán que la terminación anticipada de cualquiera de ellos será causa de terminación anticipada de los demás Contratos Maestros de Servicios y que la sustitución del Administrador Maestro en cualquiera de ellos implicará también la sustitución del Administrador Maestro en los demás Contratos Maestros de Servicios.

Los Contratos de Servicios establecerán que la terminación anticipada de este Contrato, del Contrato de Cesión, del Contrato de Administración o de los Contratos Maestros de Servicios será causa de terminación anticipada de los mismos. Los Contratos de Servicios establecerán también que la terminación anticipada de cualquiera de ellos será causa de terminación anticipada de los otros y de los Sub-Contratos de Servicios, y que la sustitución del Administrador en cualquiera de ellos implicará también la sustitución del Administrador en los otros y la sustitución del Sub-Administrador en los Sub-Contratos de Servicios.

Los Sub-Contratos de Servicios establecerán que la terminación anticipada de cualquiera de ellos será causa de terminación anticipada de los otros, y que la sustitución del Sub-Administrador en cualquiera de ellos implicará también la sustitución del Sub-Administrador en los otros. Adicionalmente, los Contratos de Servicios establecerán que el Fiduciario y el Fideicomitente que corresponda tendrán derecho a exigir el cumplimiento de las obligaciones del Administrador, y que el Fiduciario tendrá derecho a exigir la terminación anticipada de dichos contratos y la sustitución del Administrador.

Finalmente, los Sub-Contratos de Servicios establecerán que el Fiduciario y el Fideicomitente que corresponda tendrán derecho a exigir el cumplimiento de las obligaciones del Sub-Administrador, y la terminación anticipada de dichos contratos, y la sustitución del Sub-Administrador.

El Fiduciario supervisará todos los costos y gastos del Administrador Maestro, el Administrador y el Sub-Administrador que se eroguen conforme a lo que se establezca en los Contratos Maestros de Servicios, los Contratos de Servicios y los Sub-Contratos de Servicios.

Cláusula 7. Cuentas del Patrimonio del Fideicomiso. El Fiduciario deberá abrir y mantener durante la vigencia del presente Fideicomiso las cuentas bancarias y constituir y mantener los fondos que se señalan en esta Cláusula así como cualquier otra cuenta o fondo que resulte necesaria o conveniente para cumplir los fines del presente Fideicomiso inclusive, de manera enunciativa mas no limitativa, las Reservas Requeridas que el Fiduciario deberá mantener (en efectivo, o en Derechos al Cobro) conforme a lo que al efecto se establezca en el Contrato de Cesión. Cada una de dichas cuentas bancarias deberá ser abierta en Pesos, en ABN AMRO Bank (México), S.A., Institución de Banca Múltiple o en cualquier otra Institución Bancaria Autorizada, según lo solicite el Administrador Maestro. En caso de que sea necesario, el Fiduciario podrá abrir también cuentas en Dólares. El saldo de cada una de las Cuentas y Fondos del Fideicomiso quedará afecto exclusivamente al destino específico que a esa cuenta o fondo le corresponda conforme a esta Cláusula 7 y a la Cláusula 8. A menos que expresamente se indique lo contrario en el presente Contrato, el Fiduciario no podrá (i) realizar pagos, transferencias o entregas de recursos por los conceptos cuyas correlativas cuentas o fondos carezcan del saldo necesario para cubrirlos, ni (ii) utilizar el saldo de una determinada cuenta o fondo para realizar pagos, transferencias o entregas de recursos que deban cubrirse con cargo a una cuenta o fondo distinto.

Fuera de los supuestos previstos en ésta Cláusula 7 y en la Cláusula 8, el Fiduciario sólo podrá transferir recursos de una cuenta o fondo a otro en caso de que haya recibido instrucciones expresas por escrito para ello por parte del Administrador, o en caso de que haya cometido algún error en el manejo de los recursos y haya abonado a una de las cuentas o fondos recursos que no le correspondan. En este último caso, el Fiduciario sólo hará los movimientos necesarios para corregir el error y asegurarse de que cada cuenta y fondo tenga registrado el saldo que le corresponda, previa notificación que dé al Comité Técnico, al Representante Común y a los Fideicomitentes explicando detalladamente el error cometido y las medidas que se pretendan adoptar para enmendarlo. En caso de que el Fiduciario por cualquier razón reciba algún pago de Derechos al Cobro que no hubieren sido transferidos al Fideicomiso, y siempre que el Administrador Maestro, el Administrador o el Sub-Administrador hubieren confirmado por escrito dicha situación, el Fiduciario deberá entregar de inmediato dichas cantidades a Covisa, Álcali, o Comercializadora según sea el caso.

A.  Cuentas del Producto de la Emisión. El Fiduciario abrirá una cuenta bancaria en Pesos (la “Cuenta del Producto de la Emisión en Pesos”) en la que se depositarán todas las cantidades en efectivo provenientes de la Emisión de los Certificados Bursátiles Preferentes. Adicionalmente, el Fiduciario abrirá una cuenta bancaria en Dólares (la “Cuenta del Producto de la Emisión en Dólares”) en la que se depositarán todas las cantidades en efectivo provenientes de la Emisión de los Certificados Subordinados. Una vez que todos los fondos depositados en dichas cuentas hayan sido retirados y aplicados conforme a lo que se establece en el inciso A de la Cláusula 8, el Fiduciario podrá cerrar dichas cuentas.

B.  Cuenta de Ingresos. El Fiduciario abrirá una cuenta bancaria (la “Cuenta de Ingresos”) en la que se depositarán todas las cantidades en efectivo provenientes de los Derechos al Cobro Cedidos, ya sea que dichas cantidades sean depositadas directamente por los Deudores de dichos Derechos al Cobro, o traspasadas por el Fiduciario de las otras cuentas bancarias a las que se hace referencia más adelante a la Cuenta de Ingresos, o bien por las Fideicomitentes en cualquier otro caso, así como cualquier otro ingreso en efectivo que reciba el Fiduciario por cualquier otro concepto. El Fiduciario deberá utilizar las cantidades depositadas en la Cuenta de Ingresos para constituir y mantener los siguientes fondos en el orden que a continuación se establece: (i) el Fondo de Mantenimiento de la Emisión; (ii) el Fondo de Reserva, y (iii) el Fondo General. Conforme se

utilicen las cantidades de cada uno de dichos fondos, el Fiduciario separará las cantidades que vayan siendo depositadas en la Cuenta de Ingresos según sea necesario para mantener el saldo que se requiera en cada uno de dichos fondos de conformidad con lo que se establece en esta Cláusula 7.

En caso de que sea necesario o conveniente que el Fiduciario abra cuentas bancarias adicionales denominadas en Pesos o en Dólares en otras instituciones bancarias (aún cuando no se trate de Instituciones Bancarias Autorizadas) con el objeto de recibir el pago de Derechos al Cobro, el Fiduciario abrirá dichas cuentas. El Fiduciario deberá retirar de inmediato todas las cantidades que vayan siendo depositadas en dichas cuentas bancarias y las depositará en la Cuenta de Ingresos. Todas las cantidades que se depositen en dichas otras cuentas se considerarán, para todos los efectos del presente Contrato y de los demás Contratos de la Operación, como si hubieren sido depositadas en la Cuenta de Ingresos.

C.  Fondo de Mantenimiento de la Emisión. El Fiduciario separará semanalmente de las cantidades depositadas en las Cuentas del Producto de la Emisión o en la Cuenta de Ingresos (y, en su caso, de las demás cuentas a las que se refiere el inciso B anterior), según sea el caso, las cantidades que sean necesarias hasta llegar al monto requerido para constituir y mantener un fondo (el “Fondo de Mantenimiento de la Emisión”) en el que se mantendrán las cantidades necesarias para el pago de los Gastos de Mantenimiento de la Emisión correspondientes al siguiente mes de calendario, de acuerdo con lo que por escrito le indique el Comité Técnico Permanente, y utilizará dichas cantidades precisamente para el pago de los Gastos de Mantenimiento de la Emisión. En caso de que sea necesario hacer pagos de Gastos de Mantenimiento de la Emisión en Dólares, el Fiduciario podrá cambiar a Dólares las cantidades correspondientes de acuerdo con lo que se establece en el inciso F de esta Cláusula 7.

D.  Fondo de Reserva. El Fiduciario separará semanalmente de las cantidades depositadas en las Cuentas del Producto de la Emisión o en la Cuenta de Ingresos (y, en su caso, de las demás cuentas a las que se refiere el inciso B anterior), según sea el caso, las cantidades que sean necesarias hasta llegar al monto requerido para constituir y mantener un fondo (el “Fondo de Reserva”) en el que se mantendrán las cantidades que sean necesarias para hacer los pagos de los impuestos que de conformidad con la legislación aplicable el Fiduciario deba retener y enterar sobre las cantidades pagaderas a los Tenedores, en su caso, así como los pagos de las cantidades de intereses y principal que correspondan a los Tenedores de los Certificados en la siguiente Fecha de Pago conforme a lo que se indique en los Reportes del Administrador Maestro.

A partir de la Fecha de Emisión, y en adelante dentro de los 3 (tres) Días Hábiles siguientes a cada Fecha de Pago, el Representante Común determinará el monto que se requerirá mantener en el Fondo de Reserva para cubrir el pago de los impuestos que de conformidad con la legislación aplicable el Fiduciario deba retener y enterar sobre las cantidades pagaderas a los Tenedores, en su caso, así como los pagos de intereses ordinarios y moratorios vencidos y no pagados en Fechas de Pago anteriores, en su caso, y los intereses y principal que deban hacerse en la siguiente Fecha de Pago. De acuerdo con lo que se establezca en el Contrato de Administración, el Administrador Maestro determinará los montos que se requieran para hacer dichos pagos conforme a los Certificados y los notificará al Representante Común, a más tardar 2(dos) Días Hábiles después de cada Fecha de Pago.

Las cantidades en el Fondo de Reserva se utilizarán primero para pagar las cantidades que correspondan a los Certificados Bursátiles Preferentes. Una vez que se hayan hecho los pagos correspondientes a los Certificados Bursátiles Preferentes, el saldo del Fondo de Reserva, si lo hubiere, podrá cambiarse a Dólares de conformidad con lo que se establece en el inciso G de esta Cláusula 7 y aplicarse al pago de los Certificados Subordinados.

En caso de que, inmediatamente después de efectuados los pagos respectivos en cada Fecha de Pago existan recursos remanentes en el Fondo de Reserva, el Fiduciario deberá transferir dicho excedente al Fondo General.

E.  Fondo General. Todas las cantidades depositadas en la Cuenta de Ingresos (y, en su caso, en las demás cuentas a que se refiere el inciso B anterior), después de haber separado las cantidades que correspondan para mantener los saldos requeridos en el Fondo de Gastos de Mantenimiento de la Emisión, y el Fondo de Reserva, integrarán el Fondo General, y, a menos que deban ser utilizadas para otros conceptos conforme a la Cláusula 8, serán utilizadas por el Fiduciario durante el Periodo de Revolvencia para adquirir y pagar Derechos al Cobro en las fechas y por los porcentajes que se determinen conforme al Contrato de Cesión, siempre que se cumpla con el Aforo y las

Reservas Requeridas de conformidad con el propio Contrato de Cesión.

Al terminar el Periodo de Revolvencia, las cantidades que integren el Fondo General se utilizarán primero para el pago de los Certificados Bursátiles Preferentes, después para el pago de los Certificados Subordinados, y por último, cualquier cantidad remanente será entregada a los Fideicomitentes a la extinción del presente Fideicomiso.

En caso de que en alguna Fecha de Corte el Administrador determine la necesidad de que se hagan aportaciones adicionales al Patrimonio del Fideicomiso con el propósito de mantener el Aforo requerido conforme al Contrato de Cesión, los Fideicomitentes podrán depositar las cantidades adicionales que corresponda en la Cuenta de Ingresos. Las cantidades en efectivo así depositadas, en su caso, se acreditarán al Fondo General.

F.  Cuenta de la Garantía. El Fiduciario abrirá una cuenta bancaria (la “Cuenta de la Garantía”) en la que se depositarán las cantidades que corresponda de conformidad con lo que se establece en el inciso B de la Cláusula 8 que servirán como garantía para hacer frente a cualquier faltante en las cantidades que deban pagarse a los tenedores de los Certificados Subordinados, en el entendido de que el Fiduciario podrá hacer uso de dichas cantidades única y exclusivamente para hacer pagos de los Certificados Subordinados según corresponda conforme a los mismos, o para hacer retiros y transferencias al Fondo General cuando reciba instrucciones expresas por escrito para ello por parte del Administrador Maestro actuando conforme a lo que se establezca en la Sesión del Comité Técnico Inicial, en el Título Subordinado y en los demás documentos que se hubieren celebrado con los Tenedores Subordinados.

G.  Cambios de Divisas. Cuando sea necesario cambiar cantidades en las Cuentas y Fondos del Fideicomiso de Pesos a Dólares o viceversa, el Fiduciario obtendrá cotizaciones de por lo menos dos casas de cambio u otras instituciones financieras autorizadas que libremente elija, a menos de que el Comité Técnico haya indicado expresamente las instituciones a quienes deberán solicitarse dichas cotizaciones. El Fiduciario llevará a cabo dichas operaciones con la institución que hubiere cotizado el tipo de cambio que resulte más favorable al Patrimonio del Fideicomiso de la siguiente manera: (i) en los casos en los que se cambien Pesos a Dólares, al tipo de cambio que resulte en la mayor cantidad de Dólares en el Patrimonio del

Fideicomiso, y (ii) en los casos en los que se cambien Dólares a Pesos, el tipo de cambio que resulte en la mayor cantidad de Pesos en el Patrimonio del Fideicomiso.

H.  Estados de Cuenta. Durante los primeros 10 (diez) Días Hábiles de cada mes de calendario, el Fiduciario entregará a las Fideicomitentes y al Representante Común, un estado de cuenta que describa de manera detallada los movimientos efectuados con respecto a cada una de las Cuentas y Fondos del Fideicomiso correspondientes al mes inmediato anterior, en el entendido de que, tratándose de cuentas bancarias abiertas en un banco distinto de aquél al que pertenece el Fiduciario, el Fiduciario únicamente estará obligado a entregar los estados de cuenta que le sean proporcionados por el banco en el que estén abiertas dichas cuentas a más tardar el Día Hábil siguiente a aquel en que los reciba.

Cláusula 8. Prelación de Erogaciones. Como parte de los fines de este Fideicomiso, el Fiduciario efectuará las erogaciones que se establecen a continuación, respetando el orden de prelación que se señala.

A. Recursos Provenientes de la Emisión de Certificados. Las cantidades y recursos que se obtengan como producto de la Emisión y colocación de los Certificados Bursátiles Preferentes y de los Certificados Subordinados, deberán aplicarse de conformidad con el siguiente orden de prelación:

1.
Los recursos provenientes de la Emisión y colocación de los Certificados Bursátiles Preferentes y de los Certificados Subordinados, en las proporciones que corresponda, al pago de los Gastos de Emisión;

2.
Los recursos provenientes de la Emisión y colocación de los Certificados Bursátiles Preferentes y de los Certificados Subordinados, en las proporciones que corresponda, a la constitución del Fondo de Mantenimiento de la Emisión con la cantidad necesaria para pagar los Gastos de Mantenimiento de la Emisión el primer mes siguiente a la Fecha de Emisión en términos de lo que se establece en el inciso B de la Cláusula 7;

3.	El resto del producto de la Emisión y colocación de los Certificados Bursátiles Preferentes, al pago a los Fideicomitentes por la cesión inicial de los Derechos

Elegibles conforme se vayan entregando al Fiduciario las copias de las notificaciones de la cesión entregadas a los Clientes de acuerdo con lo que se establece en la Cláusula 2 de este Contrato y en el Contrato de Cesión, y cualquier remanente, si lo hubiere, al Fondo General, y

4.
El resto del producto de la Emisión y colocación de los Certificados Subordinados, al pago a los Fideicomitentes por la cesión inicial de Derechos Elegibles y por la cesión inicial de Derechos No Elegibles conforme se vayan entregando al Fiduciario las copias de las notificaciones de la cesión entregadas a los Clientes de acuerdo con lo que se establece en la Cláusula 2 de este Contrato y en el Contrato de Cesión, y cualquier remanente, si lo hubiere, al Fondo General.

B. Recursos Provenientes de los Derechos al Cobro Cedidos. Las cantidades y recursos que provengan de los Derechos al Cobro Cedidos, así como cualquier otra cantidad que por cualquier concepto quede depositada en la Cuenta de Ingresos (o en las demás cuentas a las que se refiere el inciso B de la Cláusula 7), deberán aplicarse conforme al siguiente orden de prelación:

1.
Las cantidades que cada mes integren el Fondo de Mantenimiento de la Emisión, se aplicarán en cada Fecha de Conciliación al pago de los Gastos de Mantenimiento de la Emisión en el entendido, sin embargo, de que en caso de que en dicha fecha las cantidades del Fondo de Mantenimiento de la Emisión no fueren suficientes para el pago de los Gastos de Mantenimiento de la Emisión, el Fiduciario tomará las demás cantidades que sean necesarias del Fondo General, y en el entendido, además, de que en caso de que se hubiere presentado una Causa de Incumplimiento o un Evento de Amortización Anticipada el Fiduciario no pagará los honorarios de las Agencias Calificadoras en este orden de prelación, sino conforme a lo que se establece en el párrafo 5 de este inciso B de la Cláusula 8;

2.
Las cantidades que integren el Fondo de Reserva, se aplicarán en primer lugar al pago de intereses moratorios devengados y no pagados al amparo de los Certificados Bursátiles Preferentes en cada Fecha de

Pago correspondiente, en el entendido, sin embargo, de que en caso de que en cualquier Fecha de Pago las cantidades del Fondo de Reserva no fueren suficientes para realizar dicho pago, el Fiduciario tomará del Fondo General las demás cantidades que sean necesarias;

3.
Las cantidades que integren el Fondo de Reserva, se aplicarán en segundo lugar al pago de intereses ordinarios devengados y no pagados al amparo de los Certificados Bursátiles Preferentes en cada Fecha de Pago correspondiente, en el entendido, sin embargo, de que en caso de que en cualquier Fecha de Pago las cantidades del Fondo de Reserva no fueren suficientes para realizar dicho pago, el Fiduciario tomará del Fondo General las demás cantidades que sean necesarias;

4.
En tanto los Certificados Bursátiles Preferentes estén al corriente en el pago de todas las cantidades adeudadas de principal e intereses, y siempre que después de dar efectos al pago correspondiente se mantenga el Aforo requerido conforme al Contrato de Cesión, las cantidades del Fondo de Reserva se aplicarán en tercer lugar al pago, en cada Fecha de Pago correspondiente, de cualquier impuesto que de conformidad con la legislación aplicable el Fiduciario deba retener y enterar sobre las cantidades pagaderas a los Tenedores Subordinados, en su caso, y posteriormente al pago de los intereses moratorios y ordinarios devengados y no pagados al amparo de los Certificados Subordinados, en el entendido, sin embargo, de que si después de dar efectos a los pagos correspondientes no se mantuviera el Aforo requerido conforme al Contrato de Cesión, el Fiduciario no podrá hacer dichos pagos. En caso de que las cantidades del Fondo de Reserva no fueren suficientes para hacer el pago total de las cantidades de impuestos e intereses que correspondan al amparo de los Certificados Subordinados, el Fiduciario tomará del Fondo General las demás cantidades que sean necesarias. En caso de que las cantidades del Fondo General no fueren suficientes, el Fiduciario utilizará las cantidades depositadas en la Cuenta de la Garantía para pagar las cantidades que corresponda a los Tenedores Subordinados, de conformidad con lo que se establezca en los Títulos Subordinados;

5.
Las cantidades que integren el Fondo de Reserva, se aplicarán en cuarto lugar al pago de principal de los Certificados Bursátiles Preferentes en la Fecha Final de Amortización, o en cualquier otra fecha anterior que indique el Administrador a partir de la Fecha Esperada de Prepago (o en cualquier otra fecha que corresponda en caso de que se presente una Causa de Incumplimiento o un Evento de Amortización Anticipada), en el entendido, sin embargo, de que en caso de que en cualquiera de dichas fechas las cantidades del Fondo de Reserva no fueren suficientes para realizar dicho pago, el Fiduciario tomará del Fondo General las demás cantidades que sean necesarias, y en el entendido, además, de que a la terminación del Periodo de Revolvencia por cualquier causa, todas las cantidades que integren el Fondo de Reserva y el Fondo General se destinarán al pago de los intereses y principal de los Certificados Bursátiles Preferentes (salvo las cantidades que excedan el Aforo, mismas que podrán utilizarse también para el pago de intereses a los Tenedores Subordinados conforme a lo que se establece en el párrafo 4 anterior);

6.
En caso de que se hubiere presentado una Causa de Incumplimiento o un Evento de Amortización Anticipada, una vez que los Certificados Bursátiles Preferentes hayan sido íntegramente amortizados, las cantidades del Fondo de Reserva se aplicarán, en quinto lugar, al pago de los honorarios de las Agencias Calificadoras que hubieren quedado pendientes de pago, y dichos pagos se harán precisamente en las fechas en las que se lleve a cabo la amortización total de los Certificados Bursátiles Preferentes, en el entendido, sin embargo, de que en caso de que las cantidades del Fondo de Reserva no fueren suficientes para realizar dichos pagos, el Fiduciario tomará del Fondo General las demás cantidades que fueren necesarias;

7.
Una vez que los Certificados Bursátiles Preferentes hayan sido íntegramente amortizados, las cantidades del Fondo de Reserva se aplicarán, en sexto lugar, al pago de principal de los Certificados Subordinados. En caso de que en cualquier Fecha de Pago de los Certificados Subordinados las cantidades del Fondo de Reserva no fueren suficientes para hacer el pago total de las cantidades de principal que correspondan al amparo de los Certificados Subordinados, el Fiduciario tomará del Fondo General las demás cantidades que sean necesarias. En caso de que las cantidades del Fondo General no fueren suficientes, el Fiduciario utilizará las cantidades depositadas en la Cuenta de la Garantía para pagar las cantidades que corresponda a los Tenedores Subordinados, de conformidad con lo que se establezca en los Certificados Subordinados;

8.
Una vez hechos los pagos anteriores, las cantidades del Fondo General se aplicarán, al pago de las cantidades pagaderas por concepto de indemnizaciones al Fiduciario conforme a lo que se establece en la Cláusula 19, en caso de que dichas indemnizaciones no hubieren quedado totalmente cubiertas conforme a lo que se establece en el párrafo 1 de este inciso B y en la propia Cláusula 19, y únicamente por la diferencia que se menciona en dicha Cláusula 19;

9.
En caso de que ocurra un incumplimiento del garante de los Certificados Subordinados que de conformidad con lo que se especifique en la Sesión del Comité Técnico Inicial y en los demás documentos relacionados con la Emisión y colocación de los mismos deba tener como consecuencia la separación de cantidades en la Cuenta de la Garantía, y el Fiduciario reciba instrucciones por escrito al efecto por parte del Administrador Maestro con copia a los Tenedores Subordinados, a los Fideicomitentes y a las Agencias Calificadoras, y siempre que los Certificados Bursátiles Preferentes estén al corriente en el pago de todas las cantidades adeudadas de capital e intereses, el Fiduciario separará del Fondo General las cantidades que le indique por escrito el Administrador Maestro y las depositará en la Cuenta de la Garantía hasta que el saldo total de dicha cuenta alcance US$1’500,000.00 (un millón quinientos mil Dólares 00/100) o su equivalente en moneda nacional, en el entendido de que en cada ocasión el Administrador Maestro deberá instruir el depósito de la mayor cantidad que se encuentre disponible en el Fondo General a efecto de alcanzar cuanto antes el saldo total indicado. Una vez que el saldo total de la Cuenta de la Garantía llegue a dicha cantidad, el Fiduciario dejará de depositar cantidad alguna en dicha cuenta. El Administrador Maestro deberá proporcionar dichas instrucciones al Fiduciario siempre que haya verificado la existencia de un incumplimiento del garante de los Certificados Subordinados que de conformidad con lo que se especifique en los documentos relacionados con la Emisión y colocación de los mismos deba tener como consecuencia la separación de cantidades en la Cuenta de la Garantía, en el entendido de que el Administrador Maestro deberá proceder a realizar dicha verificación por sí mismo o cuando medie petición escrita para ello por parte de la mayoría de los Tenedores Subordinados.

Una vez que desaparezca o se subsane el evento que hubiere dado lugar al depósito de cantidades en la Cuenta de la Garantía y en los demás casos en los que así se establezca en los documentos que se hubieren celebrado con los Tenedores Subordinados, el Fiduciario podrá hacer retiros de las cantidades que se hubieren depositado en la Cuenta de la Garantía y transferirlas al Fondo General, de acuerdo con instrucciones expresas por escrito para ello por parte de la mayoría de los Tenedores Subordinados con copia al Administrador Maestro.

10.
A menos que deban ser utilizadas para el pago de otros conceptos de conformidad con lo que se establece en esta Cláusula 8, todas las cantidades que integren el Fondo General se utilizarán durante el Periodo de Revolvencia para adquirir y pagar Derechos al Cobro conforme a lo que se establece en el inciso E de la Cláusula 7 de este Contrato.

En caso de terminación del Periodo de Revolvencia por cualquier causa, todas las cantidades que integren el Fondo General deberán dedicarse al pago de los conceptos arriba indicados en el orden de prelación que se establece.

11.
Una vez que los Certificados Subordinados hayan sido íntegramente amortizados, y siempre que no existan saldos pendientes de pago por Gastos de Mantenimiento de la Emisión, todas las cantidades remanentes serán entregadas a los Fideicomisarios en Tercer Lugar en las proporciones que correspondan a sus aportaciones de conformidad con lo que se establece en este Contrato.

Cláusula 9. Inversiones Permitidas. El Fiduciario invertirá los recursos en efectivo que se encuentren dentro del Patrimonio del Fideicomiso según lo establecido en la Cláusula 5 del presente Fideicomiso en tanto dichos fondos no se dediquen a la adquisición de Derechos al Cobro o al pago de otros conceptos de conformidad con lo que se establece en este Contrato.

Para efectos del presente Contrato, el término “Inversiones Permitidas”, significa (A) en el caso de inversiones en Pesos la inversión a un día (overnight) en: (i) valores gubernamentales denominados en Pesos o UDIs, emitidos o garantizados por el Gobierno Federal; (ii) reportes sobre dichos valores gubernamentales; (iii) depósitos a la vista con instituciones de banca múltiple con las siguientes dos calificaciones crediticias: “mxA-1” o mejor (en la Escala Nacional CaVal de Calificaciones de Corto Plazo de Standard & Poors o su equivalente) y “MX-1” o mejor (en la Escala Nacional de Calificaciones de Corto Plazo de Moody’s o su equivalente); (iv) certificados de depósito en Pesos con instituciones de banca múltiple con calificación crediticia de “mxA-1” o mejor (en la Escala Nacional CaVal de Calificaciones de Corto Plazo de Standard & Poors o su equivalente), y “MX-1” o mejor (en la Escala Nacional de Calificaciones de Corto Plazo de Moody’s o su equivalente), o (v) en instrumentos bursátiles de deuda a cargo de emisores corporativos siempre que estos instrumentos cuenten con calificaciones crediticias emitidas por las Agencias Calificadoras que sean por lo menos iguales, o mejores que las calificaciones iniciales de los Certificados Bursátiles Preferentes, aún cuando los instrumentos en los que invierta el Fiduciario sean a corto plazo, y (B) en el caso de inversiones en Dólares inversiones en (a) obligaciones de los Estados Unidos de América o cualquier agencia gubernamental de los mismos, o en instrumentos que cuenten con la garantía de los Estados Unidos de América o de cualquier agencia gubernamental de los mismos, con vencimientos no superiores a 90 (noventa) días a partir de su fecha de adquisición, o (b) certificados de depósito expedidos por cualquier banco o institución fiduciaria organizada de conformidad con las leyes de los Estados Unidos de América o cualquier estado de dicho país, con capital de por lo menos US$500,000,000 (quinientos millones de Dólares) y calificación respecto de sus instrumentos de deuda quirografaria a corto plazo no subordinada de por lo menos “A-1” en la escala de Standard & Poor’s y “P-1” de Moody’s, con vencimientos no superiores a 90 (noventa) días a partir de su fecha de adquisición, o (c) papel comercial con calificación de por lo menos “A-1” en la escala de Standard & Poor’s y “P-1” de

Moody’s, con vencimientos no superiores a 90 (noventa) días a partir de su fecha de adquisición, o (d) contratos de reporto de los instrumentos mencionados en el sub-inciso (a) anterior celebrados con algún banco o institución fiduciaria de los mencionados en el sub-inciso (b) anterior, y (e) cualquier fondo el 95% de cuyos activos se inviertan en los valores a los que se refieren los sub-incisos (a) a (c) anteriores.

En ningún supuesto el Fiduciario podrá invertir los recursos en efectivo que se encuentren dentro del Patrimonio del Fideicomiso en la adquisición de instrumentos o valores de cualquier especie emitidos o garantizados por cualquiera de las Afiliadas de las Fideicomitentes.

En términos de lo previsto en el numeral M.31.13.3 (M punto treinta y uno punto trece punto tres) de la Circular 2019/95 (dos mil diecinueve diagonal noventa y cinco) expedida por el Banco de México, los instrumentos en que se inviertan los recursos podrán estar o no inscritos en el Registro Nacional de Valores a cargo de la CNBV.

El Fiduciario solamente podrá participar en operaciones de reporto con contrapartes que hayan recibido por parte de alguna de las Agencias Calificadoras una calificación igual o mejor a la calificación inicial de los Certificados Bursátiles Preferentes. Si tales inversiones se realizan a través de sociedades de inversión, éstas deberán tener una calificación igual o mejor a la calificación inicial de la Emisión.

Estas inversiones se realizarán siempre por los plazos necesarios para asegurar que se mantenga un nivel de liquidez adecuado para cumplir oportunamente los pagos, transferencias o erogaciones que procedan con cargo al Patrimonio del Fideicomiso, especialmente los pagos que correspondan conforme a los términos de los Certificados Bursátiles Preferentes y los Certificados Subordinados, por lo que en todo caso dichas inversiones deberán vencer antes de cada Fecha de Pago, salvo en el caso de que el Comité Técnico apruebe vencimientos posteriores si el Fondo de Mantenimiento de la Emisión y el Fondo de Reserva cuentan con suficientes recursos líquidos para efectuar las erogaciones que correspondan en la siguiente Fecha de Conciliación o Fecha de Pago, según sea el caso.

Los Fideicomitentes, en este acto, liberan expresamente al Fiduciario de cualquier responsabilidad derivada de la compra de valores o instrumentos de inversión, así como por las pérdidas o menoscabos que pudieran afectar la materia del presente

Fideicomiso, como consecuencia de las inversiones efectuadas por el Fiduciario en acatamiento a las instrucciones que le gire el Comité Técnico.

Para los efectos de la inversión a que se refiere la presente Cláusula 9, el Fiduciario se sujetará en todo caso a las disposiciones legales o administrativas que regulen las inversiones de recursos materia de fideicomisos.

El Fiduciario no será responsable por los menoscabos que sufran los valores en que se invierta el Patrimonio del Fideicomiso, con relación al precio de adquisición, por fluctuaciones en el mercado. No obstante lo anterior, el Fiduciario, deberá obrar siempre como buen padre de familia, y será responsable de las pérdidas o menoscabos que los bienes sufran por su culpa o negligencia en los términos del artículo 391 y demás aplicables de la Ley General de Títulos y Operaciones de Crédito.

Cláusula 10. Emisión de los Certificados. Los Certificados Bursátiles Preferentes que emita el Fiduciario en cumplimiento de los fines del Fideicomiso serán colocados a través de subasta electrónica de conformidad con las reglas que se establezcan en el prospecto de colocación. Los Certificados Subordinados serán colocados en el extranjero de conformidad con lo que determine el Comité Técnico Inicial. Los Certificados Bursátiles Preferentes generarán intereses a una tasa que el Representante Común fijará para cada periodo de intereses, con base en la TIIE, según lo determine el Comité Técnico Inicial y se establezca en la Sesión del Comité Técnico Inicial y en los Títulos Preferentes. Los Certificados Subordinados generarán intereses a una tasa fija, según lo determine el Comité Técnico Inicial y se establezca en la Sesión del Comité Técnico Inicial y en los Títulos Subordinados.

La emisión de los Certificados Bursátiles Preferentes y los Certificados Subordinados se hará en los términos, condiciones y con las demás características que determine el Comité Técnico Inicial en la Sesión del Comité Técnico Inicial y en los demás términos que sean aplicables conforme al presente Contrato.

Los títulos respectivos deberán contener todos los datos relativos a la emisión y adicionalmente, en el caso de los Certificados Bursátiles Preferentes, los requisitos que establece la Ley del Mercado de Valores, y estos últimos serán emitidos en los términos del Artículo 74 del mismo ordenamiento.

Los Títulos que amparen los Certificados Bursátiles Preferentes serán depositados en el Indeval en la fecha de Emisión.

Los Certificados Subordinados no serán certificados bursátiles.

Cláusula 11. Características Específicas de los Certificados.

A. Características de los Certificados Bursátiles Preferentes. Los Certificados Bursátiles Preferentes tendrán las siguientes características, sin perjuicio de lo que se establezca en la Sesión del Comité Técnico Inicial:

1.	Moneda y Denominación. Los Certificados Bursátiles Preferentes serán pagaderos en Pesos y tendrán la denominación que, en su caso, determine el Comité Técnico Inicial, seguida del año de Emisión.

2.
Precio de Colocación. Los Certificados Bursátiles Preferentes serán colocados a través de subasta electrónica a su valor nominal con un interés periódico variable según se establezca en la Sesión del Comité Técnico Inicial y en el Título correspondiente, que se determinará mediante subasta electrónica de acuerdo con las reglas que se establezcan en el prospecto de colocación.

3.
Circulación. Los Certificados Bursátiles Preferentes estarán inscritos en la Sección de Valores del Registro Nacional de Valores, y estarán listados en la BMV. Los Certificados Bursátiles Preferentes serán colocados entre el público inversionista podrán ser libremente adquiridos por cualquier persona física o moral, de nacionalidad mexicana o extranjera, instituciones y sociedades mutualistas de seguros, instituciones de fianzas, organizaciones auxiliares del crédito, sociedades de inversión especializadas de fondos para el retiro, pensiones y jubilaciones, conforme a la legislación que las rige.

4.
Obligaciones Especiales. Los Certificados Bursátiles Preferentes contendrán obligaciones de hacer y no hacer del Fiduciario, de acuerdo con lo que se establezca en la Sesión del Comité Técnico Inicial, y estarán sujetos a eventos de contingencia (“Eventos de Contingencia”), causas de incumplimiento (“Causas de Incumplimiento”) y a eventos de amortización anticipada (“Eventos de Amortización Anticipada”) que determine el Comité Técnico Inicial y que se incluyan en el Prospecto, en la Sesión del Comité Técnico Inicial y el Título correspondiente.

5. Eventos de Contingencia. Los Eventos de Contingencia incluirán, entre otros, los que se indican a continuación. En el supuesto de que durante la vigencia de los Certificados Bursátiles Preferentes se presente algún Evento de Contingencia y el mismo no sea subsanado durante 2 (dos) periodos de intereses consecutivos, la asamblea de Tenedores Preferentes podrá resolver que dicho Evento de Contingencia sea considerado como un Evento de Amortización Anticipada. Para ello, el Representante Común deberá convocar a una asamblea de Tenedores Preferentes dentro de los 5 (cinco) Días Hábiles siguientes al término del segundo periodo de intereses en que dicho evento continúe sin ser subsanado, para que resuelva lo conducente.

Serán Eventos de Contingencia los siguientes:

a)
el retraso por parte del Administrador Maestro en la entrega al Fiduciario de los Reportes del Administrador Maestro durante más de 5 (cinco) Días Hábiles contados a partir de la fecha en que el Fiduciario le notifique respecto de dicha demora;

b)
el incumplimiento de cualquiera de los Fideicomitentes con cualquiera de sus obligaciones derivadas de la legislación aplicable que impliquen un efecto material y adverso a su condición financiera o sus operaciones o al Patrimonio del Fideicomiso, y

c)	el incumplimiento por parte del Fiduciario de ciertas obligaciones de hacer o de no hacer según se establezca en la Sesión del Comité Técnico Inicial y en el Título Preferente.

6. Causas de Incumplimiento. El incumplimiento con cualquier pago de intereses en cualquier Fecha de Pago de Intereses correspondiente será Causa de Incumplimiento y dará lugar a la terminación del Periodo de Revolvencia y a la amortización anticipada de los Certificados Bursátiles Preferentes. Adicionalmente, el incumplimiento con el pago de principal de los Certificados Bursátiles Preferentes en la Fecha de Amortización será Causa de Incumplimiento.

7. Eventos de Amortización Anticipada. Los Eventos de Amortización Anticipada incluirán, entre otros, los que se indican a continuación. En caso de que se presente cualquiera de los eventos descritos en los párrafos a), c), d), e) y f) siguientes, terminará el Periodo de Revolvencia y el Fiduciario deberá proceder a la amortización anticipada de los Certificados Bursátiles Preferentes. Adicionalmente, en el supuesto de que se inicie un procedimiento involuntario de concurso mercantil o quiebra de cualquiera de los Fideicomitentes conforme a lo que se menciona en la segunda parte del párrafo f) siguiente, o de que se presente cualquier otro Evento de Amortización Anticipada, la asamblea de Tenedores Preferentes podrá decretar la amortización anticipada de los Certificados Bursátiles Preferentes en cuyo caso el Periodo de Revolvencia terminará y el Fiduciario deberá proceder a la amortización anticipada de los Certificados Bursátiles Preferentes. Para ello, el Representante Común deberá convocar a una asamblea de Tenedores Preferentes a más tardar dentro de los 5 (cinco) Días Hábiles siguientes a la fecha en que el Representante Común haya tenido conocimiento fehaciente del Evento de Amortización Anticipada respectivo o, en caso de ser aplicable, haya concluido el plazo para subsanar el mismo sin que éste haya sido subsanado. En caso de que el Representante Común incumpla con la obligación de convocar a la asamblea de Tenedores Preferentes en los términos de este inciso, le será exigible la responsabilidad prevista en la legislación aplicable.

Serán Eventos de Amortización Anticipada:

a)
en caso de que las calificaciones otorgadas a la Emisión por las Agencias Calificadoras se reduzcan a menos de “A a3.mx” en la escala utilizada por Moody’s de México, S.A. de C.V. o a menos de “mxAA-” en la escala utilizada por Standard & Poor’s, S.A. de C.V.;

b)	el incumplimiento por parte del Fiduciario de ciertas obligaciones de hacer o de no hacer, según se establezcan en la Sesión del Comité Técnico Inicial y en el Título Preferente;

c)	en caso de terminación anticipada del Contrato de Cesión de conformidad con lo que en el mismo se establezca;

d)
en caso de que (i) el Administrador Maestro, el Administrador o el Sub-Administrador, según sea el caso, hubieren presentado aviso de terminación anticipada del Contrato de Administración, de cualquiera de los Contratos Maestros de Servicios, los Contratos de Servicios, o los Sub-Contratos de Servicios y al término de un plazo de 120 (ciento veinte) días a partir de dicha notificación (o cualquier otro plazo aplicable de conformidad con lo que se establezca en el Contrato de Administración, los Contratos Maestros de Servicios, los Contratos de Servicios o los Sub-Contratos de Servicios según sea el caso) no se hubiere designado a un Administrador Maestro Sustituto, Administrador Sustituto o Sub-Administrador Sustituto, según sea el caso, y no se hubiere llevado a cabo una transición ordenada de dichos servicios a dicho Administrador Maestro Sustituto, Administrador Sustituto o Sub-Administrador Sustituto, según corresponda conforme a lo que se establezca en los Contratos Maestros de Servicios, los Contratos de Servicios y los Sub-Contratos de Servicios, o (ii) el Administrador hubiere decidido dar por terminados los Sub-Contratos de Servicios y al término de 30 (treinta) días a partir de dicha terminación no se hubiere designado a un Sub-Administrador Sustituto y no se hubiere llevado a cabo una transición ordenada de dichos servicios a dicho Sub-Administrador Sustituto;

e)	en caso de que el Fiduciario venda, ceda o de cualquier forma transfiera o disponga de los activos del Patrimonio del Fideicomiso en violación a lo expresamente previsto en el presente Contrato;

f)
en el caso de que se instituya un procedimiento con el fin de declarar a Covisa, Álcali o Comercializadora en quiebra o concurso mercantil, ya sea que dicho procedimiento sea iniciado por cualquiera de dichas sociedades o por cualquier tercero, en el entendido, sin embargo, de que el inicio de un procedimiento de concurso mercantil o quiebra contra Covisa, Álcali o Comercializadora sin contar con su consentimiento, no constituirá un Evento de Amortización Anticipada si dicho procedimiento es declarado improcedente dentro de los siguientes 60 (sesenta) días posteriores a la fecha en que este se hubiera iniciado, y

g)	en caso de que la inscripción de la Emisión en la Sección de Valores del Registro Nacional de Valores de la CNBV se cancele por cualquier razón.

En caso de que proceda la amortización anticipada de los Certificados Bursátiles Preferentes, el Representante Común notificará por escrito a la CNBV, al BMV, al Indeval, al Fiduciario Emisor y a los Fideicomitentes y deberá publicar un aviso de amortización anticipada en el Diario Oficial y en un periódico de mayor circulación en la Ciudad de México, D.F. y a través del sistema Emisnet de la Bolsa Mexicana de Valores, S.A. con por lo menos 5 (cinco) Días Hábiles anteriores a la fecha en que se harán los pagos correspondientes. En dicho supuesto, los Tenedores Preferentes tendrán derecho a recibir el monto total de principal, y los intereses devengados y no pagados hasta la fecha en que se haga la amortización anticipada.

8.
Plazo de la Emisión. Los Certificados Bursátiles Preferentes tendrán una vigencia máxima de 1,820 (Un mil ochocientos veinte) días, es decir, de aproximadamente 5 (cinco) años a partir de la Fecha de la Emisión.

  9.  Inscripciones. Sujeto a la legislación aplicable, el Fiduciario deberá solicitar a la CNBV la inscripción de los Certificados Bursátiles Preferentes en el Registro Nacional de Valores, así como la autorización para realizar la oferta pública de dichos Certificados Bursátiles, y tramitar la inscripción y listado de los mismos en la BMV.
  9.  Inscripciones. Sujeto a la legislación aplicable, el Fiduciario deberá solicitar a la CNBV la inscripción de los Certificados Bursátiles Preferentes en el Registro Nacional de Valores, así como la autorización para realizar la oferta pública de dichos Certificados Bursátiles, y tramitar la inscripción y listado de los mismos en la BMV.

B.  Características Específicas de los Certificados Subordinados. Sin perjuicio de lo que se establezca en la Sesión del Comité Técnico Inicial, los Certificados Subordinados tendrán las siguientes características:

1.	Moneda y Denominación. Los Certificados Subordinados serán pagaderos en Dólares y tendrán la denominación que, en su caso, determine el Comité Técnico Inicial.

2.
Precio de Colocación. Los Certificados Subordinados serán colocados a su valor nominal con un interés periódico, fijo o variable, según se establezca en la Sesión del Comité Técnico Inicial y en el Título correspondiente.

3.	Restricciones de Circulación. Los Certificados Subordinados serán colocados en el extranjero entre inversionistas institucionales calificados. Los

Certificados Subordinados estarán sujetos a las restricciones de circulación que, en su caso, determine expresamente el Comité Técnico Inicial y sean incluidas en la Sesión del Comité Técnico Inicial y en el Título correspondiente.

4.
Naturaleza de los Certificados Subordinados. Los Certificados Subordinados serán valores que representarán obligaciones de pago del Fideicomiso de conformidad con lo que se establece en el presente Contrato, en los demás Contratos de la Operación y en la Sesión del Comité Técnico Inicial. Los Certificados Subordinados no serán certificados bursátiles.

5.
Obligaciones Especiales y Causas de Amortización Anticipada. Los Certificados Subordinados estarán sujetos a Causas de Incumplimiento, Eventos de Contingencia y Eventos de Amortización Anticipada similares a las de los Certificados Bursátiles Preferentes, según lo determine el Comité Técnico Inicial y se incluyan en la Sesión del Comité Técnico Inicial y en el Título correspondiente. Los Certificados Subordinados podrán estar garantizados por una Afiliada de los Fideicomitentes. La documentación relacionada con dicha garantía y con la Emisión y venta de los Certificados Subordinados establecerá los eventos de incumplimiento del garante que podrán dar lugar a la aplicación de fondos a la Cuenta de la Garantía de acuerdo con lo que se establece en la Cláusula 8 del presente Contrato.

6.	Plazo de la Emisión. Los Certificados Subordinados tendrán una vigencia máxima de 1,820 (Un mil ochocientos veinte) días, es decir de aproximadamente 5 (cinco) años a partir de la Fecha de la Emisión.

Cláusula 12. Amortización de los Certificados.

A. Amortización de los Certificados Bursátiles Preferentes. La amortización de los Certificados Bursátiles Preferentes se llevará a cabo según se señale en los Títulos respectivos, en el entendido de que el Fiduciario podrá hacer el pago parcial o total de los Certificados Bursátiles Preferentes a partir de la Fecha Esperada de Prepago conforme existan recursos líquidos en el Patrimonio del Fideicomiso, sin que esto constituya un incumplimiento ni requiera el consentimiento de la asamblea de Tenedores Preferentes.

La amortización anticipada sólo podrá llevarse a cabo en Fechas de Pago, excepto cuando dicha amortización anticipada resulte de un Evento de Contingencia (siempre que hayan transcurrido los plazos para subsanarlo y la Asamblea de Tenedores haya adoptado las resoluciones correspondientes) o de una Causa de Incumplimiento o un Evento de Amortización Anticipada, en cuyo caso podrá hacerse en cualquier fecha que determine el Representante Común o la Asamblea de Tenedores de los Certificados Bursátiles Preferentes, y podrá ser parcial o total, sujeto a los términos de la Sesión del Comité Técnico Inicial. En cualquier amortización anticipada de Certificados Bursátiles Preferentes, sus Tenedores tendrán derecho a recibir el monto ya sea total o parcial del saldo de principal, más los rendimientos devengados y no pagados hasta la fecha en que se haga la amortización parcial o total.

Para cualquier amortización anticipada de los Certificados Bursátiles Preferentes, el Representante Común deberá publicar el aviso respectivo en el Diario Oficial de la Federación y en uno de los periódicos de mayor circulación de la Ciudad de México y divulgarlo a través del sistema “Emisnet”, con indicación de los requisitos para su cobro tan pronto como sea posible una vez que tenga conocimiento pero con por lo menos 5 (cinco) Días Hábiles anteriores a la fecha en que se harán los pagos correspondientes. El Representante Común deberá también dar aviso y proporcionar la información mencionada a Banco de México, a la CNBV, a la BMV, al Indeval y al Fiduciario, por lo menos con 5 (cinco) Días Hábiles de anticipación a la fecha señalada para la amortización anticipada de que se trate. Las anteriores obligaciones de proporcionar avisos no impedirán la amortización anticipada de los Certificados Bursátiles Preferentes.

Por lo que respecta a la amortización al vencimiento del plazo de los Certificados Bursátiles Preferentes, el Fiduciario, con la intervención del Representante Común, llevará a cabo dicha amortización y pago, a más tardar en la Fecha de Amortización, junto con el importe total de los intereses devengados por el período, conforme a los términos y condiciones previstos para tal efecto en la Sesión del Comité Técnico Inicial y el Título correspondiente, con cargo al Patrimonio del Fideicomiso.

La amortización de los Certificados Bursátiles Preferentes se hará exclusivamente con los recursos líquidos provenientes del Patrimonio del Fideicomiso, hasta donde este baste y alcance, excluyendo en todo caso las cantidades depositadas en la Cuenta de la Garantía. En caso de que los recursos líquidos en el Patrimonio del Fideicomiso (excluyendo las cantidades depositadas en la Cuenta de la Garantía) en la Fecha de Pago correspondiente, o en la fecha en que se decrete la amortización anticipada de los Certificados Bursátiles Preferentes, en su caso, no sean suficientes para cubrir el pago total de las cantidades antes señaladas, el Fiduciario hará pagos parciales con los recursos del Patrimonio del Fideicomiso (excluyendo las cantidades depositadas en la Cuenta de la Garantía) conforme estos se vayan liquidando, hasta el pago total de los Certificados Bursátiles Preferentes.

B. Amortización de los Certificados Subordinados. No podrán hacerse pagos conforme a los Certificados Subordinados a menos que con anterioridad se hayan cubierto todas las cantidades que corresponda pagar antes conforme a los Certificados Bursátiles Preferentes, en el entendido de que los pagos conforme a los Certificados Subordinados solo podrán hacerse si, después dar efecto a dichos pagos, se mantiene el Aforo requerido conforme al Contrato de Cesión.

La amortización de los Certificados Subordinados se llevará a cabo según se señale en los Títulos respectivos, en el entendido de que el Fiduciario procederá a la amortización anticipada parcial o total de los Certificados Subordinados en el supuesto de que se permita el pago anticipado en términos del Acta de la Emisión, y siempre y cuando se hubieren cubierto en su totalidad las cantidades de principal, intereses, primas y cualquier otro accesorio que correspondan a los Certificados Bursátiles Preferentes.

La amortización anticipada sólo podrá llevarse a cabo en Fechas de Pago (excepto cuando dicha amortización anticipada resulte de una Causa de Incumplimiento o un Evento de Amortización Anticipada, en cuyo caso podrá hacerse en cualquier fecha que se determine conforme a los propios Certificados Subordinados), y podrá ser parcial o total, sujeto a los términos de la Sesión del Comité Técnico Inicial. En la amortización anticipada de Certificados Subordinados, sus Tenedores tendrán derecho a recibir el monto ya sea total o parcial del saldo, más los rendimientos devengados y no pagados hasta la fecha en que se haga la amortización parcial o total más, en caso de ser aplicable, la prima por pago anticipado que corresponda, y siempre y cuando se hubieren cubierto las cantidades que correspondan a los Certificados Bursátiles Preferentes.

Por lo que respecta a la amortización al vencimiento del plazo de los Certificados Subordinados, el Fiduciario llevará a cabo la amortización y pago en la última Fecha de Pago de los Certificados Subordinados junto con el importe total de los intereses devengados por el periodo, conforme a los términos y condiciones previstos para tal efecto en la Sesión del Comité Técnico Inicial y el Título correspondiente, con cargo al Patrimonio del Fideicomiso.

La amortización de los Certificados Subordinados se hará exclusivamente con los recursos líquidos provenientes del Patrimonio del Fideicomiso, hasta donde este baste y alcance incluyendo las cantidades que se encuentren depositadas en la Cuenta de la Garantía. En caso de que los recursos líquidos en el Patrimonio del Fideicomiso en la Fecha de Pago correspondiente, o en la fecha en que se decrete la amortización anticipada de los Certificados Subordinados, en su caso, no sean suficientes para cubrir el pago total de las cantidades antes señaladas, el Fiduciario hará pagos parciales con los recursos del Patrimonio del Fideicomiso conforme estos se vayan liquidando, hasta el pago total de los Certificados Subordinados.

Cláusula 13. Representante Común. Para efectos de lo previsto en el artículo 216 de la Ley General de Títulos y Operaciones de Crédito, las partes designan al Representante Común para que actúe en tal calidad en beneficio de los Tenedores de los Certificados Bursátiles Preferentes. El Representante Común únicamente podrá renunciar a su cargo por causas graves a juicio de un juez competente de primera instancia, conforme al artículo 216 de la Ley General de Títulos y Operaciones de Crédito.

El Representante Común obrará como mandatario de los Tenedores Preferentes y, por lo tanto, tendrá las siguientes facultades y obligaciones, además de las que le son inherentes de conformidad con las disposiciones legales aplicables y las que estén expresamente establecidas en los demás Contratos de la Operación:

a)	Revisar en cualquier momento el estado que guarde el Patrimonio del Fideicomiso;

b)	Solicitar al Fiduciario, a los Fideicomitentes, y al Administrador Maestro o al Administrador Maestro

Sustituto, en su caso, al menos cada trimestre, cualquier información necesaria para cumplir con las obligaciones derivadas de su cargo, incluyendo sin limitación, para revisar el estado de la cobranza de los Derechos al Cobro Cedidos y la situación financiera del Patrimonio del Fideicomiso;

c)	Verificar el debido cumplimiento de las obligaciones contenidas en el presente Contrato, así como las que deriven de cualquier otro Contrato de la Operación;

d)	Designar a los miembros propietarios y suplentes del Comité Técnico que le correspondan en términos del presente Contrato;

e)
Conservar y proporcionar a cualquier Tenedor Preferente que así lo solicite, y a las Agencias Calificadoras, una copia de cualquier reporte que el Representante Común haya recibido conforme al presente Contrato y que no constituya información confidencial de los Fideicomitentes. Para tales efectos, los Tenedores Preferentes podrán acreditar su tenencia de Certificados Bursátiles Preferentes con un estado de cuenta con antigüedad no mayor a 60 (sesenta) días naturales, emitido por una institución financiera;

f)	Vigilar el destino de los fondos obtenidos como producto de la Emisión en términos de la documentación respectiva autorizada por las autoridades competentes;

g)	Incluir su firma autógrafa en los Títulos que amparen los Certificados Bursátiles Preferentes, después de haber verificado el cumplimiento con las disposiciones legales aplicables;

h)	Convocar y presidir la asamblea de Tenedores Preferentes y ejecutar las decisiones adoptadas por la misma;

i)
Otorgar en nombre del conjunto de los Tenedores Preferentes los documentos, contratos o instrumentos que deban celebrarse con el Fiduciario, previa instrucción, en su caso, de la asamblea de Tenedores Preferentes;

j)	Ejercer todas las acciones o derechos que al conjunto de Tenedores Preferentes corresponda para el pago de principal, intereses u otras cantidades conforme a los Certificados Bursátiles Preferentes, y actuar como intermediario frente al Fiduciario en su calidad de emisor para dichos efectos, así como llevar a cabo los demás actos que se requieran a fin de salvaguardar los derechos de los Tenedores Preferentes conforme a los Certificados Bursátiles Preferentes;

k)
Calcular los intereses pagaderos respecto de los Certificados Bursátiles Preferentes, e informar y publicar los cambios en las tasas de intereses, avisos de pago de los intereses y amortización de principal conforme a los Certificados Bursátiles Preferentes, en uno de los periódicos de mayor circulación a nivel nacional en la Fecha de Pago que corresponda, así como informar a la CNBV, BMV e Indeval, con 2 (dos) Días Hábiles de anticipación, sobre el monto de intereses y principal a pagar conforme a los Certificados Bursátiles Preferentes;

l)
En el supuesto de pago anticipado total o parcial, informar a los Tenedores Preferentes, a las Agencias Calificadoras, a la CNBV, la BMV y el Indeval, tan pronto como sea posible a partir de la fecha en que tenga conocimiento de ello, y conforme a los demás términos que se establezcan en la documentación de la Emisión, y

m)	Las demás derivadas de las estipulaciones de este Contrato, la legislación aplicable y los sanos usos y prácticas bursátiles.

Asimismo, el Representante Común ejercerá todas las funciones y obligaciones que le son atribuibles conforme a la Ley General de Títulos y Operaciones de Crédito, la Ley del Mercado de Valores y demás legislación aplicable.

Cláusula 14. Asamblea de Tenedores de Certificados Bursátiles Preferentes. Las asambleas de Tenedores Preferentes representarán al conjunto de éstos y se regirán en todo caso por las disposiciones que se establezcan en el Título de los Certificados Bursátiles Preferentes.

Cláusula 15. Obligaciones de los Fideicomitentes. Sin perjuicio de otras obligaciones contenidas en otras disposiciones del presente Contrato, son obligaciones de los Fideicomitentes las siguientes:

a)
Cumplir en todos los aspectos relevantes con la legislación aplicable, así como con el pago de las obligaciones fiscales incluyendo aquellas relacionadas con el entero de IVA relacionado con los Derechos al Cobro Cedidos, y la entrega de constancias y documentos que acrediten dichos pagos y con cualquier obligación a su cargo establecida en el presente Fideicomiso;

b)
Llevar a cabo todas aquellas acciones adicionales que sean necesarias para perfeccionar la cesión al Fideicomiso de los Derechos al Cobro Cedidos y, en caso de ser necesario, iniciar cualquier acción legal que razonablemente se requiera para defender dicha cesión, así como colaborar con el Fiduciario, con el Administrador Maestro, el Administrador y el Sub-Administrador para demandar, conjuntamente con el Fiduciario, a los Deudores de los Derechos al Cobro Cedidos en caso de incumplimiento de sus respectivas obligaciones de pago, de acuerdo con lo que se establezca en los Contratos Maestros de Servicios, en los Contratos de Servicios y los Sub-Contratos de Servicios;

c)
Notificar la cesión de los Derechos al Cobro Cedidos a los Deudores correspondientes conforme a lo que se indica en la Cláusula 2 y en el inciso B de la Cláusula 6 del presente Contrato y en el Contrato de Cesión y solicitar a dichos Deudores que en adelante realicen los pagos correspondientes en la Cuenta de Ingresos o en cualquiera de las otras cuentas abiertas por el Fiduciario, en su caso, conforme a lo que se establece en el inciso B de la Cláusula 7;

d)
Actuar como depositarios del Fideicomiso respecto a todos los Ingresos que reciban provenientes de Derechos al Cobro Cedidos, y depositar dichos Ingresos en la Cuenta de Ingresos de inmediato (y en todo caso a más tardar el tercer Día Hábil siguiente a la fecha en que los reciban);

e) Entregar al Fiduciario, al Representante Común y a los Tenedores Subordinados antes del 30 de abril de cada año, copia de sus respectivos estados financieros auditados correspondientes al ejercicio fiscal anterior;

f)	Proporcionar al Fiduciario la información razonable que este solicite, dentro del plazo que resulte razonable tomando en cuenta la naturaleza de la información solicitada, y

g)
En los casos que sea procedente en relación con los valores que se emitan al amparo del Fideicomiso, proporcionar a la BMV, en lo conducente, la información a que se refiere la disposición 4.033.00 y la Sección Segunda del Capítulo Quinto del Reglamento Interior de la BMV respecto de dichos valores, por lo que, en caso de incumplimiento a dicha obligación, le serán aplicables las medidas disciplinarias y correctivas a través de los órganos y procedimientos correspondientes que se establecen en el título décimo primero de dicho reglamento. Igualmente, deberán designar a los funcionarios responsables de entregar la información antes señalada.

Cláusula 16. Obligaciones del Fiduciario. Sin perjuicio de otras obligaciones contenidas en otras disposiciones del presente Contrato, son obligaciones del Fiduciario las siguientes:

a)	Solicitar a los Fideicomitentes y al Administrador Maestro o a quien corresponda los informes que requiera para el mejor cumplimiento de los fines del Fideicomiso;

b)
Elaborar y proporcionar a los Fideicomitentes, al Representante Común, a los Tenedores Subordinados y a las Agencias Calificadoras los Reportes del Fiduciario en los términos que sean aplicables conforme al presente Contrato de Fideicomiso;

c)	Abrir, mantener y administrar las Cuentas y Fondos del Fideicomiso en términos de las Cláusulas 7 y 8 y, a falta de disposición expresa, conforme a las instrucciones por escrito del Comité Técnico;

d)	Elaborar y entregar oportunamente, a través de sus delegados fiduciarios, al Representante Común y, en su caso, a la CNBV, a la BMV, a las Agencias

Calificadoras, y a las autoridades financieras competentes, la información y documentación que proceda conforme a la normatividad aplicable relativa al presente Fideicomiso y a los Certificados Bursátiles Preferentes, que se emitan con base en el mismo, incluyendo la información que deba publicarse a través de los sitios o páginas de la red mundial (internet) de la BMV, inclusive la información a que se refiere la disposición 4.033.00 y la Sección Segunda del Capítulo Quinto del Reglamento Interior de la BMV respecto del Patrimonio del Fideicomiso, por lo que, en caso de incumplimiento a dicha obligación, le serán aplicables las medidas disciplinarias y correctivas correspondientes a través de los órganos y procedimientos correspondientes que se establecen en el título décimo primero de dicho reglamento. Igualmente deberá designar a los funcionarios responsables de entregar la información antes señalada. El Fiduciario estará facultado para contratar los servicios de un despacho de contadores para la elaboración de estados financieros del Fideicomiso o cualquier otra información relacionada y que deba proporcionarse a las autoridades reguladoras conforme a lo anterior, y pagará los honorarios de dicho despacho con cargo al Fondo de Gastos de Mantenimiento de la Emisión;

e)
Notificar al Representante Común, a los miembros del Comité Técnico, a los Fideicomitentes, a los Tenedores Subordinados, a las Agencias Calificadoras, y al Administrador Maestro, en el supuesto de que tenga conocimiento y evidencia de que se haya presentado alguna Causa de Incumplimiento o Evento de Amortización Anticipada o algún Incumplimiento del Administrador o cualquier otro evento que pueda afectar el pago puntual y completo de los Certificados o el funcionamiento normal del Fideicomiso;

f)	Entregar a los Tenedores Subordinados copias de los Reportes del Administrador Maestro y los Reportes del Auditor;

g)
Realizar todos aquellos actos que se le encomiendan por virtud del presente Fideicomiso, además de las demás actividades que le encomiende el Comité Técnico únicamente en los casos en los que ello esté permitido conforme al presente Contrato, y

h)
Celebrar cualquier contrato o convenio, suscribir cualquier instrumento, título de crédito o cualquier otro documento que sea necesario o conveniente para lograr los fines del presente Fideicomiso y proteger el Patrimonio del Fideicomiso y los derechos de los Tenedores.

El incumplimiento de las obligaciones de Fiduciario de aplicar los activos del Patrimonio del Fideicomiso conforme a lo que se establece en el presente Contrato constituirá un Evento de Amortización Anticipada de los Certificados Bursátiles Preferentes.

La información que el Fiduciario deba entregar a las Agencias Calificadoras conforme al presente Contrato se enviará a los domicilios que se indican en el Anexo “S” del presente, o a cualquier otro domicilio que las propias Agencias Calificadoras notifiquen por escrito al Fiduciario.

Cuando para el cumplimiento de los fines del Fideicomiso se requiera la realización de actos no previstos en el presente Contrato, que sean urgentes, cuya omisión pudiera perjudicar el Patrimonio del Fideicomiso y no fuera posible obtener instrucciones del Comité Técnico, el Fiduciario deberá actuar a su discreción conforme a las sanas prácticas bancarias y a los fines del presente Fideicomiso.

Cláusula 17. Comité Técnico. De conformidad con lo dispuesto por el artículo 80, tercer párrafo de la Ley de Instituciones de Crédito, se constituye un Comité Técnico, en cada caso, de conformidad con lo siguiente:

A. Comité Técnico Inicial.

1.  Establecimiento del Comité Técnico Inicial. El Comité Técnico Inicial (el “Comité Técnico Inicial”) se constituirá precisamente en la fecha de firma del presente Fideicomiso.

2.  Nombramiento de los Miembros del Comité Técnico Inicial. El Comité Técnico Inicial estará compuesto por 2 (dos) miembros designados conjuntamente por los Fideicomitentes. Dichos miembros son los siguientes:

Propietarios	Suplentes
Alfonso Gómez Palacio Gastélum	Fernando M. Treviño Castillo

Alberto Hernández Téllez	Raúl González Sada

3.  Facultades del Comité Técnico Inicial. Las facultades y derechos del Comité Técnico Inicial consistirán única y exclusivamente en (i) la autorización e instrucción por escrito al Fiduciario mediante el acta respectiva para llevar a cabo la Emisión de los Certificados que serán emitidos al amparo del presente Fideicomiso y demás actos relacionados con dicha Emisión; (ii) definir los términos y condiciones de la Emisión de los Certificados que no estuvieren definidos en el presente Contrato, en el Contrato de Cesión o en los demás Contratos de la Operación, incluyendo, de manera enunciativa más no limitativa, el monto de principal, la tasa de interés, y demás términos, condiciones y características de la Emisión, en el entendido de que el Comité Técnico Inicial no podrá modificar ninguna de las fórmulas que se establezcan en el Contrato de Cesión, ni los términos, fechas y condiciones de los pagos que se establecen en el presente Contrato o en los demás Contratos de la Operación, y (iii) instruir al Fiduciario la firma de los demás Contratos de la Operación en términos sustancialmente iguales a los de los formatos que se agregan al presente Contrato.

4.  Terminación de Funciones del Comité Técnico Inicial. El Comité Técnico Inicial dejará de estar en funciones en la fecha en que (i) se lleve a cabo la Emisión de los Certificados Bursátiles Preferentes y de los Certificados Subordinados al amparo del presente Contrato, y (ii) se constituya el Comité Técnico Permanente conforme a lo establecido en el presente Contrato.

B.      Comité Técnico Permanente.

1.  Establecimiento del Comité Técnico Permanente. Precisamente en la fecha en que se haya llevado a cabo la Emisión de los Certificados Bursátiles Preferentes y de los Certificados Subordinados se modificarán las designaciones de los miembros del Comité Técnico. El Comité Técnico Inicial dejará de estar en funciones y será sustituido por un nuevo comité que será designado de conformidad con lo que se establece en este inciso B de la Cláusula 17. El Comité así constituido se identificará como el “Comité Técnico Permanente”.

2.  Nombramiento de los Miembros del Comité Técnico Permanente. El Comité Técnico Permanente estará compuesto por 3 (tres) miembros y sus respectivos suplentes. Los miembros del Comité Técnico serán designados de conformidad con lo siguiente:

a)	Los Fideicomitentes tendrán el derecho a designar conjuntamente a 1 (un) miembro propietario del Comité Técnico Permanente y su respectivo suplente;

b)	El Representante Común tendrá el derecho a designar a 2 (dos) miembros propietarios del Comité Técnico Permanente y a sus respectivos suplentes;

c)	Los miembros propietarios del Comité Técnico Permanente y sus suplentes tendrán las mismas facultades;

d)
Los nombramientos de los miembros del Comité Técnico Permanente y de los sustitutos serán efectuados mediante aviso por escrito al Fiduciario (acompañado de una fotocopia de la credencial de elector o visa, en el caso de extranjeros, de cada uno de los miembros propietarios y suplentes designados), quien mantendrá un registro de los miembros del Comité Técnico Permanente. El aviso de nombramiento de cualquier miembro del Comité Técnico Permanente contendrá el nombre y la firma de la persona designada;

e)	El presidente del Comité Técnico Permanente será aquel designado por la mayoría de miembros del Comité Técnico Permanente, y no tendrá voto de calidad, y

f)	El cargo de los miembros del Comité Técnico Permanente será de carácter honorífico, por lo que no recibirán emolumento alguno.

 3.       Facultades del Comité Técnico Permanente. Las facultades y derechos del Comité Técnico Permanente, serán las siguientes:

a)	Supervisar la debida aplicación de las cantidades que formen parte del Patrimonio del Fideicomiso;

b)	Comunicar por escrito al Fiduciario la renuncia y nombramiento de la persona o personas que ocupen puestos dentro del Comité Técnico Permanente;

c)	Recibir, analizar y aprobar las cuentas mensuales que entregue el Fiduciario;

d)
Instruir al Fiduciario todas las acciones que deban ser tomadas por él para cumplir con los fines del Fideicomiso, pero solo en aquellos casos en los que no exista disposición expresa en el presente Contrato;

e)
En caso de que ocurra un Incumplimiento del Administrador Maestro, o en caso de que los Contratos Maestros de Servicios se den por terminados por cualquier razón, (i) designar un nuevo Administrador Maestro, (ii) negociar los términos y condiciones en los que se deberá celebrar el Contrato de Administración o los Contratos Maestros de Servicios respectivos, e (iii) instruir al Fiduciario para que celebre el nuevo Contrato de Administración, o Contratos Maestros de Servicios, según sea el caso. Esta facultad podrá ser ejercida por el Representante Común previo acuerdo de la Asamblea de Tenedores Preferentes en el supuesto de que el Comité Técnico no instruya al Fiduciario la celebración del nuevo Contrato de Administración o Contratos Maestros de Servicios dentro de los 20 (veinte) Días Hábiles siguientes a la fecha en que el Fiduciario haya solicitado las instrucciones correspondientes;

f)
En caso de que ocurra un Incumplimiento del Administrador o un Incumplimiento del Sub-Administrador, o en caso de que los Contratos de Servicios o los Sub-Contratos de Servicios se den por terminados por cualquier razón, (i) designar un nuevo Administrador o Sub-Administrador, según sea el caso, para que preste los servicios de administración y cobranza, de los Derechos al Cobro Cedidos, (ii) negociar los términos y condiciones en los que se deberán celebrar los Contratos de Servicios o Sub-Contratos de Servicios respectivos, e (iii) instruir al Fiduciario para que celebre los nuevos Contratos de Servicios o Sub-Contratos de Servicios. Esta facultad podrá ser ejercida por el Representante Común previo acuerdo de la Asamblea de Tenedores Preferentes en el supuesto de que el Comité Técnico no instruya al Fiduciario la celebración de los nuevos Contratos de Servicios o Sub-Contratos de Servicios con el Administrador Sustituto o Sub-Administrador Sustituto, según sea el caso, dentro de los 20 (veinte) Días Hábiles siguientes a la fecha en que el Fiduciario haya solicitado las instrucciones correspondientes;

g)	Vigilar y procurar que el Fiduciario cumpla con sus obligaciones de entregar información en términos de los inciso (b) y (d) de la Cláusula 16 del presente Fideicomiso;

h)	Girar instrucciones al Fiduciario para modificar el presente Contrato conforme a lo que se establece en la Cláusula 21;

i)	Sustituir al Fiduciario, de acuerdo a lo que se establece en la Cláusula 23, y

j)
Los demás actos que le correspondan en términos del presente Fideicomiso y de los demás Contratos de la Operación, en el entendido de que, en aquellos casos en los que se requiera la previa aprobación del Comité Técnico Permanente sin que se establezca un plazo máximo para ello, el Comité Técnico Permanente deberá emitir la resolución respectiva dentro de los 90 (noventa) días naturales siguientes a la fecha en que se haya sometido el asunto respectivo a su aprobación, o, en su defecto, el Representante Común deberá convocar a Asamblea de Tenedores de Certificados Bursátiles Preferentes para que en dicha asamblea se adopte el acuerdo respectivo si como consecuencia de dicha falta de acuerdo, se afectan los derechos de los Tenedores Preferentes conforme al Título respectivo.

C.    Funcionamiento del Comité Técnico. El Comité Técnico (ya sea que se trate del Comité Técnico Inicial o el Comité Técnico Permanente) funcionará de conformidad con lo que se establece a continuación:

a)
El Comité Técnico sesionará al menos una vez cada trimestre en la Ciudad de Monterrey, Nuevo León, o mediante conferencia telefónica siempre que en ella participen todos los miembros propietarios o sus respectivos suplentes. El Fiduciario y el Representante Común serán los encargados de convocar a los miembros para la celebración de sesiones del Comité Técnico, y deberán notificarlos con 5 (cinco) Días Hábiles de anticipación mediante comunicación por escrito, señalando lugar, fecha y hora para la celebración de la sesión.

b)	Cualquiera de los miembros del Comité Técnico podrá pedir por escrito en cualquier tiempo al Fiduciario,

la convocatoria a una Sesión del Comité Técnico para tratar los asuntos que indique en su petición. En este caso el Fiduciario deberá convocar a una sesión dentro del término de 10 (diez) Días Hábiles desde que haya recibido la mencionada solicitud.

c)	Habrá quórum en cualquier sesión del Comité Técnico cuando se encuentren presentes la mayoría de sus miembros propietarios o de sus respectivos suplentes.

d)	Las resoluciones del Comité Técnico serán válidas cuando sean adoptadas por el voto afirmativo de la mayoría de sus miembros propietarios o sus respectivos suplentes.

e)
A las sesiones del Comité Técnico podrán asistir aquéllas personas ajenas al mismo que sean invitadas por los integrantes del Comité Técnico en virtud de su relación o conocimiento de alguno de los puntos a tratar en esa sesión, en el entendido, sin embargo, de que dichas personas tendrán voz, pero no voto en las resoluciones que tome el Comité Técnico.

f)
De cada una de las sesiones del Comité Técnico se levantará un acta que firmarán todos los asistentes a la misma, contendrá los acuerdos adoptados por el Comité Técnico y las instrucciones precisas al Fiduciario para su cumplimiento.

g)	Las decisiones del Comité Técnico se comunicarán al Fiduciario mediante la entrega de una copia del acta respectiva.

Cláusula 18. Defensa del Patrimonio del Fideicomiso; Responsabilidades del Fiduciario. El Fiduciario estará obligado a defender el Patrimonio del Fideicomiso, con la salvedad de que el Fiduciario sólo estará obligado a otorgar a las personas o sociedades indicadas por escrito por el Comité Técnico, los poderes necesarios para tomar cualquier acción necesaria para defender al Patrimonio del Fideicomiso. El Fiduciario no será responsable por los actos de cualquiera de dichos representantes, ni será responsable del pago de los honorarios y gastos de los mismos, los cuales serán pagados con cargo al Patrimonio del Fideicomiso.

En caso de que el Fiduciario reciba una notificación o demanda judicial o de cualquier otra naturaleza con respecto de este Fideicomiso, o respecto del Patrimonio del Fideicomiso, el Fiduciario deberá entregar dicha notificación inmediatamente a los miembros del Comité Técnico, al Representante Común, a los Tenedores Subordinados y a cada uno de los Fideicomitentes, con copia a las Agencias Calificadoras.

El Fiduciario no será responsable por hechos o actos de terceros, o por actos, hechos u omisiones de los Fideicomitentes, del Administrador, del Representante Común, de los Tenedores Subordinados o de terceros que impidan o dificulten el cumplimiento de los fines del Fideicomiso. Cuando el Fiduciario obre ajustándose a las instrucciones expresas por escrito del Comité Técnico adoptadas de conformidad en el presente Contrato, quedará libre de responsabilidad.

Los acuerdos del Comité Técnico relevarán al Fiduciario de responsabilidad. El Fiduciario deberá abstenerse de cumplir las resoluciones que el Comité Técnico dicte en exceso de las facultades, o en violación a lo dispuesto en el presente Contrato. Dicha abstención no causará responsabilidad del Fiduciario.

El Fiduciario responderá hasta donde baste y alcance el Patrimonio del Fideicomiso, sin tener responsabilidad personal alguna en el caso de que éste no fuese suficiente para cumplir con las obligaciones que se deriven a cargo del Fideicomiso de conformidad con lo establecido en el mismo.

Cuando para el cumplimiento de los fines del Fideicomiso se requiera la realización de actos urgentes, cuya omisión pudiera perjudicar el Patrimonio del Fideicomiso y no fuera posible obtener instrucciones del Comité Técnico, el Fiduciario podrá excepcionalmente actuar a su discreción conforme a las sanas prácticas bancarias y a los fines del presente Fideicomiso.

Cláusula 19. Indemnización al Fiduciario. Los Fideicomitentes, por este conducto expresamente liberan al Fiduciario de cualquier responsabilidad derivada de, o en relación con, la celebración de este Contrato o el cumplimiento de los fines del presente Fideicomiso, salvo que medie dolo o negligencia por parte del Fiduciario, o que éste incurra en incumplimientos, y se obligan a indemnizar y sacar en paz y a salvo al Fiduciario, con cargo al Patrimonio del Fideicomiso (con las limitaciones que más adelante se establecen), de cualquier daño y perjuicio en relación con la celebración de este Contrato o el cumplimiento de sus fines, salvo que ello derive del dolo, negligencia o incumplimiento del propio Fiduciario.

El monto de la indemnización arriba señalada que podrá pagarse con cargo al Patrimonio del Fideicomiso como Gasto de Mantenimiento de la Emisión no podrá exceder de la cantidad total de $100,000.00 (Cien mil Pesos 00/100), en el entendido, sin embargo, de que en caso de que los montos de dicha indemnización excedieren dicha cantidad, la diferencia será pagada conforme al orden de prelación que se establece en el inciso B de la Cláusula 8.

Los Fideicomitentes se obligan a rembolsar al Fiduciario y a sus representantes cualquier gasto o erogación de cualquier naturaleza (incluyendo honorarios o gastos legales razonables) en que incurran o cualquier daño o perjuicio que sufran en virtud de alguna reclamación, juicio, procedimiento o demanda entablada en los Estados Unidos Mexicanos o en el extranjero, en contra del Fiduciario en relación con cualquiera de los actos que éstos lleven a cabo en estricto apego a los términos de este Contrato.

El Fiduciario no estará obligado a ejercer acción alguna conforme a este Contrato que lo exponga a responsabilidad de sus funcionarios o contra su patrimonio, o que sea contraria a este Contrato o a las leyes aplicables.

Cláusula 20. Honorarios y Gastos del Fiduciario. Los gastos y honorarios y cualquier otra cantidad generada a favor del Fiduciario deberán ser pagadas precisamente con cargo al Patrimonio del Fideicomiso y conforme a los términos del Anexo “T” del presente Fideicomiso.

Cláusula 21. Modificaciones. El presente Contrato de Fideicomiso sólo podrá ser modificado mediante un instrumento por escrito celebrado por todos los Fideicomitentes, el Representante Común y el Fiduciario actuando conforme a las instrucciones del Comité Técnico. Excepto en el caso de modificaciones urgentes, el Representante Común deberá contar con el voto afirmativo de la mayoría de los Tenedores Preferentes antes de firmar cualquier modificación al presente Contrato. Adicionalmente, será necesaria la previa resolución de la mayoría de los Tenedores Subordinados, cuando la modificación respectiva pueda afectar los derechos de los Tenedores Subordinados. Cualquier modificación sustancial al presente Contrato de Fideicomiso requerirá la previa autorización del Banco de México. Asimismo, cualquier modificación al presente Contrato deberá ser notificada con anterioridad a las Agencias Calificadoras.

Cláusula 22. Obligaciones Fiscales. Cada una de las partes será responsable por el cumplimiento de las obligaciones fiscales que le correspondan con motivo del presente Fideicomiso de conformidad con la legislación aplicable; en el entendido, sin embargo, de que en el caso del Fiduciario, las obligaciones fiscales que no sean atribuibles al mismo pero que deriven directamente de los actos ejecutados por el Fiduciario conforme al presente Contrato, serán cubiertas con cargo al Patrimonio del Fideicomiso de conformidad con las instrucciones por escrito que le sean giradas por parte del Comité Técnico.

El Fiduciario en ningún momento será responsable del cumplimiento de las obligaciones fiscales de los Fideicomitentes, y, en virtud de que no tiene dentro de sus fines la realización de actividades empresariales, no tendrá obligación alguna de retener, calcular o enterar impuesto o contribución alguna, salvo por lo que se refiere a los que se causen con motivo del cobro de sus honorarios, o aquellos que deban retenerse a los Tenedores de los Certificados conforme a la legislación aplicable por lo que los Fideicomitentes y los Fideicomisarios deberán cumplir por su cuenta y reconocen como suyas, en la parte que les corresponda conforme a la ley, todas las demás obligaciones fiscales que se deriven del presente Fideicomiso.

Cláusula 23. Sustitución del Fiduciario; Causahabientes y Cesionarios. El Fiduciario únicamente podrá renunciar a su cargo en los casos y conforme a lo dispuesto en el artículo 385 de la Ley General de Títulos y Operaciones de Crédito. En caso de que el Fiduciario incumpla con sus obligaciones sin causa justificada, el Comité Técnico podrá removerlo siempre y cuando nombre a un fiduciario sustituto y obtenga la autorización del Banco de México. El Comité Técnico dará aviso por escrito al Fiduciario con 60 (sesenta) días naturales de anticipación a la fecha de remoción.

Cualquier Fiduciario sustituto deberá ser nombrado mediante sesión del Comité Técnico, con previa notificación a las Agencias Calificadoras. El Fiduciario sustituto deberá ser una institución mexicana que tenga un departamento fiduciario de reconocido prestigio a nivel nacional.

Ninguna renuncia o remoción del Fiduciario, según sea el caso, será efectiva hasta que el nuevo fiduciario, acepte el cargo y entre en funciones.

La sustitución de fiduciario (ya sea por renuncia o remoción) se llevará a cabo mediante la firma de un convenio de sustitución que será firmado por el fiduciario sustituto y el fiduciario sustituido. Inmediatamente después, el fiduciario sustituido deberá transferir al fiduciario sustituto la titularidad de los Derechos al Cobro Cedidos y de las Cuentas y Fondos del Fideicomiso y todos los bienes que integren el Patrimonio del Fideicomiso, mantenidos por él en su carácter de Fiduciario, y sólo entonces será efectiva la renuncia o remoción del fiduciario sustituido y el fiduciario sustituto tendrá todos los derechos, facultades y obligaciones del Fiduciario de acuerdo con el presente Contrato.

El presente Contrato será obligatorio para las partes y sus respectivos causahabientes y cesionarios permitidos. Covisa, Álcali y Comercializadora no podrán ceder sus derechos y obligaciones derivados del presente Contrato sin el previo consentimiento de las demás partes otorgado por escrito, excepto por aquellas transmisiones que resulten como consecuencia de escisiones o fusiones de Covisa, Álcali o Comercializadora con cualquiera de sus Afiliadas.

Cláusula 24.  Prohibiciones Legales. De conformidad con lo establecido en el inciso b), de la fracción XIX del Artículo 106 de la Ley de Instituciones de Crédito, el Fiduciario declara que explicó en forma inequívoca a los Fideicomitentes el valor y consecuencias legales de dicha fracción, que a la letra dice:

“Artículo 106.-  A las instituciones de crédito les estará prohibido:

XIX…

(b)  Responder a los fideicomitentes, mandantes o comitentes, del incumplimiento de los deudores, por los créditos que se otorguen, o de los emisores, por los valores que se adquieran, salvo que sea por su culpa, según lo dispuesto en la parte final del artículo 391 de la Ley General de Títulos y Operaciones de Crédito o garantizar la percepción de rendimientos por los fondos cuya inversión se les encomiende.

Si al término del Fideicomiso o mandato constituidos para el otorgamiento de créditos, éstos no hubiesen sido liquidados por los deudores, la institución deberá transferirlos al fideicomitente o fideicomisario, según el caso, o al mandante o comitente, absteniéndose de cubrir su importe.

Cualquier pacto contrario a lo dispuesto en los dos párrafos anteriores, no producirá efecto legal alguno.

En los contratos de fideicomiso, mandato o comisión se insertarán en forma notoria los párrafos anteriores de este inciso y una declaración de la fiduciaria en el sentido de que hizo saber inequívocamente su contenido a las personas de quienes haya recibido bienes para su inversión”.

Cláusula 25. Vigencia, Irrevocabilidad y Extinción. Este Contrato entrará en vigor en la fecha de su celebración. Este Fideicomiso es irrevocable y tendrá la duración que resulte necesaria para cumplir con sus fines, en el entendido de que este Fideicomiso en ningún evento deberá exceder la duración legalmente permitida. En particular, este Fideicomiso deberá continuar vigente hasta la fecha de pago de todas las cantidades adeudadas conforme a los Certificados (ya sea a su vencimiento establecido o de otra manera). Una vez que ocurra dicha terminación del presente Fideicomiso por cualquier causa, todos los Derechos al Cobro Cedidos que se encuentren en el Patrimonio del Fideicomiso, deberán inmediata e incondicionalmente ser revertidos a los Fideicomitentes, en los términos y conforme a la documentación que razonablemente soliciten los Fideicomitentes. El Fiduciario deberá proporcionar a los Deudores de los Derechos al Cobro las notificaciones que sean necesarias o convenientes según lo soliciten los Fideicomitentes.

Cláusula 26. Notificaciones. Salvo que se establezca de otra manera en este Fideicomiso, todas las notificaciones, requerimientos y otras comunicaciones a cualquier parte del presente, deberán ser por escrito y se estimarán como recibidas si son entregadas personalmente o mediante servicio de mensajería con entrega inmediata o mediante telefax o correo electrónico siempre que éstos vayan seguidos de una copia entregada mediante servicio de mensajería con entrega inmediata, a las direcciones que cada parte establece como sigue:

A los Fideicomitentes:

Compañía Vidriera, S.A. de C.V.
Industria del Álcali, S.A. de C.V.
Comercializadora Álcali, S. de R.L. de C.V.
Avenida Ricardo Margáin No. 400
Colonia Valle del Campestre
Garza García, Nuevo León
66265, México
Tel: (81) 8863-1200
Fax: (81) 372-3409
Dirección de Correo Electrónico: ahernandez@vitro.com
Atención: Alberto Hernández Téllez

Al Representante Común:

Banco Invex, S.A., Institución de Banca Múltiple,
Invex Grupo Financiero, Fiduciario
Blvd. Manuel Ávila Camacho No. 40
Torre Esmeralda I Pisos 7, 8 y 9
Col. Lomas de Chapultepec
11000 México, D.F.

Tel.: 5350-3333
Telefax: 5350-3399
Atención: Héctor Ávila Flores y/o Luis Turcot Ríos
Dirección de correo electrónico: havila@invex.com; lturcott@invex.com.mx

Al Fiduciario:

ABN AMRO Bank (México), S.A.
Institución de Banca Múltiple,
División Fiduciaria
Avenida Paseo de la Reforma No. 600-320
México, D.F. 01210
Tel: 5257-7810
Telefax: 5257-7829
Atención: División Fiduciaria,
Dirección de Correo Electrónico: karim.diaz@abnamro.com; arturo.fernandez@abnamro.com

Mientras las partes no se notifiquen por escrito un cambio de domicilio, o de la persona a quien deban dirigirse, las diligencias judiciales y extrajudiciales que se hagan en los domicilios indicados, surtirán plenamente sus efectos.

Cláusula 27. Jurisdicción; Legislación Aplicable. Este Contrato se regirá y será interpretado conforme a las leyes de México. Las partes se someten irrevocablemente a la jurisdicción de los tribunales competentes ubicados en el Distrito Federal, con respecto de cualquier acción o procedimiento legal relacionado con o derivado del presente, y renuncian a cualquier otra jurisdicción que pudiera corresponderles ahora o en el futuro por virtud de su domicilio o por cualquier otra causa.

[EL RESTO DE LA PÁGINA SE DEJO INTENCIONALMENTE EN BLANCO]

EN VIRTUD DE LO ANTERIOR, las partes del presente Contrato lo firman en Monterrey, Nuevo León, en la fecha que se indica al inicio del mismo.

CEDENTES: COMPAÑÍA VIDRIERA, S.A. DE C.V.

Nombre: Rafael Colomé Carrasco
Cargo: Apoderado

INDUSTRIA DEL ÁLCALI, S.A. DE C.V.

Nombre: Rafael Colomé Carrasco
Cargo: Apoderado

COMERCIALIZADORA ÁLCALI, S. DE R.L. DE C.V.

Nombre: Rafael Colomé Carrasco
Cargo: Apoderado

ABN AMRO BANK (MEXICO), S.A.
INSTITUCIÓN DE BANCA MÚLTIPLE,
DIVISIÓN FIDUCIARIA

______________________________ Nombre: Lic. Alberto Castillo Peyeyra Cargo: Delegado Fiduciario	______________________________ Nombre: Lic. Karim Diaz Amozurrutia Cargo: Delegado Fiduciario

BANCO INVEX, S.A.
INSTITUCIÓN DE BANCA MÚLTIPLE,
INVEX GRUPO FINANCIERO, FIDUCIARIO
________________________________ Por: Lic. Mario Rafael Esquivel Perpuli Cargo: Delegado Fiduciario

LISTA DE ANEXOS

ANEXO	CONTENIDO
“A”	Copia de la escritura constitutiva de Covisa.
“B”	Copia de la resolución de consejo y de los poderes de los representantes de Covisa.
“C”	Copia de la escritura constitutiva de Álcali.
“D”	Copia de la resolución de consejo y de los poderes de los representantes de Álcali.
“E”	Copia de la escritura constitutiva de Comercializadora.
“F”	Copia de la resolución de consejo y de los poderes de los representantes de Comercializadora.
“G”	Copia de los poderes de los representantes del Fiduciario.
“H”	Copia del oficio del Banco de México.
“I”	Copia de los poderes de los representantes del Representante Común.
“J”	Copia del Contrato de Cesión.
“K”	Cuentas de Cobranza Álcali.
“L”	Cuentas de Cobranza Covisa.
“M”	Cuentas de Cobranza Comercializadora.
“N”	Lista de Instituciones Bancarias Autorizadas.
“O”	Modelo de Contrato de Administración.
“P”	Modelos de Contratos Maestros de Servicios.
“Q”	Modelos de Contratos de Servicios.
“R”	Modelos de Sub-Contratos de Servicios.

“S”	Domicilios de Agencias Calificadoras.
“T”	Honorarios y Gastos del Fiduciario.

ANEXO “K”

CUENTAS DE COBRANZA ÁLCALI.

A continuación se listan las cuentas bancarias de las que Industria del Álcali, S.A. de C.V. es titular y en las que los Deudores actualmente depositan el pago de los Derechos al Cobro Álcali:

Banco	Sucursal	Número de Cuenta
BBVA Bancomer, S.A.	003	003-04522082
Banco Nacional de México, S.A.	0870	870-17932

ANEXO “L”

CUENTAS DE COBRANZA COVISA.

A continuación se listan las cuentas bancarias de las que Compañía Vidriera, S.A. de C.V. es titular y en las que los Deudores actualmente depositan el pago de los Derechos al Cobro Covisa:

Banco	Sucursal	Número de Cuenta
Banco Santander Mexicano, S.A.	0385	51500781660
Banca Serfin, S.A.	2134	65500926338
BBVA Bancomer, S.A.	045	3275396
Banco Nacional de México, S.A.	236	0000995

ANEXO “M”

CUENTAS DE COBRANZA COMERCIALIZADORA.

ANEXO “N”

LISTA DE INSTITUCIONES BANCARIAS AUTORIZADAS.

A.	ABN AMRO Bank México, S.A., Institución de Banca Múltiple.

B.	Banca Serfin, S.A., Institución de Banca Múltiple, Grupo Financiero Santader Serfín.

C.	Banco JP Morgan, S.A., Institución de Banca Múltiple, JP Morgan Grupo Financiero.

D.	Banco Mercantil del Norte, S.A., Institución de Banca Múltiple, Grupo Financiero Banorte.

E.	Bank of America México, S.A., Institución de Banca Múltiple, Grupo Financiero Bank of America.

F.	BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer.

G.	Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex.

H.	Banco Santander Mexicano, S.A., Institución de Banca Múltiple, Grupo Financiero Santander Serfin.

ANEXO “S”

DOMICILIO DE AGENCIAS CALIFICADORAS.

Moody’s Investor Service
99 Church Street
New York, New York
10007, Estados Unidos de América
Tel: (212) 553 45 07
Fax: (212) 553 43 92
Email: lamonitoring@moodys.com
 Brigitte.posch@moddys.com
 Camilo.mendez@moodys.com

Atención: Brigitte Posch
Camilo Mendez

Toda la correspondencia a Moody’s deberá ser enviada mediante correo electrónico a las direcciones arriba listadas.

Standard & Poors
Prolongación Paseo de la Reforma
No. 1015 Piso 15
Santa Fé, C.P. 01210
México, Distrito Federal
Tel: (55) 50 81 44 00
Fax: (55) 50 81 44 01
Email:  maria_tapia@standardandpoors.com
 mauricio_tello@standardandpoors.com

Atención:  María Tapia
Mauricio Tello

ANEXO “T”

HONORARIOS Y GASTOS DEL FIDUCIARIO

Por su intervención en el presente Fideicomiso, los Fideicomitentes se obligan a pagar al Fiduciario, con cargo al Patrimonio del Fideicomiso, los honorarios que a continuación se indican de acuerdo a lo establecido en la Cláusula 20 de este Fideicomiso:

a)	Por el estudio, elaboración y aceptación del cargo de fiduciario: US$5,000.00 (cinco mil Dólares 00/100) más IVA, pagaderos en una sola exhibición a la firma del presente Contrato.

b)	Por la administración anual del Fideicomiso: US$20,000.00 (veinte mil Dólares), más IVA, pagaderos por semestres adelantados a partir de la firma del presente Contrato.

c)	Por la firma de contratos o convenios la cantidad de $300.00 (trescientos Dólares 00/100), pagaderos al momento de la firma de cada uno de dichos contratos o convenios.

d)
Los honorarios del Fiduciario serán ajustados anualmente conforme al movimiento del Índice Nacional de Precios al Consumidor correspondiente al mes inmediato anterior a cada aniversario de la firma del presente Contrato.

e)	Los impuestos, derechos y gastos que se generen directamente de los actos ejecutados por el Fiduciario conforme al presente Fideicomiso, serán cubiertos con cargo al Patrimonio del Fideicomiso.

_________________________________________________________________
________________________________________________________________

CONTRATO DE CESIÓN DE DERECHOS AL COBRO

COMPAÑÍA VIDRIERA, S.A. DE C.V.
INDUSTRIA DEL ÁLCALI, S.A. DE C.V.
COMERCIALIZADORA ÁLCALI, S. DE R.L. DE C.V.
(“CEDENTES”)

ABN AMRO BANK (MEXICO), S.A.
INSTITUCIÓN DE BANCA MÚLTIPLE
DIVISIÓN FIDUCIARIA
(“CESIONARIO”)

____________________________________________________________
____________________________________________________________

I N D I C E

ANTECEDENTES	1

DECLARACIONES	2
A. Declaraciones de Álcali	2
B. Declaraciones de Covisa	5
C. Declaraciones de Comercializadora	7
E. Declaraciones del Cesionario	9

CLÁUSULAS	10

Cláusula 1. Definición de Términos	10
Administrador	10
Administrador Maestro	10
Administrador Sustituto	10
Afiliada	10
Aforo	10
Agencias Calificadoras	11
Álcali	11
Calificaciones	11
Causa de Incumplimiento	11
Cedentes	11
Certificados	11
Certificados Bursátiles Preferentes	11
Certificados Subordinados	11
Cesionario	11
Clientes	11
Cobranzas Asumidas	11
Cobros	11
Comercializadora	12
Comité Técnico	12
Componente de Volatilidad de Dilución	12
Contraprestación	12
Contraprestaciones de los Administradores	12
Contrato	12
Contrato de Administración	12
Contrato de Fideicomiso	13
Contrato de Servicios Álcali	13
Contrato de Servicios Comercializadora	13
Contrato de Servicios Covisa	13
Contrato Maestro de Servicios Álcali	13
Contrato Maestro de Servicios Comercializadora	14
Contrato Maestro de Servicios Covisa	14
Contratos de Colocación	14
Contratos de la Operación	14
Contratos Maestros de Servicios	14
Contratos de Servicios	14
Control	14
Covisa	15
Cuenta de Ingresos	15

Cuenta de la Garantía	15
Cuentas de Cobranza	15
Cuentas de Cobranza Álcali	15
Cuentas de Cobranza Comercializadora	15
Cuentas de Cobranza Covisa	15
Cuentas y Fondos del Fideicomiso	15
Derechos al Cobro	15
Derechos al Cobro Álcali	15
Derechos al Cobro Cancelados	16
Derechos al Cobro Cedidos	16
Derechos al Cobro Comercializadora	16
Derechos al Cobro Covisa	16
Derechos al Cobro Vencidos	16
Derechos Elegibles	16
Derechos Elegibles Álcali	17
Derechos Elegibles Cedidos	17
Derechos Elegibles Comercializadora	17
Derechos Elegibles Covisa	17
Derechos No Elegibles	17
Derechos No Elegibles Álcali	17
Derechos No Elegibles Cedidos	17
Derechos No Elegibles Comercializadora	17
Derechos No Elegibles Covisa	17
Deudor	17
Día Hábil	17
Dilución	17
Emisión	18
Evento de Amortización Anticipada	18
Evento de Terminación Anticipada	18
Fecha de Amortización	18
Fecha de Conciliación	18
Fecha de Corte	18
Fecha de la Emisión	18
Fecha de Pago a Cedentes	18
Fecha de Reporte Mensual	18
Fecha de Terminación	18
Fecha Esperada de Prepago	18
Fideicomiso	18
Fiduciario	19
Finacity	19
Garantías	19
Gastos de Mantenimiento de la Emisión	19
Horizonte de Dilución	19
Horizonte de Perdida	19
Impuestos	19
IVA	19
Límite de Concentración por Cliente	19
Lista Diaria	20
Margen	20
Orden de Compra	20
Patrimonio del Fideicomiso	20
PCGA	20
Periodo de Cálculo	20
Periodo de Conciliación	20

2.

Periodo de Revolvencia	20
Persona	20
Peso	20
Políticas de Crédito y Cobranza	20
Razón de Dilución	20
Razón de Dilución Promedio	21
Razón de Horizonte de Dilución	21
Razón de Horizonte de Incumplimiento	21
Razón de Incumplimiento	21
Razón de Incumplimiento Promedio	22
Reportes del Administrador	22
Reporte Mensual	22
Reporte Semanal	22
Representante Común	22
Requisitos de Elegibilidad	22
Reserva de Dilución	22
Reserva de Rendimiento	23
Reserva Mínima Requerida	23
Reserva para Gastos de Mantenimiento	23
Reserva para Pérdidas	23
Reservas Requeridas	24
Saldo Neto Total	24
Saldo Original	24
Saldo Pendiente	24
Sub-Administrador	24
Sub-Administrador Sustituto	25
Sub-Contrato de Servicios Álcali	25
Sub-Contrato de Servicios Comercializadora	25
Sub-Contrato de Servicios Covisa	25
Sub-Contratos de Servicios	25
TIIE	25
Tenedores Preferentes	25
Título Preferente	25
Título Subordinado	26

Cláusula 2. Requisitos de Elegibilidad.	26
A. Dictamen del Administrador Maestro	26
B. Requisitos de Elegibilidad	26

Cláusula 3. Cesión de Derechos al Cobro	28
A. Cesión Inicial	28
B. Identificaciones de Derechos al Cobro Cedidos	29
C. Condiciones Suspensivas	29
D. Existencia y Legitimidad de los Derechos al Cobro	30
E. Requisitos de Elegibilidad.	30
F. Perfeccionamiento de la Cesión.	31
1. Respecto a Cesiones Subsecuentes	31
2. Leyendas	31
3. Otros Documentos	32
G. Notificación de la Cesión	32
H. Fecha Cierta	33
I. Terminación del Periodo de Revolvencia	33

Cláusula 4. Contraprestación	34

3.

A. Monto de la Contraprestación Inicial	34
B. Contraprestación por las Cesiones Subsecuentes	34
C. Fecha de Pago de la Contraprestación Inicial	34
D. Pago Maestro de la Contraprestación de Cesiones Subsecuentes	34
E. Restablecimiento del Aforo	35
F. Otros Términos y Condiciones de Pago	35

Cláusula 5. Determinaciones en la Fecha de Reporte Mensual; Conciliación	36
A. Determinaciones en la Fecha de Reporte Mensual	36
1. Nivel de Aforo	36
2. Cobranzas Asumidas	36
B. Fechas de Conciliación	37
C. Cambios al Límite de Concentración por Cliente	38

Cláusula 6. Impuestos	38

Cláusula 7. Obligaciones Adicionales de los Cedentes	38
A. Existencia Social	38
B. Contabilidad	38
C. Registro Público de Comercio	38

Cláusula 8. Terminación Anticipada	39
A. Eventos de Terminación Anticipada	39
1. Falta de Pago	39
2. Incumplimientos de la Cesión	39
3. Incumplimientos de la Adquisición	39
4. Falsedad en Declaraciones y Garantías	39
5. Incumplimiento de Aforo	39
6. Suspensión de Pagos y Quiebra.	39
7. Embargos	40
8. Impuestos	40
9. Conflictos Laborales	40
10. Contratos Servicios y Contrato de Administración	40
11. Razón de Incumplimiento Promedio	40
12. Razón de Dilución Promedio a Tres Meses	40
13. Eventos de Amortización Anticipada	41
B. Consecuencias de la Terminación Anticipada	41

Cláusula 9. Vigilancia	41

Cláusula 10. Renuncia de Derechos	41

Cláusula 11. Modificaciones	41

Cláusula 12. Notificaciones	41

Cláusula 13. Confidencialidad	42

Cláusula 13. Leyes Aplicables	43

Cláusula 14. Jurisdicción	43

4.

Cláusula 15. Costos y Gastos	43

Cláusula 16. Causahabientes y Cesionarios	43

CONTRATO DE CESIÓN DE DERECHOS AL COBRO
____________________________________________

Contrato de Cesión de Derechos al Cobro que con fecha 23 de marzo de 2005, celebran:

    A.    En calidad de cedentes:
(i) Compañía Vidriera, S.A. de C.V. (en lo sucesivo identificada como “Covisa”);
(ii) Industria del Álcali, S.A. de C.V. (en lo sucesivo identificada como “Álcali”), y
(iii) Comercializadora Álcali, S. de R.L. de C.V. (en lo sucesivo identificada como “Comercializadora”)

(Covisa, Álcali y Comercializadora y sus respectivos causahabientes o cesionarios permitidos serán identificadas individualmente como un “Cedente” y conjuntamente como los “Cedentes”), y

    B.    En calidad de cesionario:

ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria, (en lo sucesivo identificado como el “Cesionario”), en su carácter de Fiduciario del Fideicomiso Irrevocable de Emisión, Administración y Pago identificado con el No. F/251, celebrado con esta misma fecha, por Covisa, Álcali y Comercializadora, como Fideicomitentes, ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria, como Fiduciario y Banca Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, en calidad de representante común de los tenedores de los certificados bursátiles preferentes que se emitan conforme al mencionado fideicomiso, conforme a los siguientes antecedentes, declaraciones y cláusulas:

ANTECEDENTES

1.
Los Cedentes son subsidiarias de Vitro Envases Norteamérica, S.A. de C.V. Covisa está dedicada a la producción y comercialización de envases de vidrio para diferentes industrias, entre las cuales se encuentran la industria de bebidas, cervecera, alimenticia, vinos y licores, farmacéutica y de cosméticos. Álcali está dedicada principalmente a la producción y comercialización de arena sílica y carbonato de sodio. Comercializadora está dedicada principalmente a la comercialización de arena sílica y carbonato de calcio.

2.	En el curso ordinario de sus operaciones, los Cedentes comercializan sus productos con sus clientes en México y en el extranjero, así como con sus Afiliadas, y generan cierta cartera de dichas ventas.

3.	Los Cedentes son, y en lo futuro serán, los legítimos titulares de Derechos al Cobro.

4.
Los Cedentes desean ceder al Cesionario la titularidad de ciertos Derechos al Cobro, conjuntamente con todos los derechos y accesorios de dichos Derechos al Cobro, incluyendo, de manera enunciativa más no limitativa las Garantías y los Cobros.

5.
Con esta fecha se constituyó el Fideicomiso, con el objeto, entre otros, de llevar a cabo la emisión y colocación de Certificados Bursátiles Preferentes y Certificados Subordinados, y destinar parte de los recursos provenientes de dicha emisión y colocación a la adquisición de Derechos al Cobro, de conformidad con lo que se establece en el presente Contrato y en el Contrato de Fideicomiso.

6.
Con esta fecha el Fiduciario, Covisa, Álcali y Comercializadora celebraron el Contrato de Administración, los Contratos Maestros de Servicios, los Contratos de Servicios, y los Sub-Contratos de Servicios.

DECLARACIONES

A.    Declaraciones de Álcali. Álcali declara al Cesionario que:

1.
Es una sociedad debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública No. 309, de fecha 17 de Noviembre de 1942, otorgada ante la fe del licenciado Emeterio Martínez de la Garza, de Monterrey, Nuevo León, inscrita en el Registro Público de Comercio de Monterrey, Nuevo León, bajo el No. 282, Libro 3, Volumen III, Segundo Auxiliar, Sección de Comercio, y su hoja de matrícula 109, Folio 17, Volumen 13, Sección de Comercio, Libro I, Primer Auxiliar, ambas

2.

inscripciones de fecha 11 de Diciembre de 1942, copia de la cual se anexa al presente como Anexo “A”;

2.
Mediante resolución debidamente adoptada por su consejo de administración de fecha 24 de septiembre de 2004, según consta en el acta cuya copia se agrega al presente como Anexo “B”, se aprobó, entre otras cosas, (i) la celebración del presente Contrato, los demás Contratos de la Operación de los que es parte y la realización de los demás actos a que los mismos se refieren, y (ii) la transmisión de los Derechos al Cobro Álcali al Patrimonio del Fideicomiso;

3.
Su representante cuenta con facultades suficientes para celebrar el presente Contrato en su nombre y representación y obligarla en sus términos, según consta en la escritura pública No. 15,623, de fecha 21 de octubre de 2004, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Público Suplente adscrito a la Notaría Pública No. 25 de Monterrey, Nuevo León en proceso de inscripción en el Registro Público de Comercio de Monterrey, Nuevo León, por lo reciente de su otorgamiento, copia de la cual se anexa al presente como Anexo “B”, facultades que no les han sido revocadas, modificadas o limitadas a esta fecha;

4.
La celebración del presente Contrato y el cumplimiento por su parte de las obligaciones contenidas en el mismo, incluyendo, de manera enunciativa más no limitativa, la cesión de los Derechos al Cobro Álcali no contraviene (i) su objeto social o sus estatutos vigentes, (ii) cualquier contrato, convenio, acuerdo u otro instrumento del cual sea parte o al que esté sujeta cuyo incumplimiento pudiere tener un efecto sustancial y adverso en las operaciones contempladas en el presente Contrato, o (iii) cualquier ley, reglamento o decreto que resulte aplicable;

5.
No se encuentra en estado de insolvencia o liquidación y no ha iniciado ni tiene conocimiento de que se haya iniciado ningún procedimiento tendiente a declararla en concurso mercantil o en estado de insolvencia o liquidación;

6.
A esta fecha no se ha presentado y no tiene conocimiento de que exista amenaza de que vaya a iniciarse alguna acción, demanda, reclamación, requerimiento o procedimiento ante cualquier órgano jurisdiccional, agencia gubernamental o árbitro que (i) afecte o pudiere afectar la legalidad, validez o exigibilidad del presente Contrato o de cualesquiera de sus obligaciones derivadas de o relacionadas con el presente Contrato, (ii) pudiere anular o impedir la cesión de Derechos al Cobro Álcali al Patrimonio del Fideicomiso conforme al presente Contrato y al Contrato de

3.

Fideicomiso, (iii) pudiere constituir gravámenes o limitaciones de dominio sobre los Derechos al Cobro Álcali, (iv) pudiere impugnar o impedir la Emisión (según dicho término se define en el Contrato de Fideicomiso) o (v) pudiere traer como consecuencia afectar en forma sustancial y adversa su capacidad para cumplir con sus obligaciones conforme al presente Contrato;

7.
No ha ocurrido hecho alguno o evento en o antes de la fecha del presente Contrato que tenga o pueda tener un efecto sustancial y adverso en su condición financiera, que pudiere afectar adversamente su capacidad para cumplir con sus obligaciones conforme al presente Contrato;

8.	Este Contrato, y los demás Contratos de la Operación de los que es parte, constituyen sus obligaciones legales, válidas y exigibles;

9.
No requiere de ningún permiso o autorización, corporativa, gubernamental, o de cualquier otra naturaleza para la celebración y cumplimiento del presente Contrato, así como para llevar al cabo las operaciones contempladas en el mismo que no haya obtenido a la fecha;

10.
Reconoce y acepta que la validez y exigibilidad del presente Contrato y de la cesión y transmisión de la propiedad y titularidad de los Derechos al Cobro Álcali, son motivo determinante de la voluntad del Cesionario para llevar a cabo la Emisión;

11.
Es legítimo y único titular de los Derechos al Cobro Álcali, y será el único y legítimo titular de todos los Derechos al Cobro Álcali que se identifiquen en las Listas Diarias y que se cedan al Cesionario durante el Periodo de Revolvencia, incluyendo las Garantías, los Cobros, así como todos los intereses y demás accesorios que, en su caso, se generen sobre Derechos al Cobro Álcali, a partir de la fecha de su cesión al Cesionario, dichos Derechos al Cobro Álcali no han sido cedidos a ninguna otra persona y con anterioridad a esta fecha Álcali no ha entregado a los Deudores de dichos Derechos al Cobro Álcali ninguna notificación de cesión de los mismos a favor de ningún tercero;

12.
Los Derechos al Cobro Álcali que se cedan al Cesionario durante el Periodo de Revolvencia, junto con sus Garantías, Cobros, y todos los intereses y demás accesorios que, en su caso, se generen sobre los mismos, se encuentran libres de todo gravamen o limitación de dominio, y

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13.	Los Derechos al Cobro Álcali que se cedan al Cesionario durante el Periodo de Revolvencia, provienen de operaciones legítimas de comercialización de sus productos y servicios.

B.    Declaraciones de Covisa. Covisa declara que:

1.
Es una sociedad debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública No. 11,242 (once mil doscientos cuarenta y dos), de fecha 6 de Octubre de 2000, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Público No. 25 de Monterrey, Nuevo León, inscrita en el Registro Público de Comercio Primer Distrito, de Monterrey, Nuevo León, bajo el folio mercantil No. 3,198, Volumen 3, Libro Primero, copia de la cual se anexa al presente como Anexo “C”;

2.
Mediante resolución debidamente adoptada por su consejo de administración de fecha 24 de septiembre de 2004, según consta en el acta cuya copia se agrega al presente como Anexo “D”, se aprobó, entre otras cosas, (i) la celebración del presente Contrato, los demás Contratos de la Operación de los que es parte y la realización de los demás actos a que los mismos se refieren, y (ii) la transmisión de los Derechos al Cobro Covisa al Patrimonio del Fideicomiso;

3.
Su representante cuenta con facultades suficientes para celebrar el presente Contrato en su nombre y representación y obligarla en sus términos, según consta en la escritura pública No. 15,624, de fecha 21 de octubre de 2004, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Público Suplente adscrito a Notaría Pública No. 25 de Monterrey, Nuevo León, la cual está en proceso de inscripción en el Registro Público de Monterrey, Nuevo León, por lo reciente de su otorgamiento, copia de la cual se anexa al presente como Anexo “D”, facultades que no les han sido revocadas, modificadas o limitadas a esta fecha;

4.
La celebración del presente Contrato y el cumplimiento por su parte de las obligaciones contenidas en el mismo, incluyendo, de manera enunciativa más limitativa, la cesión de Derechos al Cobro Covisa no contraviene (i) su objeto social o sus estatutos, (ii) cualquier contrato, convenio, acuerdo u otro instrumento del cual sea parte o al que esté sujeta cuyo incumplimiento pudiere tener un efecto sustancial y adverso en las operaciones contempladas en el presente Contrato, o (iii) cualquier ley, reglamento o decreto que resulte aplicable;

5.

5.
No se encuentra en estado de insolvencia o liquidación y no ha iniciado ni tiene conocimiento de que se haya iniciado ningún procedimiento tendiente a declararla en concurso mercantil o en estado de insolvencia o liquidación;

6.
A esta fecha no se ha presentado, y no tiene conocimiento de que exista amenaza de que vaya a iniciarse alguna acción, demanda, reclamación, requerimiento o procedimiento ante cualquier órgano jurisdiccional, agencia gubernamental o árbitro que (i) afecte o pudiere afectar la legalidad, validez o exigibilidad del presente Contrato o de cualesquiera de sus obligaciones derivadas de o relacionadas con el presente Contrato, (ii) pudiere anular o impedir la cesión de Derechos al Cobro Covisa al Patrimonio del Fideicomiso conforme al presente Contrato y al Contrato de Fideicomiso, (iii) pudiere constituir gravámenes o limitaciones de dominio sobre los Derechos al Cobro Covisa, (iv) pudiere impugnar o impedir la Emisión (según dicho término se define en el Contrato de Fideicomiso) o (v) pudiere traer como consecuencia afectar en forma sustancial y adversa su capacidad para cumplir con sus obligaciones conforme al presente Contrato;

7.
No ha ocurrido hecho alguno o evento en o antes de la fecha del presente Contrato que tenga o pueda tener un efecto sustancial y adverso en su condición financiera, que pudiere afectar adversamente su capacidad para cumplir con sus obligaciones conforme al presente Contrato;

8.	Este Contrato, y los demás Contratos de la Operación de los que es parte, constituyen sus obligaciones legales, válidas y exigibles;

9.
No requiere de ningún permiso o autorización, corporativa, gubernamental, o de cualquier otra naturaleza para la celebración y cumplimiento del presente Contrato, así como para llevar al cabo las operaciones contempladas en el mismo que no haya obtenido a la fecha;

10.
Reconoce y acepta que la validez y exigibilidad del presente Contrato y de la cesión y transmisión de la propiedad y titularidad de los Derechos al Cobro Covisa, son motivo determinante de la voluntad del Cesionario para llevar a cabo la Emisión;

11.
Es legítimo y único titular de los Derechos al Cobro Covisa, y será el único y legítimo titular de todos los Derechos al Cobro Covisa que se identifiquen en las Listas Diarias y que se cedan al Cesionario durante el Periodo de Revolvencia, incluyendo las Garantías, los Cobros, así como todos los

6.

intereses y demás accesorios que, en su caso, se generen sobre Derechos al Cobro Covisa, a partir de la fecha de su cesión al Cesionario; dichos Derechos al Cobro Covisa no han sido cedidos a ninguna otra persona, y con anterioridad a esta fecha Covisa no ha entregado a los Deudores de dichos Derechos al Cobro Covisa ninguna notificación de cesión de los mismos a favor de ningún tercero;

12.
Los Derechos al Cobro Covisa que se cedan al Cesionario durante el Periodo de Revolvencia, junto con sus Garantías, Cobros, y todos los intereses y demás accesorios que, en su caso, se generen sobre los mismos, se encuentran libres de todo gravamen o limitación de dominio, y

13.	Los Derechos al Cobro Covisa que se cedan al Cesionario durante el Periodo de Revolvencia, provienen de operaciones legítimas de comercialización de sus productos y servicios.

C.    Declaraciones de Comercializadora. Comercializadora declara que:

1.
Es una sociedad debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública No. 8,979, de fecha 22 de agosto de 1997, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Público número 25 de Monterrey inscrita en el Registro Público de Comercio de Primer Distrito de Monterrey, bajo el Folio Mercantil No. 2,094, Libro 3, Volumen 4219, Segundo Auxiliar, Sección de Comercio, de fecha 26 de agosto de 1997, copia de la cual se anexa al presente como Anexo “E”;

2.
Mediante resolución debidamente adoptada por su consejo de gerentes de fecha 14 de enero de 2005, según consta en el acta cuya copia se agrega al presente como Anexo “F”, se aprobó, entre otras cosas, (i) la celebración del presente Contrato, los demás Contratos de la Operación de los que es parte y la realización de los demás actos a que los mismos se refieren, y (ii) la transmisión de los Derechos al Cobro Comercializadora al Patrimonio del Fideicomiso;

3.
Su representante cuenta con facultades suficientes para celebrar el presente Contrato en su nombre y representación y obligarla en sus términos, según consta en la escritura pública No. 15,848, de fecha 3 de febrero de 2005, otorgada ante la fe del licenciado Oscar Elizondo Garza, Notario Público No. 25 de Monterrey, Nuevo León en proceso de inscripción en el Registro Público de Comercio de Monterrey, Nuevo León por lo reciente de su otorgamiento, copia de la cual se anexa al presente como Anexo “F”, facultades que no

7.

les han sido revocadas, modificadas o limitadas a esta fecha;

4.
La celebración del presente Contrato y el cumplimiento por su parte de las obligaciones contenidas en el mismo, incluyendo, de manera enunciativa más no limitativa, la cesión de los Derechos al Cobro Comercializadora no contraviene (i) su objeto social o sus estatutos vigentes, (ii) cualquier contrato, convenio, acuerdo u otro instrumento del cual sea parte o al que esté sujeta cuyo incumplimiento pudiere tener un efecto sustancial y adverso en las operaciones contempladas en el presente Contrato, o (iii) cualquier ley, reglamento o decreto que resulte aplicable;

5.
No se encuentra en estado de insolvencia o liquidación y no ha iniciado ni tiene conocimiento de que se haya iniciado ningún procedimiento tendiente a declararla en concurso mercantil o en estado de insolvencia o liquidación;

6.
A esta fecha no se ha presentado y no tiene conocimiento de que exista amenaza de que vaya a iniciarse alguna acción, demanda, reclamación, requerimiento o procedimiento ante cualquier órgano jurisdiccional, agencia gubernamental o árbitro que (i) afecte o pudiere afectar la legalidad, validez o exigibilidad del presente Contrato o de cualesquiera de sus obligaciones derivadas de o relacionadas con el presente Contrato, (ii) pudiere anular o impedir la cesión de Derechos al Cobro Comercializadora al Patrimonio del Fideicomiso conforme al presente Contrato y al Contrato de Fideicomiso, (iii) pudiere constituir gravámenes o limitaciones de dominio sobre los Derechos al Cobro Comercializadora, (iv) pudiere impugnar o impedir la Emisión (según dicho término se define en el Contrato de Fideicomiso) o (v) pudiere traer como consecuencia afectar en forma sustancial y adversa su capacidad para cumplir con sus obligaciones conforme al presente Contrato;

7.
No ha ocurrido hecho alguno o evento en o antes de la fecha del presente Contrato que tenga o pueda tener un efecto sustancial y adverso en su condición financiera, que pudiere afectar adversamente su capacidad para cumplir con sus obligaciones conforme al presente Contrato;

8.	Este Contrato, y los demás Contratos de la Operación de los que es parte, constituyen sus obligaciones legales, válidas y exigibles;

9.	No requiere de ningún permiso o autorización, corporativa, gubernamental, o de cualquier otra naturaleza para la

8.

celebración y cumplimiento del presente Contrato, así como para llevar al cabo las operaciones contempladas en el mismo que no haya obtenido a la fecha;

10.
Reconoce y acepta que la validez y exigibilidad del presente Contrato y de la cesión y transmisión de la propiedad y titularidad de los Derechos al Cobro Comercializadora, son motivo determinante de la voluntad del Cesionario para llevar a cabo la Emisión.

11.
Es legítimo y único titular de los Derechos al Cobro Comercializadora, y será el único y legítimo titular de todos los Derechos al Cobro Comercializadora que se identifiquen en las Listas Diarias y que se cedan al Cesionario durante el Periodo de Revolvencia, incluyendo las Garantías, los Cobros, así como todos los intereses y demás accesorios que, en su caso, se generen sobre Derechos al Cobro Comercializadora, a partir de la fecha de su cesión al Cesionario; dichos Derechos al Cobro Comercializadora no han sido cedidos a ninguna otra persona, y con anterioridad a esta fecha Comercializadora no ha entregado a los Deudores de dichos Derechos al Cobro Comercializadora ninguna notificación de cesión de los mismos a favor de ningún tercero;

12.
Los Derechos al Cobro Comercializadora que se cedan al Cesionario durante el Periodo de Revolvencia, junto con sus Garantías, Cobros, y todos los intereses y demás accesorios que, en su caso, se generen sobre los mismos, se encuentran libres de todo gravamen o limitación de dominio, y

13.	Los Derechos al Cobro Comercializadora que se cedan al Cesionario durante el Periodo de Revolvencia, provienen de operaciones legítimas de comercialización de sus productos y servicios.

D.    Declaraciones del Cesionario. El Cesionario declara que:

1.
Es una Institución de Banca Múltiple, debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, con facultades suficientes para celebrar el presente Contrato y obligarse conforme a sus términos;

2.
Sus representantes cuentan con facultades suficientes para celebrar el presente Contrato en su nombre y representación y obligarla en sus términos, según consta en la escritura pública No. 47,614 (cuarenta y siete mil seiscientos catorce), de fecha 22 de noviembre de 2004, otorgada ante la

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fe del licenciado Roberto Courtade Bevilacqua, Notario Público No. 132 del Distrito Federal, pendiente de inscripción en el Registro Público de Comercio por lo reciente de su otorgamiento, copia de la cual se anexa al presente como Anexo “G”, facultades que no les han sido revocadas, modificadas o limitadas a esta fecha, y

3.
La celebración del presente Contrato y el cumplimiento por su parte de las obligaciones contenidas en el mismo está expresamente prevista en el Contrato del Fideicomiso, y no contraviene su objeto social ni la legislación aplicable, ni los contratos o compromisos de los que es parte.

En virtud de lo anterior, las partes convienen en las siguientes:

CLÁUSULAS

Cláusula 1.    Definición de Términos.   Los términos que se utilizan en el presente Contrato y que se relacionan a continuación, tendrán los significados siguientes:

“Sesión del Comité Técnico Inicial”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Administrador”, significa ABN AMRO Bank (México), S.A., Institución de Banca Múltiple o cualquier otra Persona con quien se celebre cualquier Contrato de Servicios.

“Administrador Maestro”, significa Finacity, en carácter de comisionista y administrador de los Derechos al Cobro conforme a lo que se establece en el Contrato de Administración y los Contratos Maestros de Servicios.

“Administrador Sustituto”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Afiliada”, significa con respecto a cualquier Persona, cualquier otra Persona que, directa o indirectamente la Controle, sea Controlada por ella, o que junto con la primera Persona mencionada se encuentre bajo el Control común de un tercero.

“Aforo”, significa en cualquier fecha, el resultado de dividir (i) el Saldo Neto Total más todas las cantidades que en esa fecha se encuentren depositadas en las Cuentas y Fondos del Fideicomiso, excepto las cantidades depositadas en la Cuenta de la Garantía, entre (ii) el saldo insoluto de principal de los Certificados Bursátiles Preferentes, más las Reservas Requeridas.

10.

“Agencias Calificadoras”, significa Moody’s de México, S.A. de C.V. y Standard & Poor’s, S.A. de C.V., sus subsidiarias o las entidades que las sustituyan en México.

“Álcali”, tiene el significado que a dicho término se atribuye en el proemio de este Contrato.

“Calificaciones”, significa las calificaciones que otorguen las Agencias Calificadoras a los Certificados Bursátiles Preferentes.

“Causa de Incumplimiento”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Cedentes”, tiene el significado que a dicho término se atribuye en el proemio de este Contrato.

“Certificados”, significa conjuntamente los Certificados Bursátiles Preferentes y los Certificados Subordinados.

“Certificados Bursátiles Preferentes”, significa los títulos de crédito por la cantidad total de $550,000,000 (Quinientos Cincuenta Millones de Pesos 00/100) al momento de su Emisión, que serán emitidos por el Fiduciario de conformidad con lo que se establece en el Contrato de Fideicomiso.

“Certificados Subordinados”, significa los certificados por la cantidad total de US$19,000,000 (Diecinueve Millones de Dólares 00/100) al momento de su Emisión, distintos a los Certificados Bursátiles Preferentes, que el Fiduciario emitirá de conformidad con lo que se establece en el Contrato de Fideicomiso.

“Cesionario”, tiene el significado que a dicho término se atribuye en el proemio de este Contrato.

“Clientes”, significa toda persona que presente una Orden de Compra a cualquiera de los Cedentes para la compra de productos dentro del territorio mexicano.

“Cobranzas Asumidas”, tiene el significado que se atribuye a dicho término en el inciso A de la Cláusula 5 del presente Contrato.

“Cobros”, significa cualquier pago recibido en relación con los Derechos al Cobro, incluyendo cualquier Cobranza Asumida, a partir de la fecha en la que dichos Derechos al Cobro sean transferidos al Patrimonio del Fideicomiso en términos del presente Contrato.

11.

“Comercializadora”, tiene el significado que se le atribuye a dicho término en el proemio de este Contrato.

“Comité Técnico”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Componente de Volatilidad de Dilución”, significa el resultado (expresado en porcentaje) de la siguiente fórmula:

CVD = (RDA-RDP)  (RDA/RDP)

Donde:

CVD = Componente de Volatilidad de Dilución

RDA = la Razón de Dilución mas alta en los últimos 12 (doce) Periodos de Cálculo

RDP = Razón de Dilución Promedio

“Contraprestación”, significa con respecto a cualquier adquisición de un Derecho al Cobro, la cantidad que se mencione en cada una de las Listas Diarias que los Cedentes o el Administrador Maestro entregarán al Cesionario, de conformidad con lo que se establece en la Cláusula 3 de este Contrato, en el entendido de que la cantidad total no podrá exceder de la cantidad disponible para adquisiciones de Derechos al Cobro conforme a lo que se establece en el inciso D de la Cláusula 4.

“Contraprestaciones de los Administradores”, significa el total de honorarios, gastos y demás cantidades que tendrán derecho a recibir el Administrador Maestro, el Administrador y el Sub-Administrador, o el Administrador Maestro Sustituto, el Administrador Sustituto y el Sub-Administrador Sustituto, según sea el caso, conforme a lo que al efecto se establezca en el Contrato de Administración y en los Contratos Maestros de Servicios, los Contratos de Servicios y los Sub-Contratos de Servicios.

“Contrato”, significa el presente Contrato de Cesión de Derechos al Cobro y todos sus anexos.

“Contrato de Administración”, significa el contrato de prestación de servicios de administración (Bond Administration Agreement) que el Cesionario y todos los Cedentes celebrarán con el Administrador Maestro por medio del cual el Administrador Maestro se encargará, entre otras cosas, de prestar servicios de administración y de preparar y presentar información tanto a los Cedentes como al Cesionario, a las Agencias Calificadoras y al

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 Representante Común incluyendo, de manera enunciativa más no limitativa, los Reportes del Administrador Maestro, o bien cualquier otro contrato con el mismo objeto que los Cedentes y el Cesionario celebren con un Administrador Sustituto.

“Contrato de Fideicomiso”, significa el Contrato de Fideicomiso Irrevocable de Emisión, Administración y Pago identificado con el número F/250, celebrado con esta misma fecha, por Covisa, Álcali y Comercializadora como Fideicomitentes, ABN Amro Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria, en carácter de Fiduciario, y Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, en carácter de representante común de los tenedores de los Certificados Bursátiles Preferentes.

“Contrato de Servicios Álcali”, significa el contrato (Servicer Agreement) que celebrarán Álcali, el Fiduciario y Finacity o cualquier Administrador Maestro Sustituto con el Administrador de conformidad con lo que se establece en el Contrato Maestro de Servicios Álcali, mediante el que el Administrador se encargará de ciertas actividades de administración y cobranza de los Derechos al Cobro Álcali.

“Contrato de Servicios Comercializadora”, significa el contrato de servicios (Servicer Agreement) que celebrarán Comercializadora, el Fiduciario y Finacity o cualquier Administrador Maestro Sustituto con el Administrador de conformidad con lo que se establece en el Contrato Maestro de Servicios Comercializadora, mediante el que el Administrador se encargará de ciertas actividades de administración y cobranza de los Derechos al Cobro Comercializadora.

“Contrato de Servicios Covisa”, significa el contrato de servicios (Servicer Agreement) que celebrarán Covisa, el Fiduciario y Finacity o cualquier Administrador Maestro Sustituto con el Administrador de conformidad con lo que se establece en el Contrato Maestro de Servicios Covisa, mediante el que el Administrador se encargará de ciertas actividades de administración y cobranza de los Derechos al Cobro Covisa.

“Contrato Maestro de Servicios Álcali”, significa el contrato maestro de prestación de servicios de administración de derechos al cobro (Master Servicing Agreement) que el Fiduciario celebrará con Finacity y Álcali, por medio del cual Finacity, en calidad de comisionista, se encargará, directa o indirectamente a través del Sub-Contrato de Servicios, entre otras cosas, de la administración y cobranza de los Derechos al Cobro Álcali y de preparar y presentar información tanto a los Fideicomitentes como al Fiduciario, a las Agencias Calificadoras y al Representante Común, o bien cualquier otro contrato de prestación de servicios

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con el mismo objeto que el Fiduciario y Álcali celebren con un Administrador Maestro Sustituto.

“Contrato Maestro de Servicios Comercializadora”, significa el contrato maestro de prestación de servicios de administración de derechos al cobro (Master Servicing Agreement) que el Fiduciario celebrará con Finacity y Comercializadora, por medio del cual Finacity, en calidad de comisionista, se encargará, directa o indirectamente a través del Sub-Contrato de Servicios, entre otras cosas, de la administración y cobranza de los Derechos al Cobro Comercializadora y de preparar y presentar información tanto a los Fideicomitentes como al Fiduciario, a las Agencias Calificadoras y al Representante Común, o bien cualquier otro contrato de prestación de servicios con el mismo objeto que el Fiduciario y Comercializadora celebren con un Administrador Maestro Sustituto.

“Contrato Maestro de Servicios Covisa”, significa el contrato maestro de prestación de servicios de administración de derechos al cobro (Master Servicing Agreement) que el Fiduciario celebrará con Finacity y Covisa, por medio del cual Finacity, en calidad de comisionista, se encargará, directa o indirectamente a través del Sub-Contrato de Servicios, entre otras cosas, de la administración y cobranza de los Derechos al Cobro Covisa y de preparar y presentar información tanto a los Fideicomitentes como al Fiduciario, a las Agencias Calificadoras y al Representante Común, o bien cualquier otro contrato de prestación de servicios con el mismo objeto que el Fiduciario y Covisa celebren con un Administrador Maestro Sustituto.

“Contratos de Colocación”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Contratos de la Operación”, significa conjuntamente el presente Contrato, el Contrato de Fideicomiso, el Contrato de Administración, los Contratos Maestros de Servicios, los Contratos de Servicios, los Sub-Contratos de Servicios y los Contratos de Colocación.

“Contratos Maestros de Servicios”, significa conjuntamente el Contrato Maestro de Servicios Álcali, el Contrato Maestro de Servicios Covisa y el Contrato Maestro de Servicios Comercializadora.

“Contratos de Servicios”, significa conjuntamente el Contrato de Servicios Álcali, el Contrato de Servicios Covisa y el Contrato de Servicios Comercializadora.

“Control”, significa la facultad para dirigir la administración o las políticas de cualquier Persona, ya sea a

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través de la propiedad de acciones o partes sociales con derecho a voto, mediante contrato o de cualquier otra manera.

“Costo Parcial de Intereses” significa (i) el resultado de dividir la suma de intereses que deban ser pagados conforme a los Certificados Bursátiles Preferentes en la fecha de pago de intereses siguiente a la fecha en la que se hagan las determinaciones a que se refiere el párrafo 1 del inciso A de la Cláusula 5 entre 28 (veintiocho), (ii) multiplicado por 10 (diez).

“Covisa”, tiene el significado que a dicho término se atribuye en el proemio de este Contrato.

“Cuenta de Ingresos”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Cuenta de la Garantía”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Cuentas de Cobranza”, significa las Cuentas de Cobranza Álcali, las Cuentas de Cobranza Covisa y las Cuentas de Cobranza Comercializadora.

“Cuentas de Cobranza Álcali”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Cuentas de Cobranza Comercializadora”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Cuentas de Cobranza Covisa”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Cuentas y Fondos del Fideicomiso”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Derechos al Cobro”, significa conjuntamente los Derechos al Cobro Álcali, los Derechos al Cobro Covisa y los Derechos al Cobro Comercializadora (ya sea que se trate de Derechos Elegibles, Derechos No Elegibles, o ambos).

“Derechos al Cobro Álcali”, significa los derechos para cobrar, reclamar, demandar, recaudar y recibir todas y cada una de las cantidades que se derivan de las facturas emitidas por Álcali o en su nombre y representación, que amparen productos enviados o servicios prestados a los Clientes como resultado de Ordenes de Compra presentadas por los Clientes y aceptadas por Álcali, ya sea que dichos derechos al cobro se encuentren documentados, además de las facturas, por Órdenes de Compra, o cualesquier documentos, tales como contratos de compraventa,

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títulos de crédito que amparen la entrega o el pago de mercancías, comprobantes de embarque o entrega de mercancías, comprobantes de recepción de mercancías o cualquier otro.

“Derechos al Cobro Cancelados”, significa cualquier Derecho al Cobro que haya sido o, de acuerdo con las Políticas de Crédito y Cobranza, deba ser cancelado o clasificado como incobrable.

“Derechos al Cobro Cedidos”, significa los Derechos al Cobro que en cualquier momento sean cedidos por los Cedentes al Cesionario conforme a lo establecido en este Contrato.

“Derechos al Cobro Comercializadora”, significa los derechos para cobrar, reclamar, demandar, recaudar y recibir todas y cada una de las cantidades que se derivan de las facturas emitidas por Comercializadora o en su nombre y representación, que amparen productos enviados o servicios prestados a los Clientes como resultado de Órdenes de Compra presentadas por los Clientes y aceptadas por Comercializadora, ya sea que dichos derechos al cobro se encuentren documentados, además de las facturas, por Ordenes de Compra o cualesquier otros documentos, tales como contratos de compraventa, títulos de crédito que amparen el pago de mercancías, comprobantes de embarque o entrega de mercancías, comprobantes de recepción de mercancías o cualquier otro documento.

“Derechos al Cobro Covisa”, significa los derechos para cobrar, reclamar, demandar, recaudar y recibir todas y cada una de las cantidades que se derivan de las facturas emitidas por Covisa o en su nombre y representación, que amparen productos terminados producidos y enviados o servicios prestados a los Clientes como resultado de Órdenes de Compra presentadas por los Clientes y aceptadas por Covisa, ya sea que dichos derechos al cobro se encuentren documentados, además de las facturas, por Ordenes de Compra o cualesquier otros documentos, tales como contratos de compraventa, títulos de crédito que amparen el pago de mercancías, comprobantes de embarque o entrega de mercancías, comprobantes de recepción de mercancías o cualquier otro documento.

“Derechos al Cobro Vencidos”, significa aquellos Derechos Elegibles que no hayan sido pagados después de transcurridos 90 (noventa) días naturales siguientes a la fecha de su vencimiento.

“Derechos Elegibles”, significa conjuntamente los Derechos Elegibles Álcali, los Derechos Elegibles Covisa y los Derechos Elegibles Comercializadora.

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“Derechos Elegibles Álcali”, significa los Derechos al Cobro Álcali que reúnan los Requisitos de Elegibilidad de conformidad con lo que se establece en el presente Contrato.

“Derechos Elegibles Cedidos”, significa los Derechos Elegibles que sean transmitidos por los Cedentes al Cesionario conforme a lo establecido en este Contrato.

“Derechos Elegibles Comercializadora”, significa los Derechos al Cobro Comercializadora que reúnan los Requisitos de Elegibilidad de conformidad con lo que se establece en este Contrato.

“Derechos Elegibles Covisa”, significa los Derechos al Cobro Covisa que reúnan los Requisitos de Elegibilidad de conformidad con lo que se establece en este Contrato.

“Derechos No Elegibles”, significa conjuntamente los Derechos No Elegibles Covisa, los Derechos No Elegibles Álcali y los Derechos No Elegibles Comercializadora.

“Derechos No Elegibles Álcali”, significa los Derechos al Cobro Álcali que no reúnan los Requisitos de Elegibilidad de conformidad con lo que se establece en este Contrato.

“Derechos No Elegibles Cedidos”, significa los Derechos No Elegibles que sean transmitidos por los Cedentes al Cesionario conforme a lo establecido en el presente Contrato.

“Derechos No Elegibles Comercializadora”, significa los Derechos al Cobro Comercializadora que no reúnan los Requisitos de Elegibilidad de conformidad con lo que se establece en este Contrato.

“Derechos No Elegibles Covisa”, significa los Derechos al Cobro Covisa que no reúnan los Requisitos de Elegibilidad de conformidad con lo que se establece en este Contrato.

“Deudor”, significa un Cliente o cualquier otra Persona que se encuentre obligada a pagar el precio pactado y a cumplir con las demás obligaciones relacionadas con un Derecho al Cobro.

“Día Hábil”, significa cualquier día del año, excepto sábados o domingos, en el cual las instituciones de crédito en México estén abiertas al público para efectuar operaciones bancarias.

“Dilución”, significa el hecho de que el saldo insoluto de cualquiera de los Derechos Elegibles Cedidos se vea reducido como consecuencia de descuentos, devoluciones, compensaciones,

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rebajas, reembolsos, inexistencia, invalidez, prescripción, inexigibilidad o cualquier otro evento que implique que la contraprestación pagada por los Derechos al Cobro de que se trate sea menor al valor de dichos Derechos al Cobro (excepto por aquellos descuentos u otras reducciones acordadas que resulten aplicables de conformidad con lo que se establezca en la documentación de dichos Derechos al Cobro), según lo determine el Administrador Maestro conforme al Contrato de Administración.

“Emisión”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Evento de Amortización Anticipada”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Evento de Terminación Anticipada”, significa cualquiera de los supuestos referidos en la Cláusula 8 del presente Contrato.

“Fecha de Amortización”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Fecha de Conciliación”, significa el segundo Día Hábil después de cada Fecha de Reporte Mensual.

“Fecha de Corte”, significa el último día de un Periodo de Cálculo.

“Fecha de la Emisión”, tiene el significado que se atribuye a dicho termino en el Contrato de Fideicomiso.

“Fecha de Pago a Cedentes”, significa cada Día Hábil durante la vigencia de este Contrato.

“Fecha de Reporte Mensual”, significa el 20° (vigésimo) día de cada mes, en el entendido de que en caso de que dicha fecha no sea Día Hábil, la “Fecha de Reporte Mensual” será el Día Hábil inmediato siguiente.

“Fecha de Terminación”, significa la fecha de vencimiento de los Certificados (ya sea su vencimiento programado o por virtud de un vencimiento anticipado), o la fecha de terminación que se determine de conformidad con la Cláusula 8 del presente Contrato.

“Fecha Esperada de Prepago”, tiene el significado que se atribuye en dicho término en el Contrato de Fideicomiso.

“Fideicomiso”, significa el fideicomiso irrevocable de emisión, administración y pago que se constituye de conformidad con el Contrato de Fideicomiso.

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“Fiduciario”, significa ABN Amro Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria, en carácter de fiduciario del Fideicomiso, o cualquier entidad que lo sustituya de conformidad con lo que dispone el Contrato de Fideicomiso.

“Finacity”, significa Finacity Corporation, una sociedad constituida y existente de conformidad con las leyes del Estado de Delaware, Estados Unidos de América.

“Garantías”, significa cualquier fianza, prenda, hipoteca, fideicomiso, carta de crédito u otro gravamen o garantía constituida con el fin de garantizar el pago de cualquier Derecho al Cobro.

“Gastos de Mantenimiento de la Emisión” tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Horizonte de Dilución”, significa un Periodo de Cálculo.

“Horizonte de Pérdida”, significa 4 (cuatro) Periodos de Cálculo, o cualquier otro número de Periodos de Cálculo que las Agencias Calificadoras soliciten por escrito al Administrador Maestro, con copia al Cesionario y a los Cedentes.

“Impuestos”, significa cualesquier impuestos, tributos, contribuciones, derechos, cargas, deducciones o retenciones de cualquier naturaleza que se impongan o se graven en cualquier tiempo por cualquier autoridad.

“IVA”, significa el impuesto al valor agregado que corresponda a las cantidades derivadas de los Derechos Cedidos.

“Límite de Concentración por Cliente”, significa, en cualquier fecha, el porcentaje que represente el Saldo Pendiente de los Derechos Elegibles Cedidos pagaderos por un mismo Deudor o sus Afiliadas, en su caso, con respecto al total de los Derechos al Cobro Cedidos, en el entendido de que dicho Saldo Pendiente no deberá exceder del 3% (tres por ciento) del total de los Derechos al Cobro Cedidos, o de cualquier otro porcentaje superior que respecto a un Cliente en particular o a todos ellos determinen por escrito tanto el Administrador Maestro como las Agencias Calificadoras y que el Administrador Maestro comunique por escrito al Cesionario y a los Cedentes. El Anexo “K” contiene una lista de los Limites de Concentración por Cliente superiores a dicho 3% aplicables a Clientes específicos en la fecha de firma del presente Contrato.

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“Lista Diaria”, tiene el significado que se atribuye a dicho término en el párrafo 2 del inciso E de la Cláusula 3 de este Contrato.

“Margen”, significa el número de puntos base sobre la TIIE que generarán los Certificados Bursátiles Preferentes como intereses ordinarios de acuerdo con la Sesión del Comité Técnico Inicial y los Títulos Preferentes.

“Orden de Compra”, significa cualquier pedido, contrato u otro documento del cual deriva un Derecho al Cobro.

“Patrimonio del Fideicomiso”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“PCGA”, significa los principios de contabilidad generalmente aceptados en México, consistentemente aplicados.

“Periodo de Cálculo”, significa un mes de calendario.

“Periodo de Conciliación”, significa el Periodo de Cálculo inmediato anterior.

“Periodo de Revolvencia”, tiene el significado que se le atribuye a dicho término en el Contrato de Fideicomiso.

“Persona”, significa cualquier persona física o moral, sociedad civil o mercantil, asociación, asociación en participación, fideicomiso, gobierno o agencia gubernamental o cualquier otra entidad.

“Peso” y el símbolo “$”, significa la moneda de curso legal en los Estados Unidos Mexicanos.

“Políticas de Crédito y Cobranza”, tiene el significado que se atribuye a dicho termino en el Contrato de Administración.

“Razón de Dilución”, significa, en cada Fecha de Corte, la proporción (expresada en porcentaje) que resulte de la siguiente fórmula:

RD = DSO
    SODE

Donde:

RD=    Razón de Dilución.

DSO=     el monto total de las disminuciones en los Saldos Originales como resultado de Diluciones a Derechos

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         Elegibles Cedidos, en el Periodo de Cálculo que termine en dicha Fecha de Corte.

SODE=    el total de los Saldos Originales de todos los Derechos Elegibles Cedidos, durante el Periodo de Cálculo anterior al Periodo de Cálculo que termine con dicha Fecha de Corte.

“Razón de Dilución Promedio”, significa, en cualquier momento, el promedio de la Razón de Dilución de los últimos 12 (doce) Periodos de Cálculo.

“Razón de Horizonte de Dilución”, significa en cada Fecha de Corte, la proporción (expresada en decimales) que resulte de la siguiente fórmula:

RHD = SODE
    SNT

Donde:

RHD =     Razón de Horizonte de Dilución.

SODE =   el total de los Saldos Originales de los Derechos Elegibles que hayan sido cedidos al Cesionario durante el Periodo de Cálculo que termine en dicha Fecha de Corte.

SNT =    el Saldo Neto Total en dicha Fecha de Corte.

“Razón de Horizonte de Incumplimiento”, significa en cualquier Fecha de Corte, la proporción expresada en decimales que resulte de la siguiente fórmula:

RHI = SODE
   SNT

Donde:

RHI =   Razón de Horizonte de Incumplimiento.

SODE =   el total de los Saldos Originales de los Derechos Elegibles Cedidos durante los últimos 4 (cuatro) Periodos de Cálculo que terminen en dicha Fecha de Corte.

SNT =    el Saldo Neto Total.

“Razón de Incumplimiento”, significa, en cualquier Fecha de Corte, la proporción (expresada como porcentaje) que resulte de la siguiente fórmula:

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RI = DEV + CDE
SODE

Donde:

RI =	Razón de Incumplimiento.

DEV =
el Saldo Pendiente total de aquellos Derechos Elegibles que cumplían con los Requisitos de Elegibilidad cuando fueron cedidos, pero que no hubieren sido pagados en dicha Fecha de Corte y que hubieren vencido entre 91 (noventa y un) y 120 (ciento veinte) días antes de dicha fecha.

CDE =	cualquier Derecho Elegible Cancelado durante dicho Periodo de Cálculo de entre aquellos Derechos Elegibles Cedidos que hubieren vencido menos de 91 (noventa y un) días antes de dicha Fecha de Corte.

SODE =
el total de los Saldos Originales de Derechos Elegibles Cedidos en el Periodo de Cálculo que haya terminado 4 (cuatro) meses antes del Periodo de Cálculo que termine en la Fecha de Corte correspondiente.

“Razón de Incumplimiento Promedio”, significa, en cualquier fecha, el promedio de la Razón de Incumplimiento de los últimos 3 (tres) Periodos de Cálculo.

“Reportes del Administrador Maestro”, significa los Reportes Diarios y los Reportes Mensuales que el Administrador Maestro deberá proporcionar conforme a lo que se establezca en el Contrato de Administración.

“Reporte Mensual”, tiene el significado que se atribuye a dicho término en el Contrato de Administración.

“Reporte Diario”, tiene el significado que se atribuye a dicho término en el Contrato de Administración.

“Representante Común”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Requisitos de Elegibilidad”, significa aquellos requisitos que deberán reunir los Derechos al Cobro para considerarse como Derechos Elegibles conforme a la Cláusula 2 de este Contrato.

“Reserva de Dilución”, significa para cada Periodo de Cálculo, la cantidad (expresada como porcentaje) que resulte de la siguiente fórmula:

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RD = ((2.5 x RAP) + CDV) x RHD

Donde:

RD =	Reserva de Dilución

RAP =	la Razón de Dilución Promedio en la Fecha de Corte correspondiente.

CDV =	el Componente de Volatilidad de Dilución en dicha Fecha de Corte.

RHD =	la Razón de Horizonte de Dilución en la Fecha de Corte que corresponda.

“Reserva de Rendimiento”, significa en cualquier fecha, el resultado de la siguiente fórmula:

RDR = ((1.5 x TIIE) + M) x HP  x SPC
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Donde:

RDR =	Reserva de Rendimiento.

TIIE =	TIIE aplicable en la Fecha de Corte en la que termine el Periodo de Cálculo inmediato anterior.

M =	Margen.

HP =	un número de meses igual al Horizonte de Pérdida.

SPC =	saldo insoluto de principal de los Certificados Bursátiles Preferentes en dicha fecha.

 “Reserva Mínima Requerida”, significa el 16.24% (dieciséis punto veinticuatro por ciento), o cualquier otro porcentaje que determinen de mutuo acuerdo por escrito el Administrador Maestro y las Agencias Calificadoras.

“Reserva para Gastos de Mantenimiento”, significa en cualquier Periodo de Cálculo, la cantidad de los Gastos de Mantenimiento de la Emisión que deban pagarse dentro de los siguientes 4 (cuatro) meses.

“Reserva para Pérdidas”, significa en cada Periodo de Cálculo, el resultado, expresado como porcentaje, de la siguiente fórmula:

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RPP = 2.5 x RIP x RHI

Donde:

RPP =	Reserva para Pérdidas.

RIP =	la Razón de Incumplimiento Promedio más alta de los últimos 12 (doce) Periodos de Cálculo.

RHI =	la Razón de Horizonte de Incumplimiento a la Fecha de Corte en la que termine el Periodo de Cálculo.

“Reservas Requeridas”, significa, en cualquier día durante un Periodo de Cálculo, la Reserva de Rendimiento, más la Reserva para Gastos de Mantenimiento, más el producto de multiplicar (x) el Saldo Neto Total a la Fecha de Corte anterior a dicho Periodo de Cálculo, por (y) lo que resulte mayor entre (i) la Reserva Mínima Requerida, y (ii) la suma de la Reserva de Dilución más la Reserva para Pérdidas.

“Saldo Neto Total”, significa el Saldo Pendiente de todos los Derechos Elegibles Cedidos en una fecha determinada, menos (i) la suma de los saldos positivos que en su caso resulten de sustraer el Límite de Concentración por Cliente de cada uno de los Deudores al Saldo Pendiente en dicha fecha de todos los Derechos Elegibles Cedidos, y (ii) las cantidades en efectivo recibidas hasta dicha fecha en el Patrimonio del Fideicomiso, provenientes de pagos hechos por los Deudores, que aún no hubieren sido asignados a un Derecho Elegible Cedido en particular (excepto aquellas cantidades provenientes del pago de Derechos No Elegibles Cedidos) o notas de crédito expedidas a favor de Clientes que aún no hubieren sido aplicadas a un Derecho Elegible Cedido en particular.

“Saldo Original”, significa la cantidad pagadera de cada Derecho Elegible Cedido en la fecha en la que dicho Derecho Elegible se originó, menos cualquier descuento o reducción acordada que resulte aplicable de conformidad con lo que se establezca en la documentación de dicho Derecho Elegible Cedido.

“Saldo Pendiente”, significa el Saldo Original de cada Derecho Elegible Cedido, menos cualquier pago recibido por dicho Derecho Elegible Cedido menos cualquier Dilución del mismo, menos cualquier descuento acordado que resulte aplicable de conformidad con lo que se establezca en la documentación de dicho Derecho Elegible Cedido.

“Sub-Administrador”, significa TECC o cualquier otra Persona con quien se celebre cualquier Sub-Contrato de Servicios.

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“Sub-Administrador Sustituto”, significa cualquier Persona que cuente con la experiencia y capacidad operativa necesaria para celebrar un Sub-Contrato de Servicios en caso de sustitución del Sub-Administrador.

“Sub-Contrato de Servicios Álcali”, significa el sub-contrato de servicios (Sub-Servicer Agreement) que celebrarán Álcali, el Fiduciario y el Administrador o cualquier Administrador Sustituto con el Sub-Administrador de conformidad con lo que se establece en el Contrato de Servicios Álcali, mediante el que el Sub-Administrador se encargará de ciertas actividades de administración y cobranza de los Derechos al Cobro Álcali.

“Sub-Contrato de Servicios Comercializadora”, significa el sub-contrato de servicios (Sub-Servicer Agreement) que celebrarán Comercializadora, el Fiduciario y el Administrador o cualquier Administrador Sustituto con el Sub-Administrador de conformidad con lo que se establece en el Contrato de Servicios Comercializadora, mediante el que el Sub-Administrador se encargará de ciertas actividades de administración y cobranza de los Derechos al Cobro Comercializadora.

“Sub-Contrato de Servicios Covisa”, significa el sub-contrato de servicios (Sub-Servicer Agreement) que celebrarán Covisa, el Fiduciario y el Administrador o cualquier Administrador Sustituto con el Sub-Administrador de conformidad con lo que se establece en el Contrato de Servicios Covisa, mediante el que el Sub-Administrador se encargará de ciertas actividades de administración y cobranza de los Derechos al Cobro Covisa.

“Sub-Contratos de Servicios”, significa conjuntamente el Sub-Contrato de Servicios Álcali, el Sub-Contrato de Servicios Covisa y el Sub-Contrato de Servicios Comercializadora.

“TIIE”, significa una tasa de interés anualizada con base en la tasa interbancaria de equilibrio a plazo de 28 (veintiocho) días que publica el Banco de México, o cualquier otra tasa de interés que la sustituya.

“Tenedores Preferentes”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Tenedores Subordinados”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

“Título Preferente”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

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“Título Subordinado”, tiene el significado que se atribuye a dicho término en el Contrato de Fideicomiso.

Los significados atribuidos a los términos antes mencionados, serán igualmente aplicables cuando dichos términos se usen en singular, plural o en cualquier otra derivación o conjugación de los mismos. A menos que el presente Contrato indique lo contrario, las palabras “aquí”, “en el presente” u otras frases similares se refieren a este Contrato en su totalidad y no a una cláusula o inciso en particular.
Cláusula 2.    Requisitos de Elegibilidad.

A.    Dictamen del Administrador Maestro. De acuerdo con lo establecido en el Contrato de Administración, el Administrador Maestro determinará cuales Derechos al Cobro reúnen los Requisitos de Elegibilidad que se establecen en el inciso B de esta Cláusula 2.

B.    Requisitos de Elegibilidad. Para que cualquier Derecho al Cobro pueda ser considerado como un Derecho Elegible conforme a este Contrato, dicho Derecho al Cobro deberá cumplir los Requisitos de Elegibilidad que se establecen a continuación:

1.	Que no se trate de un Derecho al Cobro Cancelado o de un Derecho al Cobro Vencido o de un Derecho al Cobro cuyo Deudor sea Deudor de Derechos al Cobro Vencidos;

2.	Que dicho Derecho al Cobro haya sido generado en el curso normal de los negocios del Cedente de que se trate;

3.	Que no se trate de un crédito por ventas de productos a una Afiliada de cualquiera de los Cedentes;

4.	Que el Deudor respectivo no sea un gobierno o una entidad gubernamental;

5.	Que trate de obligaciones de pago válidas y exigibles en contra del Deudor respectivo;

6.	Que el Deudor respectivo haya recibido del Cedente de que se trate notificación de la cesión e instrucciones para realizar pagos en la Cuenta de Ingresos del Fideicomiso;

7.	(i) Que su plazo de pago original no exceda de 120 (ciento veinte) días naturales a partir de la fecha en la que hubieren sido generados, y que el plazo de pago

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pendiente de transcurrir en la fecha en que dicho Derecho al Cobro sea transmitido al Cesionario no sea superior a 60 (sesenta) días naturales, a menos de que el Administrador Maestro acuerde lo contrario antes de la cesión de los Derechos al Cobro de que se trate, y (ii) que dicho Derecho al Cobro venza y sea exigible antes de la Fecha de Amortización; en el entendido, sin embargo, de que el valor en Pesos del total de los Derechos al Cobro con plazos de pago pendientes de transcurrir superiores a 60 (sesenta) días naturales a partir de la fecha en que dichos Derechos al Cobro sean transmitidos al Cesionario con el acuerdo del Administrador Maestro conforme al sub-párrafo (i) anterior no deberá exceder del 5% (cinco porciento) del valor en Pesos del total de los Derechos Elegibles Cedidos en la fecha en la que se haga la determinación, a menos que se cuente con la aprobación del Comité Técnico Permanente, y en el entendido, además, de que una vez que el plazo de pago pendiente de transcurrir de dichos Derechos al Cobro sea igual o menor a 60 (sesenta) días naturales, dichos Derechos al Cobro no serán tomados en cuenta para el cálculo del límite de 5% mencionado arriba.

8.
Que los derechos del Cedente sobre el Derecho al Cobro de que se trate se encuentren libres de cualquier gravamen, y que en la fecha en que sea cedido conforme a este Contrato, el Deudor correspondiente no tenga derecho a compensación o reclamación alguna, con excepción de descuentos acordados o reclamaciones por incumplimiento de garantías pactadas conforme a la Orden de Compra, en el entendido, sin embargo, de que: (a) si la reclamación, demanda, compensación o acción legal de que se trate únicamente afecta una porción del Saldo Pendiente del Derecho al Cobro correspondiente, entonces se considerará que la porción no afectada de dicho Derecho al Cobro reúne los Requisitos de Elegibilidad conforme a este Contrato, y (b) los Derechos al Cobro a cargo de un Deudor que a su vez tenga cuentas por cobrar en contra del Cesionario respectivo, cumplirán los Requisitos de Elegibilidad conforme a este Contrato, siempre y cuando el Deudor firme un convenio en términos razonablemente aceptables para el Cesionario, conforme al cual dicho Deudor renuncie a su derecho a exigir la compensación de las cantidades que el Cedente le adeude contra las cantidades adeudadas conforme al Derecho de Cobro;

9.	Que dicho Derecho al Cobro se encuentre en vigor y constituya una obligación válida del Deudor respectivo,

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exigible en contra de dicho Deudor, de conformidad con sus términos y condiciones;

10.	Que el Derecho al Cobro y la Orden de Compra de la cual derive, no violen disposición legal aplicable alguna;

11.	Que dicho Derecho al Cobro se haya generado de acuerdo a los requisitos aplicables conforme a las Políticas de Crédito y Cobranza;

12.	Que el Cedente respectivo haya cumplido con sus principales obligaciones de conformidad con la Orden de Compra respectiva;

13.	Que no haya incumplimiento de importancia en las declaraciones pactadas en la Orden de Compra respectiva;

14.	Que no sea necesario el consentimiento del Deudor respectivo para ceder el Derecho al Cobro conforme a este Contrato;

15.
Que el Cedente respectivo sea legítimo titular de dicho Derecho al Cobro y que al cederlo al Cesionario, éste último adquiera todos los derechos sobre el mismo libres de gravámenes y reclamaciones, salvo por lo establecido en el párrafo 8 anterior;

16.	Que el total de los Derechos Elegibles Cedidos denominados en Dólares no exceda del 4% (cuatro por ciento) del total de los Derechos al Cobro Cedidos;

17.	Que dicho Derecho al Cobro cumpla con los demás requisitos que resulten aplicables de acuerdo a lo convenido por las partes conforme a este Contrato, y

18.
Por lo que se refiere a los Derechos al Cobro Álcali y los Derechos al Cobro Comercializadora, que el total de los Derechos Elegibles Álcali y los Derechos Elegibles Comercializadora cedidos no exceda conjuntamente del 23% (veintitrés por ciento) del total de Derechos al Cobro Cedidos.

Cláusula 3.    Cesión de Derechos al Cobro.

A.    Cesión. De conformidad con lo establecido en los artículos 389, 390, 391 y demás aplicables del Código de Comercio y en los artículos 2029, 2032, 2033, 2046 y demás aplicables del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles para los estados de

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 la República Mexicana, y de conformidad con lo que se establece en la Cláusula 2 del Contrato de Fideicomiso, los Cedentes ceden en favor del Cesionario, y el Cesionario acepta la cesión de todos los Derechos al Cobro que existan o se generen a partir del 31 de marzo de 2005, como resultado de Ordenes de Compra de bienes o servicios dentro del territorio nacional presentadas por cada uno de los Clientes de los Cedentes, excepto sus Afiliadas. Los Cedentes en este acto entregan al Cesionario una lista de los Clientes cuyos Derechos al Cobro son motivo de la cesión a que se refiere el presente Contrato (sin perjuicio de que en el futuro podrán cederse Derechos al Cobro de nuevos Clientes que, en su caso, se incluyan en Listas Diarias y que reciban notificación de la cesión de conformidad con lo que se establece en el presente Contrato). La cesión de dichos Derechos al Cobro comprende todo cuanto de hecho y por derecho les corresponda, sin reserva ni limitación alguna, incluyendo las Garantías, los Cobros, así como todos los intereses y demás accesorios generados, en su caso, o que se generen sobre dichos Derechos al Cobro, a partir de la fecha señalada, en el entendido de que la cesión no comprende las obligaciones de los Cedentes relacionadas con dichos Derechos al Cobro. El Cesionario ratifica su aceptación a dichas cesiones para los fines y efectos del presente Contrato. Los Derechos al Cobro de cada uno de dichos Clientes serán individualmente identificados en las Listas Diarias, de conformidad con lo que se establece en el inciso B de ésta Cláusula 3.

B.    Identificaciones de Derechos al Cobro Cedidos. Los Cedentes ceden en favor del Cesionario, y el Cesionario acepta la cesión de los Derechos al Cobro que se identifiquen en las Listas Diarias, con todo cuanto de hecho y por derecho les corresponda, sin reserva ni limitación alguna, incluyendo sin limitación alguna las Garantías, los Cobros, así como todos los intereses y demás accesorios que, en su caso, se generen sobre dichos Derechos al Cobro, en el entendido de que la cesión no comprende las obligaciones de los Cedentes relacionadas con dichos Derechos al Cobro. Mediante la firma de este Contrato, el Cesionario ratifica su aceptación a dichas cesiones para los fines y efectos del presente Contrato. Los Derechos al Cobro que se identifiquen en las Listas Diarias podrán incluir Derechos al Cobro a cualquiera o todos los Clientes actuales o futuros de Covisa, Álcali o Comercializadora. El Cesionario no adquirirá Derechos al Cobro que se deriven de Ordenes de Compra de Afiliadas de Covisa, Álcali o Comercializadora.

C.    Condiciones Suspensivas. La obligación del Cesionario de adquirir los Derechos al Cobro cada Día Hábil conforme al inciso B de esta Cláusula 3, está sujeta a que se cumplan las siguientes condiciones suspensivas en el Día Hábil en que se lleve a cabo la transmisión de los Derechos al Cobro de que se
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trate, a menos que el Cesionario renuncie al cumplimiento de las mismas:

a)
Que el presente Contrato haya sido presentado para su inscripción en el Registro Público de Comercio del domicilio social de los Cedentes conforme a lo que se establece en el inciso H de esta Cláusula 3, en el entendido, de que en caso de que el presente Contrato no haya quedado inscrito al término de 30 (treinta) días a partir de la Fecha de la Emisión, el Cesionario dejará de pagar Contraprestaciones por los Derechos al Cobro hasta en tanto se lleve a cabo dicha inscripción;

b)	Que no haya terminado el Periodo de Revolvencia, y

c)	Que las declaraciones y garantías de los Cedentes conforme al apartado de Declaraciones de este Contrato sean correctas en todos sus aspectos de importancia.

El Cesionario adquirirá Derechos al Cobro durante el Periodo de Revolvencia hasta los montos máximos que puedan utilizarse para ese efecto conforme al Contrato de Fideicomiso.

Sin perjuicio de lo que se dispone en los demás Contratos de la Operación, el Periodo de Revolvencia terminará automáticamente en caso de que se presente cualquiera de los supuestos a que se refieren los párrafos 1, 5, 6, 10, 11, 12 y 13 del inciso A de la Cláusula 8 de este Contrato.

D.    Existencia y Legitimidad de los Derechos al Cobro. De conformidad con lo establecido en el artículo 391 y demás aplicables del Código de Comercio y en los artículos 2042 y demás aplicables del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles para los estados de la República Mexicana, los Cedentes garantizan al Cesionario la existencia y legitimidad de los Derechos al Cobro Cedidos, pero no la solvencia de los Deudores, por lo que el Cesionario no tendrá derecho acción o reclamación de cualquier clase en contra de los Cedentes con respecto a la solvencia de los Deudores de los Derechos al Cobro Cedidos.

E.    Requisitos de Elegibilidad. El Cesionario se basará en la información que le proporcione el Administrador Maestro, en los términos previstos en el Contrato de Administración y del Contrato Maestro de Servicios, en su caso, acerca de las cantidades y porcentajes de los Derechos al Cobro Cedidos que constituyan Derechos Elegibles.

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F.    Perfeccionamiento de la Cesión.

1.    Listas Diarias. Cada Día Hábil durante la vigencia de este Contrato, los Cedentes podrán entregar al Cesionario a través del Administrador Maestro (en los horarios establecidos en los Contratos de Servicios) una lista de los Derechos al Cobro que en esa fecha se transmitan al Cesionario, en la cual se especificará la Contraprestación que corresponda y la información que se establece en el formato que se adjunta a este Contrato marcado como Anexo “I” (la “Lista Diaria”). Las Listas Diarias serán elaboradas por el Administrador Maestro, en carácter de comisionista de los Cedentes de conformidad con lo que se establezca en los Contratos Maestros de Servicios. Los Cedentes desde ahora reconocen y ratifican la cesión de todos y cada uno de los Derechos al Cobro que se incluyan en cualquiera de dichas Listas Diarias. Las Listas Diarias podrán entregarse de forma electrónica. Los mensajes de datos así transmitidos serán válidos y vinculantes para las partes del presente Contrato de conformidad con lo que se establece en el artículo 93 y otros relativos del Código de Comercio y demás disposiciones legales aplicables.

Los Cedentes entregarán al Cesionario a través del Sub-Administrador dentro de los 5 (cinco) Días Hábiles siguientes a la fecha de entrega de cada Lista Diaria, las Órdenes de Compra correspondientes y toda la documentación relacionada con los Derechos al Cobro que se incluyan en cada una de las Listas Diarias, (i) debidamente endosada a favor del Cesionario, en los términos que se indican mas adelante, en los casos en los que la naturaleza de los documentos en los que consten los Derechos al Cobro así lo permita, o (ii) con una leyenda en los términos que se indican más adelante.

2.    Leyendas. Todos los documentos en los que conste un Derecho al Cobro Cedido, incluyendo, de manera enunciativa pero no limitativa, las facturas y cualquier título de crédito no-negociable, deberán contener una leyenda en los siguientes términos:

“El presente documento y todos los derechos de cobro que el mismo ampara han sido cedidos al Fideicomiso irrevocable de emisión, administración y pago número F/251 constituido con fecha 23 de marzo de 2005, en ABN Amro Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria.”

Aquellos documentos en los que conste un Derecho al Cobro Cedido que constituyan títulos de crédito negociables, deberán contener el siguiente endoso:

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“Endosado a favor de ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria, en su carácter de fiduciario del fideicomiso irrevocable de emisión, administración y pago número F/251 constituido con fecha 23 de marzo de 2005, en dicha institución”.

En caso de sustitución del fiduciario conforme a lo que se establece en el Contrato de Fideicomiso, dichas leyendas se modificarán según corresponda.

3.    Otros Documentos. Los Cedentes asimismo se comprometen y obligan a suscribir todos los documentos e instrumentos adicionales que el Cesionario razonablemente les solicite y que resulten necesarios para perfeccionar la cesión de los Derechos al Cobro Cedidos y las Garantías, en su caso.

G.    Notificación de la Cesión. El Cesionario tendrá derecho de notificar la cesión de los Derechos al Cobro Cedidos a los Deudores respectivos de conformidad con lo que se establece en los artículos 389 de la Ley General de Títulos y Operaciones del Crédito, 390 del Código de Comercio, 2036 y demás aplicables del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles para los estados de la República Mexicana. Sin perjuicio de lo anterior, los Cedentes en este acto se comprometen y obligan a notificar, inmediatamente a partir de la celebración del presente Contrato y a más tardar dentro de los 30 (treinta) Días Hábiles siguientes ante el fedatario público de su elección, o ante dos testigos, según corresponda conforme a la legislación aplicable, a los Deudores de los Derechos al Cobro Cedidos, la cesión de dichos Derechos al Cobro en favor del Cesionario, e informarles los datos de la Cuenta de Ingresos o cualquier otra cuenta abierta para tal efecto por el Cesionario conforme a lo que se establece en el inciso B de la Cláusula 7 del Contrato de Fideicomiso y requerirles a que, a partir de dicha fecha, todos los pagos que realicen en relación con los Derechos al Cobro Cedidos se hagan precisamente en dicha Cuenta de Ingresos o en cualquiera de las otras cuentas arriba mencionadas. Dicha notificación se referirá también a la cesión de los Derechos al Cobro que en el futuro se generen a cargo de dichos Deudores.

Adicionalmente, los Cedentes se comprometen y obligan a notificar, de inmediato después de cada cesión de Derechos al Cobro subsecuente, ante el fedatario público de su elección o ante dos testigos, según corresponda conforme a la legislación aplicable, a todos y cada uno de los Deudores de los Derechos al Cobro Cedidos que no hubieren sido notificados anteriormente, acerca de la cesión de dichos Derechos al Cobro y los datos de la Cuenta de Ingresos o cualquier otra cuenta abierta para tal efecto por el Cesionario conforme a lo que se establece en el

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 inciso B de la Cláusula 7 del Contrato de Fideicomiso y requerirles que, a partir de dicha fecha, todos los pagos que realicen en relación con los Derechos al Cobro Cedidos se hagan precisamente en dicha Cuenta de Ingresos o en cualquiera de las otras cuentas arriba mencionadas. Las notificaciones mencionadas se referirán también a la cesión de Derechos al Cobro que en el futuro se generen a cargo de dichos Deudores.

Los Cedentes se obligan a entregar al Cesionario, a través del Sub-Administrador dentro de los 10 (diez) días siguientes a la fecha en que se lleve a cabo cada una de dichas notificaciones, los documentos, actas, escrituras o pólizas en las que se haga constar cada notificación. Las notificaciones antes mencionadas deberán hacerse en términos sustancialmente iguales a los de los formatos que se adjuntan al presente Contrato como Anexo ”J”.

En caso de que los Cedentes obtuvieren de los Deudores de los Derechos al Cobro Cedidos el reconocimiento y la aceptación de la cesión por escrito, no será necesario hacer la notificación con las formalidades arriba indicadas.

En caso de que no obstante lo anterior, los Deudores de los Derechos al Cobro Cedidos continúen haciendo el pago en las Cuentas de Cobranza o en cualquier otra cuenta de los Cedentes, o de cualquier otra forma a los Cedentes y no al Cesionario, el Cedente de que se trate se considerará como depositario del Cesionario por lo que se refiere a las cantidades así recibidas, y deberá retirar dichas cantidades y los rendimientos que hubieren generado de las Cuentas de Cobranza, en su caso, y depositarlas en la Cuenta de Ingresos de inmediato, y en todo caso a más tardar al tercer Día Hábil siguiente a la fecha en que las reciban.

H.    Fecha Cierta. El presente Contrato surtirá efectos a partir de la fecha de su celebración. Con el propósito de asegurarse de que la Cesión de Derechos al Cobro que se lleva a cabo al amparo de este Contrato surta efectos frente a terceros, de conformidad con lo que establece la fracción II del artículo 2034 del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles de los estados de la República Mexicana, el presente Contrato será elevado a escritura pública y será inscrito en el Registro Público de Comercio del domicilio social de las Cedentes.

I.    Terminación del Periodo de Revolvencia. Al término del Periodo de Revolvencia el Cesionario dejará de adquirir Derechos al Cobro de los Cedentes, y entregará a cada uno de los Deudores a los que se hubiere notificado la cesión en términos de lo que se establece en el inciso G de esta Cláusula 3 los avisos
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o notificaciones que resulten necesarios o convenientes en relación con los nuevos Derechos al Cobro que en el futuro se generen, de conformidad con lo que al efecto le indiquen los Cedentes.

Cláusula 4.     Contraprestación.

A.    Origen Inicial de la Contraprestación Inicial. Inicialmente, las cantidades para el pago de los Derechos Elegibles Cedidos provendrán de la emisión y colocación de los Certificados Bursátiles Preferentes y de una parte del producto de la emisión y colocación de los Certificados Subordinados, y las cantidades para el pago de los Derechos No Elegibles Cedidos provendrán únicamente de la emisión y colocación de los Certificados Subordinados, de conformidad con lo que se establece en el Contrato de Fideicomiso.

B.    Determinación de la Contraprestación por las Cesiones Subsecuentes. Sujeto a lo que se establece en el inciso D de esta Cláusula 4, y en las demás disposiciones aplicables de este Contrato, la Contraprestación por los Derechos al Cobro transmitidos por los Cedentes al Cesionario conforme a este Contrato será el valor que cada uno de dichos Derechos al Cobro tenga conforme a las correspondientes facturas y demás documentación relacionada, según se indique en cada Lista Diaria (i) incluyendo el IVA correspondiente, y (ii) con las reducciones que correspondan por cualquier Dilución, y por descuentos u otras reducciones acordadas que resulten aplicables de conformidad con lo que se establezca en la documentación de dichos Derechos al Cobro.

C.    Fecha de Pago de la Contraprestación por las Cesiones Iniciales. El Cesionario pagará las cantidades que correspondan conforme al inciso B de esta Cláusula 4 a partir de la Fecha de la Emisión conforme se vayan entregando al Cesionario las copias de las notificaciones entregadas a los Clientes (o la evidencia del reconocimiento de la Cesión por parte de éstos) conforme a lo que se establece en el inciso G de la Cláusula 3. Cualquier porción remanente será cubierta conforme a lo que se establece en el inciso D de esta Cláusula 4 o, en su caso, a la extinción del Fideicomiso mediante la entrega de las cantidades remanentes en el Patrimonio del Fideicomiso de conformidad con lo que se establece en el Contrato de Fideicomiso.

D.    Pago de la Contraprestación de Cesiones Subsecuentes. El Aforo será determinado por el Cesionario a través del Administrador Maestro en cada Fecha de Pago a Cedentes conforme a lo que se establece en el párrafo 1 del inciso A de la Clausula 5. La Contraprestación de los Derechos al Cobro Cedidos será

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pagada por el Cesionario al Cedente que corresponda el Día Hábil en que se lleve a cabo la cesión respectiva siempre que se haya llevado a cabo la notificación a los Clientes cuando ello sea necesario conforme a lo que se establece en el inciso F de la Cláusula 3, en el entendido, sin embargo, de que el Cesionario únicamente pagará dicha Contraprestación en la medida en que después de dar efectos al mencionado pago continuare cumpliéndose con un Aforo igual o superior a 1 (uno). Para efectos de determinar las cantidades que deberán entregarse a los Cedentes en cada Fecha de Pago a Cedentes, se aplicarán las siguientes reglas:

1.
En caso de que después de dar efectos al pago total de la Contraprestación se continúe cumpliendo con el Aforo requerido, el Cesionario efectuará dicho pago en su totalidad a los Cedentes, según corresponda, y

2.
En el supuesto de que no se pueda hacer el pago total de la Contraprestación sin incumplir con el Aforo requerido, el Cesionario hará un pago parcial de la Contraprestación hasta la cantidad que sea posible, en su caso, y pagará el resto de la Contraprestación en cuanto ello sea posible sin incumplir con el Aforo requerido, a menos de que los Cedentes procedan de acuerdo a lo establecido en el inciso E de esta Cláusula 4, en cuyo caso, al recibir el efectivo o los Derechos Elegibles adicionales, según sea el caso, el Cesionario incrementará el pago parcial o realizará el pago total, según corresponda, a más tardar el Día Hábil siguiente a la fecha en que los Cesionarios lleven a cabo cualquiera de las acciones mencionadas en dicho inciso E, en su caso. (Cualquier porción remanente será cubierta a la extinción del Fideicomiso mediante la entrega de las cantidades remanentes en el Patrimonio del Fideicomiso de conformidad con lo que se establece en el Contrato de Fideicomiso).

E.    Restablecimiento del Aforo. En caso de que en alguna Fecha de Corte no se cumpla el Aforo requerido, el Cesionario lo notificará a los Cedentes quienes en tal caso podrán ceder al Cesionario Derechos Elegibles adicionales, o bien hacer aportaciones adicionales en efectivo al Patrimonio del Fideicomiso, de manera que permitan que después de efectuar el pago correspondiente se continúe cumpliendo con el Aforo requerido de acuerdo con este Contrato.

F.    Otros Términos y Condiciones de Pago. Todas las cantidades que el Cesionario adeude a los Cedentes conforme a este Contrato serán pagadas en fondos inmediatamente disponibles, sin retención ni deducción alguna, mediante el depósito de la

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cantidad adeudada en la cuenta que cada uno de los Cedentes indique por escrito para esos efectos.

Cláusula 5.    Determinaciones; Conciliación.

A.    Determinaciones.

1.
Nivel de Aforo. El Cesionario, a través del Administrador Maestro determinará el Aforo en cada Fecha de Pago a Cedentes con base en los Reportes Diarios que entregará el Administrador Maestro conforme al Contrato de Administración.

En caso de que en cualquier Fecha de Pago a Cedentes el Aforo sea menor al requerido conforme al inciso D de la Cláusula 4, el Cesionario, a través del Administrador Maestro, notificará de inmediato a los Cedentes por escrito, y estos podrán reestablecerlo a partir de dicha notificación de acuerdo a lo establecido en el inciso E de la Cláusula 4 de este Contrato.

En el caso a que se refiere el párrafo anterior, el Cesionario, a través del Administrador Maestro, determinará si el nivel de Aforo se incrementa durante los siguientes 10 (diez) Días Hábiles y si al término de dicho periodo dichos incrementos, medidos en Pesos, representan una cantidad suficiente para cubrir el Costo Parcial de Intereses, y lo notificará por escrito a los Cedentes con copia al Representante Común al término de cada periodo de 10 (diez) Días Hábiles subsecuente hasta que el Aforo llegue a los niveles requeridos conforme al inciso D de la Cláusula 4.

Para efectos de todos los cálculos que deban hacerse conforme al presente Contrato, el Administrador Maestro tomará en cuenta el IVA dentro de las cantidades de los Derechos al Cobro Cedidos.

2.
Cobranzas Asumidas. En cada Fecha de Reporte Mensual durante la vigencia de este Contrato el Cesionario, a través del Administrador Maestro, determinará si durante el Periodo de Conciliación respectivo:

a)
el Saldo Pendiente de cualquier Derecho al Cobro se redujo o se canceló como consecuencia de que los bienes o servicios respectivos hubieren resultado defectuosos, de que se hubiere aplicado algún descuento en efectivo, o que se hubiere llevado a cabo cualquier otro ajuste por parte del Deudor, o como resultado de cualquier acción gubernamental, o

b)	el Saldo Pendiente de cualquier Derecho al Cobro se redujo o se canceló como resultado de una compensación por cualquier reclamación del Deudor respectivo, o

c)	el Saldo Pendiente de cualquier Derecho al Cobro se redujo como consecuencia de la obligación del Cedente respectivo de pagar cualquier reembolso o rebaja, o

d)
el Saldo Pendiente de cualquier Derecho al Cobro resultó ser menor a la cantidad considerada para calcular el Saldo Neto Total (excepto por el hecho de que se hubieren recibido Cobros, o de que dicho Derecho al Cobro se hubiere convertido en un Derecho al Cobro Vencido), o

e)
cualquiera de las declaraciones de los Cedentes en el apartado de Declaraciones hubiere resultado ser falsa en algún aspecto relevante con respecto a cualquier Derecho al Cobro en la fecha en la que dicho Derecho al Cobro se transmitió al Cesionario.

En cualquiera de dichos casos, se considerará que el Cedente respectivo recibió un pago de dichos Derechos al Cobro (las “Cobranzas Asumidas”) (i) en el caso de los párrafos (a) a (c) anteriores, por la cantidad de la reducción o cancelación, (ii) en el caso del párrafo (d) anterior, por la diferencia entre el Saldo Pendiente real y la cantidad que hubiere sido considerada para el cálculo del Saldo Neto Total, y (iii) en el caso del párrafo (e) anterior, por el Saldo Pendiente de dicho Derecho al Cobro.

En cualquiera de dichos casos, el Cedente de que se trate deberá rembolsar al Cesionario la cantidad de dicha Cobranza Asumida o ceder al Cesionario Derechos Elegibles adicionales por un valor igual a dicha Cobranza Asumida a más tardar 10 (diez) Días Hábiles posteriores a la fecha en que los Cedentes reciban del Cesionario (directamente o a través del Administrador) una notificación por escrito al efecto. En caso de que el Cesionario de que se trate no lleve a cabo lo anterior, el Cedente podrá compensar dichas Cobranzas Asumidas contra las Contraprestaciones pagaderas a dicho Cedente por la cesión de Derechos Elegibles en los siguientes Periodos de Cálculo.

B.    Fechas de Conciliación. En cada Fecha de Conciliación durante la vigencia de este Contrato el Cesionario, con base en los Reportes del Administrador Maestro, llevará a cabo el pago de

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la Contraprestación del Administrador y de los demás Gastos de Mantenimiento de la Emisión que corresponda pagar en dicha fecha de conformidad con lo que al efecto se establece en el Contrato de Administración y en el Contrato de Fideicomiso. Adicionalmente, el Cesionario hará los pagos que corresponda a los Tenedores Subordinados.

C.    Cambios al Límite de Concentración por Cliente. En caso de que el Administrador Maestro y las Agencias Calificadoras determinen cualquier modificación al Limite de Concentración por Cliente, el Cedente deberá proporcionar dicha información (directamente o a través del Administrador Maestro) a los Cesionarios con la mayor anticipación posible a la fecha en la que deba surtir efectos dicha modificación.

Cláusula 6.    Impuestos.  Todos los Impuestos que se generen por la celebración del presente Contrato y la realización de los actos contemplados por el mismo, serán pagados por los Cedentes. Los Cedentes liberarán y sacarán a al Cesionario en paz y a salvo de toda responsabilidad que a cargo del Cesionario llegare o pudiere llegar a existir por concepto de dichos Impuestos, y se obligan a rembolsar al Cesionario, a la vista, cualquier cantidad que el Cesionario hubiere tenido que pagar por dichos conceptos con motivo de las operaciones contempladas en el presente Contrato. El Cesionario, a través del Administrador Maestro informará a los Cedentes las cantidades que correspondan a IVA de cada Cobro de los Derechos al Cobro Cedidos.

Cláusula 7.    Obligaciones Adicionales de los Cedentes.  Durante la vigencia del presente Contrato los Cedentes, expresa e irrevocablemente se obligan con el Cesionario, salvo que el Cesionario consienta en algo distinto, en:

A.    Existencia Social. Mantener los derechos, licencias, permisos, autorizaciones, certificaciones, registros y aprobaciones que se requieran para la consecución de sus fines,

B.    Contabilidad. Mantener su contabilidad de acuerdo con los PCGA,

C.    Registro Público de Comercio. Inscribir el presente Contrato y el Contrato de Fideicomiso en el Registro Público de Comercio del domicilio social de los Cedentes y proporcionar al Cesionario la documentación que compruebe dicha inscripción dentro de los 60 (sesenta) días siguientes a la fecha del presente Contrato.

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Cláusula 8. Terminación Anticipada.

A.    Eventos de Terminación Anticipada. Cualquiera de los supuestos siguientes constituirá un Evento de Terminación Anticipada:

1.    Falta de Pago. Cualquier Causa de Incumplimiento que dé lugar a la Amortización Anticipada de los Certificados, en los términos y condiciones establecidas al efecto en la Sesión del Comité Técnico Inicial;

2.    Incumplimientos de la Cesión. El caso de que los Cedentes incumplan con su obligación de firmar y entregar la documentación que sea necesaria, en su caso, para perfeccionar la cesión de los Derechos al Cobro Cedidos, en los términos y conforme a las condiciones establecidas en el presente Contrato;

3.    Incumplimientos de la Adquisición. El caso de que el Cesionario incumpla con su obligación de adquirir Derechos al Cobro, en los términos y conforme a las condiciones establecidas en el presente Contrato;

4.    Falsedad en Declaraciones y Garantías. El caso de que las declaraciones y garantías de los Cedentes que se contienen en el presente Contrato, o cualquier otra información proporcionada por los Cedentes resultare ser falsa, incorrecta o incompleta en cualquier aspecto substancial;

5.    Incumplimiento de Aforo. En caso de que en cualquier periodo de 10 (diez) Días Hábiles consecutivos durante la vigencia del presente Contrato, no se cumpla con el Aforo requerido conforme al inciso D de la Cláusula 4 del presente y al término de dicho plazo el nivel de Aforo no se hubiere incrementado de manera tal que sea suficiente para cubrir el Costo Parcial de Intereses correspondiente conforme a lo que se establece en el párrafo 1 del inciso A de la Cláusula 5, ya sea que dichos incrementos ocurran automáticamente o mediante la cesión de Derechos Elegibles adicionales o la aportación de cantidades en efectivo adicionales al Patrimonio del Fideicomiso.

6.    Suspensión de Pagos y Quiebra. En el caso de que se instituya un procedimiento con el fin de declarar a cualquiera de los Cedentes en quiebra o concurso mercantil, ya sea que dicho procedimiento sea iniciado por el Cedente respectivo o por cualquier tercero, en el entendido, sin embargo, de que el inicio de un procedimiento de concurso mercantil o quiebra contra cualquiera de los Cedentes sin contar con su consentimiento, no constituirá un Evento de Terminación Anticipada a menos de que dicho procedimiento no sea declarado improcedente dentro de los siguientes 60 (sesenta) días;

38.

7.    Embargos. Si cualesquier activos de los Cedentes, con un valor total acumulado igual o superior a US$25,000,000 (Veinticinco millones de Dólares 00/100) fueren embargados en todo o en parte por autoridad judicial o administrativa o de cualquier otro género para asegurar el pago de adeudos por una suma principal igual o superior la suma mencionada, y la ejecución de dicho embargo pudiere tener un efecto sustancial y adverso en los derechos de los Tenedores Preferentes, salvo que dicho embargo, a juicio del Cesionario, fuere notoriamente improcedente o pudiese ser impugnado por los Cedentes de buena fe con posibilidades de éxito mediante los procedimientos adecuados;

8.    Impuestos. Si cualquiera de los Cedentes dejare de pagar cualquier adeudo fiscal de importancia de sus empresas o las cuotas correspondientes al Instituto Mexicano del Seguro Social, al Instituto para el Fomento Nacional de la Vivienda de los Trabajadores o al Sistema de Ahorro para el Retiro, siempre y cuando dicha falta de pago tuviera un efecto sustancial y adverso para dicho Cedente, excepción hecha de aquellos casos en los que dichos pagos que se estén impugnando de buena fe por los Cedentes mediante procedimientos adecuados y previa constitución de las reservas correspondientes;

9.    Conflictos Laborales. Si los trabajadores de cualquiera de las empresas de los Cedentes iniciaran una huelga legítima que impida el curso normal de las operaciones de cualquiera de los Cedentes, si dicha huelga tuviere una duración mayor a 45 (cuarenta y cinco) días y, a juicio de las Agencias Calificadoras ello tuviere un efecto sustancial y adverso en los derechos de los Tenedores Preferentes;

10.    Contratos de Servicios y Contrato de Administración. En caso de que cualquiera de los Contratos Maestros de Servicios, los Contratos de Servicios, los Sub-Contratos de Servicios o el Contrato de Administración fueren dados por terminados y no se hubieren celebrado otros contratos con un Administrador Maestro Sustituto, Administrador Sustituto, o Sub-Administrador Sustituto, según sea el caso, dentro de los plazos establecidos en dichos contratos;

11.    Razón de Incumplimiento Promedio. Si en cualquier Fecha de Reporte Mensual el Administrador Maestro reporta que la Razón de Incumplimiento Promedio del ultimo Periodo de Calculo es superior a 3% (tres por ciento);

12.    Razón de Dilución Promedio a Tres Meses. Si en cualquier Fecha de Reporte Mensual el Administrador Maestro reporta que el promedio de la Razón de Dilución de los últimos 3 (tres) Periodos de Cálculo es superior a 5% (cinco por ciento), o

39.

13.    Eventos de Amortización Anticipada. En caso de que se presente un Evento de Amortización Anticipada.

B.    Consecuencias de la Terminación Anticipada. En caso de que se presente un Evento de Terminación Anticipada, el Cesionario o los Cedentes según sea el caso, podrán mediante una simple notificación por escrito a las otras partes dar por terminado anticipadamente el presente Contrato.

Cláusula 9.    Vigilancia.  El Cesionario, o el tercero que éste designe, tendrá derecho de realizar visitas a las oficinas e instalaciones de los Cedentes, e inspecciones a los Derechos al Cobro Cedidos y los registros de cobranza de los mismos, en días y horas hábiles, mediante notificación que al efecto envíen por escrito a los Cedentes con 24 (veinticuatro) horas de anticipación. Los Cedentes permitirán a los representantes del Cesionario realizar dichas visitas e inspecciones, revisar sus registros y demás documentación correspondiente.

Cláusula 10.    Renuncia de Derechos.  Ni la omisión por parte del Cesionario en el ejercicio de los derechos que a su favor se deriven del presente Contrato, ni el ejercicio singular o parcial por parte de dichos derechos excluirá el ejercicio simultáneo o posterior de cualquier otro derecho, facultad o privilegio del Cesionario.

Cláusula 11.    Modificaciones.  Este Contrato no podrá modificarse en cualquier forma, a menos de que dicha modificación se haga por escrito y sea firmada por todas las partes del presente.

Cláusula 12.    Notificaciones. Salvo que se establezca de otra manera en este Contrato y sin prejuicio de lo que se establece en la Cláusula 3 en relación con las Listas Diarias todas las notificaciones, requerimientos y otras comunicaciones a cualquiera de las partes del presente, deberá ser por escrito y dichas notificaciones se considerarán como recibidas si son entregadas personalmente o mediante servicio de mensajería con entrega inmediata o si son enviadas por correo electrónico o telefax con confirmación de recibo siempre que dicho telefax o correo electrónico vaya seguido de una copia entregada mediante servicio de mensajería con entrega inmediata, a o a las direcciones que cada parte establece como sigue:

40.

Cedentes:

Compañía Vidriera, S.A. de C.V.
Industria del Álcali, S.A. de C.V.
Comercializadora Álcali, S. de R.L. de C.V.
Avenida Ricardo Margain No. 400
Colonia Valle del Campestre
Garza García, Nuevo León
66265, México
Tel: (81) 8863-1200
Fax: (81) 372-3409
Dirección de Correo Electrónico: ahernandez@vitro.com
Atención: Alberto Hernández Téllez

Cesionario:
ABN AMRO Bank (México), S.A., Institución de Banca Múltiple,
División Fiduciaria,
en su carácter de Fiduciario del Fideicomiso Irrevocable
de Emisión, Administración y Pago
identificado con el No. F/251
Avenida Paseo de la Reforma 77600-320
México, D.F. 01210
Tel: 5257-7810
Fax: 5257-7829
Dirección de Correo Electrónico: karim.diaz@abnamro.com; arturo.fernandez@abnamro.com

Atención: División Fiduciaria

Mientras las partes no se notifiquen por escrito un cambio de domicilio, o de la persona a quien deban dirigirse, las diligencias judiciales y extrajudiciales que se hagan en los domicilios indicados, surtirán plenamente sus efectos.

Cualquier notificación que conforme al presente Contrato deba hacerse a las Agencias Calificadoras deberá hacerse conforme a lo que se establece en el Contrato de Fideicomiso.

Cláusula 13.    Confidencialidad.  El Cesionario conviene en que, durante la vigencia de este Contrato y cualquier renovación del mismo, toda la información que Álcali, Covisa, Comercializadora o el Administrador Maestro, el Administrador o el Sub-Administrador le comuniquen, incluyendo, de manera enunciativa más no limitativa, listas de Clientes y de precios, así como cualquier otra información financiera, se mantendrá en estricta confidencialidad y se utilizará sólo para el objeto del presente Contrato. El Cesionario se abstendrá de divulgar esa información sin el previo consentimiento por escrito de Álcali,

41.

Covisa o Comercializadora, según sea el caso, salvo a funcionarios, empleados, representantes jurídicos y subcontratistas del Administrador Maestro que se sometan a las obligaciones de confidencialidad que aquí se estipulan, en el entendido, sin embargo, de que no obstante cualquier disposición en contrario contenida en el presente Contrato, el Cesionario no tendrá obligación de cumplir con la responsabilidad de confidencialidad respecto de la información de Álcali, Covisa Comercializadora que: (i) previamente haya sido del conocimiento del Cesionario sin estar sujeto a la obligación de mantenerla bajo confidencialidad; (ii) sea o llegue a ser del dominio público, salvo como consecuencia de una divulgación no autorizada, que sea del conocimiento del Cesionario, o (iii) haya sido obtenida en forma independiente por el Cesionario, sin violar sus obligaciones bajo el presente Contrato. Las obligaciones de confidencialidad a que se refiere esta Cláusula subsistirán aún después la terminación de este Contrato por cualquier motivo y continuarán en pleno vigor y efecto durante un plazo de 3 (tres) años después de la misma.

Cláusula 14.    Leyes Aplicables.  El presente Contrato está regido por y será interpretado de acuerdo con las leyes de los Estados Unidos Mexicanos.

Cláusula 15.    Jurisdicción. Para todo lo relativo a la interpretación y cumplimiento de las obligaciones derivadas del presente Contrato, las partes se someten a la jurisdicción y competencia de cualquier tribunal o tribunales competentes en la Ciudad de México, Distrito Federal, renunciando expresamente a cualquier otro fuero al que tengan derecho o lleguen a tenerlo en virtud de su domicilio o por cualquier otra causa.

Cláusula 16.    Costos y Gastos. Los Cedentes pagarán a al Cesionario, a la vista, previa notificación por escrito que el Cesionario les envíe al efecto, todos los costos y gastos (incluyendo honorarios legales) razonables y debidamente documentados en que el Cesionario razonablemente incurra en relación con la negociación, preparación y celebración del presente Contrato.

Cláusula 17.    Causahabientes y Cesionarios. El presente Contrato será obligatorio para las partes así como sus causahabientes y cesionarios permitidos. Covisa, Álcali y Comercializadora no podrán ceder sus derechos y obligaciones derivados del presente Contrato sin el previo consentimiento del Cesionario otorgado por escrito, excepto por aquellos que

42.

resulten como consecuencia de escisiones o de fusiones de Covisa, Álcali o Comercializadora con cualquiera de sus Afiliadas.

En virtud de lo cual, las partes del presente Contrato han hecho que sus apoderados y representantes debidamente autorizados firmen el presente Contrato en la fecha mencionada en el preámbulo del presente Contrato.

Cedentes:
COMPAÑÍA VIDRIERA, S.A. DE C.V.

___________________________
Nombre: Rafael Colomé Carrasco
Cargo: Apoderado

INDUSTRIA DEL ÁLCALI, S.A. DE C.V.

___________________________
Nombre: Rafael Colomé Carrasco
Cargo: Apoderado

COMERCIALIZADORA ÁLCALI, S. DE R.L. DE C.V.

___________________________
Nombre: Rafael Colomé Carrasco
Cargo: Apoderado

Cesionario:
ABN AMRO Bank (Mexico), S.A., Institución de Banca Múltiple,
División Fiduciaria,
en su carácter de Fiduciario del Fideicomiso Irrevocable
de Emisión, Administración y Pago
identificado con el No. F/251

_____________________________                                                     ____________________________
Por: Lic. Alberto Castillo Pereyra                                                               Por: Lic. Karim Diaz Amozurrutia

Puesto: Delegado Fiduciario                                                        Puesto: Delegado Fiduciario

43.

LISTA DE ANEXOS

44.

ANEXO	CONTENIDO
“A”	Copia de la escritura constitutiva de Álcali.
“B”	Copia de la resolución de consejo y poderes de los representantes de Álcali.
“C”	Copia de la escritura constitutiva de Covisa.
“D”	Copia de la resolución de consejo y poderes de los representantes de Covisa.
“E”	Copia de la escritura constitutiva de Comercializadora.
“F”	Copia de la resolución del consejo y poderes de Comercializadora.
“G”	Copia de los poderes de los representantes del Cesionario.
“I”	Formato de las Listas Diarias.
“J”	Formatos de Notificaciónes de la Cesión de Derechos al Cobro.
“K”	Limite de Concentración por Clientes Específicos

ANEXO “I”

FORMATO DE LISTA DIARIA.

(Fecha)
ABN AMRO Bank (México), S.A.,
Institución de Banca Múltiple,
División Fiduciaria,
en su carácter de Fiduciario del Fideicomiso Irrevocable
de Emisión, Administración y Pago
identificado con el No. F/251

Estimados Señores:

Se hace referencia al Contrato de Fideicomiso Irrevocable de Emisión, Administración y Pago No. F/251, celebrado con fecha [*] de [*] de 2005, entre [Álcali/Comercializadora/Covisa] y algunas de sus afiliadas, con ABN AMRO BANK (México), S.A., Institución de Banca Múltiple, División Fiduciaria (el “Contrato Fideicomiso”), y al Contrato de Cesión de Derechos al Cobro (el “Contrato de Cesión”) celebrado con esa misma fecha, en cumplimiento a lo establecido en el Contrato de Fideicomiso. Los términos que se utilizan con mayúscula inicial y que no se encuentran definidos en el presente documento, tendrán el significado que se les atribuye a dichos términos en los contratos antes mencionados.

En el archivo adjunto se listan los Derechos al Cobro de los cuales [Álcali/Comercializadora/Covisa] es titular, y que con esta misma fecha transmite en favor del Cesionario, con todo cuanto de hecho y por derecho les corresponda, sin reserva ni limitación alguna, incluyendo las Garantías, los Cobros, así como todos los intereses y demás accesorios que, en su caso, se generen sobre dichos Derechos al Cobro, de conformidad con lo establecido en los incisos B, D y E 2 de la Cláusula 3 y demás disposiciones aplicables del Contrato de Cesión

Finacity Corporation entrega la presente en nombre y representación de [Álcali/Comercializadora/Covisa] de conformidad con lo que se establece en el inciso E 2 de la Cláusula 3 del Contrato de Cesión, actuando en carácter de comisionista de [Álcali/Comercializadora/Covisa] de conformidad con lo establecido en el Contrato Maestro de Servicios.

La presente comunicación se entrega como mensaje electrónico de datos. De conformidad con lo que se establece en el Contrato de Cesión, este mensaje de datos es válido y vinculante para [Álcali/Comercializadora/Covisa] y el Cesionario de conformidad con lo que se establece en el artículo 93 y otros relativos del Código de Comercio y demás disposiciones legales aplicables.

Atentamente,
Finacity Corporation

___________________________
                    Por:[____________________]
                    Cargo:[__________________]

Nota: El archivo anexo deberá contener la siguiente información: (i)nombre del Cliente, (ii) número y fecha de la factura u otro documento que acredite los Derechos al Cobro Cedidos, y (iii) valor de los Derechos al Cobro Cedidos, incluyendo el IVA y tomando en cuenta descuentos o reducciones acordadas que resulten aplicables de conformidad con lo que se establezca en la documentación de dichos Derechos al Cobro.

ANEXO ”J-1”

FORMATO DE NOTIFICACIÓN DE CESIÓN DE DERECHOS AL COBRO COVISA.

(PAPEL MEMBRETADO DE COVISA)

(fecha)

[Nombre del Deudor]
[Dirección]

Atención: [*]

Estimados Señores:

Nos referimos a las facturas y otros documentos pendientes de pago por productos fabricados y/o servicios prestados a ustedes, así como a los derechos al cobro que en el futuro se generen derivados de nuestra relación comercial.

El propósito de la presente es informarles que con el fin de continuar fortaleciendo nuestra situación financiera y contar con mecanismos que nos permitan continuar fabricando para ustedes productos y/o prestándoles servicios de la mejor calidad, con fecha [*] de [*] de 2005 celebramos con ABN AMRO Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria, en carácter de Fiduciario, un Contrato de Fideicomiso Irrevocable de Emisión, Administración y Pago identificado con el número F/251. Dicho fideicomiso constituye un vehículo de emisión que nos permitirá el acceso a nuevas fuentes de financiamiento.

El patrimonio de dicho fideicomiso se constituyó, entre otras cosas, por la cesión de los derechos al cobro que existan a partir del [*] derivados de las facturas, ordenes de cobro, contratos de compraventa, títulos de crédito, comprobantes de embarque, comprobantes de recepción de mercancía o cualquier otro tipo de documento emitido por Compañía Vidriera, S.A. de C.V. (“Covisa”) o en su nombre y representación, que ampare productos enviados o servicios prestados a nuestros clientes, así como por la cesión de los derechos al cobro que a partir de dicha fecha se llegaren a derivar de futuras facturas y demás documentos al cobro.

Para cumplir con los fines del fideicomiso, con fecha [*] de [*] de 2004, Covisa celebró con el Fiduciario un Contrato de Cesión de Derechos al Cobro, en virtud del cual, entre otras cosas, Covisa cedió y transfirió irrevocablemente al patrimonio del fideicomiso los derechos al cobro que existan a partir del [*] derivados de las facturas emitidas a cargo de ustedes, así como aquellos que en en el futuro a partir de dicha fecha lleguen a emitirse derivadas de nuevas órdenes de compra. Dicho contrato se protocolizó mediante escritura pública No. [*] de fecha [*], otorgada ante la fe del Lic. [*] Notario Público No. [*] de [*] y se presentó para inscripción en el Registro Público de Comercio del domicilio social de Covisa.

En vista de lo anterior, con el fin de cumplir con lo establecido en el artículo 389 fracción I de la Ley General de Títulos y Operaciones de Crédito, los artículos 389, 390, 391 y demás aplicables del Código de Comercio, en los artículos 2029, 2032, 2033, 2036 y demás aplicables del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles para los estados de la República Mexicana, por medio de la presente les notificamos que con efectos a partir de [*] de [*] de 2005, Covisa ha cedido irrevocablemente en favor de ABN AMRO Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria, en calidad de Fiduciario del fideicomiso F/251, los derechos al cobro que se deriven de todas las facturas emitidas a su cargo, así como de aquellos derechos al cobro que en el futuro pudiéramos tener frente a ustedes derivados de nuestra relación comercial.

Por lo anterior, por medio de la presente les solicitamos sean tan amables de depositar todos los pagos relacionados con dichos derechos al cobro en la siguiente cuenta bancaria abierta a nombre de ABN AMRO Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria en carácter de fiduciario del fideicomiso F/251 arriba identificado:

[Incluir datos de la Cuenta de Ingresos abierta en ABN]

Alternativamente, en caso de resultar más conveniente para ustedes, pueden realizar dichos pagos mediante depósito en cualquiera de las siguientes cuentas abiertas a nombre de ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria, en carácter de fiduciario del Fideicomiso F/251 arriba identificado:

[incluir datos de otras cuentas abiertas en otros bancos conforme a lo que se establece en la Cláusula 7 B del Fideicomiso]

2.

Los pagos que realicen a dichas cuentas implicarán el cumplimiento de sus obligaciones de pago frente a Covisa, por las cantidades así depositadas.

Finalmente, hacemos constar que los derechos al cobro a que se refiere la presente notificación no han sido cedidos a ninguna otra persona y que con anterioridad a ésta fecha no les hemos entregado a ustedes ninguna otra notificación de cesión de los derechos de cobro mencionados a favor de ningún tercero. En caso de que lo anterior no sea correcto, les suplicamos lo informen de inmediato a ABN AMRO Bank México, S.A. al domicilio que aparece al calce, con copia a nosotros.

La presente notificación e instrucciones de pago permanecerá en vigor a partir de esta fecha y hasta que ustedes reciban notificación en contrario por parte del fiduciario del fideicomiso arriba citado.

Agradecemos de antemano su atención a la presente y quedamos como siempre a sus amables órdenes.

Atentamente,

Compañía Vidriera, S.A. de C.V.

________________________________
                                    Por:
                     Cargo: Apoderado

La presente notificación se entregó debidamente a la persona citada al rubro en el domicilio que se indica, el día [*], en presencia de los testigos que suscriben.

Testigo	Testigo
____________________________	___________________________
Nombre:	Nombre:

Con copia para:ABN AMRO Bank (México), S.A.
Institución de Banca Múltiple,
División Fiduciaria,
en carácter de fiduciario del Fideicomiso
Irrevocable de Emisión, Administración y pago F/251
Avenida Paseo de la Reforma 77600-320
México, D.F. 01210

ANEXO ”J-2”

FORMATO DE NOTIFICACIÓN DE CESIÓN DE DERECHOS AL COBRO COVISA, CON RECONOCIMIENTO POR PARTE DEL DEUDOR.

(PAPEL MEMBRETADO DE COVISA)

(fecha)

[Nombre del Deudor]
[Dirección]

Atención: [*]

Estimados Señores:

Nos referimos a las facturas y otros documentos pendientes de pago por productos fabricados y/o servicios prestados a ustedes, así como a los derechos al cobro que en el futuro se generen derivados de nuestra relación comercial.

El propósito de la presente es informarles que con el fin de continuar fortaleciendo nuestra situación financiera y contar con mecanismos que nos permitan continuar fabricando para ustedes productos y/o prestándoles servicios de la mejor calidad, con fecha [*] de [*] de 2005 celebramos con ABN AMRO Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria, en carácter de Fiduciario, un Contrato de Fideicomiso Irrevocable de Emisión, Administración y Pago identificado con el número F/251. Dicho fideicomiso constituye un vehículo de emisión que nos permitirá el acceso a nuevas fuentes de financiamiento.

El patrimonio de dicho fideicomiso se constituyó, entre otras cosas, por la cesión de los derechos al cobro que existan a partir del [*] derivados de las facturas, ordenes de cobro, contratos de compraventa, títulos de crédito, comprobantes de embarque, comprobantes de recepción de mercancía o cualquier otro tipo de documento emitido por Compañía Vidriera, S.A. de C.V. (“Covisa”) o en su nombre y representación, que ampare productos enviados o servicios prestados a nuestros clientes, así como por la cesión de los derechos al cobro que a partir de dicha fecha se llegaren a derivar de futuras facturas y demás documentos al cobro.

Para cumplir con los fines del fideicomiso, con fecha [*] de [*] de 2004, Covisa celebró con el Fiduciario un Contrato de Cesión de Derechos al Cobro, en virtud del cual, entre otras cosas, Covisa cedió y transfirió irrevocablemente al patrimonio del fideicomiso los derechos al cobro que existan a partir del [*] derivados de las facturas emitidas a cargo de ustedes, así como aquellos que en en el futuro a partir de dicha fecha lleguen a emitirse derivadas de nuevas órdenes de compra. Dicho contrato se protocolizó mediante escritura pública No. [*] de fecha [*], otorgada ante la fe del Lic. [*] Notario Público No. [*] de [*] y se presentó para inscripción en el Registro Público de Comercio del domicilio social de Covisa.

En vista de lo anterior, con el fin de cumplir con lo establecido en el artículo 389 fracción I de la Ley General de Títulos y Operaciones de Crédito, los artículos 389, 390, 391 y demás aplicables del Código de Comercio, en los artículos 2029, 2032, 2033, 2036 y demás aplicables del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles para los estados de la República Mexicana, por medio de la presente les notificamos que con efectos a partir de [*] de [*] de 2005, Covisa ha cedido irrevocablemente en favor de ABN AMRO Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria, en calidad de Fiduciario del fideicomiso F/251, los derechos al cobro que se deriven de todas las facturas emitidas a su cargo, así como de aquellos derechos al cobro que en el futuro pudiéramos tener frente a ustedes derivados de nuestra relación comercial.

Por lo anterior, por medio de la presente les solicitamos sean tan amables de depositar todos los pagos relacionados con dichos derechos al cobro en la siguiente cuenta bancaria abierta a nombre de ABN AMRO Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria en carácter de fiduciario del fideicomiso F/251 arriba identificado:

[Incluir datos de la Cuenta de Ingresos abierta en ABN]

Alternativamente, en caso de resultar más conveniente para ustedes, pueden realizar dichos pagos mediante depósito en cualquiera de las siguientes cuentas abiertas a nombre de ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria, en carácter de fiduciario del Fideicomiso F/251 arriba identificado:

[incluir datos de otras cuentas abiertas en otros bancos conforme a lo que se establece en la Cláusula 7 B del Fideicomiso]

Los pagos que realicen a dichas cuentas implicarán el cumplimiento de sus obligaciones de pago frente a Covisa, por las cantidades así depositadas.

2.

Finalmente, hacemos constar que los derechos al cobro a que se refiere la presente notificación no han sido cedidos a ninguna otra persona y que con anterioridad a ésta fecha no les hemos entregado a ustedes ninguna otra notificación de cesión de los derechos de cobro mencionados a favor de ningún tercero. En caso de que lo anterior no sea correcto, les suplicamos lo informen de inmediato a ABN AMRO Bank México, S.A. al domicilio que aparece al calce, con copia a nosotros.

La presente notificación e instrucciones de pago permanecerá en vigor a partir de esta fecha y hasta que ustedes reciban notificación en contrario por parte del fiduciario del fideicomiso arriba citado.

Mucho les agradeceremos sean tan amables de firmar un ejemplar de la presente por un apoderado debidamente autorizado, y devolvérnosla en señal de reconocimiento y de conformidad con la cesión y con las instrucciones de pago aquí especificadas.

Agradecemos de antemano su atención a la presente y quedamos como siempre a sus amables órdenes.

Atentamente,
Compañía Vidriera, S.A. de C.V.

____________________________
              Por:
                      Cargo: Apoderado

Convenido y aceptado por
[Nombre del Deudor]

________________________
Nombre:
Cargo:
Fecha:
Con copia para:
ABN AMRO Bank (México), S.A.
Institución de Banca Múltiple,
División Fiduciaria,
en carácter de fiduciario del Fideicomiso
Irrevocable de Emisión, Administración y Pago F/251.
Avenida Paseo de la Reforma 77600-320
México, D.F. 01210

ANEXO ”J-3”

FORMATO DE NOTIFICACIÓN DE CESIÓN DE DERECHOS AL COBRO ALCALI Y COMERCIALIZADORA.

(fecha)

[Nombre del Deudor]
[Dirección]

Atención: [*]

Estimados Señores:

Nos referimos a las facturas y otros documentos pendientes de pago por productos vendidos y/o servicios prestados a ustedes por parte de Industria del Álcali, S.A. de C.V. (“Álcali”) y de Comercializadora Álcali, S. de R.L. de C.V. (“Comercializadora”) así como a los derechos al cobro que en el futuro se generen derivados de nuestra relación comercial.

El propósito de la presente es informarles que con el fin de continuar fortaleciendo nuestra situación financiera y contar con mecanismos que nos permitan continuar fabricando para ustedes productos y/o prestándoles servicios de la mejor calidad, con fecha [*] de [*] de 2005 celebramos con ABN AMRO Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria, en carácter de Fiduciario, un Contrato de Fideicomiso Irrevocable de Emisión, Administración y Pago identificado con el número F/251. Dicho fideicomiso constituye un vehículo de emisión que nos permitirá el acceso a nuevas fuentes de financiamiento.

El patrimonio de dicho fideicomiso se constituyó, entre otras cosas, por la cesión de los derechos al cobro que existan a partir del [*] derivados de las facturas, ordenes de cobro, contratos de compraventa, títulos de crédito, comprobantes de embarque, comprobantes de recepción de mercancía o cualquier otro tipo de documento emitido por Álcali o Comercializadora o en su nombre y representación, que ampare productos enviados o servicios prestados a nuestros clientes, así como por la cesión de los derechos al cobro que a partir de dicha fecha se llegaren a derivar de futuras facturas y demás documentos al cobro.

Para cumplir con los fines del fideicomiso, con fecha [*] de [*] de 2004, Álcali y Comercializadora celebraron con el Fiduciario un Contrato de Cesión de Derechos al Cobro, en virtud del cual, entre otras cosas, Álcali y Comercializadora cedieron y transfirieron irrevocablemente al patrimonio del fideicomiso los derechos al cobro que existan a partir del [*] derivados de las facturas emitidas a cargo de ustedes, así como aquellos que en en el futuro a partir de dicha fecha lleguen a emitirse derivadas de nuevas órdenes de compra. Dicho contrato se protocolizó mediante escritura pública No. [*] de fecha [*], otorgada ante la fe del Lic. [*] Notario Público No. [*] de [*] y se presentó para inscripción en el Registro Público de Comercio del domicilio social de Álcali y de Comercializadora.

En vista de lo anterior, con el fin de cumplir con lo establecido en el artículo 389 fracción I de la Ley General de Títulos y Operaciones de Crédito, los artículos 389, 390, 391 y demás aplicables del Código de Comercio, en los artículos 2029, 2032, 2033, 2036 y demás aplicables del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles para los estados de la República Mexicana, por medio de la presente les notificamos que con efectos a partir de [*] de [*] de 2005, Álcali y Comercializadora han cedido irrevocablemente en favor de ABN AMRO Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria, en calidad de Fiduciario del fideicomiso F/251, los derechos al cobro que se deriven de todas las facturas emitidas a su cargo, así como de aquellos derechos al cobro que en el futuro cualquiera de ellas tener frente a ustedes derivados de nuestra relación comercial.

Por lo anterior, por medio de la presente les solicitamos sean tan amables de depositar todos los pagos relacionados con dichos derechos al cobro en la siguiente cuenta bancaria abierta a nombre de ABN AMRO Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria en carácter de fiduciario del fideicomiso F/251 arriba identificado:

[Incluir datos de la Cuenta de Ingresos abierta en ABN]

Alternativamente, en caso de resultar más conveniente para ustedes, pueden realizar dichos pagos mediante depósito en cualquiera de las siguientes cuentas abiertas a nombre de ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria, en carácter de fiduciario del Fideicomiso F/251 arriba identificado:

[incluir datos de otras cuentas abiertas en otros bancos conforme a lo que se establece en la Cláusula 7 B del Fideicomiso]

2.

Los pagos que realicen a dichas cuentas implicarán el cumplimiento de sus obligaciones de pago frente a Álcali o Comercializadora, según sea el caso, por las cantidades así depositadas.

Finalmente, hacemos constar que los derechos al cobro a que se refiere la presente notificación no han sido cedidos a ninguna otra persona y que con anterioridad a ésta fecha no les hemos entregado a ustedes ninguna otra notificación de cesión de los derechos de cobro mencionados a favor de ningún tercero. En caso de que lo anterior no sea correcto, les suplicamos lo informen de inmediato a ABN AMRO Bank México, S.A. al domicilio que aparece al calce, con copia a nosotros.

La presente notificación e instrucciones de pago permanecerá en vigor a partir de esta fecha y hasta que ustedes reciban notificación en contrario por parte del fiduciario del fideicomiso arriba citado.

Agradecemos de antemano su atención a la presente y quedamos como siempre a sus amables órdenes.

Atentamente,
Industria del Álcali, S.A. de C.V.
Comercializadora Álcali, S.A. de R.L. de C.V.

___________________________
                          Por:
                          Cargo: Apoderado

La presente notificación se entregó debidamente a la persona citada al rubro en el domicilio que se indica, el día [*], en presencia de los testigos que suscriben.

Testigo	Testigo

____________________________	___________________________
Nombre:	Nombre:

Con copia para:
ABN AMRO Bank (México), S.A.
Institución de Banca Múltiple,
División Fiduciaria,
en carácter de fiduciario del Fideicomiso
Irrevocable de Emisión, Administración y Pago F/251.
Avenida Paseo de la Reforma 77600-320
México, D.F. 01210

ANEXO ”J-4”
FORMATO DE NOTIFICACIÓN DE CESIÓN DE DERECHOS AL COBRO ALCALI Y COMERCIALIZADORA, CON RECONOCIMIENTO POR PARTE DEL DEUDOR.

(fecha)

[Nombre del Deudor]
[Dirección]

Atención: [*]

Estimados Señores:

Nos referimos a las facturas y otros documentos pendientes de pago por productos vendidos y/o servicios prestados a ustedes por parte de Industria del Álcali, S.A. de C.V. (“Álcali”) y de Comercializadora Álcali, S. de R.L. de C.V. (“Comercializadora”) así como a los derechos al cobro que en el futuro se generen derivados de nuestra relación comercial.

El propósito de la presente es informarles que con el fin de continuar fortaleciendo nuestra situación financiera y contar con mecanismos que nos permitan continuar fabricando para ustedes productos y/o prestándoles servicios de la mejor calidad, con fecha [*] de [*] de 2005 celebramos con ABN AMRO Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria, en carácter de Fiduciario, un Contrato de Fideicomiso Irrevocable de Emisión, Administración y Pago identificado con el número F/251. Dicho fideicomiso constituye un vehículo de emisión que nos permitirá el acceso a nuevas fuentes de financiamiento.

El patrimonio de dicho fideicomiso se constituyó, entre otras cosas, por la cesión de los derechos al cobro que existan a partir del [*] derivados de las facturas, ordenes de cobro, contratos de compraventa, títulos de crédito, comprobantes de embarque, comprobantes de recepción de mercancía o cualquier otro tipo de documento emitido por Álcali o Comercializadora o en su nombre y representación, que ampare productos enviados o servicios prestados a nuestros clientes, así como por la cesión de los derechos al cobro que a partir de dicha fecha se llegaren a derivar de futuras facturas y demás documentos al cobro.

Para cumplir con los fines del fideicomiso, con fecha [*] de [*] de 2004, Álcali y Comercializadora celebraron con el Fiduciario un Contrato de Cesión de Derechos al Cobro, en virtud del cual, entre otras cosas, Álcali y Comercializadora cedieron y transfirieron irrevocablemente al patrimonio del fideicomiso los derechos al cobro que existan a partir del [*] derivados de las facturas emitidas a cargo de ustedes, así como aquellos que en en el futuro a partir de dicha fecha lleguen a emitirse derivadas de nuevas órdenes de compra. Dicho contrato se protocolizó mediante escritura pública No. [*] de fecha [*], otorgada ante la fe del Lic. [*] Notario Público No. [*] de [*] y se presentó para inscripción en el Registro Público de Comercio del domicilio social de Álcali y de Comercializadora.

En vista de lo anterior, con el fin de cumplir con lo establecido en el artículo 389 fracción I de la Ley General de Títulos y Operaciones de Crédito, los artículos 389, 390, 391 y demás aplicables del Código de Comercio, en los artículos 2029, 2032, 2033, 2036 y demás aplicables del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal y de los Códigos Civiles para los estados de la República Mexicana, por medio de la presente les notificamos que con efectos a partir de [*] de [*] de 2005, Álcali y Comercializadora han cedido irrevocablemente en favor de ABN AMRO Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria, en calidad de Fiduciario del fideicomiso F/251, los derechos al cobro que se deriven de todas las facturas emitidas a su cargo, así como de aquellos derechos al cobro que en el futuro cualquiera de ellas pudiera tener frente a ustedes derivados de nuestra relación comercial.

Por lo anterior, por medio de la presente les solicitamos sean tan amables de depositar todos los pagos relacionados con dichos derechos al cobro en la siguiente cuenta bancaria abierta a nombre de ABN AMRO Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria en carácter de fiduciario del fideicomiso F/251 arriba identificado:

[Incluir datos de la Cuenta de Ingresos abierta en ABN]

Alternativamente, en caso de resultar más conveniente para ustedes, pueden realizar dichos pagos mediante depósito en cualquiera de las siguientes cuentas abiertas a nombre de ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria, en carácter de fiduciario del Fideicomiso F/251 arriba identificado:

[incluir datos de otras cuentas abiertas en otros bancos conforme a lo que se establece en la Cláusula 7 B del Fideicomiso]

Los pagos que realicen a dichas cuentas implicarán el cumplimiento de sus obligaciones de pago frente a Álcali o Comercializadora, según sea el caso, por las cantidades así depositadas.

2.

Finalmente, hacemos constar que los derechos al cobro a que se refiere la presente notificación no han sido cedidos a ninguna otra persona y que con anterioridad a ésta fecha no les hemos entregado a ustedes ninguna otra notificación de cesión de los derechos de cobro mencionados a favor de ningún tercero. En caso de que lo anterior no sea correcto, les suplicamos lo informen de inmediato a ABN AMRO Bank México, S.A. al domicilio que aparece al calce, con copia a nosotros.

La presente notificación e instrucciones de pago permanecerá en vigor a partir de esta fecha y hasta que ustedes reciban notificación en contrario por parte del fiduciario del fideicomiso arriba citado.

Mucho les agradeceremos sean tan amables de firmar un ejemplar de la presente por un apoderado debidamente autorizado, y devolvérnosla en señal de reconocimiento y conformidad con la cesión y con las instrucciones de pago aquí especificadas.

Agradecemos de antemano su atención a la presente y quedamos como siempre a sus amables órdenes.

Atentamente,
Industria del Álcali, S.A. de C.V.
Comercializadora Álcali, S.A. de R.L. de C.V.

___________________________
                          Por:
                      Cargo: Apoderado

Convenido y aceptado por
Nombre del Deudor:

________________________
Nombre:
Cargo:
Fecha:

Con copia para:
ABN AMRO Bank (México), S.A.
Institución de Banca Múltiple,
División Fiduciaria,
en carácter de fiduciario del Fideicomiso
Irrevocable de Emisión, Administración y Pago F/251.
Avenida Paseo de la Reforma 77600-320
México, D.F. 01210

ANEXO “K”

LISTA DE LIMITES DE CONCENTRACION POR CLIENTE SUPERIORES A 3% APLICABLES A CLIENTES ESPECIFICOS EN LA FECHA DE CELEBRACION DEL CONTRATO.

A continuación se incluye una lista de los Límites de Concentración por Cliente superiores a 3% (tres por ciento) aplicables a Clientes específicos en la fecha de celebración del Contrato de Cesión. Los porcentajes aquí indicados podrán modificarse durante la vigencia del Contrato de Cesión de conformidad con las estipulaciones del mismo. Asimismo, durante la vigencia del Contrato de Cesión podran añadirse otros Clientes específicos cuyos Derechos al Cobro podrán tener Límites de Concentración por Cliente superiores a 3% (tres por ciento).

Cliente	Límite de Concentración
Cerveceria Modelo	13%
Nestlé de México	7.5%
Avón	6%

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUING TRUST; (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL “ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, OR (E) OTHERWISE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF ITS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,”“UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE TRUSTEE HAS THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (B), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, A WRITTEN INSTRUMENT OF TRANSFER DELIVERED BY THE TRANSFEROR TO THE INDENTURE TRUSTEE.

ESTE CERTIFICADO NO HA SIDO REGISTRADO DE ACUERDO CON LA LEY DE VALORES DE LOS ESTADOS UNIDOS DE AMÉRICA VIGENTE Y SUS MODIFICACIONES (U.S. SECURITIES ACT OF 1933, AS AMENDED) (“SECURITIES ACT”), Y POR LO TANTO NO PODRÁ SER OFRECIDO O VENDIDO DENTRO DE LOS ESTADOS UNIDOS DE AMÉRICA, O PARA LA CUENTA O BENEFICIO DE “PERSONAS DE EU” (“U.S. PERSONS”) EXCEPTO CONFORME A LO SEŇALADO EN LA SIGUIENTE ORACIÓN. CON MOTIVO DE SU ADQUISICIÓN, EL TENEDOR (1) DECLARA (A) QUE ES UN “COMPRADOR CALIFICADO INSTITUCIONAL” (“QUALIFIED INSTITUTIONAL BUYER”) (SEGÚN SE DEFINE EL TÉRMINO EN LA “REGLA 144” (“RULE 144”) BAJO EL “SECURITIES ACT”) O (B) ES UN “INVERSIONISTA ISTITUCIONAL ACREDITADO” (“INSTITUTIONAL ACCREDITED INVESTOR”) DE ACUERDO AL SIGNIFICADO EN EL SUBPÁRRAFO (A)(1), (2), (3) O (7) DE LA “REGLA 501” (“RULE 501”) BAJO EL “SECURITIES ACT”, O (C) NO ES UN “U.S. PERSON” Y ESTÁ ADQUIRIENDO EL CERTIFICADO EN UNA “OPERACIÓN OFFSHORE” (“OFFSHORE TRANSACTION”) DE ACUERDO CON LO ESTABLECIDO POR LA REGLAMENTACION “S” (“REGULATION S”) BAJO EL “SECURITIES ACT”, (2) ESTÁ DE ACUERDO CON QUE, DENTRO DEL PERIODO DE TIEMPO SEŇALADO EN LA “REGLA 144(K)” (“RULE 144(K)”) BAJO EL “SECURITIES ACT” VIGENTE A LA FECHA DE TRANSFERENCIA DE ESTE CERTIFICADO, NO VENDERÁ O TRANSFERIRÁ DE OTRA FORMA ESTE CERTIFICADO EXCEPTO (A) AL FIDEICOMISO EMISOR; (B) FUERA DE LOS ESTADOS UNIDOS DE AMÉRICA EN UN “OFFSHORE TRANSACTION” DE ACUERDO A LO ESTABLECIDO POR LA “REGLA 904” (“RULE 904”) DEL “REGULATION S” BAJO EL “SECURITIES ACT”; (C) DENTRO DE LOS ESTADOS UNIDOS DE AMÉRICA A UN “QUALIFIED INSTITUTIONAL BUYER” EN CUMPLIMIENTO DE LO ESTABLECIDO POR LA “REGLA 144A” (“RULE 144A”) BAJO EL “SECURITIES ACT”; (D) DENTRO DE LOS ESTADOS UNIDOS DE AMÉRICA A UN “INSTITUTIONAL ACCREDITED INVESTOR” DE ACUERDO CON LO ESTABLECIDO POR EL SUBPÁRRAFO (A)(1), (2), (3) O (7) DEL “RULE 501” BAJO EL “SECURITIES ACT”; O (E) BAJO CUALQUIER OTRA EXCEPCIÓN A LOS REQUISITOS DE REGISTRO BAJO EL “SECURITIES ACT”; Y (3) ACUERDA QUE LE ENTREGARÁ A CADA PERSONA A LA QUE SE LE TRANFIERA ESTE CERTIFICADO UNA NOTIFICACION SUBSTANCIALMENTE EN LA FORMA DE ESTA LEYENDA. CON RESPECTO A CUALQUIER TRANSFERENCIA DE ESTE CERTIFICADO DENTRO DEL PERIODO DE TIEMPO SEŇALADO ARRIBA, EL TENEDOR DEBERÁ MARCAR LA CASILLA APROPIADA EN EL REVERSO DE ESTE CERTIFICADO EN RELACIÓN CON LA FORMA DE TRANSFERENCIA Y DEBERÁ ENTREGAR ESTE CERTIFICADO AL FIDUCIARIO. LOS TÉRMINOS “OFFSHORE TRANSACTION”, ESTADOS UNIDOS DE AMÉRICA (“UNITED STATES”), Y “U.S. PERSON” USADOS EN ESTA LEYENDA TIENEN EL SIGNIFICADO SEŇALADO EN EL “REGULATION S” BAJO EL “SECURITIES ACT”. EL FIDUCIARIO TIENE EL DERECHO PREVIA OFERTA, VENTA O TRANSFERENCIA BAJO LAS CLÁUSULAS (B), (D) O (E) ANTERIORES, A REQUERIR EL OTORGAMIENTO DE UNA OPINIÓN LEGAL, CERTIFICACIÓN Y/U

OTRA INFORMACIÓN QUE ESTIME SATISFACTORIA, Y EN CADA UNO DE LOS CASOS SEŇALADOS ANTERIORMENTE, UN INSTRUMENTO POR ESCRITO EN EL QUE CONSTE LA TRANSFERENCIA ENTREGADO POR EL VENDEDOR.

EL REGISTRO EN LA SECCIÓN ESPECIAL DEL REGISTRO NACIONAL DE VALORES QUE DEPENDE DE LA COMISIÓN NACIONAL BANCARIA Y DE VALORES DE MÉXICO, NO IMPLICA CERTIFICACIÓN DE LA CALIDAD DE INVERSIÓN DE LOS CERTIFICADOS O LA SOLVENCIA DEL EMISOR. LOS CERTIFICADOS NO HAN SIDO REGISTRADOS EN LA SECCIÓN DE VALORES DEL REGISTRO NACIONAL DE VALORES Y POR LO TANTO, LOS CERTIFICADOS NO ESTÁN SUJETOS A OFERTA PÚBLICA O INTERMEDIACIÓN EN MÉXICO. LA COMPRA DE LOS CERTIFICADOS POR CUALQUIER INVERSIONISTA DE NACIONALIDAD MEXICANA SE LLEVARÁ A CABO BAJO LA SOLA RESPONSABILIDAD DE DICHO INVERSIONISTA.

CERTIFICADOS SUBORDINADOS

EMITIDOS POR ABN AMRO BANK (MÉXICO), S.A., INSTITUCIÓN DE BANCA
 MÚLTIPLE, DIVISIÓN FIDUCIARIA, COMO FIDUCIARIO DEL FIDEICOMISO
NÚMERO F/251, POR UN MONTO TOTAL EN DÓLARES, MONEDA DE CURSO
 LEGAL DE LOS ESTADOS UNIDOS DE AMÉRICA

EUA$19,000,000.00
(DIECINUEVE MILLONES DE DÓLARES 00/100)

ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria, como fiduciario (el “Fiduciario Emisor”) en el Contrato de Fideicomiso Irrevocable de Emisión, Administración y Pago No. F/251 (el “Fideicomiso”), que se constituyó con el fin principal de emitir certificados bursátiles preferentes y certificados subordinados, se obliga a pagar incondicionalmente, en los términos que a continuación se indican y de conformidad con lo establecido en el Fideicomiso, la cantidad en moneda de curso legal de los Estados Unidos de América (“Dólares”), de EUA$19,000,000.00 (Diecinueve Millones de Dólares 00/100), más los intereses correspondientes en las fechas que más adelante se señalan, en el domicilio de cada uno de los tenedores de los certificados subordinados (los “Tenedores Subordinados”), mediante transferencia electrónica a la cuenta que para dichos efectos designe el Tenedor Subordinado que corresponda, en fondos inmediatamente disponibles. El presente documento (el “Título Subordinado”) se emite al amparo de la emisión de 38 (Treinta y Ocho) certificados subordinados (los “Certificados Subordinados”):

1.	Valor Nominal de los Certificados Subordinados.	EUA$500,000.00 (Quinientos Mil Dólares 00/100), cada uno.
2.	Moneda de los Certificados Subordinados.	Todos los pagos de principal e intereses serán efectuados en Dólares, en fondos inmediatamente disponibles.
3.	Fecha de Emisión de los Certificados Subordinados.	31 de marzo de 2005.

4.	Destino de los Recursos de los Certificados Subordinados.
En el momento en que se reciban los recursos derivados de la emisión de los Certificados Subordinados, el Fiduciario Emisor, de conformidad con lo establecido en el inciso A de la Cláusula 8 del Fideicomiso, destinará dichos recursos: (i) en la proporción que corresponda, al pago de los Gastos de la Emisión; (ii) a la constitución, en la proporción que corresponda, del Fondo de Mantenimiento de la Emisión con la cantidad necesaria para pagar los Gastos de Mantenimiento de la Emisión el primer mes siguiente a la Fecha de la Emisión, y (iii) el resto del producto de la emisión y colocación de los Certificados Subordinados, al pago a los Fideicomitentes por la cesión inicial de los Derechos Elegibles y por la cesión inicial de los Derechos No Elegibles conforme a lo que se establece en el Fideicomiso y en el Contrato de Cesión, y cualquier remanente, si lo hubiere, al Fondo General.

5.	Plazo de la Emisión.
Los Certificados Subordinados tendrán una vigencia máxima de 1,820 (Un Mil Ochocientos Veinte) días, es decir, de aproximadamente 5 (cinco) años contados a partir de la Fecha de Emisión de los Certificados Subordinados (la “Fecha de Amortización”), en el entendido, sin embargo, de que los Certificados Subordinados podrán ser amortizados con anterioridad a la Fecha de Amortización a partir de los 4 (cuatro) años de la vigencia de la emisión de los Certificados Subordinados (la “Fecha Esperada de Prepago”), sin que para ello se requiera de la aprobación o consentimiento de los Tenedores Subordinados y sin que aplique prima o pago adicional alguno.

6.	Periodo de Revolvencia.
El periodo mediante el cual el Fiduciario Emisor adquirirá Derechos al Cobro conforme al Contrato de Fideicomiso y el Contrato de Cesión será de 1,456 (Un Mil Cuatrocientos Cincuenta y Seis) días, es decir, aproximadamente 4 (cuatro) años, contados a partir de la Fecha de Emisión de los Certificados Subordinados, salvo por lo previsto en el presente Título Subordinado para el caso de Amortización Anticipada.

7.	Fecha Esperada de Prepago.	26 de marzo de 2009.
8.	Fecha de Amortización.	25 de marzo de 2010.
9.	Lugar de Pago de Principal e Intereses.
Los pagos de principal y los intereses devengados respecto de los Certificados Subordinados se efectuarán en el domicilio de cada uno de los Tenedores Subordinados, mediante transferencia electrónica en fondos inmediatamente disponibles, a la cuenta que para dichos efectos designe el Tenedor Subordinado que corresponda.
10.	Fecha de Amortización de Principal.
El monto de principal de los Certificados Subordinados será pagado en la Fecha de Amortización o, en su caso, a partir de la Fecha Esperada de Prepago y hasta la Fecha de Amortización de Certificados Subordinados, contra la entrega del presente Titulo Subordinado o de las constancias o certificaciones que expida el Fiduciario Emisor para dichos efectos, siempre y cuando el principal e intereses devengados por los Certificados Bursátiles Preferentes hayan sido pagados en su totalidad por el Fiduciario Emisor, de conformidad con los términos y condiciones establecidos en el Título de los Certificados Bursátiles Preferentes.

11.	Tasa de Interés
La tasa de interés de los Certificados Subordinados será del 10.75% (diez punto setenta y cinco por ciento) anual sobre el saldo insoluto del principal (la “Tasa de Interés”) Los intereses (sean ordinarios o moratorios) deberán ser calculados sobre el número exacto de días de calendario realmente transcurridos en el periodo de intereses sobre una base de un año de 360 (trescientos sesenta) días.

12.	Pago de Intereses.
Los intereses que devenguen los Certificados Subordinados serán pagaderos cada 28 (veintiocho) días a partir de la Fecha de Emisión de Certificados Subordinados, de conformidad con el siguiente calendario, en el entendido de que si una fecha de pago de intereses resulta ser un día inhábil, la fecha de pago de intereses correspondiente será el Día Hábil inmediato siguiente:

NO.	Fecha de Pago de Intereses	NO.	Fecha de Pago de Intereses
1	28/04/05	33	11/10/07
2	26/05/05	34	08/11/07
3	23/06/05	35	06/12/07
4	21/07/05	36	03/01/08
5	18/08/05	37	31/01/08
6	15/09/05	38	28/02/08
7	13/10/05	39	27/03/08
8	10/11/05	40	24/04/08

9	08/12/05	41	22/05/08
10	05/01/06	42	19/06/08
11	02/02/06	43	17/07/08
12	02/03/06	44	14/08/08
13	30/03/06	45	11/09/08
14	27/04/06	46	09/10/08
15	25/05/06	47	06/11/08
16	22/06/06	48	04/12/08
17	20/07/06	49	02/01/09
18	17/08/06	50	29/01/09
19	14/09/06	51	26/02/09
20	12/10/06	52	26/03/09
21	09/11/06	53	23/04/09
22	07/12/06	54	21/05/09
23	04/01/07	55	18/06/09
24	01/02/07	56	16/07/09
25	01/03/07	57	13/08/09
26	29/03/07	58	10/09/09
27	26/04/07	59	08/10/09
28	24/05/07	60	05/11/09
29	21/06/07	61	03/12/09
30	19/07/07	62	31/12/09
31	16/08/07	63	28/01/10
32	13/09/07	64	25/02/10
		65	25/03/10

13.	Fuente de Pago de Principal e Intereses.
Todos los pagos que deban hacerse conforme al presente Título Subordinado se realizarán exclusivamente con recursos provenientes del Fondo General, o, en su caso de la Cuenta de la Garantía, de conformidad con lo establecido en el Fideicomiso. Cada una de las fechas en las que deban verificarse pagos de intereses o pago de principal de los Certificados Subordinados, serán identificadas conjuntamente como “Fechas de Pago”.

14.	Intereses Moratorios.
En caso de incumplimiento en el pago de principal o intereses de los Certificados Subordinados, en sustitución de la Tasa de Interés arriba indicada se devengarán intereses moratorios sobre el principal insoluto de los Certificados Subordinados a una tasa igual a la Tasa de Interés, más 2 (dos) puntos porcentuales. Los intereses moratorios serán pagaderos a la vista desde la fecha en que tenga lugar el incumplimiento y hasta que la suma no pagada haya quedado íntegramente cubierta.

15.	Impuestos; Pagos Adicionales.
La suma principal y los intereses que devenguen los Certificados Subordinados (sean ordinarios o moratorios), serán pagados por el Fiduciario Emisor libres y sin deducción por cualesquier impuestos, presentes o futuros, tributos, contribuciones, cargas, deducciones o retenciones de cualquier naturaleza que se impongan o generen en cualquier tiempo por cualquier autoridad política o fiscal competente de los Estados Unidos Mexicanos.

En caso de que la ley obligue al Fiduciario Emisor a efectuar cualesquiera de dichas deducciones, entonces el Fiduciario Emisor pagará las cantidades adicionales que sean necesarias a fin de que las cantidades netas recibidas por los Tenedores Subordinados (incluyendo dichas cantidades adicionales) después de que dicha retención o deducción sea hecha, sean iguales a las cantidades totales de intereses (sean ordinarios o moratorios) que los Tenedores Subordinados hubieran recibido de no haberse hecho dichas retenciones o deducciones. El Fiduciario Emisor enterará las cantidades correspondientes conforme a la ley aplicable y entregará a los Tenedores Subordinados copias de las constancias oficiales correspondientes.

16.	Posibles Adquirentes.
Los Certificados Subordinados podrán ser libremente adquiridos en los Estados Unidos de América por “Institutional Accredited Investors” bajo la Regulación D, por “Qualified Institutional Buyers” conforme a la Regla 144A y en venta fuera de los Estados Unidos de América bajo la Regulación S u otras excepciones a las normas de registro aplicables conforme a la Ley de Valores (“Securities Act of 1933”, as amended) de los Estados Unidos de América.

17.	Lugar de Colocación.	Nueva York, Nueva York, Estados Unidos de América.

18.	Intermediario Colocador.	ABN AMRO Incorporated.
19.	Subordinación.
Los Certificados Subordinados tendrán por objeto obtener los recursos adicionales necesarios para adquirir Derechos al Cobro y mantener las reservas que constituirán el Aforo de la emisión para beneficio de los Tenedores Preferentes.

La amortización y pago total o parcial respecto de los Certificados Subordinados (y de otras cantidades pagaderas en relación con los mismos, incluyendo, sin limitar, cualquier pago o amortización anticipada u otros pagos, ya sea que los mismos se encuentren o no programados) se encontrará subordinada y el derecho a recibir dichos pagos respecto de los mismos, se encontrará sujeto a, el pago previo y total de los Certificados Bursátiles Preferentes (excepto por las cantidades que se encontraren depositadas en la Cuenta de la Garantía mismas que siempre podrán utilizarse para el pago de cualquier cantidad adeudada respecto de los Certificados Subordinados). Por lo tanto, el Fiduciario Emisor deberá utilizar el Patrimonio del Fideicomiso para el pago de los Certificados Subordinados únicamente en la medida en que baste y alcance después de separar las cantidades necesarias (excepto por las cantidades depositadas en la Cuenta de la Garantía) para el pago total y completo de los Certificados Bursátiles Preferentes, de conformidad con lo establecido en el Fideicomiso.

20.	Obligaciones de Hacer y de No Hacer del Fiduciario Emisor.
I.	Obligaciones de Hacer.
El Fiduciario Emisor se sujeta a las siguientes obligaciones de hacer:

a) Proporcionar a los Tenedores de los Certificados Subordinados:

(i) Tan pronto como estén disponibles y en todo caso dentro de los 20 (veinte) días naturales siguientes al cierre de cada trimestre a partir de la Fecha de Emisión de los Certificados Subordinados, los estados financieros del Fideicomiso que incluyan estado de situación financiera y estados de pérdidas y ganancias y de origen y aplicación de recursos de dicho Fideicomiso por dicho trimestre, debidamente suscritos por el delegado fiduciario;
(ii) Tan pronto como estén disponibles y en todo caso dentro del plazo que al efecto establezcan las disposiciones legales aplicables para la entrega de información financiera, un ejemplar de los estados financieros del Fideicomiso para el ejercicio fiscal inmediato anterior, que incluya el estado de situación financiera y estados de pérdidas y ganancias y de origen y aplicación de recursos de dicho Fideicomiso, dictaminados por los Auditores Externos;

(iii) Tan pronto como estén disponibles y en todo caso al siguiente Día Hábil de aquél en que los reciba, copia de los reportes mensuales que expida el Administrador Maestro, el Administrador o el Sub-Administrador, al amparo del Contrato de Administración, de los Contratos Maestros de Servicios, de los Contratos de Servicios o de los Sub-Contratos de Servicios, según sea el caso;

(iv) Cualquier otra información relevante y razonable relativa a la situación financiera y del estado que guarda el Fideicomiso, que le soliciten los Tenedores Subordinados o que deba ser entregada de conformidad con los términos de dicho Fideicomiso, dentro de los plazos que ahí se establezcan.

b) Utilizar los recursos derivados de la colocación de los Certificados Subordinados para adquirir de los Fideicomitentes los Derechos al Cobro, y para los demás conceptos autorizados en los términos del Fideicomiso;

c) Mantener en el Patrimonio del Fideicomiso, todos los derechos derivados de los Derechos al Cobro que adquiera o que de cualquier manera sean afectados en el Fideicomiso por los Fideicomitentes, salvo en los casos expresamente previstos en el Fideicomiso o en el Contrato de Cesión;

d) Mantener la inscripción de los Certificados Subordinados en la Sección Especial del RNV;

e) Aplicar los recursos líquidos que se obtengan del Fideicomiso, precisamente en los términos y en el orden de aplicación previsto en el mismo;

f) Mantener y llevar los registros contables que corresponden al Fideicomiso, a fin de reflejar razonablemente su posición financiera y los resultados de sus operaciones de acuerdo con los principios de contabilidad generalmente aceptados en México;

g) Cumplir en todos sus términos con los términos y condiciones establecidos en (i) el Fideicomiso, (ii) el Contrato de Cesión, (iii) el Contrato de Administración, (iv) los Contratos Maestros de Servicios, (v) los Contratos de Servicios, y (vi) los Sub-Contratos de Servicios, respectivamente, y

h) Cumplir con todos los requerimientos de información a que esté obligado en términos de la Ley del Mercado de Valores y de las disposiciones aplicables de carácter general.

II.	Obligaciones de No Hacer.
El Fiduciario Emisor se obliga a abstenerse de lo siguiente durante la Vigencia de la Emisión:

a) Realizar operaciones distintas a las previstas en el Fideicomiso, y en los demás Contratos de la Operación, y

b) Modificar sustancialmente los términos y condiciones del Fideicomiso de manera que pueda afectar los derechos de los Tenedores Subordinados, sin el previo consentimiento de dichos tenedores, salvo en aquellos casos que dicho Fideicomiso así lo prevea expresamente.

21.	Amortización Anticipada.
El incumplimiento con cualquier pago de intereses en cualquier Fecha de Pago de Intereses correspondiente será Causa de Incumplimiento y dará lugar a la terminación del Periodo de Revolvencia y a la amortización anticipada de los Certificados Bursátiles Preferentes. Adicionalmente, el incumplimiento con el pago de principal de los Certificados Bursátiles Preferentes en la Fecha de Amortización será Causa de Incumplimiento.

Los Eventos de Amortización Anticipada serán los estipulados en el párrafo A.7. de la Cláusula 11 del Fideicomiso. En caso de que se presente cualquiera de los eventos descritos en los incisos a), c), d), e) y f) del párrafo A.7. de la Cláusula 11 del Fideicomiso, terminará el Periodo de Revolvencia y el Fiduciario deberá proceder a la amortización anticipada de los Certificados Bursátiles Preferentes. Adicionalmente, en el supuesto de que se inicie un procedimiento involuntario de concurso mercantil o quiebra de cualquiera de los Fideicomitentes conforme a lo que se menciona en la segunda parte del inciso f) del párrafo A.7. de la Cláusula 11 del Fideicomiso, o de que se presente cualquier otro Evento de Amortización Anticipada, la asamblea de Tenedores Preferentes podrá decretar la amortización anticipada de los Certificados Bursátiles Preferentes en cuyo caso el Periodo de Revolvencia terminará.

Los Tenedores Subordinados no podrán decretar la amortización anticipada de los Certificados Subordinados a menos que la asamblea de Tenedores Preferentes hubiere decretado la amortización anticipada de los Certificados Bursátiles Preferentes. En caso de que la asamblea de Tenedores Preferentes haya decretado la amortización anticipada de los Certificados Bursátiles Preferentes se considerará que los Tenedores Subordinados han decretado la amortización anticipada de los Certificados Subordinados.

En los casos de terminación del Período de Revolvencia conforme a lo anterior, el Fiduciario Emisor deberá proceder a la amortización anticipada de los Certificados Subordinados, después de haber hecho el pago total de los Certificados Bursátiles Preferentes.

En caso de que proceda la amortización anticipada de los Certificados Bursátiles Preferentes y, una vez amortizados y pagados en su totalidad los Certificados Bursátiles Preferentes, los Tenedores Subordinados tendrán derecho a recibir el monto total de principal y los intereses devengados y no pagados de los Certificados Subordinados, hasta la fecha en que se haga la amortización anticipada total de los mismos.

22.	Garantía.	Los Certificados Subordinados estarán garantizados por Vitro, S.A. de C.V.
23	Cuenta de la Garantía.
En caso de que ocurra cualquiera de los eventos que se mencionan a continuación y el Fiduciario Emisor reciba instrucciones por escrito al efecto por parte del Administrador Maestro con copia a los Tenedores Subordinados, a los Fideicomitentes y a las Agencias Calificadoras, y siempre que los Certificados Bursátiles Preferentes estén al corriente en el pago de todas las cantidades adeudadas de capital e intereses, el Fiduciario Emisor separará del Fondo General las cantidades que le indique por escrito el Administrador Maestro y las depositará en la Cuenta de la Garantía hasta que el saldo total de dicha cuenta alcance US$1’500,000.00 (un millón quinientos mil Dólares 00/100) o su equivalente en moneda nacional, en el entendido de que en cada ocasión el Administrador Maestro deberá instruir el depósito de la mayor cantidad que se encuentre disponible en el Fondo General a efecto de alcanzar cuanto antes el saldo total indicado. Una vez que el saldo total de la Cuenta de la Garantía llegue a dicha cantidad, el Fiduciario Emisor dejará de depositar cantidad alguna en dicha cuenta. El Administrador Maestro deberá proporcionar dichas instrucciones al Fiduciario Emisor siempre que haya verificado la existencia de cualquiera de los supuestos que se mencionan a continuación, en el entendido de que el Administrador Maestro deberá proceder a realizar dicha verificación por sí mismo o cuando medie petición escrita para ello por parte de la mayoría de los Tenedores Subordinados.

Una vez que desaparezca o se subsane el evento que hubiere dado lugar al depósito de cantidades en la Cuenta de la Garantía y en los demás casos en los que así se establezca en los documentos que se hubieren celebrado con los Tenedores Subordinados, el Fiduciario Emisor podrá hacer retiros de las cantidades que se hubieren depositado en la Cuenta de la Garantía y transferirlas al Fondo General, de acuerdo con instrucciones expresas por escrito para ello por parte de la mayoría de los Tenedores Subordinados con copia al Administrador Maestro.

Los eventos a los que se refieren los párrafos anteriores son los que se describen a continuación:

a) En caso de que cualquier autoridad judicial competente determine que Vitro, S.A. de C.V. es insolvente;

b) En caso de que (A) se instituya ante cualquier autoridad judicial competente un procedimiento con el fin de (i) declarar a Vitro, S.A. de C.V. en concurso mercantil o quiebra, o (ii) nombrar un síndico, liquidador, interventor, o cualquier funcionario con funciones similares respecto de la totalidad o una parte sustancial de los bienes propiedad de Vitro, S.A. de C.V., siempre y cuando, en los dos casos antes mencionados, dicha resolución u orden no sea declarada improcedente dentro de los 60 (sesenta) días posteriores a la fecha en que dicha resolución u orden hubiere sido emitida, o (B) en caso de que Vitro, S.A. de C.V. (i) inicie de manera voluntaria cualquier procedimiento para ser declarado en concurso mercantil o quiebra, o (ii) consienta en el nombramiento de un síndico, liquidador, interventor, o cualquier funcionario con funciones similares respecto de la totalidad o una parte sustancial de los bienes propiedad de Vitro, S.A. de C.V., o (iii) lleve a cabo la cesión general de sus bienes a favor de sus acreedores;

c) En caso de que Vitro, S.A. de C.V. incumpla en el pago de cualquier adeudo por una suma principal de US$25,000,000.00 (Veinticinco Millones de Dólares 00/100) o más, y siempre y cuando haya transcurrido cualquier período para subsanar que resulte aplicable;

d) En caso de que Vitro, S.A. de C.V. incumpla con sus obligaciones financieras establecidas en la Cláusula 3.08 del “Indenture” del Bono 2013. En caso de que dicho Bono fuere pagado anticipadamente, entonces los Tenedores Subordinados y el Fiduciario Emisor deberán convenir en obligaciones financieras similares a las establecidas en el “Indenture” del Bono 2013.

e) En caso de que cualquier declaración hecha por Vitro, S.A. de C.V. en favor de cualquier Tenedor Subordinado en cualquier documentación relacionada con la Emisión o con la adquisición de los Certificados Bursátiles Subordinados resultare ser falsa en cualquier aspecto de importancia.

24.	Registro y Títulos.
1. Inscripciones. El Fiduciario Emisor mantendrá un registro total y completo que deberá mostrar: (i) el número total de Certificados Subordinados emitidos por el Fideicomiso y colocados en el extranjero por ABN AMRO Incorporated; (ii) el nombre, nacionalidad y domicilio de cada uno de los Tenedores Subordinados; (iii) todas las transmisiones de los Certificados Subordinados que le sean dadas a conocer al Fiduciario Emisor conforme al inciso 4 siguiente; (iv) cualquier cancelación de Certificados Subordinados, y (iv) una vez que los Certificados Bursátiles Preferentes sean amortizados en su totalidad, cualquier amortización o pago de los Certificados Subordinados (el “Registro de Tenedores Subordinados”).

2. Tenedores Subordinados Registrados. El Fiduciario Emisor considerará como Tenedores Subordinados a las personas que estén registradas como tenedores de dichos Certificados Subordinados en el Registro de Títulos Subordinados.

3. Registro de Transmisiones. Cualquier adquirente de un Certificado Subordinado, mediante solicitud por escrito al Fiduciario Emisor, podrá (i) solicitar que lleven a cabo los asientos necesarios en el Registro de Tenedores Subordinados a fin de reflejar la transmisión de que se trate y, en dicho caso, el Fiduciario Emisor hará los asientos correspondientes en el Registro de Tenedores Subordinados para registrar a dicho nuevo adquirente, contra la entrega de copia simple de la documentación en la que se haga constar la transmisión correspondiente, y (ii) en caso de ser necesario, que canjee el Título Subordinado y/o lo subdivida para reflejar la transmisión de Certificados Subordinados.

4. Firmas. Ningún título dará derecho a los beneficios con los que cuentan los Tenedores Subordinados, a menos que haya sido suscrito por dos representantes autorizados del Fiduciario Emisor y haya sido firmado en original. Los títulos que ostenten la firma de los representantes debidamente autorizados del Fiduciario Emisor obligarán al Fiduciario Emisor en los términos del Fideicomiso a pesar de que dichos representantes hubieren dejado de serlo antes de la entrega de dicho título.

5. Transmisiones. La propiedad de un Certificado Subordinado que esté documentado en un título, será transferida mediante la cesión y entrega de dicho Certificado Subordinado al adquirente. Conjuntamente, deberá completarse el formulario adjunto (“Assignment Form”) al final de este Certificado Subordinado, y cumplirse con la entrega de todas las opiniones legales y otras certificaciones que pueda requerir el Fiduciario Emisor para la validez de dicha cesión. Sin embargo, hasta que la transferencia de un título representativo de un Certificado Subordinado haya sido registrada en el Registro de Tenedores Subordinados, conforme a lo que se establece en el inciso 3 anterior, el Fiduciario Emisor no obstante cualquier aviso en contrario, podrá tratar al tenedor registrado de dicho Certificado Subordinado como el propietario del mismo para el ejercicio de los derechos que le correspondan.

28.	Ley Aplicable y Jurisdicción.
Los Certificados Subordinados se regirán por y se deberán interpretar de acuerdo con las leyes de los Estados Unidos Mexicanos. Los Tenedores Subordinados mediante la adquisición de Certificados Subordinados, se sujetan a la jurisdicción de los tribunales competentes ubicados en el Distrito Federal, y renuncian a cualquier fuero que por concepto de sus domicilios presentes o futuros pudiere corresponderles.
29.	Definiciones.
	“Administrador”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Administrador Maestro”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Administrador Maestro Sustituto”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Administrador Sustituto”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Álcali”	significa Industria del Álcali, S.A. de C.V.
	“Amortización Anticipada”	tiene el significado que se le atribuye a dicho término en la Sección 21 del presente Título Subordinado.
	“Causas de Incumplimiento”	tiene el significado que se le atribuye a dicho término en el Fideicomiso
“Certificados Bursátiles Preferentes”
significa los certificados bursátiles por la cantidad total de $550,000,000.00 (quinientos cincuenta millones de Pesos 00/100) al momento de su emisión, distintos a los Certificados Subordinados que el Fiduciario Emisor emitirá en cumplimiento de los fines del Fideicomiso.

	“Certificados Subordinados”	significa los 38 (treinta y ocho) certificados subordinados emitidos al amparo del presente Título Subordinado.
	“Comercializadora”	significa Comercializadora Álcali, S. de R.L. de C.V.
	“Contrato de Administración”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Contrato de Cesión”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Contrato de Colocación de Certificados Subordinados”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Contrato de Servicios Álcali”	tiene el significado que se le atribuye a dicho término

en el Fideicomiso.
“Contrato de Servicios Comercializadora”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
“Contrato de Servicios Covisa”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
“Contratos de Servicios”	significa conjuntamente el Contrato de Servicios Covisa, el Contrato de Servicios Álcali y el Contrato de Servicios Comercializadora.
“Contrato Maestro de Servicios Álcali”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
“Contrato Maestro de Servicios Comercializadora”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
“Contrato Maestro de Servicios Covisa”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
“Contratos Maestros de Servicios”	significa conjuntamente el Contrato Maestro de Servicios Covisa, el Contrato Maestro de Servicios Álcali y el Contrato Maestro de Servicios Comercializadora.
“Contratos de la Operación”
significa conjuntamente el Fideicomiso, el Contrato de Cesión, el Contrato de Administración, los Contratos Maestros de Servicios, los Contratos de Servicios, los Sub-Contratos de Servicios y los Contratos de Colocación.

“Covisa”	significa Compañía Vidriera, S.A. de C.V.
“Cuenta de la Garantía”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
“Cuentas y Fondos del Fideicomiso”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
“Derechos al Cobro”	significa conjuntamente los Derechos al Cobro Álcali, los Derechos al Cobro Covisa y los Derechos al Cobro Comercializadora.
“Derechos al Cobro Álcali”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
“Derechos al Cobro Cedidos”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.

“Derechos al Cobro Comercializadora”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
“Derechos al Cobro Covisa”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
“Día Hábil”
significa cualquier día en el cual los bancos comerciales no estén autorizados u obligados a cerrar tanto en la Ciudad de Nueva York, Estados Unidos Mexicanos, como en el Distrito Federal, Estados Unidos Mexicanos.

“Dólar”, y el signo “US$”,	significa la moneda de curso legal en los Estados Unidos de América.
“Emisión”	significa la emisión de Certificados Subordinados que ampara el presente Título Subordinado.
“Eventos de Amortización Anticipada”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
“Fecha de Amortización de Principal”	tiene el significado que se le atribuye a dicho término en la Sección 10 del presente Título Subordinado.
“Fecha de Emisión”	significa el 31 de marzo de 2005.
“Fecha de Amortización”	tiene el significado que se le atribuye a dicho término en la Sección 5 del presente Título Subordinado.
“Fecha Esperada de Prepago”	tiene el significado que se le atribuye a dicho término en la Sección 5 del presente Título Subordinado.
“Fideicomiso”
significa el Contrato de Fideicomiso Irrevocable de Emisión, Administración y Pago No. F/251 de fecha [*] de 22 de marzo de 2005, celebrado entre el Fiduciario Emisor, en su calidad de fiduciario, Covisa, Álcali y Comercializadora, en su calidad de Fideicomitentes y el Representante Común.

“Fideicomitentes”	Significa conjuntamente Covisa, Álcali y Comercializadora o sus causahabientes y cesionarios permitidos, en calidad de fideicomitentes del Fideicomiso.
“Fiduciario Emisor”	significa ABN AMRO Bank (México), S.A. Institución de Banca Múltiple, División Fiduciaria, o cualquier sucesor del mismo.
“Fondo de Mantenimiento de la Emisión”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.

Ciudad de México, México, 31 de marzo de 2005.

ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria _______________________________ Arturo Fernández García Delegado Fiduciario	ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria _______________________________ Horacio Flores Rodríguez Delegado Fiduciario

ANEXO “A”

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:_______________	Your Signature:_______________________

Sign exactly as your name appears on the Registry of the Trustee.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuing Trust, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	ÿ	to the Issuing Trust; or
(2)	ÿ
inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	ÿ	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933:
(4)	ÿ
to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that is purchasing Securities in a minimum principal amount of $250,000 and that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee);

(5)	ÿ	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933; or
(6)	ÿ	to a nominee of the undersigned or from one nominee of the undersigned to another not in a change of registered ownership not involving any change in beneficial ownership.

II.	Obligaciones de No Hacer.
El Fiduciario Emisor se obliga a abstenerse de lo siguiente durante la Vigencia de la Emisión:

a) Realizar operaciones distintas a las previstas en el Fideicomiso, y en los demás Contratos de la Operación, y

b) Modificar sustancialmente los términos y condiciones del Fideicomiso de manera que pueda afectar los derechos de los Tenedores Subordinados, sin el previo consentimiento de dichos tenedores, salvo en aquellos casos que dicho Fideicomiso así lo prevea expresamente.

21.	Amortización Anticipada.
El incumplimiento con cualquier pago de intereses en cualquier Fecha de Pago de Intereses correspondiente será Causa de Incumplimiento y dará lugar a la terminación del Periodo de Revolvencia y a la amortización anticipada de los Certificados Bursátiles Preferentes. Adicionalmente, el incumplimiento con el pago de principal de los Certificados Bursátiles Preferentes en la Fecha de Amortización será Causa de Incumplimiento.

Los Eventos de Amortización Anticipada serán los estipulados en el párrafo A.7. de la Cláusula 11 del Fideicomiso. En caso de que se presente cualquiera de los eventos descritos en los incisos a), c), d), e) y f) del párrafo A.7. de la Cláusula 11 del Fideicomiso, terminará el Periodo de Revolvencia y el Fiduciario deberá proceder a la amortización anticipada de los Certificados Bursátiles Preferentes. Adicionalmente, en el supuesto de que se inicie un procedimiento involuntario de concurso mercantil o quiebra de cualquiera de los Fideicomitentes conforme a lo que se menciona en la segunda parte del inciso f) del párrafo A.7. de la Cláusula 11 del Fideicomiso, o de que se presente cualquier otro Evento de Amortización Anticipada, la asamblea de Tenedores Preferentes podrá decretar la amortización anticipada de los Certificados Bursátiles Preferentes en cuyo caso el Periodo de Revolvencia terminará.

Los Tenedores Subordinados no podrán decretar la amortización anticipada de los Certificados Subordinados a menos que la asamblea de Tenedores Preferentes hubiere decretado la amortización anticipada de los Certificados Bursátiles Preferentes. En caso de que la asamblea de Tenedores Preferentes haya decretado la amortización anticipada de los Certificados Bursátiles Preferentes se considerará que los Tenedores Subordinados han decretado la amortización anticipada de los Certificados Subordinados.

En los casos de terminación del Período de Revolvencia conforme a lo anterior, el Fiduciario Emisor deberá proceder a la amortización anticipada de los Certificados Subordinados, después de haber hecho el pago total de los Certificados Bursátiles Preferentes.

En caso de que proceda la amortización anticipada de los Certificados Bursátiles Preferentes y, una vez amortizados y pagados en su totalidad los Certificados Bursátiles Preferentes, los Tenedores Subordinados tendrán derecho a recibir el monto total de principal y los intereses devengados y no pagados de los Certificados Subordinados, hasta la fecha en que se haga la amortización anticipada total de los mismos.

22.	Garantía.	Los Certificados Subordinados estarán garantizados por Vitro, S.A. de C.V.
23	Cuenta de la Garantía.
En caso de que ocurra cualquiera de los eventos que se mencionan a continuación y el Fiduciario Emisor reciba instrucciones por escrito al efecto por parte del Administrador Maestro con copia a los Tenedores Subordinados, a los Fideicomitentes y a las Agencias Calificadoras, y siempre que los Certificados Bursátiles Preferentes estén al corriente en el pago de todas las cantidades adeudadas de capital e intereses, el Fiduciario Emisor separará del Fondo General las cantidades que le indique por escrito el Administrador Maestro y las depositará en la Cuenta de la Garantía hasta que el saldo total de dicha cuenta alcance US$1’500,000.00 (un millón quinientos mil Dólares 00/100) o su equivalente en moneda nacional, en el entendido de que en cada ocasión el Administrador Maestro deberá instruir el depósito de la mayor cantidad que se encuentre disponible en el Fondo General a efecto de alcanzar cuanto antes el saldo total indicado. Una vez que el saldo total de la Cuenta de la Garantía llegue a dicha cantidad, el Fiduciario Emisor dejará de depositar cantidad alguna en dicha cuenta. El Administrador Maestro deberá proporcionar dichas instrucciones al Fiduciario Emisor siempre que haya verificado la existencia de cualquiera de los supuestos que se mencionan a continuación, en el entendido de que el Administrador Maestro deberá proceder a realizar dicha verificación por sí mismo o cuando medie petición escrita para ello por parte de la mayoría de los Tenedores Subordinados.

Una vez que desaparezca o se subsane el evento que hubiere dado lugar al depósito de cantidades en la Cuenta de la Garantía y en los demás casos en los que así se establezca en los documentos que se hubieren celebrado con los Tenedores Subordinados, el Fiduciario Emisor podrá hacer retiros de las cantidades que se hubieren depositado en la Cuenta de la Garantía y transferirlas al Fondo General, de acuerdo con instrucciones expresas por escrito para ello por parte de la mayoría de los Tenedores Subordinados con copia al Administrador Maestro.

Los eventos a los que se refieren los párrafos anteriores son los que se describen a continuación:

a)En caso de que cualquier autoridad judicial competente determine que Vitro, S.A. de C.V. es insolvente;

b)En caso de que (A) se instituya ante cualquier autoridad judicial competente un procedimiento con el fin de (i) declarar a Vitro, S.A. de C.V. en concurso mercantil o quiebra, o (ii) nombrar un síndico, liquidador, interventor, o cualquier funcionario con funciones similares respecto de la totalidad o una parte sustancial de los bienes propiedad de Vitro, S.A. de C.V., siempre y cuando, en los dos casos antes mencionados, dicha resolución u orden no sea declarada improcedente dentro de los 60 (sesenta) días posteriores a la fecha en que dicha resolución u orden hubiere sido emitida, o (B) en caso de que Vitro, S.A. de C.V. (i) inicie de manera voluntaria cualquier procedimiento para ser declarado en concurso mercantil o quiebra, o (ii) consienta en el nombramiento de un síndico, liquidador, interventor, o cualquier funcionario con funciones similares respecto de la totalidad o una parte sustancial de los bienes propiedad de Vitro, S.A. de C.V., o (iii) lleve a cabo la cesión general de sus bienes a favor de sus acreedores;

c)En caso de que Vitro, S.A. de C.V. incumpla en el pago de cualquier adeudo por una suma principal de US$25,000,000.00 (Veinticinco Millones de Dólares 00/100) o más, y siempre y cuando haya transcurrido cualquier período para subsanar que resulte aplicable;

d)En caso de que Vitro, S.A. de C.V. incumpla con sus obligaciones financieras establecidas en la Cláusula 3.08 del “Indenture” del Bono 2013. En caso de que dicho Bono fuere pagado anticipadamente, entonces los Tenedores Subordinados y el Fiduciario Emisor deberán convenir en obligaciones financieras similares a las establecidas en el “Indenture” del Bono 2013.

e)En caso de que cualquier declaración hecha por Vitro, S.A. de C.V. en favor de cualquier Tenedor Subordinado en cualquier documentación relacionada con la Emisión o con la adquisición de los Certificados Bursátiles Subordinados resultare ser falsa en cualquier aspecto de importancia.

24.	Registro y Títulos.
1. Inscripciones. El Fiduciario Emisor mantendrá un registro total y completo que deberá mostrar: (i) el número total de Certificados Subordinados emitidos por el Fideicomiso y colocados en el extranjero por ABN AMRO Incorporated; (ii) el nombre, nacionalidad y domicilio de cada uno de los Tenedores Subordinados; (iii) todas las transmisiones de los Certificados Subordinados que le sean dadas a conocer al Fiduciario Emisor conforme al inciso 4 siguiente; (iv) cualquier cancelación de Certificados Subordinados, y (iv) una vez que los Certificados Bursátiles Preferentes sean amortizados en su totalidad, cualquier amortización o pago de los Certificados Subordinados (el “Registro de Tenedores Subordinados”).

2. Tenedores Subordinados Registrados. El Fiduciario Emisor considerará como Tenedores Subordinados a las personas que estén registradas como tenedores de dichos Certificados Subordinados en el Registro de Títulos Subordinados.

3. Registro de Transmisiones. Cualquier adquirente de un Certificado Subordinado, mediante solicitud por escrito al Fiduciario Emisor, podrá (i) solicitar que lleven a cabo los asientos necesarios en el Registro de Tenedores Subordinados a fin de reflejar la transmisión de que se trate y, en dicho caso, el Fiduciario Emisor hará los asientos correspondientes en el Registro de Tenedores Subordinados para registrar a dicho nuevo adquirente, contra la entrega de copia simple de la documentación en la que se haga constar la transmisión correspondiente, y (ii) en caso de ser necesario, que canjee el Título Subordinado y/o lo subdivida para reflejar la transmisión de Certificados Subordinados.

4. Firmas. Ningún título dará derecho a los beneficios con los que cuentan los Tenedores Subordinados, a menos que haya sido suscrito por dos representantes autorizados del Fiduciario Emisor y haya sido firmado en original. Los títulos que ostenten la firma de los representantes debidamente autorizados del Fiduciario Emisor obligarán al Fiduciario Emisor en los términos del Fideicomiso a pesar de que dichos representantes hubieren dejado de serlo antes de la entrega de dicho título.

5. Transmisiones. La propiedad de un Certificado Subordinado que esté documentado en un título, será transferida mediante la cesión y entrega de dicho Certificado Subordinado al adquirente. Conjuntamente, deberá completarse el formulario adjunto (“Assignment Form”) al final de este Certificado Subordinado, y cumplirse con la entrega de todas las opiniones legales y otras certificaciones que pueda requerir el Fiduciario Emisor para la validez de dicha cesión. Sin embargo, hasta que la transferencia de un título representativo de un Certificado Subordinado haya sido registrada en el Registro de Tenedores Subordinados, conforme a lo que se establece en el inciso 3 anterior, el Fiduciario Emisor no obstante cualquier aviso en contrario, podrá tratar al tenedor registrado de dicho Certificado Subordinado como el propietario del mismo para el ejercicio de los derechos que le correspondan.

28.	Ley Aplicable y Jurisdicción.
Los Certificados Subordinados se regirán por y se deberán interpretar de acuerdo con las leyes de los Estados Unidos Mexicanos. Los Tenedores Subordinados mediante la adquisición de Certificados Subordinados, se sujetan a la jurisdicción de los tribunales competentes ubicados en el Distrito Federal, y renuncian a cualquier fuero que por concepto de sus domicilios presentes o futuros pudiere corresponderles.

29.	Definiciones.
	“Administrador”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Administrador Maestro”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Administrador Maestro Sustituto”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Administrador Sustituto”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Álcali”	significa Industria del Álcali, S.A. de C.V.
	“Amortización Anticipada”	tiene el significado que se le atribuye a dicho término en la Sección 21 del presente Título Subordinado.
	“Causas de Incumplimiento”	tiene el significado que se le atribuye a dicho término en el Fideicomiso
“Certificados Bursátiles Preferentes”
significa los certificados bursátiles por la cantidad total de $550,000,000.00 (quinientos cincuenta millones de Pesos 00/100) al momento de su emisión, distintos a los Certificados Subordinados que el Fiduciario Emisor emitirá en cumplimiento de los fines del Fideicomiso.

	“Certificados Subordinados”	significa los 38 (treinta y ocho) certificados subordinados emitidos al amparo del presente Título Subordinado.
	“Comercializadora”	significa Comercializadora Álcali, S. de R.L. de C.V.
	“Contrato de Administración”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Contrato de Cesión”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Contrato de Colocación de Certificados Subordinados”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Contrato de Servicios Álcali”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Contrato de Servicios Comercializadora”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Contrato de Servicios Covisa”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Contratos de Servicios”	significa conjuntamente el Contrato de Servicios Covisa, el Contrato de Servicios Álcali y el Contrato de Servicios Comercializadora.
	“Contrato Maestro de Servicios Álcali”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Contrato Maestro de Servicios Comercializadora”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Contrato Maestro de Servicios Covisa”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Contratos Maestros de Servicios”	significa conjuntamente el Contrato Maestro de Servicios Covisa, el Contrato Maestro de Servicios Álcali y el Contrato Maestro de Servicios Comercializadora.
“Contratos de la Operación”
significa conjuntamente el Fideicomiso, el Contrato de Cesión, el Contrato de Administración, los Contratos Maestros de Servicios, los Contratos de Servicios, los Sub-Contratos de Servicios y los Contratos de Colocación.

	“Covisa”	significa Compañía Vidriera, S.A. de C.V.
	“Cuenta de la Garantía”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Cuentas y Fondos del Fideicomiso”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Derechos al Cobro”	significa conjuntamente los Derechos al Cobro Álcali, los Derechos al Cobro Covisa y los Derechos al Cobro Comercializadora.
	“Derechos al Cobro Álcali”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Derechos al Cobro Cedidos”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Derechos al Cobro Comercializadora”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Derechos al Cobro Covisa”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
“Día Hábil”
significa cualquier día en el cual los bancos comerciales no estén autorizados u obligados a cerrar tanto en la Ciudad de Nueva York, Estados Unidos Mexicanos, como en el Distrito Federal, Estados Unidos Mexicanos.

	“Dólar”, y el signo “US$”,	significa la moneda de curso legal en los Estados Unidos de América.
	“Emisión”	significa la emisión de Certificados Subordinados que ampara el presente Título Subordinado.
	“Eventos de Amortización Anticipada”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Fecha de Amortización de Principal”	tiene el significado que se le atribuye a dicho término en la Sección 10 del presente Título Subordinado.
	“Fecha de Emisión”	significa el 31 de marzo de 2005.
	“Fecha de Amortización”	tiene el significado que se le atribuye a dicho término en la Sección 5 del presente Título Subordinado.
	“Fecha Esperada de Prepago”	tiene el significado que se le atribuye a dicho término en la Sección 5 del presente Título Subordinado.
“Fideicomiso”
significa el Contrato de Fideicomiso Irrevocable de Emisión, Administración y Pago No. F/251 de fecha [*] de 22 de marzo de 2005, celebrado entre el Fiduciario Emisor, en su calidad de fiduciario, Covisa, Álcali y Comercializadora, en su calidad de Fideicomitentes y el Representante Común.

	“Fideicomitentes”	Significa conjuntamente Covisa, Álcali y Comercializadora o sus causahabientes y cesionarios permitidos, en calidad de fideicomitentes del Fideicomiso.
	“Fiduciario Emisor”	significa ABN AMRO Bank (México), S.A. Institución de Banca Múltiple, División Fiduciaria, o cualquier sucesor del mismo.
	“Fondo de Mantenimiento de la Emisión”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Gastos de Emisión”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Gastos de Mantenimiento de la Emisión”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Intermediario Colocador”	significa ABN AMRO Incorporated, en carácter de intermediario colocador de acuerdo con el Contrato de Colocación de Certificados Subordinados, o cualquier sucesor del mismo.
	“Patrimonio del Fideicomiso”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Periodo de Revolvencia”	tiene el significado que se le atribuye a dicho término en el la Sección 6 del presente Título Subordinado.
	“Plazo de la Emisión”	tiene el significado que se le atribuye a dicho término en el la Sección 5 del presente Título Subordinado.
	“Sub-Administrador”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Sub-Administrador Sustituto”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Sub-Contrato de Servicios Álcali”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Sub-Contrato de Servicios Covisa”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Sub-Contrato de Servicios Comercializadora”	tiene el significado que se le atribuye a dicho término en el Fideicomiso.
	“Sub-Contratos de Servicios”	significa conjuntamente el Sub-Contrato de Servicios Álcali, el Sub-Contrato de Servicios Covisa y el Sub-Contrato de Servicios Comercializadora.
	“Tasa de Interés”	tiene el significado que se le atribuye a dicho término en el la Sección 11 del presente Título Subordinado.
	“Tenedor Preferente”	significa cualquier persona que en cualquier momento sea legítima titular de uno o más de los Certificados Bursátiles Preferentes emitidos al amparo del Fideicomiso.

“Tenedor Subordinado”	significa cualquier persona que en cualquier momento sea legítima titular de uno o más de los Certificados Subordinados emitidos al amparo del presente Título Subordinado.
“Título Subordinado”	significa el presente Título de Certificados Subordinados.

Ciudad de México, México, 31 de marzo de 2005.

ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria _______________________________ Arturo Fernández García Delegado Fiduciario	ABN AMRO Bank (México), S.A., Institución de Banca Múltiple, División Fiduciaria _______________________________ Horacio Flores Rodríguez Delegado Fiduciario

ANEXO “A”

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:_______________	Your Signature:_______________________

Sign exactly as your name appears on the Registry of the Trustee.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuing Trust, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	ÿ☐	to the Issuing Trust; or
(2)	ÿ☐
inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	ÿ☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933:
(4)	☐ÿ
to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that is purchasing Securities in a minimum principal amount of $250,000 and that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee);

(5)	ÿ☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933; or
(6)	ÿ☐	to a nominee of the undersigned or from one nominee of the undersigned to another not in a change of registered ownership not involving any change in beneficial ownership.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:	_____________________	________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee		Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuing Trust as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________________  ______________________________________
NOTICE: To be executed by an
executive officer